Exhibit 10.17

EXECUTION VERSION

Published CUSIP Number:  83545FAN4

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

Dated as of November 30, 2016

among

SONIC AUTOMOTIVE, INC.,

as the Used Vehicle Borrower,

CERTAIN OF ITS SUBSIDIARIES,
as New Vehicle Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, New Vehicle Swing Line Lender and
Used Vehicle Swing Line Lender,

BANK OF AMERICA, N.A.,

as Revolving Administrative Agent

(in the capacity as collateral agent),

JPMorgan Chase Bank, N.A.
as Syndication Agent,

U.S. Bank National Association

and

Wells Fargo Bank, N.A.
as Co-Documentation Agents,

THE OTHER LENDERS PARTY HERETO

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Lead Arranger and Sole Bookrunner

SectionPage

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS1
1.01	Assignments and Allocations; Amendment and Restatement1
1.02	Defined Terms3
1.03	Other Interpretive Provisions45
1.04	Accounting Terms45
1.05	Rounding47
1.06	Times of Day47
1.07	Rates47
ARTICLE II.	THE COMMITMENTS AND CREDIT EXTENSIONS47
2.01	New Vehicle Floorplan Committed Loans47
2.02	Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans48
2.03	New Vehicle Floorplan Swing Line Loan49
2.04	New Vehicle Floorplan Overdrafts54
2.05	Electronic Processing55
2.06	Used Vehicle Floorplan Committed Loans56
2.07	Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans56
2.08	Used Vehicle Floorplan Swing Line Loans57
2.09	Prepayments61
2.10	Termination, Reduction or Conversion of Commitments63
2.11	Repayment of Loans65
2.12	Interest67
2.13	Fees68
2.14	Computation of Interest and Fees69
2.15	Evidence of Debt69
2.16	Payments Generally; Administrative Agent’s Clawback69
2.17	Sharing of Payments by Lenders71
2.18	Increase in Commitments72
2.19	New Vehicle Borrowers74
2.20	Cash Collateral and Other Credit Support76
2.21	Defaulting Lenders 77

SectionPage

ARTICLE IIA.	SECURITY79
2A.01.	Security79
2A.02.	Further Assurances79
2A.03.	Information Regarding Collateral80
ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY80
3.01	Taxes80
3.02	Illegality85
3.03	Inability to Determine Rates86
3.04	Increased Costs; Reserves on Eurodollar Rate Loans87
3.05	Mitigation Obligations; Replacement of Lenders88
3.06	Survival89
ARTICLE IV.	CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT89
4.01	Amendment and Restatement89
4.02	Conditions to all Borrowings92
4.03	Conditions to all New Vehicle Floorplan Borrowings pursuant to a Payment Commitment or a Payoff Letter Commitment93
ARTICLE V.	REPRESENTATIONS AND WARRANTIES94
5.01	Existence, Qualification and Power; Compliance with Laws94
5.02	Authorization; No Contravention94
5.03	Governmental Authorization; Other Consents94
5.04	Binding Effect95
5.05	Financial Statements; No Material Adverse Effect; No Internal Control Event95
5.06	Litigation95
5.07	No Default96
5.08	Ownership of Property; Liens96
5.09	Environmental Compliance96
5.10	Insurance96
5.11	Taxes96
5.12	ERISA Compliance97
5.13	Subsidiaries; Equity Interests97
5.14	Margin Regulations; Investment Company Act98

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5.15	Disclosure98
5.16	Compliance with Laws98
5.17	Intellectual Property; Licenses, Etc98
5.18	Books and Records99
5.19	Franchise Agreements and Framework Agreements99
5.20	Collateral99
5.21	Solvency99
5.22	Labor Matters99
5.23	Acquisitions100
5.24	Real Estate Indebtedness100
5.25	Service Loaner Vehicles100
5.26	Permitted Third Party Service Loaner Indebtedness100
5.27	OFAC100
5.28	Anti-Corruption Laws100
5.29	EEA Financial Institutions100
5.30	Taxpayer Identification Number100
ARTICLE VI.	AFFIRMATIVE COVENANTS101
6.01	Financial Statements101
6.02	Certificates; Other Information104
6.03	Notices107
6.04	Payment of Obligations109
6.05	Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation109
6.06	Maintenance of Properties; Repairs109
6.07	Maintenance of Insurance109
6.08	Compliance with Laws and Contractual Obligations110
6.09	Books and Records110
6.10	Inspection Rights110
6.11	Use of Proceeds110
6.12	Floorplan Audits111
6.13	Location of Vehicles111
6.14	Additional Subsidiaries111

SectionPage

6.15	Further Assurances112
6.16	Landlord Waivers112
6.17	Notices regarding Indebtedness113
6.18	Joinder of Additional Silo Lenders113
6.19	Deposit Accounts113
6.20	Anti-Corruption Laws113
ARTICLE VII.	NEGATIVE COVENANTS113
7.01	Liens113
7.02	Investments115
7.03	Indebtedness116
7.04	Fundamental Changes117
7.05	Dispositions118
7.06	Restricted Payments119
7.07	Change in Nature of Business120
7.08	Transactions with Affiliates120
7.09	Burdensome Agreements120
7.10	Use of Proceeds120
7.11	Financial Covenants121
7.12	Acquisitions121
7.13	Used Vehicle Borrowing Base122
7.14	Amendments of Certain Indebtedness122
7.15	Prepayments, etc. of Certain Indebtedness122
7.16	Silo Subsidiaries122
7.17	Dual Subsidiaries122
7.18	[Intentionally Omitted.]123
7.19	Disposition of Subsidiary or Franchise123
7.20	Additional Credit Support Documentation123
7.21	Perfection of Deposit Accounts123
7.22	Sanctions123
7.23	Certain Service Loaner Vehicles124
7.24	Anti-Corruption Laws124
7.25	Post-Closing Deliveries124

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ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES124
8.01	Used Vehicle Events of Default124
8.02	Remedies Upon Used Vehicle Event of Default127
8.03	New Vehicle Events of Default128
8.04	Remedies Upon New Vehicle Event of Default130
8.05	Overdrawing of New Vehicle Floorplan Loans132
8.06	Application of Funds132
ARTICLE IX.	ADMINISTRATIVE AGENT134
9.01	Appointment and Authority134
9.02	Rights as a Lender134
9.03	Exculpatory Provisions135
9.04	Reliance by Administrative Agent and Revolving Administrative Agent136
9.05	Delegation of Duties136
9.06	Resignation of Administrative Agent136
9.07	Non-Reliance on Administrative Agent and Other Lenders138
9.08	No Other Duties, Etc138
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding138
9.10	Collateral and Guaranty Matters140
9.11	Collateral142
ARTICLE X.	MISCELLANEOUS142
10.01	Amendments, Etc142
10.02	Notices; Effectiveness; Electronic Communication144
10.03	No Waiver; Cumulative Remedies; Enforcement147
10.04	Expenses; Indemnity; Damage Waiver147
10.05	Payments Set Aside150
10.06	Successors and Assigns150
10.07	Treatment of Certain Information; Confidentiality156
10.08	Right of Setoff157
10.09	Interest Rate Limitation157
10.10	Counterparts; Integration; Effectiveness157
10.11	Survival of Representations and Warranties158
10.12	Severability158

v

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10.13	Replacement of Lenders158
10.14	Governing Law; Jurisdiction; Etc159
10.15	Waiver of Jury Trial160
10.16	USA PATRIOT Act Notice160
10.17	Designated Senior Indebtedness161
10.18	No Advisory or Fiduciary Responsibility161
10.19	Electronic Execution of Assignments and Certain Other Documents161
10.20	Acknowledgment and Consent to Bail-In of EEA Financial Institutions162

SIGNATURESS-1

SCHEDULES

Schedule 1.01ASilo Subsidiaries

Schedule 1.01BDual Subsidiaries

Schedule 1.01CCertain ERISA Information

Schedule 2.01ACommitments and Applicable Percentages

Schedule 2A.03(a)Information Regarding Collateral

Schedule 4.01 Good Standing Jurisdictions and Foreign Qualifications

Schedule 5.05Certain Indebtedness

Schedule 5.06Litigation

Schedule 5.13Subsidiaries; Other Equity Investments

Schedule 5.19Franchise and Framework Agreements

Schedule 6.13Location of Vehicles

Schedule 7.01Existing Liens

Schedule 7.03Existing Indebtedness

Schedule 7.25Post-Closing Deliveries

Schedule 10.02Administrative Agent’s Office; Certain Addresses for Notices;

Tax Identification Number

EXHIBITS

Form of

Exhibit A-1New Vehicle Floorplan Committed Loan Notice

Exhibit A-2	Used Vehicle Floorplan Committed Loan Notice
Exhibit B-1(a)	New Vehicle Floorplan Swing Line Loan Notice (Borrowing)
Exhibit B-1(b)	New Vehicle Floorplan Swing Line Loan Notice (Conversion)
Exhibit B-2	Used Vehicle Floorplan Swing Line Loan Notice
Exhibit C	Note
Exhibit D	Assignment and Assumption
Exhibit E	Third Amended and Restated Company Guaranty
Exhibit F	Third Amended and Restated Subsidiary Guaranty
Exhibit G	Compliance Certificate
Exhibit H	Floorplan Joinder Agreement
Exhibit I	Used Vehicle Borrowing Base Certificate
Exhibit J	Fourth Amended and Restated Security Agreement
Exhibit K	New Vehicle Borrower Notice
Exhibit L	Opinion Matters
Exhibit M	Master Intercreditor Agreement
Exhibit N	Forms of U.S. Tax Compliance Certificates
Exhibit O	Conversion Notice
Exhibit P	Notice of Loan Prepayment

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED SYNDICATED NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT (“Agreement”) is entered into as of November 30, 2016, among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (each a “New Vehicle Borrower”, and together with the Company, the “Borrowers” and each individually a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and BANK OF AMERICA, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties referenced below).

The Company, certain Subsidiaries of the Company party thereto, certain of the Lenders (the “Existing Lenders”) and the Administrative Agent entered into that certain Second Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated as of July 23, 2014, (as amended, supplemented or otherwise modified prior to (but excluding) the date hereof, the “Existing Credit Agreement”), pursuant to which certain of the Existing Lenders agreed to make a revolving new vehicle floorplan facility and a revolving used vehicle floorplan facility available to certain of the Borrowers in accordance with the terms thereof.

The Company has requested that the Lenders amend and restate the Existing Credit Agreement in order to continue to provide a revolving credit facility and extend the maturity thereof and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01Assignments and Allocations; Amendment and Restatement.

(a)Simultaneously with the Closing Date, the parties hereby agree that (i) the initial New Vehicle Floorplan Commitments are $800,000,000, the initial New Vehicle Floorplan Commitment of each of the New Vehicle Floorplan Lenders hereunder shall be as set forth in Schedule 2.01A, the outstanding amount of the New Vehicle Floorplan Loans (as defined in and under the Existing Credit Agreement, without giving effect to any New Vehicle Floorplan Borrowings of New Vehicle Floorplan Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such New Vehicle Floorplan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the New Vehicle Floorplan Lenders and from each New Vehicle Floorplan Lender to each other New Vehicle Floorplan Lender (including from New Vehicle Floorplan Lenders who increase or reduce their New Vehicle Floorplan Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and

Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (ii) the initial Used Vehicle Floorplan Commitments are $215,000,000, the initial Used Vehicle Floorplan Commitment of each of the Used Vehicle Floorplan Lenders hereunder shall be as set forth in Schedule 2.01A, the outstanding amount of the Used Vehicle Floorplan Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Used Vehicle Floorplan Borrowings of Used Vehicle Floorplan Loans under this Agreement on the Closing Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Used Vehicle Floorplan Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Used Vehicle Floorplan Lenders and from each Used Vehicle Floorplan Lender to each other Used Vehicle Floorplan Lender (including from Used Vehicle Floorplan Lenders who increase or reduce their Used Vehicle Floorplan Commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments, shall be, or shall be required to be, executed in connection with such assignments (all of which requirements are hereby waived), (iii) the New Vehicle Floorplan Swing Line (as defined under the Existing Credit Agreement) shall continue as the new vehicle swing line subfacility hereunder, with the New Vehicle Floorplan Swing Line Sublimit set out herein, and the New Vehicle Floorplan Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be New Vehicle Floorplan Swing Line Borrowings hereunder and (iv) the Used Vehicle Floorplan Swing Line (as defined under the Existing Credit Agreement) shall continue as the used vehicle swing line subfacility hereunder, with the Used Vehicle Floorplan Swing Line Sublimit set out herein, and the Used Vehicle Floorplan Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be Used Vehicle Floorplan Swing Line Borrowings hereunder.

(b)On the Closing Date, the applicable Lenders shall make full or net cash settlement with one another and with any lender under the Existing Credit Agreement that may not be a Lender under this Agreement, in each case through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of the Outstanding Amount of all Loans.

(c)The Borrowers, each Guarantor, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement that in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders, in any of their respective capacities, and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(d)Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.01, and certain of the related “Loan Documents” as defined in the Existing Credit Agreement (the “Prior Loan Documents”), (i) after giving effect to any repayments, commitment reductions and commitment terminations on the date hereof, all of the indebtedness, liabilities and obligations owing by any Borrower (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and other Prior Loan Documents shall continue as Obligations hereunder, as amended, supplemented or otherwise modified by the terms of this Agreement, (ii) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers (as defined in the Existing Credit Agreement) and the Guarantors (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any Prior Loan Document and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents, and (iii) certain of the Prior Loan Documents will remain in full force and effect, as set forth in this Agreement or in such Prior Loan Document.  Upon the effectiveness of this Agreement, all Loans (as defined in the Existing Credit Agreement) owing by any Borrower (as defined in the Existing Credit Agreement) and outstanding under the Existing Credit Agreement shall continue as Loans hereunder subject to the terms hereof.  Loans which are Base Rate Loans, each as defined and outstanding under the Existing Credit Agreement on the Closing Date, shall continue to accrue interest at the Base Rate hereunder, and Loans which are Eurodollar Rate Loans, each as defined and outstanding under the Existing Credit Agreement on the Closing Date, shall continue to accrue interest at the Eurodollar Rate hereunder; provided, that, on and after the Closing Date, the margin applicable to any Loan hereunder shall be as set forth in the definition of Applicable Rate below, without regard to any margin applicable thereto under the Existing Credit Agreement prior to the Closing Date.  All accrued but unpaid interest and fees owing under the Existing Credit Agreement as of the date hereof shall be repaid on the date hereof at the applicable rates set forth in the Existing Credit Agreement.

1.02Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.

“Acquisition Arrangement” has the meaning specified in Section 7.12.

“Additional Unsecured Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of  the Company on an unsecured basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date, and (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (B) all other requirements set forth in Section 7.03(l) shall have been met.

“Additional Unsecured Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Additional Unsecured Indebtedness, provided, however, that “Additional Unsecured Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Additional Unsecured Indebtedness with new or additional Additional Unsecured Indebtedness.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, collectively, the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments.

“Aggregate New Vehicle Floorplan Commitments” means the New Vehicle Floorplan Commitments of all the New Vehicle Floorplan Lenders.

“Aggregate Used Vehicle Floorplan Commitments” means the Used Vehicle Floorplan Commitments of all the Used Vehicle Floorplan Lenders.

“Agreement” means this Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement.

“Applicable Facility” means the New Vehicle Floorplan Facility or the Used Vehicle Floorplan Facility, as applicable.

“Applicable New Vehicle Floorplan Percentage” means with respect to any New Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate New Vehicle Floorplan Commitments represented by such Lender’s New Vehicle

Floorplan Commitment at such time, subject to adjustment as provided in Section 2.21.  If the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans have been terminated pursuant to Section 8.04 or if the Aggregate New Vehicle Floorplan Commitments have expired, then the Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender shall be determined based on the Applicable New Vehicle Floorplan Percentage of such New Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable New Vehicle Floorplan Percentage of each New Vehicle Floorplan Lender is set forth opposite the name of such New Vehicle Floorplan Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such New Vehicle Floorplan Lender becomes a party hereto, as applicable.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.21.  If the commitment of each Lender under an Applicable Facility to make Loans under such Applicable Facility has been terminated pursuant to Section 8.02 or Section 8.04 or if the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, as applicable, have expired, then for the purposes of determining the Applicable Percentage of any Lender, the Commitment of such Lender under such Applicable Facility shall be calculated in accordance with the second sentence of the definition of “Applicable New Vehicle Floorplan Percentage” or “Applicable Used Vehicle Floorplan Percentage”, as the case may be.

“Applicable Rate” means, from time to time, the following percentages per annum:

Applicable Rate

Commitment Fee on New Vehicle Floorplan Facility	Commitment Fee on Used Vehicle Floorplan Facility	Eurodollar Rate Loans + (for New Vehicle Floorplan Facility)	Base Rate Loans + (for New Vehicle Floorplan Facility)	Eurodollar Rate Loans + (for Used Vehicle Floorplan Facility)	Base Rate Loans + (for Used Vehicle Floorplan Facility)
0.15%	0.15%	1.25%	0.25%	1.50%	0.50%

“Applicable Used Vehicle Floorplan Percentage” means with respect to any Used Vehicle Floorplan Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Used Vehicle Floorplan Commitments represented by such Lender’s Used Vehicle Floorplan Commitment at such time, subject to adjustment as provided in Section 2.21.  If the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans has been terminated pursuant to Section 8.02 or if the Aggregate Used Vehicle Floorplan Commitments have expired, then the Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender shall be determined based on the Applicable Used Vehicle Floorplan Percentage of such Used Vehicle Floorplan Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Used Vehicle Floorplan Percentage of each Used Vehicle Floorplan Lender is set forth opposite the name of such Used Vehicle Floorplan Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Used Vehicle Floorplan Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Autoborrow Advance” shall have the meaning specified in Section 2.08(b).

“Autoborrow Agreement” shall have the meaning specified in Section 2.08(b).

“Automatic Debit Date” means the fifth day of a calendar month, provided that if such day is not a Business Day, the respective Automatic Debit Date shall be the next succeeding Business Day.

“Availability Period” means:

(a) in the case of the New Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.10 and (iii) the date of termination of the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans pursuant to Section 8.04, and

(b) in the case of the Used Vehicle Floorplan Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Used Vehicle Floorplan Commitments pursuant to Section 2.10 and (iii) the date of termination of the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Letter” means the letter agreement, dated October 20, 2016, among the Company, the Administrative Agent and the Arranger.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require, that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a New Vehicle Floorplan Borrowing or a Used Vehicle Floorplan Borrowing, as the context may require.

“Builder Basket Amount” means, as of any date of determination, with respect to any Restricted Payment or any Subordinated Indebtedness Prepayment, the sum of:

(A)	$110,000,000; plus

(B)

50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning September 30, 2016 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such Restricted Payment or Subordinated Indebtedness Prepayment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss; plus

(C)

100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below) (and excluding the net cash proceeds and the fair market value of assets other than cash received from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(D)

100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the net cash proceeds and the fair market value of assets other than cash received from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(E)

100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after September 30, 2016, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of net cash proceeds and the fair market value of assets other than cash received from their original issuance (and excluding the net cash proceeds and the fair market value of assets other than cash received from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus

(F)

in the case of the disposition or repayment of any Specified Investment made after September 30, 2016, and on or prior to such date of determination, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i)

the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Buyer Notes” means those promissory notes received by the Company or any Subsidiary as partial or full payment consideration for Dispositions of vehicle dealerships, associated  dealership real estate or related businesses, or Dispositions of Subsidiaries, by the Company or such Subsidiary to the obligors of such promissory notes.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the date of this Agreement, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable) and the Lenders, as collateral for Obligations in respect of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial, O. Bruton Smith or B. Scott Smith; (ii) any spouse or immediate family member of O. Bruton Smith and B. Scott Smith (collectively with O. Bruton Smith and B. Scott Smith, a “Smith Family Member”); or (iii)  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (the persons and entities in “i”, “ii”, and “iii” being referred to, collectively and individually, as the “Smith Group”) so long as in the case of clauses (ii) and (iii) O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)

during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)

any Person or two or more Persons (excluding members of the Smith Group so long as O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such equity securities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
(d)

the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.

“Closing Date” means November 30, 2016.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Revolving Administrative Agent, on behalf of the Secured Parties, is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

“Commitment” means, as to each Lender, the New Vehicle Floorplan Commitment and Used Vehicle Floorplan Commitment of such Lender.

“Committed Borrowing” means a New Vehicle Committed Borrowing or a Used Vehicle Committed Borrowing, as the context may require.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means that certain Third Amended and Restated Company Guaranty Agreement executed by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, as supplemented, amended, or modified from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date (but excluding in any event (i) any long-term assets of discontinued operations held for sale, other than such assets which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a Person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to Dispose of within 60 days of such date of determination and (ii) any Investment described in Section 7.02(i)).

“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.

“Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net

Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) charges against income for foreign, Federal, state and local income taxes, (iii) depreciation expense, (iv) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (v) non-cash charges, (vi) all extraordinary losses, (vii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), (viii) Consolidated Rental Expense, and (ix) non-cash lease termination charges, net of any amortization of such charges, minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period (excluding any interest expense not payable in cash and not payable as a result of any default), plus (b) Consolidated Principal Payments for such period, plus (c) Consolidated Rental Expenses for such period, plus (d) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, plus (e) dividends and distributions paid in cash by the Company and its Subsidiaries on a consolidated basis during such period,  minus (f) cash refunds of Federal, state, local and foreign income taxes received by the Company and its Subsidiaries on a consolidated basis during such period.  The calculation of “Consolidated Fixed Charges” is further described in Section 1.04(d).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $100,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets (excluding Temporary Excess Cash) plus the Revolving Facility Liquidity Amount (as defined in the Revolving Credit Agreement on the date hereof) to (b) the sum of (i) Consolidated Current Liabilities (but excluding, without duplication and only to the extent such amounts would otherwise have been included in this clause (b)(i), (A) such Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full, other than any such holder put right, balloon, bullet or final payment which is due within ninety (90) days following such date of determination, and (B) any Temporary Indebtedness) plus (ii) without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements.

“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period.

“Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal and amortization of the Company and its Subsidiaries in connection with Indebtedness for money borrowed (including Permitted Real Estate Indebtedness) or in connection with the deferred purchase price of assets which payments are made or are required to be made during such period, in each case to the extent treated as principal in accordance with GAAP (other than any balloon, bullet or similar final scheduled principal payment that repays such Indebtedness in full).  It is acknowledged that payments permitted under Section 7.15 shall not be deemed to be scheduled payments of principal for purposes of determining “Consolidated Principal Payments”.

“Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable in cash by the Company and its Subsidiaries with respect to leases of real and personal property  (excluding capital lease obligations) determined in accordance with GAAP for such period (subject to Section 1.04(b)).

“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Outstanding Indebtedness (excluding (v) Indebtedness under the New Vehicle Floorplan Facility, (w) Permitted Silo Indebtedness for New Vehicle or Used Vehicle inventory, (x) Indebtedness under the Used Vehicle Floorplan Facility, (y) Temporary Indebtedness and (z) Permitted Third Party Service Loaner Indebtedness) as of such date minus (ii) the aggregate amount as of the date of determination of unrestricted domestic cash held in (x) accounts on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and such cash is not subject to any Lien and (y) accounts established with Silo Lenders, if any, as an offset to floor plan notes payable that are reflected on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof is not prohibited or restricted by law or any contract to which any such Person is a party and is not subject to any Lien; provided that the aggregate amount of cash under clauses (x) and (y) for purposes of this calculation shall in no event exceed $50,000,000 at any time, plus (iii) eight (8) times Consolidated Rental Expense for the period of four fiscal quarters most recently ended (excluding Consolidated Rental Expense relating to any real property acquired during the period of four fiscal quarters most recently ended but including as Consolidated Rental Expense the “rental payments” for any real property Disposed of and leased back to the Company or its Subsidiaries during the period of four fiscal quarters most recently ended as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR for the period of four fiscal quarters most recently ended.

“Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Notice” means a notice from the Company delivered pursuant to Section 2.10 requesting that (a) any portion of the Aggregate New Vehicle Floorplan Commitments be converted into Aggregate Used Vehicle Floorplan Commitments, (b) any portion of the Aggregate Used Vehicle Floorplan Commitments be converted into Aggregate New Vehicle Floorplan Commitments, (c) any portion of  Floorplan Commitments  converted from Aggregate New Vehicle Floorplan Commitments be restored to Aggregate New Vehicle Floorplan Commitments, or (c) any portion of  Floorplan Commitments  converted from Aggregate Used Vehicle Floorplan Commitments be restored to Aggregate New Vehicle Floorplan Commitments, as applicable, which notice, in each case, shall be substantially in the form of Exhibit O.

“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication):  (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition; provided that (x) the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, (y) to the extent such Acquisition (or any other Acquisition or proposed Acquisition included in the calculation of any threshold set forth in Section 6.14 or 7.12) includes the purchase or leasing of any real property, the consideration attributable to such real property shall be excluded from the calculation of Cost of Acquisition, and (z) amounts under clause (iv) above shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $5,000,000 in the aggregate (each such determination for each applicable year of earnouts and other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition).  For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Floored” means, with respect to each New Vehicle, the date a New Vehicle Floorplan Borrowing is deemed to be made by a New Vehicle Floorplan Lender, including the New Vehicle Swing Line Lender, under the New Vehicle Floorplan Facility.

“Default” means any event or condition that constitutes a New Vehicle Event of Default or a Used Vehicle Event of Default or that, with the giving of any notice, the passage of time, or both, would be a New Vehicle Event of Default or a Used Vehicle Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder including in respect of its Loans hereunder or participations in  respect of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, or has failed to perform any of its funding obligations under the Revolving Credit Agreement including in respect of its Revolving Facility Loans (as defined in the Revolving Credit Agreement) thereunder, in each case within three Business Days of the date required to be funded by it hereunder or thereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (b) has notified any Borrower or the Administrative Agent that it does not intend to comply with any such funding obligations or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) with respect to its funding obligations hereunder, thereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent, that it will comply with such funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, a custodian appointed for it, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender and each other Lender promptly following such determination.

“Demonstrator” means a New Vehicle that (i) has not been previously titled (other than to a New Vehicle Borrower in accordance with applicable law), (ii) is the then current model year or last model year, (iii) has an odometer reading of less than 7500 miles and (iv) is designated by the applicable New Vehicle Borrower as such.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Deliveries” has the meaning specified in Section 6.02(c).

“Dollar” and “$” mean lawful money of the United States.

“Dual Subsidiary” means a Subsidiary which (i) operates more than one franchised vehicle dealership and (ii) has entered into separate floorplan financing arrangements with either (A) more than one Silo Lender or (B) the Lenders and at least one Silo Lender.  The Dual Subsidiaries as of the Closing Date are set forth on Schedule 1.01B.  The Company may designate other Subsidiaries as Dual Subsidiaries from time to time in accordance with Sections 2.19(e) and 7.17.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Used Vehicle Inventory” means Inventory of any Grantor consisting of Used Vehicles that (a) in the case of all such Used Vehicles, are subject to a perfected, first priority Lien in favor of the Revolving Administrative Agent for the benefit of the Secured Parties pursuant to the Security Instruments, free from any other Lien other than those acceptable to the Administrative Agent in its discretion, (b) are properly titled in such Grantor’s name or the certificates of title for such Used Vehicles are endorsed in blank by the prior owners and such Grantor physically holds such certificates of title (or such Grantor has, in accordance with its standard policies and procedures, initiated the process by which the requirements of this clause (b) will be satisfied) and (c) are held for sale and located at such Grantor’s dealership facilities (except as set forth in Section 6.13), and with respect to such leased facilities, the Administrative Agent or Revolving Administrative Agent has received a Landlord Waiver if requested by the Administrative Agent; provided that in no event shall any Used Vehicles of any Dual Subsidiary which receives Permitted Silo Indebtedness from a Silo Lender be considered “Eligible Used Vehicle Inventory” or otherwise included in the Used Vehicle Borrowing Base.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in either case that has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (ii) in all other cases, $1,000,000; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan, Multiemployer Plan or Multiple Employer Plan; (f) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of any Borrower or any ERISA Affiliate; (g) except as set forth on Schedule 1.01C, the determination that any Pension Plan, Multiemployer Plan or Multiple Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  any Borrower or any ERISA Affiliate in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (ii) in all other cases, $1,000,000.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means,

(a)

for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)

for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

A Loan bearing interest at the Eurodollar Rate may be (a) borrowed on a day other than the first day of the applicable Interest Period and (b) repaid or converted to a different Type of Loan on a day other than the last day of an Interest Period without giving rise to any additional payment for “break funding” losses.

“Eurodollar Rate Committed Loan” means a New Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Committed Loan, as the context may require, that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a New Vehicle Floorplan Swing Line Loan or a Used Vehicle Floorplan Swing Line Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” means either a New Vehicle Event of Default or a Used Vehicle Event of Default.

“Excluded Investment” means (i) any Investment in the Company, any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (ii) Indebtedness of the Company owing to a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary owing to another Restricted Subsidiary, or guarantees by a Restricted Subsidiary of the Indenture Notes; (iii) Investments in any of the Indenture Notes; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted by any Indenture to the extent such Investments are non-cash proceeds; (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary; (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (ix) Investments in existence on May 9, 2013; (x) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xi) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the net cash proceeds received by the Company after the date of this Agreement from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 10 days of the receipt thereof; (xii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xiii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; (xiv) items described in clause (c) of the definition of “Investment”; and (xv) in addition to the Investments described in clauses (i) through (xiv) above, Investments in an amount not to exceed the greater of (a) $25.0 million and (b) 1% of the Company’s consolidated tangible assets in the aggregate at any one time outstanding.

“Excluded Real Estate Collateral” shall mean Eligible Borrowing Base Real Estate (as such term is defined in the Revolving Credit Agreement), and any related contracts, real property rights, fixtures, or proceeds thereof located at, attached to, or relating to any Eligible Borrowing Base Real Estate.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Company and the other Borrowers shall have permanently terminated the credit facilities under the Loan Documents by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon; (b) all Commitments shall have terminated or expired; and (c) the Company and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their respective Obligations and liabilities arising under the Loan Documents, (except for future obligations consisting of continuing indemnities and other contingent Obligations of the Company or any Loan Party that may be owing to the Administrative Agent, the Revolving Administrative Agent, any of their respective Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of this Agreement or any other Loan Document).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fleet Vehicle” means one of a large group of New Vehicles sold to a Person (e.g., a rental car agency) which purchases in excess of ten (10) Vehicles per purchase contract for commercial use.

“Flood Hazard Property” means any real property with respect to which the Administrative Agent requests a flood hazard determination in its sole discretion and which is determined to be in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Lenders: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such real property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lenders and naming the Administrative Agent as loss payee on behalf of the Lenders; and (c) property level information sufficient for the Lenders to determine the adequacy of flood insurance.

“Floorplan On-line System” has the meaning set forth in Section 2.05.

“Foreign Lender” means (a) with respect to any Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to any Borrower that is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Person” means any Person that is organized under the laws of any jurisdiction other than the District of Columbia or any of the states of the United States.

“Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.

“Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the New Vehicle Swing Line Lender, such Defaulting Lender’s Applicable Percentage of New Vehicle Floorplan Swing Line Loans other than New Vehicle Floorplan Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.21(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the New Vehicle Swing Line Lender shall have been provided in accordance with Section 2.20, and (b) with respect to the Used Vehicle Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Used Vehicle Floorplan Swing Line Loans other than Used Vehicle Floorplan Swing Line Loans as to which (i) such Defaulting Lender’s participation obligation has been reallocated pursuant to Section 2.21(a)(iv), or (ii) Cash Collateral or other credit support acceptable to the Used Vehicle Swing Line Lender shall have been provided in accordance with Section 2.20.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” has the meaning specified in Section 2A.03.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Company Guaranty and the Subsidiary Guaranty.

“Guarantors” means, collectively, (a) the Company and (b) the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)	all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)	net obligations of such Person under any Swap Contract;
(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	capital leases and Synthetic Lease Obligations;
(g)

all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indentures” means, individually or collectively as the context may require, the 2013-5.0% Indenture or the 2012-7.0% Indenture.

“Indenture Notes” means, individually or collectively as the context may require, the 2013-5.0% Indenture Notes or the 2012-7.0% Indenture Notes.

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means the Automatic Debit Date of each calendar month.

“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given such term in Section 9-102 of the UCC.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means each Floorplan Joinder Agreement, substantially in the form of Exhibit H, executed and delivered by a Subsidiary or any other Person to the Administrative

Agent and the Revolving Administrative Agent, for the benefit of the Secured Parties, pursuant to Section 6.14.

“Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement executed by the landlord of such leasehold interest, in each case in form and substance satisfactory to the Administrative Agent.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a New Vehicle Floorplan Loan or a Used Vehicle Floorplan Loan, as the context may require.

“Loan Documents” means, collectively, this Agreement, each Note, each Payment Commitment, the Security Agreement, each Joinder Agreement, each other Security Instrument, each Guaranty, the Bank of America Letter, any Autoborrow Agreement and any agreement creating or perfecting rights in Cash Collateral or other credit support pursuant to the provisions of Section 2.20 of this Agreement.

“Loan Parties” means, collectively, the Company, each New Vehicle Borrower, each Guarantor, each party executing the Security Agreement as a “Floorplan Subsidiary Grantor”  and each Person (other than the Administrative Agent, the Revolving Administrative Agent, any Lender, any Silo Lender or any landlord executing a Landlord Waiver) executing any other Security Instrument.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of July 8, 2011 among the Administrative Agent, the Revolving Administrative Agent and the Silo Lenders and acknowledged by the Company on behalf of itself and its Subsidiaries substantially in the form of Exhibit M, and the exhibits thereto, as such agreement may be supplemented from time to time by execution and delivery of joinder agreements thereto and revised exhibits in accordance with the terms thereof, and as otherwise supplemented, amended or modified from time to time.

“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Borrowers, the Guarantors and the other Loan Parties, taken as a whole, to perform their respective obligations under any Loan Document to which any of them is a party (unless such Borrower, Guarantor or other Loan Party has repaid in full all of its respective Obligations and is no longer a Loan Party in accordance with the terms of this Agreement and the other Loan Documents) or (b) an adverse effect on the rights and remedies of the Administrative Agent, the Revolving Administrative Agent (in its capacity as collateral agent for the Secured Parties) or the Lenders under the Loan Documents.

“Maturity Date” means November 30, 2021; provided that if any date determined to be a “Maturity Date” is not a Business Day, such Maturity Date shall be the next preceding Business Day.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Book Value” means, (i) for any contract-in-transit, the net book value of such  contract-in-transit as reflected on the books of the Company in accordance with GAAP, and (ii) for any Vehicle, the net book value of such Vehicle as reflected on the books of the Company in accordance with GAAP, after netting out (without limitation) (a) the cost of payoff of any Lien (including any consumer Lien) on such Vehicle excluding the Lien of the Administrative Agent under the Loan Documents and (b) reserves maintained in accordance with the Company’s internal accounting policies; provided that, in no event shall “Net Book Value” of any asset described herein exceed the value of such asset reflected on the books of the Company and its Subsidiaries.

“Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of:

(i)

the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over

(ii)	the sum of

(A) (1) any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (including any new or used vehicle floorplan loans or any Permitted Real Estate Indebtedness required to be repaid in connection therewith), and (2) any net obligations of such Person under any Swap Contract that relates to such Indebtedness and is also required by the terms of such Swap Contract to be repaid,

(B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction, and

(C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.

“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and (except in the case of Service Loaner Vehicles) has never been registered, and (notwithstanding clause (c) of the definition of “Vehicle”) includes Rental Vehicles, Demonstrators and Service Loaner Vehicles, in each case whether or not held for sale.

“New Vehicle Borrower” has the meaning specified in the introductory paragraph hereto; provided that, subject to Section 2.19(e), in no event shall a Foreign Person, an Unrestricted Subsidiary or a Silo Subsidiary be a “New Vehicle Borrower”.

“New Vehicle Borrower Notice” has the meaning specified in Section 2.19(b).

“New Vehicle Event of Default” has the meaning specified in Section 8.03.

“New Vehicle Floorplan Borrowing” means a New Vehicle Floorplan Committed Borrowing or a New Vehicle Floorplan Swing Line Borrowing, as the context may require.

“New Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make New Vehicle Floorplan Committed Loans to the New Vehicle Borrowers pursuant to Section 2.01, and (b) purchase participations in New Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“New Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous New Vehicle Floorplan Committed Loans of the same Type made by each of the New Vehicle Floorplan Lenders pursuant to Section 2.01.

“New Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.01.

“New Vehicle Floorplan Committed Loan Notice” means a notice of (a) a New Vehicle Floorplan Committed Borrowing, or (b) a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.02, which shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Sections 2.01 through 2.05 providing for New Vehicle Floorplan Loans to the New Vehicle Borrowers by the New Vehicle Floorplan Lenders.

“New Vehicle Floorplan Lender” means each Lender that has a New Vehicle Floorplan Commitment or, following termination of the New Vehicle Floorplan Commitments, has New Vehicle Floorplan Loans outstanding.

“New Vehicle Floorplan Loan” means an extension of credit by a New Vehicle Floorplan Lender to a New Vehicle Borrower under Article II in the form of a New Vehicle Floorplan Committed Loan or a New Vehicle Floorplan Swing Line Loan.

“New Vehicle Floorplan Operations Group” means the group at Bank of America that operates and administers the New Vehicle Floorplan Facility.

“New Vehicle Floorplan Overdraft” has the meaning specified in Section 2.04.

“New Vehicle Floorplan Swing Line” means the revolving credit facility made available by the New Vehicle Floorplan Swing Line Lender pursuant to Section 2.03.

“New Vehicle Floorplan Swing Line Borrowing” means a borrowing of a New Vehicle Floorplan Swing Line Loan pursuant to Section 2.03.

“New Vehicle Swing Line Lender” means Bank of America in its capacity as provider of New Vehicle Floorplan Swing Line Loans, or any successor new vehicle swing line lender hereunder.

“New Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.03(a).

“New Vehicle Floorplan Swing Line Loan Notice” means a notice of a New Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.03(b), which shall be substantially in the form of Exhibit B-1(a) in the case of a New Vehicle Floorplan Swing Line Borrowing and Exhibit B-1(b) in the case of a conversion of any New Vehicle Floorplan Swing Line Loan from one Type to the other or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“New Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $65,000,000 and (b) the Aggregate New Vehicle Floorplan Commitments.  The New Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate New Vehicle Floorplan Commitments.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Note” means a promissory note made by a Borrower or Borrowers, in favor of a Lender evidencing Loans made by such Lender to such Borrower or Borrowers, as applicable, substantially in the form of Exhibit C.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit P or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Out of Balance” means, with respect to a New Vehicle Floorplan Loan, the outstanding balance thereof has not been paid in accordance with Section 2.11(a)(iii).

“Outstanding Amount” means (i) with respect to New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date and (ii) with respect to Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments of repayments of Used Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Swing Line Loans, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Payment Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a vehicle manufacturer or distributor (and if required pursuant to the terms of the Payment Commitment, the applicable Borrower), providing for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Swing Line Lender to such manufacturer or distributor in payment for the purchase of New Vehicles by the applicable New Vehicle Borrower.

“Payoff Letter Commitment” means a written agreement entered into between the New Vehicle Swing Line Lender and a financial institution (and if required pursuant to the terms of the Payoff Letter Commitment, the applicable Borrower), which agreement is delivered in connection with the payoff of floorplan financing provided by such financial institution and provides for advances of the proceeds of New Vehicle Floorplan Swing Line Loans directly by the New Vehicle Swing Line Lender to such financial institution in order to pay for or refinance the purchase of New Vehicles by the applicable New Vehicle Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” shall mean the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition permitted by Section 7.12.

“Permitted Disposition” means any Disposition permitted by Section 7.05.

“Permitted Real Estate Indebtedness” means Indebtedness of the Company or a Subsidiary owing to non-Affiliated Persons secured solely by Liens on Permitted Real Estate Indebtedness Collateral so long as the amount of such Indebtedness (as measured for any specified real property parcel and improvements (if any) financed thereby) is no greater than eighty-five percent (85%) of the value of such parcel and improvements set forth in an appraisal thereof prepared by a member of the Appraisal Institute and an independent appraisal firm satisfactory to the Administrative Agent and commissioned in connection with such financing, a copy of which such appraisal has been provided to the Administrative Agent upon its request.

“Permitted Real Estate Indebtedness Collateral” means, with respect to any particular Permitted Real Estate Indebtedness, the applicable real property used (at the time of the incurrence of such Permitted Real Estate Indebtedness) by a Subsidiary of the Company for the operation of a vehicle dealership or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof; provided that Permitted Real Estate Indebtedness Collateral shall not include Excluded Real Estate Collateral.

“Permitted Silo Guaranty” means, with respect to any Permitted Silo Indebtedness provided by any Silo Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which New Vehicle floorplan financing is provided by such Silo Lender.

“Permitted Silo Indebtedness” means Indebtedness (including Permitted Silo Guaranties but excluding Indebtedness provided pursuant to the Floorplan Credit Agreement) incurred from time to time by any of the Company’s current or future Subsidiaries consisting of floorplan financing for New Vehicles or Used Vehicles provided by financial institutions or manufacturer-affiliated finance companies (“Silo Lenders”) to such Subsidiaries, provided that (i) with respect to financing of Used Vehicles, the proceeds of such financing are used for purchasing and carrying Used Vehicles, (ii) such indebtedness is secured by, in the case of Silo Lenders providing New Vehicle floorplan financing or New Vehicle and Used Vehicle floorplan financing, a lien on certain assets of such Subsidiaries (including New Vehicles and Used Vehicles financed (including related contracts-in-transit) and the proceeds thereof and certain general intangibles, but excluding real property and fixtures (other than trade fixtures)), and (iii) such Silo Lender is a party to and bound by the Master Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender.

“Permitted Third Party Service Loaner Indebtedness” means Indebtedness incurred from time to time by any of the Company’s current or future Subsidiaries consisting of financing for Service Loaner Vehicles, which financing is provided by manufacturers, manufacturer affiliated finance companies or other Persons to the Company or such Subsidiary (“Service Loaner Lenders”) so long as (i) such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles, (ii) such Indebtedness is on terms (including pricing terms) that, taken as a whole, are more favorable to the Company and its Subsidiaries than the terms of this Agreement, and (iii) the Company has obtained and delivered to the Administrative Agent an intercreditor agreement executed by such applicable Service Loaner Lender, which intercreditor agreement (x) is in form and substance reasonably satisfactory to the Administrative Agent, (y) acknowledges that such Indebtedness is secured solely by a Lien on said Service Loaner Vehicles so financed and the proceeds thereof and (z) does not conflict with or violate the terms of the Master Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by the Company or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of the Company or any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Pro Forma Compliance” means that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 and the Used Vehicle Borrowing Base, as applicable, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant and Used Vehicle Borrowing Base would be determined (for example, in the case of a financial covenant based on Consolidated EBITDAR, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.04(d).

“Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating Pro Forma Compliance for such event.

“Pro Forma Used Vehicle Borrowing Base Certificate” means, with respect to any event, a duly completed Used Vehicle Borrowing Base Certificate demonstrating Pro Forma Compliance for such event.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed prior to May 15, 2023 or is redeemable at the option of the holder thereof at any time prior to May 15, 2023 (other than upon a change of control of or sale of assets by the Company in circumstances where a holder of any 2013-5.0% Indenture Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.

“Related Acquisition or Related Proposed Acquisition” means, with respect to any specified Acquisition (a “Specified Acquisition”), any other Acquisition, or any proposed Acquisition subject to an Acquisition Arrangement,  that in each case (a) is part of a related series of Acquisitions or proposed Acquisitions that includes the Specified Acquisition, (b) involves any seller or transferor that is a seller or transferor (or an Affiliate of a seller or transferor) involved in the Specified Acquisition and (c) occurs or is reasonably expected to occur within six (6) months before or after the date of the Specified Acquisition.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives of such Person and of such Person’s Affiliates.

“Removed Franchise” has the meaning specified in Section 2.19(e).

“Rental Vehicle” means a New Vehicle less than two years old owned by a New Vehicle Borrower and purchased directly from a manufacturer as a New Vehicle and that is used as a service loaner vehicle or is periodically subject to a rental contract with customers of the New Vehicle Borrower for loaner or rental periods of up to thirty (30) consecutive days or is used by dealership personnel in connection with parts and service operations.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Borrowing” means (a) with respect to a New Vehicle Floorplan Committed Borrowing, or conversion of New Vehicle Floorplan Committed Loans, a New Vehicle Floorplan Committed Loan Notice, (b) with respect to a New Vehicle Floorplan Swing Line Loan, or conversion of New Vehicle Floorplan Swing Line Loans, a New Vehicle Floorplan Swing Line Loan Notice, (c) with respect to a Used Vehicle Floorplan Committed Borrowing, or conversion of Used Vehicle Floorplan Committed Loans, a Used Vehicle Floorplan Committed Loan Notice, and (d) with respect to a Used Vehicle Floorplan Swing Line Loan, or conversion of Used Vehicle Floorplan Swing Line Loans, a Used Vehicle Floorplan Swing Line Loan Notice.

“Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.

“Required Lenders” means, as of any date of determination, at least three (3) Lenders whose Applicable Percentages aggregate at least 50% of the Aggregate Commitments, or, (i) if there are three (3) Lenders on such date of determination, “Required Lenders” shall mean at least two (2) Lenders whose Applicable Percentages aggregate at least 50% of the Aggregate Commitments, (ii) if there is one (1) Lender on such date of determination, “Required Lenders” shall mean such Lender, (iii) if the commitment of each Lender under an Applicable Facility to make Loans have been terminated pursuant to Section 8.02 or 8.04, the Commitments under such Applicable Facility shall be calculated based on the Total New Vehicle Floorplan Outstandings or Total Used Vehicle Floorplan Outstandings (as the case may be) with respect to such Applicable Facility (with the aggregate amount of each Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans, as applicable, being deemed “held” by such Lender for purposes of this definition), (iv) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (v) in the event that at the time of such determination any New Vehicle Floorplan Overdraft is outstanding, each of (x) the Aggregate Commitments and the Total New Vehicle Floorplan Outstandings, and (y) the Commitment of or Total New Vehicle Floorplan Outstandings held by the New Vehicle Swing Line Lender (as the case may be), shall be deemed for purposes of this determination to be increased in the amount of such outstanding New Vehicle Floorplan Overdraft.

“Required New Vehicle Floorplan Lenders” means, as of any date of determination, at least three (3) New Vehicle Floorplan Lenders whose Applicable New Vehicle Floorplan Percentages aggregate at least 50% of the Aggregate New Vehicle Floorplan Commitments, provided that, (i) if there are three (3) New Vehicle Floorplan Lenders on such date of determination, “Required New Vehicle Floorplan Lenders” shall mean at least two (2) New Vehicle Floorplan Lenders whose Applicable New Vehicle Floorplan Percentages aggregate at least 50% of the Aggregate New Vehicle Floorplan Commitments, (ii) if there is one (1) New Vehicle Floorplan Lender on such date of determination, “Required New Vehicle Floorplan Lenders” shall mean such Lender, and (iii) if the commitment of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans has been terminated pursuant to Section 8.04, the

New Vehicle Floorplan Commitments shall be calculated based on the Total New Vehicle Floorplan Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in New Vehicle Floorplan Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided further that the New Vehicle Floorplan Commitment of, and the portion of the Total New Vehicle Floorplan Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required New Vehicle Floorplan Lenders.

“Required Revolving Lenders” has the meaning specified for the term “Required Lenders” in the Revolving Credit Agreement.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer,  assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificate pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party, and, solely for the purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.  To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.

“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $10,000 (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $10,000 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” (i) shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries” and (ii) shall not include any Special Purpose Insurance Captive.

“Revolving Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Revolving Credit Agreement or any successor administrative agent under the Revolving Credit Agreement) serving as the collateral agent on behalf of the Secured Parties under the Loan Documents.

“Revolving Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of the date hereof among the Company, the Revolving Administrative Agent and the Revolving Lenders, as amended, supplemented or otherwise modified from time to time.

“Revolving Credit Facility” means the revolving credit facility described in the Revolving Credit Agreement providing for revolving loans to the Company by the Revolving Lenders.

“Revolving Default” has the meaning specified for the term “Default” in the Revolving Credit Agreement.

“Revolving Event of Default” has the meaning specified for the term “Event of Default” in the Revolving Credit Agreement.

“Revolving Facility Loan” means a loan by a Revolving Lender to the Company under the Revolving Credit Agreement.

“Revolving Lender” means each lender that has a commitment under the Revolving Credit Facility or, following termination of such commitments, has Revolving Facility Loans outstanding.

“Revolving Loan Documents” has the meaning specified for the term “Loan Documents” in the Revolving Credit Agreement.

“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, with respect to each of the Security Instruments,  the Revolving Administrative Agent (in its capacity as collateral agent under the Loan Documents), the Administrative Agent and the Lenders.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means that certain Fourth Amended and Restated Security Agreement dated as of the Closing Date among the Company, each other Loan Party, the Administrative Agent and the Revolving Administrative Agent, substantially in the form of Exhibit J attached hereto, as supplemented from time to time by the execution and delivery of Joinder Agreements pursuant to Section 6.14, and as otherwise supplemented, amended, or modified from time to time.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, any Joinder Agreement, the Master Intercreditor Agreement, any Landlord Waiver, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Revolving Administrative Agent or the Administrative Agent, for the benefit of the Secured Parties, a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations and any other obligation under any Loan Document.

“Service Loaner Lenders” has the meaning specified in the definition of “Permitted Third Party Service Loaner Indebtedness.”

“Service Loaner Vehicles” means vehicles which are provided as service loaner vehicles for customers of a Subsidiary that are having their vehicles serviced by such Subsidiary.

“Silo Financing Commencement Date” has the meaning specified in Section 2.11(a)(iii)(C).

“Silo Lenders” has the meaning specified in the definition of “Permitted Silo Indebtedness.”

“Silo Subsidiaries” means, those Subsidiaries (other than Dual Subsidiaries) from time to time obligated pursuant to Permitted Silo Indebtedness as permitted pursuant to the terms of this Agreement, which such Subsidiaries as of the Closing Date are set forth on Schedule 1.01A.  The Company may designate other Subsidiaries as Silo Subsidiaries from time to time in accordance with Sections 2.19(e) and 7.16.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a)	the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and
(b)	it is then able and expects to be able to pay its debts as they mature; and
(c)	it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Sonic Financial” means Sonic Financial Corporation, a North Carolina corporation.

“Special Purpose Insurance Captive” means a Person which (a) at all times shall remain a wholly-owned Subsidiary of a Borrower or a Subsidiary Guarantor, (b) shall not engage in any business other than the provision of dealer physical damage insurance for new vehicle inventory, workers compensation insurance or healthcare insurance to the Company and its Subsidiaries, (c) if organized in North Carolina (or, in any other jurisdiction, to the extent otherwise permitted by Law) has its Equity Interests pledged pursuant to the Pledge Agreement (as defined in the Revolving Credit Agreement) and (d) has not and shall not (i) transfer any funds to any Person other than (x) payment in the ordinary course of business and on customary market terms of liability claims made by third parties against the Company and its Subsidiaries, (y) payment of its own business expenses in the ordinary course of business and on customary market terms, and (z) distributions to any Borrower or any Subsidiary Guarantor; (ii) make any Investment (other than Investments permitted under applicable insurance guidelines and made in the Company’s reasonable business judgment) in any Person, (iii) incur any Indebtedness (other than Indebtedness from time to time owed to the Company or any Subsidiary Guarantor) or grant a Lien on any of its assets (other than to secure Indebtedness owed to the Company or any Subsidiary Guarantor), (iv) provide any compensation to directors or employees other than on customary market terms for captive insurance companies or (v) have its Equity Interests pledged to any Person other than as described in clause (c) above. The parties hereto acknowledge that as of the date hereof, SRM Assurance, Ltd. is a Special Purpose Insurance Captive. A Special Purpose Insurance Captive shall not be permitted to have, acquire or form any direct or indirect Subsidiary.

“Specified Investment” means any Investment in any Person other than an Excluded Investment.

“Subordinated Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured, subordinated basis); provided that, (i) such Indebtedness is not secured by any property of the Company or any Subsidiary, and at the time of issuance, (A) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date, (B) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lenders, than the Loan Documents or are otherwise on terms satisfactory to the Administrative Agent, (C) is subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent or has subordination terms substantially similar to those in the 2013-5.0% Indenture and (D) has customary standstill and blockage provisions with regard to payments and enforcement actions and (ii) after giving effect to the issuance of such Indebtedness, (a) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (b) all other requirements set forth in Section 7.03(i) shall have been met.

“Subordinated Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Subordinated Indebtedness, provided, however, that “Subordinated Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Subordinated Indebtedness with new or additional Subordinated Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.

“Subsidiary Guarantors” means, collectively, all Subsidiaries executing a Subsidiary Guaranty on the Closing Date and other Subsidiaries that enter into a Joinder Agreement.

“Subsidiary Guaranty” means the Third Amended and Restated Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Cash Investments” means (a) cash or (b) Investments held in the form of cash equivalents and short-term marketable securities.

“Temporary Excess Cash” means cash proceeds received by the Company from the issuance of Subordinated Indebtedness permitted by Section 7.03(i), which cash (as set forth in a notice delivered by the Company to the Administrative Agent within five (5) Business Days of the Company’s receipt of such cash proceeds) is intended by the Company to be applied to the prepayment or purchase (whether by open market purchase or pursuant to a tender offer) of  other Subordinated Indebtedness, but has not yet been so applied solely because the Company has not completed such prepayment, repurchase or refinancing, so long as such cash is so applied within six (6) months of receipt thereof.

“Temporary Indebtedness” means Subordinated Indebtedness the Company intends to repay (whether by open market purchase or pursuant to a tender offer) using cash proceeds received by the Company from the issuance of other Subordinated Indebtedness permitted by Section 7.03(i); provided that, such applicable Subordinated Indebtedness shall only qualify as “Temporary Indebtedness” for so long as such cash proceeds qualify as “Temporary Excess Cash”.

“Threshold Amount” means $20,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time.

“Total New Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all New Vehicle Floorplan Loans.

“Total Outstandings” means the aggregate of the Total New Vehicle Floorplan Outstandings and Total Used Vehicle Floorplan Outstandings.

“Total Used Vehicle Floorplan Outstandings” means the aggregate Outstanding Amount of all Used Vehicle Floorplan Loans.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code then in effect in the state of North Carolina or, if the context so indicates, another applicable jurisdiction.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Administrative Agent has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Administrative Agent all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements; provided, however, that notwithstanding the foregoing, the assets and revenues of Special Purpose Insurance Captives shall not be taken into account for the purposes of determining the Company’s compliance with, and its covenants relating to, the thresholds described in this definition.

“Used Vehicle” means a Vehicle other than a New Vehicle.

“Used Vehicle Borrowing Base” means, as of any date of calculation, 85% of the Net Book Value of Eligible Used Vehicle Inventory.

“Used Vehicle Borrowing Base Certificate” means a certificate by a Responsible Officer of the Company, substantially in the form of Exhibit I (or another form acceptable to the Administrative Agent) setting forth the calculation of the Used Vehicle Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent.  All calculations of the Used Vehicle Borrowing Base in connection with the preparation of any Used Vehicle Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

“Used Vehicle Event of Default” has the meaning specified in Section 8.01.

“Used Vehicle Floorplan Borrowing” means a Used Vehicle Floorplan Committed Borrowing or a Used Vehicle Floorplan Swing Line Borrowing, as the context may require.

“Used Vehicle Floorplan Commitment” means, as to each Lender, its obligation to (a) make Used Vehicle Floorplan Committed Loans to the Company pursuant to Section 2.06, and (b) purchase participations in Used Vehicle Floorplan Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Used Vehicle Floorplan Committed Borrowing” means a borrowing consisting of simultaneous Used Vehicle Floorplan Committed Loans of the same Type made by each of the Used Vehicle Floorplan Lenders pursuant to Section 2.06.

“Used Vehicle Floorplan Committed Loan” has the meaning specified in Section 2.06.

“Used Vehicle Floorplan Committed Loan Notice” means a notice of (a) a Used Vehicle Floorplan Committed Borrowing, or (b) a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, pursuant to Section 2.07(a), which shall be substantially in the form of Exhibit A-2 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Used Vehicle Floorplan Facility” means the used vehicle floorplan facility described in Sections 2.06 through 2.08 providing for Used Vehicle Floorplan Loans to the Company by the Used Vehicle Floorplan Lenders.

“Used Vehicle Floorplan Loan” means an extension of credit by a Used Vehicle Floorplan Lender to the Company under Article II in the form of a Used Vehicle Floorplan Committed Loan or a Used Vehicle Floorplan Swing Line Loan.

“Used Vehicle Floorplan Lender” means each Lender that has a Used Vehicle Floorplan Commitment or, following termination of the Used Vehicle Floorplan Commitments, has Used Vehicle Floorplan Loans outstanding.

“Used Vehicle Floorplan Swing Line” means the revolving credit facility made available by the Used Vehicle Floorplan Swing Line Lender pursuant to Section 2.08.

“Used Vehicle Floorplan Swing Line Borrowing” means a borrowing of a Used Vehicle Floorplan Swing Line Loan pursuant to Section 2.08.

“Used Vehicle Swing Line Lender” means Bank of America in its capacity as provider of Used Vehicle Floorplan Swing Line Loans, or any successor used vehicle swing line lender hereunder.

“Used Vehicle Floorplan Swing Line Loan” has the meaning specified in Section 2.08(a).

“Used Vehicle Floorplan Swing Line Loan Notice” means a notice of a Used Vehicle Floorplan Swing Line Borrowing pursuant to Section 2.08(b), which shall be substantially in the form of Exhibit B-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Used Vehicle Floorplan Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Used Vehicle Floorplan Commitments.  The Used Vehicle Floorplan Swing Line Sublimit is part of, and not in addition to, the Aggregate Used Vehicle Floorplan Commitments.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Vehicle” means an automobile or truck with a gross vehicle weight of less than 16,000 pounds which satisfies the following requirements:  (a) the vehicle is owned by a Grantor free of any title defects or any liens or interests of others except (i) the security interest in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, (ii) the security interest in favor of the Revolving Administrative Agent for the benefit of the Secured Parties (as defined in the Revolving Credit Agreement), (iii) the security interests subject to the Master Intercreditor Agreement and (iv) other Liens to which the Administrative Agent consents in writing in its sole discretion; (b) except as set forth in Section 6.13, the vehicle is located at one of the locations identified in Schedule 6.13; (c) the vehicle is held for sale in the ordinary course of a Grantor’s business and is of good and merchantable quality; and (d) the vehicle is not a commercial truck designated as Class 4 or above by the U.S. Department of Transportation, Federal Highway Administration.

“Vehicle Title Documentation” has the meaning specified in Section 6.05.

“Within Line Limitation” means,

(a)

with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer or distributor, as applicable, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer or distributor with respect to New Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, or

(b)

with respect to any New Vehicle Borrower, any dealer location and any specific vehicle manufacturer or distributor, as applicable, and Demonstrators, Rental Vehicles and Fleet Vehicles, limitations on the amount of New Vehicle Floorplan Loans that may be advanced to such manufacturer or distributor with respect to Demonstrators, Rental Vehicles and Fleet Vehicles purchased or to be purchased by such New Vehicle Borrower for such dealer location, which limitations (in each case) are agreed to from time to time by the New Vehicle Swing Line Lender and such distributor or manufacturer from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2013-5.0% Indenture” means the Indenture dated as of May 13, 2013 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

“2013-5.0% Indenture Notes” means, collectively, the 5.0% Senior Subordinated Notes due 2023, Series A, and the 5.0% Senior Subordinated Notes due 2023, Series B, in each case issued pursuant to the 2013-5.0% Indenture.

“2012-7.0% Indenture” means the Indenture dated as of July 2, 2012 between the Company, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

“2012-7.0% Indenture Notes” means, collectively, the 7.0% Senior Subordinated Notes due 2022 issued pursuant to the 2012-7.0% Indenture.

1.03Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document); provided that, any reference to a defined term in any such agreement, instrument or other document (including the Revolving Credit Agreement) which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.04Accounting Terms.

(a)Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants  shall reflect the results of both continuing operations and discontinued operations of the Company and its Subsidiaries, and in the event of any such discontinued operations, the Company shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.  In connection with the Company’s delivery of financial statements hereunder, the Company shall deliver a reconciliation of the calculations of the financial covenants before and after giving effect to the adjustments from FASB ASC 825 described in this Agreement.

(b)Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, for purposes of determining compliance with Section 7.11, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)Calculation of Consolidated EBITDAR, Consolidated Fixed Charges and Consolidated Rental Expense.  Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated Net Income) excluding the Consolidated EBITDAR attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (i) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (ii) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that (x) any such pro forma adjustment of Consolidated EBITDAR shall reflect the Company’s and the Subsidiaries’ pro forma rental payments related to the assets acquired in any applicable Acquisition (and shall not reflect any rental expense payments of the applicable seller), and (y) any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Administrative Agent (A) the supporting calculations for such adjustment and (B) such other information as the Administrative Agent may reasonably request to determine the accuracy of such calculations.  For purposes of determining “Consolidated Fixed Charges” for any period, the Consolidated Interest Expense, Consolidated Principal Payments and Consolidated Rental Expenses attributable to such Permitted Dispositions described above during such period may, at the option of the Company and subject to the consent of the Administrative Agent (which shall not be unreasonably withheld), be excluded therefrom.

1.05Rounding.  Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01New Vehicle Floorplan Committed Loans.  Subject to the terms and conditions set forth herein, each New Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “New Vehicle Floorplan Committed Loan”) to the New Vehicle Borrowers, jointly and severally, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) on a per New Vehicle basis, such Loan shall not exceed 100% of the original invoice price (including freight charges) of each New Vehicle financed, provided, further, that the proceeds of New Vehicle Floorplan Committed Loans shall only be used to pay the purchase price of New Vehicles, including the refinancing of New Vehicle Floorplan Swing Line Loans or other New Vehicle Floorplan Loans utilized for such purpose.  Within the limits of each New Vehicle Floorplan Lender’s New Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the New Vehicle Borrowers may borrow under this Section 2.01, prepay under Section 2.09, and reborrow under this Section 2.01.  New Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02Borrowings, Conversions and Continuations of New Vehicle Floorplan Committed Loans.

(a)Each New Vehicle Floorplan Committed Borrowing and each conversion of New Vehicle Floorplan Committed Loans from one Type to the other shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a New Vehicle Floorplan Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a New Vehicle Floorplan Committed Loan Notice.  Each such New Vehicle Floorplan Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any New Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans.  Each New Vehicle Floorplan Committed Loan Notice shall specify (i) whether the Company is requesting a New Vehicle Floorplan Committed Borrowing or a conversion of New Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of New Vehicle Floorplan Committed Loans to be borrowed or converted, (iv) the Type of New Vehicle Floorplan Committed Loans to be borrowed or to which existing New Vehicle Floorplan Committed Loans are to be converted, (v) the applicable New Vehicle Borrower, and (vi) (in the case of a Committed Borrowing that is not used to pay down a New Vehicle Floorplan Swing Line Loan) the make, model, and vehicle identification number of each New Vehicle to be financed thereby.  If the Company fails to provide a timely New Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans.  If the Company fails to specify a Type of New Vehicle Floorplan Committed Loan in a New Vehicle Floorplan Committed Loan Notice then the applicable New Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b)Following receipt of a New Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly (and in any event, at least one Business Day prior to the requested date of advance of the applicable New Vehicle Floorplan Committed Loans) notify each New Vehicle Floorplan Lender of the amount of its Applicable New Vehicle Floorplan Percentage of the applicable New Vehicle Floorplan Committed Loans.  Each such Lender shall make the amount of its New Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable New Vehicle Floorplan Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or other applicable New Vehicle Borrower in like funds as received by the Administrative Agent by crediting the account of such Borrower on the books of Bank of America with the amount of such funds.

(c)The Administrative Agent shall promptly notify the Company and the New Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the New Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.03New Vehicle Floorplan Swing Line Loan.

(a)The New Vehicle Floorplan Swing Line.  Subject to the terms and conditions set forth herein, the New Vehicle Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other New Vehicle Floorplan Lenders set forth in this Section 2.03, make loans (each such loan, a “New Vehicle Floorplan Swing Line Loan”) to the New Vehicle Borrowers, jointly and severally, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the New Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such New Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of New Vehicle Floorplan Committed Loans of the Lender acting as New Vehicle Swing Line Lender, may exceed the amount of such Lender’s New Vehicle Floorplan Commitment; provided, however, that after giving effect to any New Vehicle Floorplan Swing Line Loan, (i) subject to Section 2.04, the Total Outstandings shall not exceed the Aggregate Commitments, (ii) subject to Section 2.04, the Total New Vehicle Floorplan Outstandings shall not exceed the Aggregate New Vehicle Floorplan Commitments, (iii) subject to Section 2.04, the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of any New Vehicle Floorplan Lender, plus such Lender’s Applicable New Vehicle Floorplan Percentage of the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s New Vehicle Floorplan Commitment, and (iv) such Loan, together with the aggregate Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans made on or prior to such date shall not exceed any applicable Within Line Limitation unless otherwise consented to by the New Vehicle Swing Line Lender in its sole discretion; and provided, further, that the proceeds of New Vehicle Floorplan Swing Line Loans shall only be used (x) to honor New Vehicle Floorplan drafts presented by the applicable vehicle manufacturer or distributor to the New Vehicle Swing Line Lender pursuant to Payment Commitments, (y) to honor New Vehicle Floorplan drafts presented by the applicable financial institution to the New Vehicle Swing Line Lender pursuant to Payoff Letter Commitments or (z) otherwise to pay the purchase price of New Vehicles.  Within the foregoing limits, and subject to the other terms and conditions hereof, the New Vehicle Borrowers, may borrow under this Section 2.03, prepay under Section 2.09, and reborrow under this Section 2.03.  Each New Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan.  Except as otherwise provided with respect to New Vehicle Floorplan Overdrafts, immediately upon the making of a New Vehicle Floorplan Swing Line Loan, each New Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the New Vehicle Floorplan Swing Line Lender a risk participation in such New Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable New Vehicle Floorplan Percentage times the amount of such New Vehicle Floorplan Swing Line Loan.

(b)Payment Commitments and Payoff Letter Commitments.

(i)The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual manufacturers or distributors that provide New Vehicles to the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payment Commitment agreed to between the New Vehicle Swing Line Lender and each such manufacturer or distributor, and without any further notice as otherwise required in this Section.  Each New Vehicle Swing Line Loan made pursuant to a Payment Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement.  The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.

(ii)The New Vehicle Swing Line Lender is authorized to make New Vehicle Floorplan Swing Line Loans for the account of the New Vehicle Borrowers directly to certain individual financial institutions that financed New Vehicles for the New Vehicle Borrowers, in accordance with the terms and conditions of the respective Payoff Letter Commitment agreed to between the New Vehicle Swing Line Lender and each such financial institution, and without any further notice as otherwise required in this Section.  Each New Vehicle Swing Line Loan made pursuant to a Payoff Letter Commitment shall be a Eurodollar Rate Loan at the time of such Borrowing, but may be converted to a Base Rate Loan in accordance with the terms of this Agreement.  The New Vehicle Borrowers shall be and remain jointly and severally liable to the New Vehicle Swing Line Lender, or the New Vehicle Floorplan Lenders, as applicable, for all payments made to a financial institution pursuant to a Payoff Letter Commitment.

(c)Borrowing Procedures.  Each New Vehicle Floorplan Swing Line Borrowing and each conversion of New Vehicle Floorplan Swing Line Loans from one Type to the other shall be made pursuant to (i) a Payment Commitment, (ii) a Payoff Letter Commitment, (iii) upon the Company’s irrevocable notice to the New Vehicle Floorplan Swing Line Lender by delivery of a written New Vehicle Swing Line Loan Notice, or (iv) in the case of a dealer trade, pursuant to the Floorplan On-line System in accordance with practices agreed to from time to time between the New Vehicle Swing Line Lender and the applicable New Vehicle Borrower.  Each such notice from the Company must be received by the New Vehicle Floorplan Swing Line Lender not later than 1:00 p.m. on the Business Day of the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of New Vehicle Floorplan Swing Line Loan to be borrowed or to which existing New Vehicle Floorplan Swing

Line Loans are to be converted, (iv) the applicable New Vehicle Borrower and (v) the applicable New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)).  The New Vehicle Floorplan Swing Line Lender will, not later than 6:00 p.m. on the borrowing date specified in such New Vehicle Floorplan Swing Line Loan Notice, make the amount of its New Vehicle Floorplan Swing Line Loan available directly to the manufacturer or distributor pursuant to a Payment Commitment, to the financial institution pursuant to a Payoff Letter Commitment or to the applicable New Vehicle Borrower at the New Vehicle Floorplan Swing Line Lender’s office by crediting the account of such Borrower on the books of the New Vehicle Floorplan Swing Line Lender.  If the Company fails to provide a timely New Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall continue as Eurodollar Rate Loans.  If the Company fails to specify a Type of New Vehicle Floorplan Swing Line Loan in a New Vehicle Floorplan Swing Line Loan Notice or if a Payment Commitment or Payoff Letter Commitment fails to specify a Type of New Vehicle Swing Line Loan, then the applicable New Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

(d)Authorization.  Each New Vehicle Borrower authorizes the New Vehicle Swing Line Lender (and each New Vehicle Floorplan Lender consents to such authorization) to enter into, modify or terminate Payment Commitments and Payoff Letter Commitments (in each case, in the New Vehicle Swing Line Lender’s discretion) and to advise each manufacturer or distributor or financial institution, as the case may be, that provides New Vehicles to such New Vehicle Borrower of any change or termination which may occur with respect to the New Vehicle Floorplan Swing Line.  The New Vehicle Swing Line Lender will promptly notify the Company of any such modification or termination.

(e)Refinancing of New Vehicle Floorplan Swing Line Loans.

(i)The New Vehicle Swing Line Lender at any time in its sole discretion may request, on behalf of the New Vehicle Borrowers (which hereby irrevocably authorizes the New Vehicle Swing Line Lender to so request on its behalf), that each New Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Lender’s Applicable New Vehicle Floorplan Percentage of the amount of New Vehicle Floorplan Swing Line Loans then outstanding (including, subject to Section 2.04(b)(iv), any New Vehicle Floorplan Overdrafts); provided that the New Vehicle Swing Line Lender intends to request each New Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month.  Such request shall be made in writing (which written request shall be deemed to be a New Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate New Vehicle Floorplan Commitments and the conditions set forth in Section 4.02.  The New Vehicle Floorplan Swing Line Lender shall furnish the Company, upon request from the Company, with a copy of the applicable New Vehicle Floorplan Committed Loan Notice.  Each New Vehicle Floorplan Lender shall make an amount equal to its Applicable New Vehicle Floorplan Percentage of the amount specified in such New Vehicle Floorplan Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable New Vehicle Floorplan Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the New Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such New Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.03(b)(ii), each New Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the New Vehicle Swing Line Lender.

(ii)If for any reason any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) cannot be refinanced by such a New Vehicle Floorplan Committed Borrowing in accordance with Section 2.03(e)(i), the request for Eurodollar Rate New Vehicle Floorplan Committed Loans submitted by the New Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the New Vehicle Swing Line Lender that each of the New Vehicle Floorplan Lenders fund its risk participation in the relevant New Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the New Vehicle Swing Line Lender pursuant to Section 2.03(e)(i) shall be deemed payment in respect of such participation.

(iii)If any New Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the New Vehicle Swing Line Lender any amount required to be paid by such New Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.03(e) by the time specified in Section 2.03(e)(i), the New Vehicle Swing Line Lender shall be entitled to recover from such New Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the New Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the New Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the New Vehicle Swing Line Lender in connection with the foregoing.  If such New Vehicle Floorplan Lender pays such amount (and such New Vehicle Floorplan Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such New Vehicle Floorplan Lender’s Loan included in the relevant Committed Borrowing or funded participation in the relevant New Vehicle Swing Line Loan, as the case may be.  A certificate of the New Vehicle Swing Line Lender submitted to any New Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans or to purchase and fund risk participations in New Vehicle Floorplan Swing Line Loans pursuant to this Section 2.03(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such New Vehicle Floorplan Lender may have against the New Vehicle Swing Line Lender, the Company or any other

Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each New Vehicle Floorplan Lender’s obligation to make New Vehicle Floorplan Committed Loans pursuant to this Section 2.03(e) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the New Vehicle Borrowers (jointly and severally) to repay New Vehicle Floorplan Swing Line Loans, together with interest as provided herein.

(f)Repayment of Participations.

(i)At any time after any New Vehicle Floorplan Lender has purchased and funded a risk participation in a New Vehicle Floorplan Swing Line Loan, if the New Vehicle Swing Line Lender receives any payment on account of such New Vehicle Floorplan Swing Line Loan, the New Vehicle Swing Line Lender will distribute to such Lender its Applicable New Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the New Vehicle Swing Line Lender.

(ii)If any payment received by the New Vehicle Swing Line Lender in respect of principal or interest on any New Vehicle Floorplan Swing Line Loan (other than a New Vehicle Floorplan Overdraft) is required to be returned by the New Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the New Vehicle Swing Line Lender in its discretion), each New Vehicle Floorplan Lender shall pay to the New Vehicle Swing Line Lender its Applicable New Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The Administrative Agent will make such demand upon the request of the New Vehicle Swing Line Lender.  The obligations of the New Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(g)Interest for Account of New Vehicle Floorplan Swing Line Lender.  The New Vehicle Swing Line Lender shall be responsible for invoicing the New Vehicle Borrowers for interest on the New Vehicle Floorplan Swing Line Loans.  Until each New Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.03 to refinance such Lender’s Applicable New Vehicle Floorplan Percentage of any New Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable New Vehicle Floorplan Percentage shall be solely for the account of the New Vehicle Swing Line Lender.

(h)Payments Directly to New Vehicle Floorplan Swing Line Lender.  Each New Vehicle Borrower shall make all payments of principal and interest in respect of the New Vehicle Floorplan Swing Line Loans directly to the New Vehicle Swing Line Lender.

2.04New Vehicle Floorplan Overdrafts.  Notwithstanding the foregoing provisions of Sections 2.01, 2.02 and 2.03,

(a)if the New Vehicle Swing Line Lender has (acting in its discretion), according to the terms hereof, taken action to suspend or terminate Payment Commitments and/or Payoff Letter Commitments and such Payment Commitments and/or Payoff Letter Commitments, as the case may be, have in fact been suspended or terminated in accordance with their respective terms, then the New Vehicle Swing Line Lender shall not fund any draft with respect to such Payment Commitments and/or Payoff Letter Commitments;

(b)if on any day the conditions precedent set forth in Section 4.03 have been satisfied and a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment, the payment of which would cause (i) (A) the Outstanding Amount of all New Vehicle Floorplan Committed Loans, plus (B) the Outstanding Amount of all New Vehicle Floorplan Swing Line Loans, plus (C) the aggregate principal amount of all Requests for Borrowings of New Vehicle Floorplan Loans outstanding as of such day to exceed the Aggregate New Vehicle Floorplan Commitments as of such day or (ii) the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit, then, in such event:

(i)the Company or any New Vehicle Borrower may either immediately reduce any pending Requests for Borrowing (if any) of a New Vehicle Floorplan Committed Loan or make a payment of principal on New Vehicle Floorplan Committed Loans and/or New Vehicle Floorplan Swing Line Loans in an amount which would prevent the aggregate amounts described in (A), (B) and (C) above from exceeding the Aggregate New Vehicle Floorplan Commitments; or

(ii)the Company may request an increase in the Aggregate New Vehicle Floorplan Commitments pursuant to Section 2.18, and such Payment Commitment or Payoff Letter Commitment shall be funded to the extent of such increase in accordance with said Section; or

(iii)regardless of whether the conditions of Section 4.03 have otherwise been met, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part (the amount of any such funding made by the New Vehicle Swing Line Lender, the “New Vehicle Floorplan Overdraft”).  Nothing in this Agreement shall be construed as a commitment by or as requiring the New Vehicle Swing Line Lender to fund any such New Vehicle Floorplan Overdraft.  The New Vehicle Floorplan Lenders shall not be obligated to purchase any portion of or any participation in any such New Vehicle Floorplan Overdraft; or

(iv)if such New Vehicle Swing Line Loan would not cause the aggregate amounts described in (A), (B) and (C) above to exceed the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Swing Line Lender may in its sole and absolute discretion, but shall not be obligated to, fund the payment due under such Payment Commitment or Payoff Letter Commitment in whole or in part, notwithstanding that such Loan would cause the Outstanding Amount of New Vehicle Floorplan Swing Line Loans to exceed the New Vehicle Floorplan Swing Line Sublimit (and the amount of any such funding made by the New Vehicle Swing Line Lender shall not be deemed to be a New Vehicle Floorplan Overdraft); provided that, within five (5) Business Days after funding such payment, the New Vehicle Swing Line Lender shall make a demand upon the Company that the Borrowers immediately repay such New Vehicle Floorplan Swing Line Loans to the extent that the Outstanding Amount of New Vehicle Floorplan Swing Line Loans exceeds the New Vehicle Floorplan Swing Line Sublimit.

2.05Electronic Processing.  Unless otherwise agreed to by the Administrative Agent and the New Vehicle Swing Line Lender in their respective sole discretion, the New Vehicle Borrowers must request New Vehicle Floorplan Loans electronically by access to the Administrative Agent’s web based floorplan on-line system (“Floorplan On-line System”) in accordance with and subject to the terms and conditions established between the Administrative Agent, the New Vehicle Swing Line Lender and the Company from time to time.  Unless otherwise agreed to by the Administrative Agent and the New Vehicle Swing Line Lender in their respective sole discretion, in connection with the New Vehicle Floorplan Facility, (i) interest due pursuant to Section 2.12 shall be automatically debited on the Automatic Debit Date of each month from the applicable New Vehicle Borrower’s account with Bank of America pursuant to on-line procedures established and agreed to from time to time between such New Vehicle Borrower, the Administrative Agent and the New Vehicle Swing Line Lender (“On-Line Procedures”), (ii) curtailments and other payments due pursuant to Section 2.11(a) must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures, (iii) fees due pursuant to Section 2.13 must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures and (iv) any other amounts otherwise due in respect of each New Vehicle must be made in immediately available funds on the due date thereof pursuant to On-Line Procedures, including without limitation, automatic debits to cure Out of Balance conditions pursuant to Section 8.04; provided that, such payments due as a result of a Dealership Sale, a Removed Franchise, or a termination of New Vehicle Floorplan Commitments in accordance with Section 2.10, may be made via wire transfer of immediately available funds.  The New Vehicle Borrowers have requested access to the Floorplan On-line System to retrieve monthly bills, to permit the New Vehicle Borrowers to access certain account information relating to the New Vehicle Floorplan Loans and to facilitate the making of any payments on the New Vehicle Floorplan Loans by authorizing the Administrative Agent and the New Vehicle Swing Line Lender to debit any one or more of the New Vehicle Borrowers’ deposit accounts with the Administrative Agent or the New Vehicle Swing Line Lender.  In consideration for the Administrative Agent’s and the New Vehicle Swing Line Lender’s granting to the New Vehicle Borrowers access to the Floorplan On-line System  to view loan account information and make payments, the New Vehicle Borrowers acknowledge responsibility for the security of such New Vehicle Borrowers’ passwords and other information necessary for access to Floorplan On-line System, and the Company and each New Vehicle Borrower fully, finally, and forever releases and discharges the Administrative Agent, the New Vehicle Swing Line Lender and their employees, agents, and representatives from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity that the Company or any New Vehicle Borrower may now or hereafter have, in any way relating to the Company or any New Vehicle’s Borrower’s access to, or use of, the Floorplan On-line System, other than those arising out of the gross negligence, bad faith or willful misconduct of the Administrative Agent or the New Vehicle Swing Line Lender.

2.06Used Vehicle Floorplan Committed Loans.  Subject to the terms and conditions set forth herein, each Used Vehicle Floorplan Lender severally agrees to make loans (each such loan, a “Used Vehicle Floorplan Committed Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Borrowing Base, and (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment.  Within the limits of each Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.06, prepay under Section 2.09, and reborrow under this Section 2.06.  Used Vehicle Floorplan Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.07Borrowings, Conversions and Continuations of Used Vehicle Floorplan Committed Loans.

(a)Each Used Vehicle Floorplan Committed Borrowing and each conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Used Vehicle Floorplan Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Used Vehicle Floorplan Committed Loan Notice.  Each such Used Vehicle Floorplan Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Used Vehicle Floorplan Borrowing of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans or of any conversion of Base Rate Committed Loans to Eurodollar Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Committed Loans.  Each Borrowing of or conversion to Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Used Vehicle Floorplan Committed Loan Notice shall specify (i) whether the Company is requesting a Used Vehicle Floorplan Committed Borrowing or a conversion of Used Vehicle Floorplan Committed Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Used Vehicle Floorplan Committed Loans to be borrowed or converted, and (iv) the Type of Used Vehicle Floorplan Committed Loans to be borrowed or to which existing Used Vehicle Floorplan Committed Loans are to be converted.  If the Company fails to provide a timely Used Vehicle Floorplan Committed Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans.  If the Company fails to specify a Type of Used Vehicle Floorplan Committed Loan in a Used Vehicle Floorplan Committed Loan

Notice, then the applicable Used Vehicle Floorplan Committed Loans shall, subject to Article III, be made as, or converted to, Eurodollar Rate Loans.

(b)Following receipt of a Used Vehicle Floorplan Committed Loan Notice, the Administrative Agent shall promptly (and in any event, at least one Business Day prior to the requested date of advance of the applicable Used Vehicle Floorplan Committed Loans) notify each Used Vehicle Floorplan Lender of the amount of its Applicable Used Vehicle Floorplan Percentage of the applicable Used Vehicle Floorplan Committed Loans.  Each Lender shall make the amount of its Used Vehicle Floorplan Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Used Vehicle Floorplan Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by crediting the account of the Company on the books of Bank of America with the amount of such funds.

(c)The Administrative Agent shall promptly notify the Company and the Used Vehicle Floorplan Lenders of the interest rate applicable to any Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Used Vehicle Floorplan Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

2.08Used Vehicle Floorplan Swing Line Loans.

(a)The Used Vehicle Floorplan Swing Line.  Subject to the terms and conditions set forth herein and in the Autoborrow Agreement, if any, the Used Vehicle Swing Line Lender may, in its sole discretion and in reliance upon the agreements of the other Used Vehicle Floorplan Lenders set forth in this Section 2.08, make loans (each such loan, a “Used Vehicle Floorplan Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Used Vehicle Floorplan Swing Line Sublimit, notwithstanding the fact that such Used Vehicle Floorplan Swing Line Loans, when aggregated with the Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lender acting as Used Vehicle Swing Line Lender, may exceed the amount of such Used Vehicle Floorplan Lender’s Used Vehicle Floorplan Commitment; provided, however, that after giving effect to any Used Vehicle Floorplan Swing Line Loan (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Used Vehicle Floorplan Outstandings shall not exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments and the Used Vehicle Borrowing Base, and (iii) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of any Used Vehicle Floorplan Lender, plus such Lender’s Applicable Used Vehicle Floorplan Percentage of the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall not exceed such Lender’s Used Vehicle Floorplan Commitment, and provided, further, that the Company shall not use the proceeds of any Used Vehicle Floorplan Swing Line Loan to refinance any outstanding Used Vehicle Floorplan Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Company, may borrow under this Section 2.08, prepay under Section 2.09, and reborrow under this Section 2.08.  Each Used Vehicle Floorplan Swing Line Loan may be a Base Rate Loan or a Eurodollar Rate Loan.  Immediately upon the making of a Used Vehicle Floorplan Swing Line Loan, each Used Vehicle Floorplan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Used Vehicle Swing Line Lender a risk participation in such Used Vehicle Floorplan Swing Line Loan in an amount equal to the product of such Lender’s Applicable Used Vehicle Floorplan Percentage times the amount of such Used Vehicle Floorplan Swing Line Loan.

(b)Borrowing Procedures.  At any time an Autoborrow Agreement under the Used Vehicle Floorplan Facility is not in effect, each Used Vehicle Floorplan Swing Line Borrowing and each conversion of Used Vehicle Floorplan Swing Line Loans from one type to the other shall be made upon the Company’s irrevocable notice to the Used Vehicle Swing Line Lender and the Administrative Agent, which may be given by (A) telephone, or (B) a Used Vehicle Floorplan Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Used Vehicle Floorplan Swing Line Loan Notice.  Each such Used Vehicle Floorplan Swing Line Loan Notice must be received by the Used Vehicle Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date or date of conversion of Eurodollar Rate Loans to Base Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and in each case shall specify (i) the amount to be borrowed, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Type of Used Vehicle Floorplan Swing Line Loan to be borrowed or to which existing Used Vehicle Floorplan Swing Line Loans are to be converted.  Promptly after receipt by the Used Vehicle Swing Line Lender of any telephonic Used Vehicle Floorplan Swing Line Loan Notice, the Used Vehicle Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Used Vehicle Floorplan Swing Line Loan Notice and, if not, the Used Vehicle Swing Line Lender will notify the Administrative Agent of the contents thereof.  Unless the Used Vehicle Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Used Vehicle Floorplan Lender) prior to 2:00 p.m. on the date of the proposed Used Vehicle Floorplan Swing Line Borrowing (A) directing the Used Vehicle Swing Line Lender not to make such Used Vehicle Floorplan Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.08(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Used Vehicle Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Used Vehicle Floorplan Swing Line Loan Notice, make the amount of its Used Vehicle Floorplan Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Used Vehicle Swing Line Lender in immediately available funds.  If the Company fails to provide a timely Used Vehicle Floorplan Swing Line Loan Notice requesting a conversion of Eurodollar Rate Loans to Base Rate Loans, such Loans shall, subject to Article III, continue as Eurodollar Rate Loans.  If the Company fails to specify a Type of Used Vehicle Floorplan Swing Line Loan in a Used Vehicle Floorplan Swing Line Loan Notice, then the applicable Used Vehicle Floorplan Swing Line Loan shall, subject to Article III, be made as a Eurodollar Rate Loan.

In order to facilitate the borrowing of Used Vehicle Floorplan Swing Line Loans, the Used Vehicle Swing Line Lender may, in its sole discretion, agree with the Company to (and the Used Vehicle Swing Line Lender and the Company are hereby authorized to) enter into an

Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Used Vehicle Swing Line Lender (the “Autoborrow Agreement”) providing for the automatic advance by the Used Vehicle Swing Line Lender of Used Vehicle Floorplan Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein (each such advance, an “Autoborrow Advance”); provided that, (i) in no event shall the Company be entitled to Autoborrow Advances pursuant to an Autoborrow Agreement at any time an autoborrow arrangement is in effect under the Revolving Credit Facility (any such arrangement, a “Revolving Autoborrow Arrangement”) and (ii) subject to the Administrative Agent’s consent, the Company may, upon 30 days advance notice to the Administrative Agent and the Swing Line Lender, alternate between the autoborrow arrangement described herein and a Revolving Autoborrow Arrangement no more frequently than once in any calendar year.  At any time such an Autoborrow Agreement is in effect, the requirements for Used Vehicle Floorplan Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Used Vehicle Floorplan Swing Line Borrowings shall be made in accordance with the Autoborrow Agreement, until the right to such Used Vehicle Floorplan Swing Line Borrowings is suspended or terminated hereunder or in accordance with the terms of the Autoborrow Agreement.  For purposes of determining the Outstanding Amount under the Used Vehicle Floorplan Commitment at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Used Vehicle Floorplan Swing Line Loans shall be deemed to be the amount of the Used Vehicle Floorplan Swing Line Sublimit.  For purposes of any Used Vehicle Floorplan Swing Line Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America shall be deemed to be a reference to Bank of America, in its capacity as Used Vehicle Swing Line Lender hereunder.

(c)Refinancing of Used Vehicle Floorplan Swing Line Loans.

(i)The Used Vehicle Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Used Vehicle Swing Line Lender to so request on its behalf), that each Used Vehicle Floorplan Lender make a Eurodollar Rate Committed Loan in an amount equal to such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of the amount of Used Vehicle Floorplan Swing Line Loans then outstanding; provided that the Used Vehicle Swing Line Lender intends to request each Used Vehicle Floorplan Lender to make such Eurodollar Rate Committed Loans no less frequently than once in any given calendar month.  Such request shall be made in writing (which written request shall be deemed to be a Used Vehicle Floorplan Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.07, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Aggregate Used Vehicle Floorplan Commitments and the conditions set forth in Section 4.02.  The Used Vehicle Swing Line Lender shall furnish the Company with a copy of the applicable Used Vehicle Floorplan Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Used Vehicle Floorplan Lender shall make an amount equal to its Applicable Used Vehicle Floorplan Percentage of the amount specified in such Used Vehicle Floorplan Committed Loan Notice available (including for this purpose Cash Collateral and other credit support made available with respect to the applicable Used Vehicle Floorplan Swing Line Loan) to the Administrative Agent in immediately available funds for the account of the Used

Vehicle Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Used Vehicle Floorplan Committed Loan Notice, whereupon, subject to Section 2.08(c)(ii), each Used Vehicle Floorplan Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Committed Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the Used Vehicle Swing Line Lender.

(ii)If for any reason any Used Vehicle Floorplan Swing Line Loan cannot be refinanced by such a Used Vehicle Floorplan Committed Borrowing in accordance with Section 2.08(c)(i), the request for Eurodollar Rate Used Vehicle Floorplan Committed Loans submitted by the Used Vehicle Swing Line Lender as set forth herein shall be deemed to be a request by the Used Vehicle Swing Line Lender that each of the Used Vehicle Floorplan Lenders fund its risk participation in the relevant Used Vehicle Floorplan Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Used Vehicle Swing Line Lender pursuant to Section 2.08(c)(i) shall be deemed payment in respect of such participation.

(iii)If any Used Vehicle Floorplan Lender fails to make available to the Administrative Agent for the account of the Used Vehicle Swing Line Lender any amount required to be paid by such Used Vehicle Floorplan Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(i), the Used Vehicle Swing Line Lender shall be entitled to recover from such Used Vehicle Floorplan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Used Vehicle Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Used Vehicle Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Used Vehicle Swing Line Lender in connection with the foregoing.  If such Used Vehicle Floorplan Lender pays such amount (and such Used Vehicle Floorplan Lender has also paid such interest and fees as aforesaid), such amount (other than any such interest and fees as aforesaid) so paid shall constitute such Used Vehicle Floorplan Lender’s Loan included in the relevant Committed Borrowing or funded participation in the relevant Used Vehicle Swing Line Loan, as the case may be.  A certificate of the Used Vehicle Swing Line Lender submitted to any Used Vehicle Floorplan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)Each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans or to purchase and fund risk participations in Used Vehicle Floorplan Swing Line Loans pursuant to this Section 2.08(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Used Vehicle Floorplan Lender may have against the Used Vehicle Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Used Vehicle Floorplan Lender’s obligation to make Used Vehicle Floorplan Committed Loans pursuant to this Section 2.08(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Used Vehicle Floorplan Swing Line Loans, together with interest as provided herein.

(d)Repayment of Participations.

(i)At any time after any Used Vehicle Floorplan Lender has purchased and funded a risk participation in a Used Vehicle Floorplan Swing Line Loan, if the Used Vehicle Swing Line Lender receives any payment on account of such Used Vehicle Floorplan Swing Line Loan, the Used Vehicle Swing Line Lender will distribute to such Used Vehicle Floorplan Lender its Applicable Used Vehicle Floorplan Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Used Vehicle Floorplan Lender’s risk participation was funded) in the same funds as those received by the Used Vehicle Swing Line Lender.

(ii)If any payment received by the Used Vehicle Swing Line Lender in respect of principal or interest on any Used Vehicle Floorplan Swing Line Loan is required to be returned by the Used Vehicle Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Used Vehicle Swing Line Lender in its discretion), each Used Vehicle Floorplan Lender shall pay to the Used Vehicle Swing Line Lender its Applicable Used Vehicle Floorplan Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Used Vehicle Swing Line Lender.  The obligations of the Used Vehicle Floorplan Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)Interest for Account of Used Vehicle Swing Line Lender.  The Used Vehicle Swing Line Lender shall be responsible for invoicing the Company for interest on the Used Vehicle Floorplan Swing Line Loans.  Until each Used Vehicle Floorplan Lender funds its Eurodollar Rate Committed Loan or risk participation pursuant to this Section 2.08 to refinance such Used Vehicle Floorplan Lender’s Applicable Used Vehicle Floorplan Percentage of any Used Vehicle Floorplan Swing Line Loan, interest in respect of such Applicable Used Vehicle Floorplan Percentage shall be solely for the account of the Used Vehicle Swing Line Lender.

(f)Payments Directly to Used Vehicle Swing Line Lender.  The Company shall make all payments of principal and interest in respect of the Used Vehicle Floorplan Swing Line Loans directly to the Used Vehicle Swing Line Lender.

2.09Prepayments.

(a)In addition to the required payments of principal of New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans set forth in Section 2.11, the Company may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay New Vehicle Floorplan

Committed Loans or Used Vehicle Floorplan Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment of such Loans; and (ii) any prepayment of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment, whether such prepayment is applicable to the New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable New Vehicle Floorplan Percentage or Applicable Used Vehicle Floorplan Percentage, as applicable, of such prepayment.  If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Subject to Section 2.21, each such prepayment of New Vehicle Floorplan Committed Loans of the New Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable New Vehicle Floorplan Percentages.  Subject to Section 2.21, each such prepayment of Used Vehicle Floorplan Committed Loans of the Used Vehicle Floorplan Lenders shall be applied in accordance with their respective Applicable Used Vehicle Floorplan Percentages.

(b)The Company may, upon notice to the New Vehicle Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay New Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the New Vehicle Swing Line Lender not later than 2:00 p.m. on the date of the prepayment (or 6:00 p.m.  if such prepayment is accomplished through the Floorplan On-line System).  Each such notice shall specify the date and amount of such prepayment and the New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment.  If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)At any time during which an Autoborrow Agreement is not in effect, the Company may, upon notice to the Used Vehicle Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Used Vehicle Floorplan Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Used Vehicle Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the dated specified therein.

(d)If for any reason the Total New Vehicle Floorplan Outstandings at any time exceed the Aggregate New Vehicle Floorplan Commitments then in effect, the Borrowers (jointly and severally) shall immediately prepay New Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.

(e)If for any reason the Total Used Vehicle Floorplan Outstandings at any time exceed the lesser of the Aggregate Used Vehicle Floorplan Commitments then in effect and the Used Vehicle Borrowing Base then in effect (including the Used Vehicle Borrowing Base in effect after giving pro forma effect to any Disposition or Removed Franchise required to be reported pursuant to Sections 6.02(c) and Sections 6.03(g)), the Company shall immediately prepay Used Vehicle Floorplan Loans in an aggregate amount at least equal to such excess.

(f)If for any reason the Outstanding Amount of any New Vehicle Floorplan Swing Line Loans exceeds either any applicable Within Line Limitation (unless otherwise agreed to by the New Vehicle Swing Line Lender) or the New Vehicle Floorplan Swing Line Sublimit, the Borrowers (jointly and severally) shall immediately prepay such New Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

(g)If for any reason the aggregate Outstanding Amount of Used Vehicle Floorplan Swing Line Loans exceeds the Used Vehicle Floorplan Swing Line Sublimit, the Company shall immediately prepay Used Vehicle Floorplan Swing Line Loans in an aggregate amount at least equal to such excess.

(h)Prepayments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such prepayment.

2.10Termination, Reduction or Conversion of Commitments.

(a)The Company may, upon notice to the Administrative Agent and the New Vehicle Swing Line Lender, terminate the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments, or from time to time permanently reduce the Aggregate New Vehicle Floorplan Commitments or the Aggregate Used Vehicle Floorplan Commitments; provided that (i) any such notice shall be received by the Administrative Agent and the New Vehicle Swing Line Lender not later than 11:00 a.m. 30 days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) if, after giving effect to any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate New Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, (iv) if, after giving effect to any reduction of the Aggregate Used Vehicle Floorplan Commitments, the Used Vehicle Floorplan Swing Line Sublimit exceeds the amount of the Aggregate Used Vehicle Floorplan Commitments, such Sublimit shall be automatically reduced by the amount of such excess, and (v) following any such reduction, no more than 30% of the Aggregate Commitments may be allocated to the Aggregate Used Vehicle Floorplan Commitments.  In connection with any reduction of the Aggregate New Vehicle Floorplan Commitments, the New Vehicle Floorplan Swing Line Lender in its discretion may suspend and/or terminate all or a portion of the then outstanding Payment Commitments or Payoff Letter Commitments which shall be promptly selected by the Company, in an amount that corresponds to the size of said reduction.  The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments.  Any reduction of the Aggregate New Vehicle

Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments shall be applied to the Commitment of each Lender in accordance with (x) its respective Applicable New Vehicle Floorplan Percentage and (y) its respective Applicable Used Vehicle Floorplan Percentage, as the case may be.  All fees and interest accrued under the New Vehicle Floorplan Facility as of the effective date of any termination of the Aggregate New Vehicle Floorplan Commitments shall be paid on the effective date of such termination; provided that, interest due and payable to the New Vehicle Swing Line Lender (in such capacity) shall be due and payable pursuant to terms acceptable to the New Vehicle Swing Line Lender in its sole discretion. All fees and interest accrued under the Used Vehicle Floorplan Facility as of the effective date of any termination of the Aggregate Used Vehicle Floorplan Commitments shall be paid on the effective date of such termination; provided that, interest due and payable to the  Used Vehicle Swing Line Lender (in such capacity), shall be due and payable pursuant to terms acceptable to the Used Vehicle Swing Line Lender in its sole discretion.

(b)At any time there exists any unused portion of the Aggregate Used Vehicle Floorplan Commitments or the Aggregate New Vehicle Floorplan Commitments, and provided that, unless otherwise approved by the Administrative Agent in its sole discretion, no Default shall have occurred and be continuing, the Company may, by delivering to the Administrative Agent and the New Vehicle Floorplan Operations Group a Conversion Notice in substantially the form of Exhibit O not less than three days prior to the date of such conversion, request the Administrative Agent and the Lenders to convert all or a part of such unused portion of the Aggregate Used Vehicle Floorplan Commitments into Aggregate New Vehicle Floorplan Commitments or all or a part of such unused portion of the Aggregate New Vehicle Floorplan Commitments into Aggregate Used Vehicle Floorplan Commitments, provided, (a) any such conversion of Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments shall be allocated on a pro rata basis among the Lenders holding Commitments in the Applicable Facility being converted, (b) following any such conversion, at least 70% of the Aggregate Floorplan Facility Commitments must be allocated to the Aggregate New Vehicle Floorplan Commitments.  Following such notice from the Company to the Administrative Agent and the New Vehicle Floorplan Operations Group and subject to the foregoing, the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, as applicable, shall upon such request be increased by the amount so requested by the Company.  At any time there exists any unused amount of a converted portion of the Aggregate New Vehicle Floorplan Commitments or Aggregate Used Vehicle Floorplan Commitments, the Company may request the Administrative Agent and the New Vehicle Floorplan Operations Group to reverse any such portion thereof by delivering a Conversion Notice in substantially the form of Exhibit O, in whole or in part, and in such event the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments shall be restored, as applicable, in the respective amounts so requested by the Company.

2.11Repayment of Loans.

(a)Repayment of New Vehicle Floorplan Loans.

(i)The New Vehicle Borrowers (jointly and severally) shall repay the New Vehicle Floorplan Committed Loans on the Maturity Date.

(ii)The New Vehicle Borrowers (jointly and severally) shall repay each New Vehicle Floorplan Swing Line Loan (x) at any time on demand by the New Vehicle Floorplan Swing Line Lender and (y) on the Maturity Date.

(iii)(A) The New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the New Vehicle Floorplan Loan with respect to any New Vehicle (including without limitation, any New Vehicles that are dealer trades, Rental Vehicles, Demonstrators, and Service Loaner Vehicles) that has been sold by any New Vehicle Borrower:  (1) with respect to New Vehicles other than those described in clause (2) below, five (5) Business Days after the sale or lease thereof, and (2) with respect to Fleet Vehicles, upon the earliest to occur of (aa) thirty (30) days of the date of sale or lease (other than the ordinary course lease of a Rental Vehicle) and (bb) two (2) Business Days following receipt of proceeds from such sale or lease thereof.  With respect to each New Vehicle that has not been sold, the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to (i) in the case of any such New Vehicle held as Inventory, beginning 12 months after the date such New Vehicle is Deemed Floored, monthly payments of 10% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 15 months after the date such New Vehicle is Deemed Floored, and (ii) in the case of each Demonstrator, Rental Vehicle, Service Loaner Vehicle and other mileaged Vehicle, beginning the date such New Vehicle is Deemed Floored, monthly payments of 2% of the original amount of the New Vehicle Floorplan Loan relating to such New Vehicle, with the final payment for all amounts then outstanding under such New Vehicle Floorplan Loan due 24 months after the date such New Vehicle is Deemed Floored.  Upon the funding thereof, any New Vehicle Floorplan Overdraft shall be due and payable in full by the New Vehicle Borrowers on the next following Business Day.

(B)If any Loan Party sells all or substantially all of the assets of a dealership or franchise to a Person other than a New Vehicle Borrower (each such sale being referred to as a “Dealership Sale”), then the New Vehicle Borrowers (jointly and severally) shall pay in full an amount equal to the outstanding New Vehicle Floorplan Loan, if any, with respect to each New Vehicle that had been owned by (or identified as an asset on the books or records of) such dealership or franchise immediately prior to such Dealership Sale, which payment shall be made no later than five (5) Business Days following the receipt of proceeds from such Dealership Sale (whether or not such New Vehicle was sold in connection with such Dealership Sale).

(C)If the Company terminates the designation of a Subsidiary as a “New Vehicle Borrower” with respect to any Removed Franchise in accordance with Section 2.19(e), then the New Vehicle Borrowers (jointly and severally) shall (1) repay each New Vehicle Floorplan Committed Loan and each New Vehicle Floorplan Swing Line Loan with respect to any New Vehicle that is subsequently financed by Permitted Silo Indebtedness at such Removed Franchise immediately upon the applicable date (each such date, a “Silo Financing Commencement Date”) such Subsidiary begins to finance New Vehicles through Permitted Silo Indebtedness as permitted by Section 2.19(e), and (2) repay (within five (5) Business Days after the applicable Silo Financing Commencement Date) any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan with respect to any other Vehicle that is owned by any respective Removed Franchise on or after the applicable Silo Financing Commencement Date.

(iv)Payments required to be made by any New Vehicle Borrower as set forth in Section 2.11(a)(i) and (ii) shall be applied in the following order:  (1) first, to the outstanding principal balance and then to accrued interest on any New Vehicle Floorplan Overdraft, (2) second, to the outstanding principal balance of New Vehicle Floorplan Swing Line Loans, and (3) finally, to the remaining outstanding principal balance of the New Vehicle Floor Plan Committed Loans.    Payments required to be made by any New Vehicle Borrower as set forth in Section 2.11(a)(iii) shall be applied first to the outstanding principal balance and then to accrued interest on the New Vehicle Floorplan Loan with respect to such New Vehicle, and then in the order set forth in the sentence above.

(v)In the event of any disputed or duplicate New Vehicle Floorplan Loan (each a “Disputed Existing Loan”) being refinanced or paid down by any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan in reliance on information provided by the Company, any Subsidiary or any existing lender pursuant to any audit completed under Section 4.01(a)(xvii), the Borrowers will (jointly and severally) upon demand, repay any New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan related to such Disputed Existing Loan, including accrued interest with respect to such New Vehicle Floorplan Committed Loan or New Vehicle Floorplan Swing Line Loan, regardless of whether such Disputed Existing Loan has been resolved with the prior lender.

(vi)Without limiting any other rights or obligations hereunder, interest, curtailment and other payments then due pursuant to this Section 2.11(a) or Section 2.13(b) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the applicable New Vehicle Borrower with Bank of America pursuant to the Floorplan On-line System (provided that if there are not sufficient funds in such account to pay such amounts, then the New Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due).  Without limiting any other rights or obligations hereunder, commitment fees with respect to the New Vehicle Floorplan Facility that are then due pursuant to Section 2.13(a) shall be automatically debited on the Automatic Debit Date of each month from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such amounts, then the New Vehicle Borrowers, jointly and severally, shall pay such amounts in cash when due).

(vii)Payments made in respect of any New Vehicle Floorplan Loan must specify the applicable New Vehicle Borrower and New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s)) attributable to such payment.

(b)Repayment of Used Vehicle Floorplan Loans.

(i)The Company shall repay each Used Vehicle Floorplan Committed Loan on the Maturity Date.

(ii)At any time an Autoborrow Agreement is in effect, Used Vehicle Floorplan Swing Line Loans shall be repaid in accordance with the terms of such Autoborrow Agreement.  At any time an Autoborrow Agreement is not in effect, the Company shall repay each Used Vehicle Floorplan Swing Line Loan (x) no less frequently than twice in any calendar month, (y) at any time on demand by the Used Vehicle Swing Line Lender and (z) on the Maturity Date.

2.12Interest.

(a)Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), each Borrower, jointly and severally, shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(v)Notwithstanding anything herein to the contrary, all New Vehicle Floorplan Loans (including New Vehicle Floorplan Committed Loans and New Vehicle Swing Line Loans) outstanding at any time shall bear interest at the same rate.

(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder (i) shall be automatically debited from a deposit account maintained by the Company with Bank of America (provided that if there are not sufficient funds in such account to pay such interest, then the Borrowers shall pay such interest when due), and (ii) shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.13Fees.

(a)Commitment Fees.  The Borrowers (jointly and severally) shall pay to the Administrative Agent for the account of each New Vehicle Floorplan Lender in accordance with its Applicable New Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate New Vehicle Floorplan Commitments exceed the Outstanding Amount of New Vehicle Floorplan Committed Loans.  The Company shall pay to the Administrative Agent for the account of each Used Vehicle Floorplan Lender in accordance with its Applicable Used Vehicle Floorplan Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Used Vehicle Floorplan Commitments exceed the Outstanding Amount of Used Vehicle Floorplan Committed Loans.   The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the Automatic Debit Date after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fees shall be calculated quarterly in arrears, and if there is any change in the respective Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.   New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans shall not be included in calculating the Outstanding Amount of New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans used in determining the commitment fees set forth above.

(b)Other Fees.  (i)  The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Bank of America Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)The Company shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.14Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.16(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.15Evidence of Debt.

(a)The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.16Payments Generally; Administrative Agent’s Clawback.

(a)General.  All payments to be made by any Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable New Vehicle Floorplan Percentage or

Applicable Used Vehicle Floorplan Percentage, as applicable (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 or Section 2.07 and may (but shall be under no obligation to), in reliance upon such assumption, make available to the Company or applicable New Vehicle Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender, the Company and the other Borrowers jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company or applicable New Vehicle Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Company or any other Borrower, the interest rate applicable to Base Rate Loans.  If the Company or any other Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company or applicable New Vehicle Borrower the amount of such interest paid by the Company or such Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing.  Any payment by the Company or any other Borrower shall be without prejudice to any claim the Company or any other Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Company (on its own behalf or on behalf of another Borrower) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may (but shall be under no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of New Vehicle Floorplan Lenders Several.  The obligations of the New Vehicle Floorplan Lenders hereunder to make New Vehicle Floorplan Committed Loans, to fund participations in New Vehicle Floorplan Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any New Vehicle Floorplan Lender to make any New Vehicle Floorplan Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other New Vehicle Floorplan Lender of its corresponding obligation to do so on such date, and no New Vehicle Floorplan Lender shall be responsible for the failure of any other New Vehicle Floorplan Lender to so make its New Vehicle Floorplan Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)Obligations of Used Vehicle Floorplan Lenders Several.  The obligations of the Used Vehicle Floorplan Lenders hereunder to make Used Vehicle Floorplan Committed Loans, to fund participations in Used Vehicle Floorplan Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Used Vehicle Floorplan Lender to make any Used Vehicle Floorplan Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Used Vehicle Floorplan Lender of its corresponding obligation to do so on such date, and no Used Vehicle Floorplan Lender shall be responsible for the failure of any other Used Vehicle Floorplan Lender to so make its Used Vehicle Floorplan Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(f)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.17Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed

Loans made by it, or the participations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase from the other applicable Lenders (in the respective New Vehicle Floorplan Facility or Used Vehicle Floorplan Facility (for cash at face value) participations in the applicable New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans and subparticipations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective New Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Committed Loans and other amounts owing them, provided that:

(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender, (y) the application of Cash Collateral in respect of obligations relating to New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans provided for in Section 2.20, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans or subparticipations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, as the case may be, to any assignee or participant, other than an assignment, participation or subparticipation to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.18Increase in Commitments.

(a)Request for Increase.  Provided there exists no Default nor any Revolving Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount for all such requests, not exceeding $250,000,000 in the aggregate, provided that the Company may make a maximum of five (5) such requests.  Such increase shall be allocated between the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan

Commitments as requested by the Company and specified in its notice, provided that, (a) any increase in the Commitments of any Lender shall be allocated on a pro rata basis between its New Vehicle Floorplan Commitment and its Used Vehicle Floorplan Commitment (consistent with the pro rata allocation of the entire increase on such occasion between the Aggregate New Vehicle Floorplan Commitments and the Aggregate Used Vehicle Floorplan Commitments), and (b) following any such increase, no more than 30% of the Aggregate Commitments may be allocated to the Aggregate Used Vehicle Floorplan Commitments.  At the time of sending any such notice, the Company (in consultation with the Administrative Agent) shall specify (x) the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders) and (y) whether the requested increase is for the New Vehicle Floorplan Commitments or the Used Vehicle Floorplan Commitments.

(b)Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its respective Commitment, and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and (C) no Revolving Default exists.  The Borrowers shall prepay any New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, outstanding on the Increase Effective Date to the extent necessary to keep the outstanding New Vehicle Floorplan

Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, ratable with any revised Applicable Percentages arising from any nonratable increase in the New Vehicle Floorplan Commitments or Used Vehicle Floorplan Commitments, as the case may be, under this Section.

(f)Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.17 or 10.01 to the contrary.

2.19New Vehicle Borrowers.

(a)Effective as of the date hereof, each Subsidiary that has executed this Agreement shall be a “New Vehicle Borrower” hereunder and may receive New Vehicle Floorplan Loans for its account on the terms and conditions set forth in this Agreement.

(b)If any Subsidiary engages in the sale or leasing of New Vehicles and the Company wishes to designate such Subsidiary as a New Vehicle Borrower, the Company shall deliver to the Administrative Agent, pursuant to Section 6.14 or otherwise, a Joinder Agreement executed by such Subsidiary identifying such Subsidiary as a New Vehicle Borrower; provided that a New Vehicle Borrower shall not be required to execute a Joinder Agreement if such New Vehicle Borrower has executed and delivered this Agreement on the Closing Date.  The parties hereto acknowledge and agree that prior to any such Subsidiary becoming entitled to utilize the credit facilities provided for in Sections 2.01 through 2.03 the Administrative Agent, the New Vehicle Swing Line Lender, and the other Lenders shall have received the documents required by Section 6.14.  If the Administrative Agent and the New Vehicle Swing Line Lender agree that such Subsidiary shall be entitled to receive New Vehicle Floorplan Loans hereunder, then promptly following receipt of all such documents required by Section 6.14, the Administrative Agent shall send a notice in substantially the form of Exhibit K (a “New Vehicle Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Subsidiary shall constitute a New Vehicle Borrower for purposes hereof, whereupon each of the New Vehicle Floorplan Lenders agrees to permit such New Vehicle Borrower to receive New Vehicle Floorplan Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such New Vehicle Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(c)Notwithstanding any other provision of this Agreement, each New Vehicle Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations under the New Vehicle Floorplan Facility now or hereafter owed to the Administrative Agent, the New Vehicle Swing Line Lender and the New Vehicle Floorplan Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined (such Obligations, the “New Vehicle Borrowers’ Liabilities”).

(d)Each New Vehicle Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations or any guaranty of any of the New Vehicle Borrowers’ Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”); (ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided; (iii) any acceleration of the maturity of any of the New Vehicle Borrowers’ Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements; (iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the New Vehicle Borrowers’ Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements; (v) any dissolution of any Borrower, any Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Loan Party or any other party to a Related Agreement; (vi) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part; (vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the New Vehicle Borrowers’ Liabilities; (viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the New Vehicle Borrowers’ Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement; and (ix) any other circumstance whatsoever (with or without notice to or knowledge of such New Vehicle Borrower) which may or might in any manner or to any extent vary the risks of such New Vehicle Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the New Vehicle Borrowers’ Liabilities. It is the express purpose and intent of the parties hereto that the joint and several liability of each New Vehicle Borrower for the New Vehicle Borrowers’ Liabilities shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided. Notwithstanding the foregoing, the liability of each New Vehicle Borrower with respect to its New Vehicle Borrowers’ Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.

(e)The Company shall be permitted to terminate the designation of a Subsidiary as a “New Vehicle Borrower” with respect to any particular franchise (any such franchise, a “Removed Franchise”) and redesignate such Subsidiary as a “Dual Subsidiary” or a “Silo Subsidiary”, as applicable, in order to finance New Vehicles through Permitted Silo Indebtedness so long as (i) the Company has (x) delivered notice of such request to the Administrative Agent, (y) in the case of a Dual Subsidiary, executed and delivered acknowledgements (in form and substance reasonably acceptable to the Administrative Agent) of such Subsidiary’s continuing Obligations under the Loan Documents (including pursuant to the Subsidiary Guaranty) as requested by the Administrative Agent and (z) prepaid all outstanding New Vehicle Floorplan

Loans with respect to such redesignation as required by Section 2.11(a)(iii)(C) and otherwise complied with Section 7.17, (ii) such Subsidiary otherwise qualifies as a “Silo Subsidiary” or a “Dual Subsidiary”, as applicable, entitled to incur Permitted Silo Indebtedness pursuant to the terms of the Agreement at the time of such redesignation, and (iii) no Default or Event of Default then exists or will result therefrom.  Following any such redesignation, (i) such Subsidiary shall no longer be entitled to utilize the credit facilities provided for in Sections 2.01 through 2.03 with respect to any Removed Franchise and (ii) the Company shall no longer be permitted to include any of the assets of such Subsidiary in the Used Vehicle Borrowing Base.

(f)Each Subsidiary that is or becomes a “New Vehicle Borrower” pursuant to this Section 2.19 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any New Vehicle Floorplan Loans made by the Lenders to any such New Vehicle Borrower hereunder.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each New Vehicle Borrower.

2.20Cash Collateral and Other Credit Support.

(a)Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders (including the New Vehicle Swing Line Lender and the Used Vehicle Floorplan Lender), a security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than that required to eliminate the applicable Fronting Exposure, the Borrowers (jointly and severally) or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate the applicable Fronting Exposure. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral under any of this Section 2.20 or Sections 2.03 or 2.08 in respect of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans shall be held and applied  to the satisfaction of the specific New Vehicle Floorplan Swing Line Loans, Used Vehicle Floorplan Swing Line Loans or obligations to fund participations therein

(including, as to Cash Collateral provided by a Defaulting Lender, interest accrued on such obligation) for which the Cash Collateral or other credit support was so provided, prior to any other application of such property as may be provided for herein.

(c)Release.  Cash Collateral provided pursuant to any of the Sections referred to in Section 2.20(b) shall be released (except (i) as may be agreed to among the parties posting, and the New Vehicle Floorplan Swing Line Lender or the Used Vehicle Floorplan Swing Line Lender benefitting from, such Cash Collateral and (ii) Cash Collateral provided by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default) promptly following the payment or satisfaction of the obligations giving rise to delivery of such Cash Collateral, or, as to Cash Collateral provided pursuant to Sections 2.03 or 2.08, such earlier date as (A) the status of the applicable Lender as a Defaulting Lender shall be terminated or (B) the Administrative Agent shall determine in good faith that there remain outstanding no actual or potential Defaulting Lender funding obligations as to which the benefitted New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender desires to maintain Cash Collateral.

2.21Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows;  first, as to any payment made in respect of principal of Loans, ratably to the principal amount of New Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Committed Loans, as applicable, of other Lenders as if such Defaulting Lender had no Loans outstanding, until such time as the Outstanding Amount of New Vehicle Floorplan Committed Loans and Used Vehicle Floorplan Committed Loans of each Lender, as applicable, shall equal its pro rata share thereof based on its Applicable Percentage (without giving effect to Section 2.21(a)(iv)); second, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the Administrative Agent; third, to any amounts (including interest thereon) owed hereunder by such Defaulting Lender to the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (to the extent the Administrative Agent has received notice thereof), ratably to the Persons entitled thereto; fourth, to the posting of Cash Collateral (or funding of participations, as applicable) in respect of its Applicable Percentage (without giving effect to Section 2.21(a)(iv)) of New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans, (x) ratably to the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender in accordance with their respective applicable Fronting Exposures and (y) thereafter, to reduce ratably any reallocation of Applicable Percentages of other Lenders previously effected under Section 2.21(a)(iv); and fifth, to the Defaulting Lender or otherwise as required by applicable Law.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. Such Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 2.13(a) for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender as to which the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable) has not received Cash Collateral pursuant to Section 2.03 or 2.08, then upon the request of the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender (as applicable) to the Administrative Agent, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in New Vehicle Floorplan Swing Line Loans or Used Vehicle Floorplan Swing Line Loans pursuant to Sections 2.03 and 2.08, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the initial date thereof, no Default or Event of Default shall have occurred and be continuing; (ii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in New Vehicle Floorplan Swing Line Loans shall not exceed the positive difference, if any, between (1) the New Vehicle Floorplan Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the New Vehicle Floorplan Committed Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other New Vehicle Floorplan Swing Line Loans (prior to giving effect to such reallocation), (iii) in all cases, the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Used Vehicle Floorplan Swing Line Loans shall not exceed the positive difference, if any, between (1) the Used Vehicle Floorplan Commitment of such non-Defaulting Lender and (2) the aggregate Outstanding Amount of the Used Vehicle Floorplan Committed Loans of such Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all other Used Vehicle Floorplan Swing Line Loans (prior to giving effect to such reallocation).

(b)Defaulting Lender Cure.  If the Company, the Administrative Agent, the New Vehicle Swing Line Lender and the Used Vehicle Swing Line Lender agree in writing in their reasonable discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the New Vehicle Floorplan Committed Loans, Used Vehicle Floorplan Committed Loans and funded and unfunded participations in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender (and the Applicable Percentages of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE IIA
SECURITY

2A.01

Security.  As security for the full and timely payment and performance of all Obligations, each Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Administrative Agent and its counsel to grant to the Revolving Administrative Agent for the benefit of the Secured Parties a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments.  Without limiting the foregoing, each Borrower shall deliver, and shall cause each other applicable Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement and the Master Intercreditor Agreement and (b) UCC financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Revolving Administrative Agent for the benefit of the Secured Parties on the Collateral.  In addition, and without limiting the foregoing, each Borrower shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Administrative Agent may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Article IIA and each of the Security Instruments.

2A.02

Further Assurances.  At the request of the Administrative Agent from time to time, each Borrower will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Administrative Agent, or the Revolving Administrative Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Administrative Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Revolving Administrative Agent for the benefit of the Secured Parties contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower or any other Loan Party after the Closing Date and all Collateral moved to or from time to time located at locations owned by third parties, including all leased locations, bailees, warehousemen and third party processors.  Each of the Administrative Agent and the Revolving Administrative Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of any Borrower or any Loan Party appearing thereon, all UCC financing statements reflecting any Borrower or any other Loan Party as “debtor” and the Revolving Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent or the Revolving Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

2A.03

Information Regarding Collateral.  Each Borrower represents, warrants and covenants that Schedule 2A.03(a) contains a true and complete list of (i) the exact legal name, jurisdiction of formation and location of the chief executive office of each Borrower and each other Person providing Collateral pursuant to a Security Instrument on the Closing Date (such Persons, together with any other Persons that provide Collateral at any time pursuant to a Security Instrument, being referred to collectively as the “Grantors”), (ii) each trade name, trademark or other trade style used by such Grantor on the Closing Date, (iii) each location in which goods constituting Collateral having an aggregate value in excess of $100,000 are located as of the Closing Date, whether owned, leased or third-party locations, and (iv) with respect to each leased or third party location, the name of each owner of such location and a summary description of the relationship between the applicable Grantor and such Person.  Each Borrower further covenants that it shall not change, and shall not permit any other Grantor to change, its name, type of entity, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than 15 days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at such Borrower’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection of the Lien of the Revolving Administrative Agent for the benefit of the Secured Parties in Collateral.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative

Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or any such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Company and each other Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications.

(i) the Company and each other Borrower (jointly and severally) shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Company and each other Borrower shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrowers, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments. Upon request by the Company, any other Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Company, any other Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company or such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company or such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or such Borrower or the Administrative Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in

Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Company or any other Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BENE, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BENE, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed copies of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company or any other Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BENE, as applicable; or

(IV)to the extent a Foreign Lender is not the beneficial owner of the applicable interest in any Credit Extension or Commitment, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-SECT, IRS Form W-8BEN or W-8BENE, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N‑4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the effective date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans hereunder and this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines that it has received a refund of any Taxes as to which it has been indemnified by the Company or any other Borrower or with respect to which the Company or any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Company or such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or such Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company and each other Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Company or such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Company or any other Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company, any other Borrower or any other Person.

(g)Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension, continue Eurodollar Rate Loans, or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Company and each other Borrower (jointly and severally) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Company and each other Borrower (jointly and severally) shall also pay accrued interest on the amount so prepaid or converted.

3.03Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof,  (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into (i) in the case of a New Vehicle Floorplan Committed Loan, a request for a New Vehicle Floorplan Committed Borrowing of Base Rate Loans, (ii) in the case of a New Vehicle Floorplan Swing Line Loan, a request for a New Vehicle Floorplan Swing Line Borrowing of Base Rate Loans, (iii) in the case of Used Vehicle Floorplan Committed Loan, a request for a Used Vehicle Floorplan Committed Borrowing of Base Rate Loans, and (iv) in the case of a Used Vehicle Floorplan Swing Line Loan, a request for a Used Vehicle Floorplan Swing Line Borrowing of Base Rate Loans, in each case in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted

Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04Increased Costs; Reserves on Eurodollar Rate Loans.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining in any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company and each other Borrower (jointly and severally) will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company and each other Borrower (jointly and severally) will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Company and each other Borrower (jointly and severally) shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that neither the Company nor any other Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Reserves on Eurodollar Rate Loans.  The Company and each other Borrower, jointly and severally, shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Company and each other Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Company and each other Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or the Company or any other Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company and each other Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company and each other Borrower (jointly and severally) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Company or any other Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.05(a), the Company may replace such Lender in accordance with Section 10.13.

3.06Survival.  All of the Company’s and each other Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT

4.01Amendment and Restatement.  The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement is subject to satisfaction or waiver of the following conditions precedent:

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)executed counterparts of (A) this Agreement, (B) the Security Agreement, (C) the Company Guaranty and (D) the Subsidiary Guaranty, in each case, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii)a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)subject to delivery as referenced on Schedule 7.25, such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Revolving Administrative Agent and each Lender, as to the matters set forth in Exhibit L (which shall include matters of Delaware, North Carolina, South Carolina and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi)a favorable opinion of local counsel to the Loan Parties in Florida, Texas, California, Alabama, and Tennessee, addressed to the Administrative Agent and each Lender in form and substance satisfactory to the Administrative Agent;

(vii)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii)a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(ix)a certificate signed by the chief executive officer, chief financial officer, treasurer or chief accounting officer of each Loan Party certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;

(x)a duly completed preliminary Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 30, 2016, signed by a Responsible Officer of the Company;

(xi)a duly completed preliminary Used Vehicle Borrowing Base Certificate dated as of the Closing Date certifying as to the Used Vehicle Borrowing Base as of October 31, 2016, signed by a Responsible Officer of the Company;

(xii)to the extent not otherwise delivered prior to the date hereof, a copy of (A) each standard form of Franchise Agreement for each vehicle manufacturer or distributor and (B) each executed Framework Agreement;

(xiii)duly executed consents and waivers required pursuant to any Franchise Agreement or Framework Agreement;

(xiv)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Revolving Administrative Agent (on behalf of the Secured Parties) as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;

(xv)consolidating balance sheets (including a separate line item for Eligible Used Vehicle Inventory) for the Company and each Subsidiary as at the end of September 30, 2016, and the related consolidating statements of income or operations, all in reasonable detail prepared by management of the Company or such Subsidiary, in each case with subtotals for (a) each Subsidiary, (b) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries) and (c) all Silo Subsidiaries grouped by each Silo Lender, and in each case prior to intercompany eliminations;

(xvi)forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent for each of the first five years following the Closing Date;

(xvii)if required by the Administrative Agent or the Revolving Administrative Agent, in their respective sole discretion, satisfactory results of audits of the Collateral, provided that, whether or not any such audit is performed, the Administrative Agent and the New Vehicle Swing Line Lender shall be entitled to rely on information provided by any existing lender of the Company or its Subsidiaries as to any Vehicles and existing new vehicle facilities being refinanced or paid down on the Closing Date;

(xviii)UCC financing statements or amendments to previously filed UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Revolving Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien (with the priority described therein) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Revolving Administrative Agent for the benefit of the Secured Parties under the Security Instruments as a valid and perfected Lien in and to such other Collateral as the Administrative Agent may require;

(xix)UCC search results with respect to the Borrowers showing only Liens acceptable to the Administrative Agent (or pursuant to which arrangements satisfactory to the Administrative Agent shall have been made to remove any unacceptable Liens promptly after the Closing Date);

(xx)such duly executed Landlord Waivers for locations of the Borrowers not already in effect pursuant to the Existing Credit Agreement, as may be requested by the Administrative Agent in its sole discretion;

(xxi)a certificate signed by a Responsible Officer of the Company certifying as to the status of the Unrestricted Subsidiaries; and

(xxii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or the Required Lenders reasonably may require.

(b)Any upfront fees or other fees required to be paid to the “collateral agent” under the Loan Documents, the Administrative Agent, the Arranger, or any Lender on or before the Closing Date pursuant to any Loan Document or the Existing Credit Agreement shall have been paid.

(c)Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(d)The Revolving Credit Facility shall have been amended and restated substantially simultaneously with the consummation of this Agreement.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02Conditions to all Borrowings.  The obligation of each Lender to honor any Request for Borrowing (other than pursuant to (x) a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, in each case requesting only a conversion of New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, to the other Type, (y) a Payment Commitment, or (z) a Payoff Letter Commitment) is subject to the following conditions precedent:

(a)The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)(i) in the case of Used Vehicle Floorplan Borrowings, no Used Vehicle Default, Used Vehicle Event of Default or Revolving Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof, (ii) in the case of New Vehicle Floorplan Borrowings, (A) no New Vehicle Event of Default shall exist, or would result from such proposed Borrowing or the application of the proceeds thereof, with respect to the New Vehicle Borrower that is requesting the Borrowing, (B) no New Vehicle Event of Default under Section 8.03(e) or (f) shall exist, (C) no New Vehicle Event of Default  under Section 8.03(h) or (i) shall exist with respect to the Company and (D) no New Vehicle Event of Default under any other subsection of Section 8.03 has continued for thirty (30) days or more.

(c)The Administrative Agent and, if applicable, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender shall have received a Request for Borrowing in accordance with the requirements hereof; provided that, with respect to Used Vehicle Floorplan Swing Line Borrowings, for purposes of this Section 4.02(c) and the last sentence of Section 4.02, while an Autoborrow  Agreement is in effect, the Company shall be deemed to have given a Used Vehicle Floorplan Swing Line Loan Notice (and reaffirmed the representations and warranties described herein and satisfied all other conditions to funding hereunder) as of each day on which an Autoborrow Advance is made.

(d)In the case of any Used Vehicle Floorplan Borrowing, the Total Used Vehicle Floorplan Outstandings after giving effect to such Borrowing shall not exceed the Used Vehicle Borrowing Base on such date.

(e)If the applicable Borrower is a New Vehicle Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a New Vehicle Borrower shall have been met to the satisfaction of the Administrative Agent.

Each Request for Borrowing (other than a New Vehicle Committed Loan Notice or a Used Vehicle Committed Loan Notice, in each case requesting only a conversion of New Vehicle Floorplan Committed Loans or Used Vehicle Floorplan Committed Loans, as applicable, to the other Type) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), and (b) have been satisfied on and as of the date of the applicable Borrowing.

4.03Conditions to all New Vehicle Floorplan Borrowings pursuant to a Payment Commitment or a Payoff Letter Commitment.  The obligation of the New Vehicle Floorplan Swing Line Lender to honor any request for a New Vehicle Floorplan Borrowing pursuant to a Payment Commitment or a Payoff Letter Commitment is subject to the following conditions precedent:

(a)To the extent required pursuant to the terms of such Payment Commitment or Payoff Letter Commitment, as the case may be, the New Vehicle Floorplan Swing Line Lender shall have received a manufacturer/distributor invoice, cash draft, electronic record, depository transfer check, sight draft, or such other documentation as may be specified in such Payment Commitment or Payoff Letter Commitment, identifying the Vehicles delivered or to be delivered to the applicable New Vehicle Borrower; and

(b)any other conditions precedent set forth in such Payment Commitment or Payoff Letter Commitment.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each of the Company and each New Vehicle Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.  Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Revolving Administrative Agent, for the benefit of the Secured Parties, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.04Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated September 30, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows, and consolidating statements of income or operations, in each case for the fiscal quarter ended on that date, and in each case prior to intercompany eliminations (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.  Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries not included in such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)To the Company’s best knowledge, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could  reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (x) covenant compliance calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

5.06Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.  Schedule 5.06 (as supplemented by any written notices provided by the Company after the Closing Date pursuant to Section 6.02(a)) sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07No Default.  Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08Ownership of Property; Liens.  Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09Environmental Compliance.  The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10Insurance.  The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of the Security Instruments.

5.11Taxes.  The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12ERISA Compliance.

(a)Each Plan, and to the knowledge of the Company, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.  Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code with respect to all plan document qualification requirements for which the applicable remedial amendment period has closed and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the best knowledge of the Company, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)(i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

5.13Subsidiaries; Equity Interests.  As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or its Subsidiaries in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens.  The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.  All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.

5.14Margin Regulations; Investment Company Act.

(a)Neither the Company nor any New Vehicle Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15Disclosure.  The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16Compliance with Laws.  Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17Intellectual Property; Licenses, Etc.  The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18Books and Records.  Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

5.19Franchise Agreements and Framework Agreements.  The Company has provided to the Administrative Agent true, correct and complete copies of (a) a standard form of Franchise Agreement for each vehicle manufacturer or distributor and (b) each Framework Agreement, in each case in effect as of the Closing Date.  Except as set forth on Schedule 5.19 or with respect to any Franchise Agreement entered into after the Closing Date and delivered to the Administrative Agent and each Lender pursuant to Section 6.03(f), there is no material deviation in any Franchise Agreement from the standard form of Franchise Agreements for the applicable vehicle manufacturer or distributor delivered as of the Closing Date.  Each Franchise Agreement and, on the date of this Agreement, Framework Agreement is, other than as disclosed in writing to the Administrative Agent and the Lenders, in full force and effect and is enforceable by the applicable Loan Party in accordance with its terms.  To the knowledge of the Company, (a) no party to any Franchise Agreement is in material breach of, or has failed to perform in any material respect or is in material default under, such Franchise Agreement and (b) no party to any Franchise Agreement has given or received any notice of any proposed or threatened termination of such Franchise Agreement or Framework Agreement (except any such notice that has been disclosed to the Administrative Agent and each Lender, as the case may be, pursuant to Section 6.03(f)).  In the event of any default or non-compliance under any Framework Agreement, the principal remedy available to any manufacturer or distributor party thereto is to prohibit the applicable Subsidiary from acquiring additional franchised vehicle dealerships from such manufacturer or distributor (and not in any event to terminate the operations at any existing vehicle dealership).

5.20Collateral.

(a)The provisions of each of the Security Instruments are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

(b)No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.

5.21Solvency.  Both before and after giving effect to the Loans hereunder, each Loan Party is Solvent.  On the Closing Date, both before and after giving effect to the Loans hereunder, each Loan Party is Solvent.

5.22Labor Matters.  As of the date hereof, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.

5.23Acquisitions.  As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition will have been obtained, satisfied, or waived (except that (i) no conditions imposed by the Loan Documents are so waivable other than with the consent of the Required Lenders and (ii) no other conditions shall be waived if such waiver would materially adversely affect the benefits to be obtained by the Company or the Secured Parties from such Acquisition), as the case may be.

5.24Real Estate Indebtedness.  The amount of any Indebtedness of the Company and its Subsidiaries secured by Liens on the real property and improvements financed thereby is no greater than eighty-five percent (85%) of the value of such real property and improvements as set forth in an appraisal of such real property and improvements prepared by an independent Member of the Appraisal Institute certified appraiser in connection with such Indebtedness (which appraisal shall be delivered to Administrative Agent upon its request).

5.25Service Loaner Vehicles.  Any Service Loaner Vehicles that are financed by, or constitute collateral for, any Permitted Third Party Service Loaner Indebtedness are designated as Service Loaner Vehicles in the books of record and account of the Company and its Subsidiaries.

5.26Permitted Third Party Service Loaner Indebtedness.  All Indebtedness for the financing of Service Loaner Vehicles provided by Service Loaner Lenders is secured solely by a Lien on said Service Loaner Vehicles so financed by the respective Service Loaner Lenders and the proceeds of such Service Loaner Vehicles.

5.27OFAC.  Neither the Company, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company and its Subsidiaries, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction, or (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority.

5.28Anti-Corruption Laws.  The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.29EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

5.30Taxpayer Identification Number.  The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

(i)an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;

(ii)a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender (including for such consolidating balance sheet, a separate line item for used vehicle inventory for such Subsidiary groups, or in the case of New Vehicle Borrowers (other than Dual Subsidiaries) Eligible Used Vehicle Inventory of such New Vehicle Borrowers), in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;

(iii)the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(iv)the related consolidating statements of income or operations for such fiscal year with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, in each case prior to intercompany eliminations (and, upon request of the Administrative Agent, setting forth in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and

(v)the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated financial statements to be audited and accompanied by (x) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and (y) (A) management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Required Lenders do not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

(b)as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

(i)an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;

(ii)a consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender (including for such consolidating balance sheet, a separate line item for used vehicle inventory for such Subsidiary groups, or in the case of New Vehicle Borrowers (other than Dual Subsidiaries) Eligible Used Vehicle Inventory of such New Vehicle Borrowers), in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;

(iii)the related unaudited consolidated statement of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(iv)the related consolidating statements of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and

(v)the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)if requested by the Administrative Agent, as soon as available, but in any event within thirty (30) days after the end of each calendar month (including December, but excluding the last month of the fiscal quarter periods described in Section 6.01(b)) of each fiscal year of the Company (or if earlier than such 30th day, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):

(i)an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar month, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;

(ii)a consolidating balance sheet of the Company and its Subsidiaries as at the end of such calendar month, with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender (including for such consolidating balance sheet, a separate line item for used vehicle inventory for such Subsidiary groups, or in the case of New Vehicle Borrowers (other than Dual Subsidiaries) Eligible Used Vehicle Inventory of such New Vehicle Borrowers), in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP;

(iii)the related unaudited consolidated statement of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(iv)the related consolidating statements of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) with subtotals for (x) each Subsidiary, (y) all New Vehicle Borrowers (excluding the results of any Dual Subsidiaries), and (z) Silo Subsidiaries and Dual Subsidiaries grouped by each Silo Lender, in each case prior to intercompany eliminations (and, upon the request of the Administrative Agent, setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP; and

(v)the related unaudited consolidated statements of stockholders’ equity and cash flows for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

such consolidated and consolidating financial statements described in this Section 6.01(c) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

(d)as requested by Administrative Agent, financial statements for any Special Purpose Insurance Captives.

As to any information contained in materials furnished pursuant to Section 6.02(g), the Company shall not be separately required to furnish such information under clause (a), (b), (c) or (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a), (b), (c) and (d) above at the times specified therein.

6.02Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)Concurrently with:

(i)the delivery of the financial statements referred to in Section 6.01(a) and (b) and (if such monthly financial statements are requested by the Administrative Agent) Section 6.01(c), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing  all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount;

(ii)the delivery of the financial statements referred to in Section 6.01(c) (with respect to each January, February, April, May, July, August, October and November), if requested by the Administrative Agent, a duly completed Compliance Certificate signed by a Responsible Officer of the Company, but only including the calculation of the financial covenant set forth in Section 7.11(a);

(iii)the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form satisfactory to the Administrative Agent; and

(iv)any event described herein requiring Pro Forma Compliance, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c)) or Pro Forma Used Vehicle Borrowing Base Certificate, as applicable, signed by a Responsible Officer of the Company;

(b)within twenty (20) days after the end of each calendar month, a duly completed Used Vehicle Borrowing Base Certificate signed by a Responsible Officer of the Company as at the end of such calendar month; provided that, if any Event of Default shall have occurred and be continuing, the Company shall deliver such Used Vehicle Borrowing Base Certificates, each signed by a Responsible Officer of the Company, at any other time requested by the Administrative Agent;

(c)in the event of any Disposition resulting in Net Cash Proceeds in an amount (A) greater than $15,000,000 (excluding the value of New Vehicles and real property sold in such Disposition and reasonable costs associated with the closing of such Disposition), the Company shall concurrently deliver a notice of Disposition, as required pursuant to Section 6.03(g), and (B) causing a reduction in the Used Vehicle Borrowing Base of greater than 10%, and with respect to any Removed Franchise, the Company shall deliver to the Administrative Agent a duly completed Pro Forma Used Borrowing Base Certificate giving pro forma effect to such Disposition or Removed Franchise, based on the prior month’s Used Vehicle Borrowing Base Certificate and subtracting sold assets or removed assets, as applicable, but reflecting prepayments of Used Vehicle Floorplan Loans required pursuant to Section 2.09(e) in connection with such Disposition or Removed Franchise and delivery of such certificates (such notices and Pro Forma Used Vehicle Borrowing Base Certificates described in the immediately preceding clauses (A) and (B), the “Disposition Deliveries”) and the Used Vehicle Borrowing Base will immediately be adjusted to reflect such Disposition or Removed Franchise;

(d)in the event of any Acquisition, the certificates and information required by Section 7.12;

(e)within a reasonable period of time after any request by the Administrative Agent, Vehicle Title Documentation and manufacturer/dealer statements;

(f)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(g)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(h)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(i)promptly after any request by the Administrative Agent, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”;

(j)[Intentionally omitted]; and

(k)promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the

Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Company shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03Notices.  Promptly notify the Administrative Agent and each Lender:

(a)of the occurrence of any Default;

(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan or Multiple Employer Plan;

(d)of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;

(e)of the Registered Public Accounting Firm’s determination (in connection with its preparation of any report under Section 6.01(a)(ii)) or the Company’s determination at any time of the occurrence or existence of any Internal Control Event;

(f)of (i) any Franchise Agreement entered into after the Closing Date (and a copy of such Franchise Agreement) which deviates in any material respect from the Franchise Agreements for the applicable vehicle manufacturer or distributor delivered on or prior to the Closing Date, (ii) any Framework Agreement (and a copy of such Framework Agreement) entered into after the Closing Date (including the subject matter and term of such Framework Agreement), (iii) the termination or expiration of any Franchise Agreement or Framework Agreement, including the expiration of a Franchise Agreement which has expired as described in Section 8.01(l) and has not been renewed within 30 days; (iv) any amendment or other modification (and a copy of such amendment or modification) of any Framework Agreement, and (v) any material adverse change in the relationship between the Company or any Subsidiary and any vehicle manufacturer or distributor, including the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement;

(g)of the occurrence of any Disposition of property or assets resulting in Net Cash Proceeds greater than $15,000,000 (such amount to exclude the value of New Vehicles and real property sold in such Disposition and reasonable costs associated with the closing of such Disposition), such notice pursuant to this clause (g) to be given on the date of such Disposition and to include (i) a statement of the date of the Disposition and the property or assets Disposed of, and (ii) an itemized calculation of the Net Cash Proceeds from such Disposition (including showing as a separate line item each category of payments, expenses or taxes that are deducted as part of such calculation);

(h)of the occurrence of any Silo Financing Commencement Date occurring during any month with respect to any Removed Franchise of a Subsidiary not later than the last Business Day of such month, stating (i) such Silo Financing Commencement Date, (ii) each applicable Removed Franchise, and (iii) the mandatory prepayments of New Vehicle Floorplan Committed Loans and New Vehicle Floorplan Swing Line Loans required in connection therewith by Section 2.11(a)(iii)(C); and

(i)of the establishment of any program providing for Permitted Third Party Service Loaner Indebtedness of the Company or any Subsidiary, including notice of the name of each manufacturer or finance company providing such Indebtedness and of each Person (including the Company or any Subsidiary) able to incur Indebtedness under such program.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04Payment of Obligations.  Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, including Vehicles, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05Preservation of Existence, Etc.; Maintenance of Vehicle Title Documentation.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) if applicable, preserve and maintain, in accordance with its standard policies and procedures, all manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (collectively, the “Vehicle Title Documentation”) necessary or desirable in the normal conduct of its business and maintain records evidencing which Vehicles are being used as Demonstrators and Rental Vehicles (each as defined in the Floorplan Credit Agreement).

6.06Maintenance of Properties; Repairs.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07Maintenance of Insurance.  (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (b) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (c) maintain insurance to the extent required under all applicable workers’ compensation laws and against loss by reason of business interruption with such insurance policies to be in form reasonably satisfactory to the Administrative Agent.  Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Administrative Agent and the Revolving Administrative Agent not less than thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment) prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Revolving Administrative Agent as an additional insured, and each such policy of casualty insurance shall list the Revolving Administrative Agent as loss payee pursuant to a loss payee clause in form and substance satisfactory to the Administrative Agent and the Revolving Administrative Agent.

6.08Compliance with Laws and Contractual Obligations.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be, including, if applicable, books and records specifying the year, make, model, cost, price, location and vehicle identification number of each Vehicle owned by the Company or such Subsidiary.

6.10Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company (except for access required in connection with a floorplan audit pursuant to Section 6.12, which will be permitted at any time during regular business hours (or at other times consistent with standard industry practice) and without advance notice); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11Use of Proceeds.  Use the proceeds of the Borrowings:

(a)in the case of the New Vehicle Floorplan Facility (i) to finance the acquisition by the New Vehicle Borrowers of New Vehicle Inventory (including dealer trade, Demonstrators, Rental Vehicles and Fleet Vehicles) pursuant to New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Payment Commitments or Payoff Letter Commitments, and (ii) to refinance indebtedness outstanding under existing new vehicle floorplan facilities of the New Vehicle Borrowers, provided pursuant to the Existing Credit Agreement, in each case not in contravention of any Law or any Loan Document; and

(b)in the case of the Used Vehicle Floorplan Facility (i) to finance the acquisition of Used Vehicle inventory, (ii) to refinance indebtedness outstanding under the used vehicle floorplan facility of the Company provided pursuant to the Existing Credit Agreement, and (iii) other working capital, capital expenditures and other lawful corporate purposes, in each case not in contravention of any Law or of any Loan Document;

provided that no proceeds of any Borrowing shall be paid to any Unrestricted Subsidiary.

6.12Floorplan Audits.

(a)Entry on Premises.  Each New Vehicle Borrower shall permit a duly authorized representative of the New Vehicle Swing Line Lender to enter upon such New Vehicle Borrower’s premises during regular business hours (or at other times consistent with standard industry practice) to perform audits of Vehicles constituting Collateral in a manner reasonably satisfactory to the New Vehicle Swing Line Lender on a quarterly basis or at other intervals as requested by the New Vehicle Swing Line Lender from time to time, but no less frequently than three times in any twelve (12) month period.  Each New Vehicle Borrower shall assist the New Vehicle Swing Line Lender, and its representatives, in whatever way reasonably necessary to make the inspections and audits provided for herein.

(b)Delivery of Audits.  Within thirty (30) days after the end of each calendar month of the Company, the New Vehicle Swing Line Lender shall deliver to the Administrative Agent a summary of the audits of each of the New Vehicle Borrowers performed by the New Vehicle Swing Line Lender during the calendar month just ended, setting forth therein a spread sheet reflecting, for each New Vehicle Borrower, a summary of the results of each floorplan audit during the calendar month.  The Administrative Agent shall promptly deliver a copy of such report to each Lender.

6.13Location of Vehicles.  Keep the Vehicles only at the locations set forth on Schedule 6.13, as such schedule may be revised from time to time as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a), except that Vehicles may, in the ordinary course of business, (a) be temporarily in transit to or between such locations or (b) be temporarily removed from such locations (i) for repair or (ii) when being test driven by potential customers.

6.14Additional Subsidiaries.  (i) If the Company requests that New Vehicle Floorplan Loans be made available to a newly acquired or created Subsidiary (other than a Silo Subsidiary) which engages in the business of selling or leasing New Vehicles, or (ii) if any newly created or acquired Subsidiary has Eligible Used Vehicle Inventory included in the Used Vehicle Borrowing Base at any time, then as soon as practicable, but in any event within thirty (30) days after the acquisition or creation of any such Subsidiary (or, if later, by the date such Subsidiary first satisfies the condition in clause (i) or (ii) above) cause to be delivered to the Administrative Agent each of the following:

(i)a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed with respect to becoming a “New Vehicle Borrower” or “Subsidiary Guarantor” (including appropriate indications if such Subsidiary is a Dual Subsidiary);

(ii)UCC financing statements naming such Subsidiary as “Debtor” and naming the Revolving Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its counsel to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Revolving Administrative Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;

(iii)unless the Required Lenders expressly waive such requirement in accordance with Section 10.01, in the case of any single Acquisition or any related series of Acquisitions with an aggregate Cost of Acquisition of $25,000,000 or more, an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Administrative Agent, in form and substance acceptable to the Administrative Agent;

(iv)the documents described in Sections 4.01(a)(iii), (iv), (vii), (xii), (xiii), (xx), (xxi) and (xxii) with respect to such Restricted Subsidiary; and

(v)evidence satisfactory to the Administrative Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid.

In addition, such Subsidiary shall also comply with Section 7.16 (in the case of a Silo Subsidiary), Section 7.17 (in the case of a Dual Subsidiary), and Section 7.20.

6.15Further Assurances.  Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents to which any New Vehicle Borrower is a party; (ii) with respect to any Vehicles which are, or are required to be, subject to Liens under the Loan Documents, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement or any Vehicle Title Documentation, deemed advisable by the Administrative Agent or the New Vehicle Swing Line Lender to protect the Liens granted in this Agreement or the Loan Documents against the rights or interests of third Persons, and (iii) if requested by any Lender in its reasonable judgment or pursuant to its regulatory practice, flood hazard certifications and, if any applicable real property or any contents therein are a Flood Hazard Property, Flood Requirements, and the Company will pay all reasonable costs connected with any of the foregoing.

6.16Landlord Waivers.  With respect to any real property leased by the Company or any Loan Party, where requested by the Administrative Agent, the Company and each Loan Party shall use commercially reasonable efforts (and shall deliver to the Administrative Agent satisfactory evidence of such efforts) to deliver a Landlord Waiver (to the extent not previously delivered to the Administrative Agent or the Revolving Administrative Agent) duly executed by the applicable landlord in form and substance reasonably satisfactory to the Administrative Agent.

6.17Notices regarding Indebtedness.  At the time the Company or any Loan Party enters into any Subordinated Indebtedness or Additional Unsecured Indebtedness, the Company shall deliver to the Administrative Agent a certificate, in form and substance acceptable to the Administrative Agent, attaching copies of all material documentation relating to such Subordinated Indebtedness or Additional Unsecured Indebtedness, stating the amount of such Indebtedness and certifying that (i) such Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Subordinated Indebtedness” or “Additional Unsecured Indebtedness”, as applicable, and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.

6.18Joinder of Additional Silo Lenders.  To the extent not otherwise required to be delivered pursuant to Sections 7.16 or 7.17 and as soon as practicable but in any event within five (5) days following the initial incurrence of Permitted Silo Indebtedness by any New Vehicle Borrower or any other Subsidiary from a Silo Lender with respect to a particular franchise, cause to be delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement executed by the applicable Silo Lender, along with any applicable revised exhibits thereto.

6.19Deposit Accounts.  Maintain with the Revolving Administrative Agent at all times the depository arrangements in existence with the Revolving Administrative Agent on the Closing Date (including the maintenance of all business, operating and administrative deposit accounts) unless otherwise approved by the Revolving Administrative Agent.

6.20Anti-Corruption Laws.  Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)Liens pursuant to any Loan Document;

(b)Liens existing on the date hereof and listed on Schedule 7.01 and any refunding, refinancing, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by

Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refunding, refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)Liens securing judgments for the payment of money not constituting a Used Vehicle Event of Default under Section 8.01(h) or a New Vehicle Event of Default under Section 8.03(j);

(i)Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)Liens securing Permitted Silo Indebtedness so long as the respective Silo Lender (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent and such Liens are subject to the Master Intercreditor Agreement; provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender;

(k)Liens on Permitted Real Estate Indebtedness Collateral securing either Permitted Real Estate Indebtedness permitted by Section 7.03(n) or permitted Guarantees thereof;

(l)Liens securing Permitted Third Party Service Loaner Indebtedness;

(m)Liens securing the Revolving Credit Facility so long as the Revolving Administrative Agent (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent and such Liens are subject to the Master Intercreditor Agreement;

(n)Liens on dealer reserve accounts, participation accounts, premium purchase accounts or other similar accounts related to sales of retail installment sales contracts; and

(o)Liens not otherwise permitted under this Section 7.01; provided that (i) at the time of the creation or incurrence of such Lien, no Default shall exist or would result from such Lien, (ii) no such Lien attaches to any Collateral, and (iii) the aggregate Indebtedness secured by (and the value of the assets subject to) all Liens created or incurred in reliance on this clause (o) shall not exceed $15,000,000 at any time.

Notwithstanding the foregoing, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a “Borrowing Base Real Estate Permitted Lien”, as defined in the Revolving Credit Agreement) upon any Excluded Real Estate Collateral, whether now owned or hereafter acquired.

7.02Investments.  Make any Investments, except:

(a)Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;

(b)advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;

(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)Guarantees permitted by Section 7.03;

(f)Acquisitions permitted by Section 7.12;

(g)[Intentionally omitted];

(h)Buyer Notes obtained by the Company or a Subsidiary in connection with a Disposition permitted by Section 7.05(h), provided, however, that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;

(i)Investments made in connection with the Company’s supplemental executive retirement plan, as the same may be amended, so long as such Investments do not exceed $5,000,000 in any given calendar year;

(j)Investments in Special Purpose Insurance Captives, such Investments not to exceed $25,000,000 in the aggregate over the life of the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility; and

(k)other Investments not exceeding $10,000,000 in the aggregate in any fiscal year of the Company.

7.03Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents;

(b)Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary Guarantor;

(d)obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)Indebtedness in respect of retail installment contracts; provided, however, that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(f)Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section

7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;

(g)Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(h)Permitted Silo Indebtedness so long as each Silo Lender holding such Indebtedness (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent;

(i)Subordinated Indebtedness, provided that both immediately prior to the issuance of any such Subordinated Indebtedness and after giving effect to such Subordinated Indebtedness (A) no Default or Event of Default shall exist and (B) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate;

(j)[Intentionally omitted];

(k)[Intentionally omitted];

(l)Additional Unsecured Indebtedness if both immediately prior to the issuance of such Additional Unsecured Indebtedness and after giving effect to such Additional Unsecured Indebtedness (i) no Default or Event of Default shall exist, and (ii) the Company and its Subsidiaries shall be in Pro Forma Compliance, as evidenced by a Pro Forma Compliance Certificate; provided, however, that the aggregate amount of all such Additional Unsecured Indebtedness at any one time outstanding shall not exceed $50,000,000;

(m)[Intentionally omitted];

(n)Permitted Real Estate Indebtedness;

(o)Permitted Third Party Service Loaner Indebtedness;

(p)Indebtedness under the Revolving Credit Agreement so long as the Revolving Administrative Agent (and each other party to the Master Intercreditor Agreement) has executed and delivered the Master Intercreditor Agreement to the Administrative Agent; and

(q)Indebtedness under any Secured Cash Management Arrangement (as defined in the Revolving Credit Agreement).

7.04Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;

(b)subject to Section 6.14, any Subsidiary may merge into or consolidate with another Person in order to consummate an Acquisition permitted by Section 7.12; provided that (i) if the Company is a party to any such merger or consolidation, the Company is the survivor thereof, and (ii) except as described in clause (i) above, if a Subsidiary Guarantor is a party to any such merger or consolidation, a Subsidiary Guarantor is the survivor thereof;

(c)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor;

(d)any Subsidiary may Dispose of all or substantially all of its assets to or in favor of any Person in one transaction or in a series of transactions, provided that such Disposition or Dispositions satisfy the requirements of Section 7.05(h) and in the case of a Disposition of a dealership Subsidiary, Section 7.19; and

(e)any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement (i) may be dissolved or have its entity status terminated or (ii) so long as such Subsidiary does not qualify as a Restricted Subsidiary after giving effect to such Disposition, at the request of the Company, be released by the Administrative Agent and the Revolving Administrative Agent from its obligations under the Subsidiary Guaranty and the other Loan Documents, provided that, if at any time thereafter the Company requests that such Subsidiary be designated as a New Vehicle Borrower (or if such Subsidiary thereafter qualifies as a Restricted Subsidiary), the Company shall cause to be delivered to the Administrative Agent all documents required to be delivered by Section 6.14 with respect to such Subsidiary in the timeframes set forth therein.

7.05Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions of inventory including Eligible Used Vehicle Inventory, in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;

(e)Dispositions permitted by Section 7.04;

(f)Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 in any fiscal year;

(g)Dispositions of retail installment sales contracts and related intangible property arising from the sale or lease of vehicles, assets, or services in the ordinary course of business;

(h)Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition and (ii) in the case of a Disposition of a dealership Subsidiary, the requirements of Section 7.19 have been satisfied;

provided, however, that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

7.06Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)each Subsidiary may make Restricted Payments to the Company and any Subsidiaries of the Company that are Subsidiary Guarantors;

(b)the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)any Loan Party may make “net share settlements” of vested restricted stock for tax withholding;

(d)[Intentionally omitted];

(e)[Intentionally omitted];

(f)the Company may declare and make cash dividends in an aggregate amount per fiscal quarter of up to $0.10 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions), provided, however, in the event a Change of Control occurs (and without waiving any Default arising from such Change of Control, or any condition to the payment of cash dividends relating to such Default), the aggregate amounts (if any) permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control; provided further that for the purposes of this exception, shares of Qualified Capital Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding; and

(g)the Company may make additional Restricted Payments (including cash dividends not otherwise permitted by clause (f)), provided that the sum of (i) aggregate amount of such Restricted Payments which are permitted solely by virtue of this Section 7.06(g) and which are declared or made on or after the date of this Agreement plus (ii) the aggregate amount of Subordinated Indebtedness Prepayments and Additional Unsecured Indebtedness Prepayments that are made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) Loans and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date of this Agreement, does not exceed the Builder Basket Amount.

7.07Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.  In addition, each Special Purpose Insurance Captive is prohibited from engaging in any business other than the provision of business insurance to the Company and its Subsidiaries.

7.08Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (including with respect to any Special Purpose Insurance Captive and any premiums paid thereto); provided that the foregoing restriction shall not apply to transactions between or among the Company and any Guarantor or between and among any Guarantors.

7.09Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (x) clauses (i), (ii) and (iii) above shall not prohibit any such restriction on Restricted Payments, Guarantees or liens incurred or provided in favor of any Floorplan Secured Party under the Floorplan Loan Documents, and (y) clause (iii) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g) or (n) solely to the extent any such negative pledge relates to the property financed by or securing such Indebtedness, or (z) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10Use of Proceeds.  Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11Financial Covenants.

(a)Consolidated Liquidity Ratio.  Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter (or at the request of the Administrative Agent, as of the end of any calendar month) to be less than 1.05 to 1.00.

(b)Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than 1.20 to 1.00.

(c)Consolidated Total Lease Adjusted Leverage Ratio.  Permit the Consolidated Total Lease Adjusted Leverage Ratio at any time to be greater than 5.75 to 1.00.

7.12Acquisitions.  Enter into any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, (each, an “Acquisition Arrangement”) unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default or Revolving Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring in any fiscal year (together with any other Related Acquisition or Related Proposed Acquisition with respect to such Acquisition, whether or not occurring or expected to occur in the same fiscal year) is in excess of $65,000,000, (x) no Default would exist immediately after giving effect to such Acquisitions, (y) the Company shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate and a Pro Forma Used Vehicle Borrowing Base Certificate, in each case delivered simultaneously with such pro forma historical financial statements, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of such Acquisition, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14; provided that, this Section 7.12 shall not restrict any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition of a Person with respect to which real property constitutes all or substantially all of the such Person’s assets; provided that, clause (iii) of this Section 7.12 shall not apply to any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition of a Person with respect to which real property constitutes all or substantially all of the such Person’s assets.

7.13Used Vehicle Borrowing Base.

(a)Permit at any time the sum of the Total Used Vehicle Floorplan Outstandings to exceed the Used Vehicle Borrowing Base, unless the Company shall have immediately complied with Section 2.09(e) with respect to such excess; or

(b)substantially change the method of valuation of the Collateral with respect to the Used Vehicle Borrowing Base from that used by the Company and its Subsidiaries on the Closing Date.

7.14Amendments of Certain Indebtedness.  Amend, modify or change in any manner any term or condition of any of the Subordinated Indebtedness or any Additional Unsecured Indebtedness permitted by Section 7.03(i) or 7.03(l) or refinance or replace any such Indebtedness so that the terms and conditions thereof are less favorable to the Administrative Agent and the Lenders than the terms and conditions of the relevant Indebtedness as of the later of the Closing Date or the date of incurrence thereof.

7.15Prepayments, etc. of Certain Indebtedness.  Make any Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment, except that the Company may make such Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment, provided that (a) no Default shall have occurred and be continuing at the time of any such Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment or would result therefrom, and (b) the sum of (i) aggregate amount of such Subordinated Indebtedness Prepayments and Additional Unsecured Indebtedness Prepayments made on or after the date of this Agreement plus (ii) the aggregate amount of Restricted Payments permitted by Section 7.06(g) that are declared or made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) Loans and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date hereof, does not exceed the Builder Basket Amount.

7.16Silo Subsidiaries.  Permit any Subsidiary to become a Silo Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement (or if applicable, a revised exhibit to the Master Intercreditor Agreement for such Silo Lender), (ii) such Subsidiary shall not be designated a New Vehicle Borrower or entitled to the proceeds of any New Vehicle Floorplan Loans, (ii) no New Vehicle Inventory of such Subsidiary shall be financed by any New Vehicle Floorplan Loans, and (iii) prior to the time of designation of such Subsidiary as a Silo Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary shall have been repaid.

7.17Dual Subsidiaries.  Permit any Subsidiary to become a Dual Subsidiary unless (i) any Silo Lender providing Permitted Silo Indebtedness to such Subsidiary has delivered to the Administrative Agent a joinder agreement to the Master Intercreditor Agreement (or if applicable, a revised exhibit to the Master Intercreditor Agreement for such Silo Lender), (ii) in the event the New Vehicles of any such Dual Subsidiary are financed by both the New Vehicle

Floorplan Facility and Permitted Silo Indebtedness (each, an “Applicable Vehicle Floorplan”), each separate brand of New Vehicles of any such Dual Subsidiary must be financed by the same Applicable Vehicle Floorplan, (iii) no Used Vehicles of any such Dual Subsidiary shall be financed by the Used Vehicle Floorplan Facility, and (iv) no Silo Lender may finance Used Vehicles at the applicable dealership unless it finances New Vehicles at such dealership, and (v) prior to the time of designation of such Subsidiary as a Dual Subsidiary, all outstanding New Vehicle Floorplan Loans with respect to such Subsidiary for New Vehicles of any dealerships which will be financed by such Permitted Silo Indebtedness shall have been repaid.

7.18[Intentionally Omitted.]

7.19Disposition of Subsidiary or Franchise.  Sell to any Person other than the Company or any of its Subsidiaries, dissolve, or transfer back to the franchisor, any franchise (or Subsidiary that owns one or more franchises), unless any applicable Silo Lender with respect to any Permitted Silo Indebtedness of such franchise (or Subsidiary) has (a) taken any steps necessary so that any remaining assets of the Company and its remaining Subsidiaries no longer secure floorplan Indebtedness of such transferred franchise or Subsidiary and (b) delivered to the Administrative Agent a revised Master Intercreditor Agreement exhibit for such lender, deleting such franchise (or in the case of a sale of a Subsidiary, any franchise owned by such Subsidiary) from such exhibit or other evidence satisfactory to the Administrative Agent in its reasonable discretion that such Silo Lender will deliver such revised exhibit upon payment of amounts remaining under such transferred franchise or Subsidiary’s floorplan Indebtedness.

7.20Additional Credit Support Documentation.  Permit any Subsidiary to Guarantee or grant any Lien in favor of any Silo Lender in respect of Permitted Silo Indebtedness except for such Guarantees by and Liens granted by Silo Subsidiaries and Dual Subsidiaries which receive Permitted Silo Indebtedness from such Silo Lender.  Without limiting the foregoing and without limiting the generality of the Subsidiary Guaranty or Section 6.14, in the event any Silo Lender receives a Guarantee or Lien in violation of the previous sentence, the Company shall cause the applicable Subsidiaries to provide substantially similar Guarantees to the Administrative Agent and the Lenders or grant substantially similar Liens in favor of the Revolving Administrative Agent (for the benefit of the Secured Parties) to the same extent.

7.21Perfection of Deposit Accounts.  Permit any Person (other than the Revolving Administrative Agent (on behalf of the Revolving Secured Parties) to obtain any deposit account control agreement (or otherwise perfect any Lien in) any deposit account of the Company or any of its Subsidiaries.

7.22Sanctions.  Directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender, or otherwise) of Sanctions.

7.23Certain Service Loaner Vehicles.  Request any Loan with respect to any Vehicle, or include any Vehicle in the Used Vehicle Borrowing Base, if such Vehicle is financed by, or constitutes collateral for, any Permitted Third Party Service Loaner Indebtedness.

7.24Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions.

7.25Post-Closing Deliveries.  Fail to satisfy any of the requirements set forth on Schedule 7.25 within the time period specified therein.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01Used Vehicle Events of Default.  Any of the following shall constitute a Used Vehicle Event of Default (each a “Used Vehicle Event of Default”):

(a)Non-Payment.  The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Used Vehicle Floorplan Loan, or (ii) within five (5) days after the same becomes due, any interest on any Used Vehicle Floorplan Loan, or any fee due hereunder with respect to the Used Vehicle Floorplan Facility, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility; or

(b)Specific Covenants.  The Company or any other Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment; or

(e)Cross-Default.  (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)Insolvency Proceedings, Etc.  The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)Inability to Pay Debts; Attachment.  (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)Judgments.  There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)Invalidity of Loan Documents.  (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument and as contemplated in the Master Intercreditor Agreement subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)Change of Control.  There occurs any Change of Control; or

(l)Franchise Agreements.  (i) Any Franchise Agreement is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within 30 days of such termination, suspension or expiration, (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement which is not cured within any applicable cure period therein, or (iii) there occurs any change in any Franchise Agreement, except in each case referred to in clauses (i), (ii) and (iii) to the extent such termination, suspension, expiration, default or change (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.01(l); or

(m)Out of Balance. An audit performed by the Administrative Agent or New Vehicle Swing Line Lender pursuant to the provisions of Section 6.10 reveals that any Vehicle of any Borrower securing the Obligations has, for a period of thirty (30) consecutive days, been Out of Balance, and such Out of Balance condition continues until the earlier of (i) three (3) days following knowledge thereof by an officer of the Company and (ii) three (3) days following notice to the Company thereof; or

(n)New Vehicle Event of Default. A New Vehicle Event of Default shall occur and be continuing; or

(o)Revolving Event of Default.  A Revolving Event of Default shall occur and be continuing.

8.02Remedies Upon Used Vehicle Event of Default.

(a)If any Used Vehicle Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i)declare the commitment of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)declare the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document with respect to the Used Vehicle Floorplan Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(iii)exercise on behalf of itself and the Used Vehicle Floorplan Lenders all rights and remedies available to it and the Used Vehicle Floorplan Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Used Vehicle Floorplan Lender to make Used Vehicle Floorplan Loans shall automatically terminate and the unpaid principal amount of all outstanding Used Vehicle Floorplan Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Used Vehicle Floorplan Lender.

(b)Notwithstanding the above, with respect to a Used Vehicle Event of Default described in Section 8.01(n), if such is caused solely by the occurrence of a single Event of Default occurring under Section 8.03(a), (g), (h), or (l) and affects only one New Vehicle Borrower and no other Event of Default has occurred and is continuing, the Administrative Agent shall not be entitled to accelerate the Used Vehicle Floorplan Facility for a period of thirty (30) days from the date of such Used Vehicle Event of Default.

(c)In addition to the foregoing, if any Used Vehicle Event of Default, New Vehicle Event of Default or Revolving Event of Default occurs and is continuing, the Revolving Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders or the Required Revolving Lenders, take any or all of the following actions:

(i)foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or

(ii)take any action to perfect or preserve the rights of the Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.

8.03New Vehicle Events of Default.  Any of the following shall constitute a New Vehicle Event of Default in respect of any one or more Borrowers (each, a “New Vehicle Event of Default”):

(a)Non-Payment.  (i) Any Borrower or any other Loan Party fails to pay (A) when and as required to be paid herein, any amount of principal of any New Vehicle Floorplan Loan or any New Vehicle Floorplan Overdraft (except for any payment required by Section 2.11(a)(iii) which constitutes an Out of Balance condition (as to which reference is made to clause (ii) below)), or (B) within five (5) days after the same becomes due, any interest on any New Vehicle Floorplan Loan, or any fee due hereunder with respect to the New Vehicle Floorplan Facility, or (C) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document with respect to the New Vehicle Floorplan Facility, or (ii) the Company shall fail to cure any Out of Balance condition, which condition shall remain unremedied for a period of three days following notice thereof by the Administrative Agent or New Vehicle Swing Line Lender to the Company; or

(b)Specific Covenants.  The Company fails to perform or observe any term, covenant or agreement contained in Section 7.11; or

(c)Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or

(d)Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (i) when made or deemed made or (ii) at the time a draft with respect to a Payment Commitment or a Payoff Letter Commitment is presented for payment; or

(e)Revolving Event of Default.  (i) A Revolving Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Revolving Event of Default, (ii) repayment of amounts outstanding under the Revolving Credit Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Revolving Credit Facility within thirty (30) days of the due date; or

(f)Used Vehicle Event of Default. (i) A Used Vehicle Event of Default which has not been cured or waived within thirty (30) days of the occurrence of such Used Vehicle Event of Default, (ii) repayment of amounts outstanding under the Used Vehicle Floorplan Facility shall be accelerated, or (iii) the Company shall fail to pay any principal, interest or fees due under the Used Vehicle Floorplan Facility within thirty (30) days of the due date; or

(g)Cross-Default.  (i) The Company or any New Vehicle Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts but including Permitted Silo Indebtedness) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or such New Vehicle Borrower is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or such New Vehicle Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such New Vehicle Borrower as a result thereof is greater than the Threshold Amount; or

(h)Insolvency Proceedings, Etc.  The Company or any New Vehicle Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(i)Inability to Pay Debts; Attachment.  (i) The Company or any New Vehicle Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(j)Judgments.  There is entered against the Company or any New Vehicle Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k)Franchise Agreements.  With respect to the Company or any New Vehicle Borrower, (i) any Franchise Agreement of the Company or such New Vehicle Borrower is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within thirty (30) days of such termination, suspension or expiration; or (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement which is not cured within any applicable cure period therein, except in each case referred to in clauses (i) and (ii) to the extent such termination, suspension, expiration, or default (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement expires in accordance with its terms, if and for so long as the respective dealership Subsidiary and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.03(k); or

(l)Invalidity of Loan Documents and Collateral.  (i) Any Loan Document with respect to the Company or any New Vehicle Borrower, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to those Liens permitted by Section 7.01.

8.04Remedies Upon New Vehicle Event of Default.

(a)Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) with respect to the Company or any New Vehicle Borrower, the Administrative Agent may, and at the direction of the Required Lenders, shall: (i) (A) make no further New Vehicle Floorplan Loans to such New Vehicle Borrower or (in the case of any New Vehicle Event of Default under Section 8.03(h) or (i) with respect to the Company) any New Vehicle Borrower during the continuance of such New Vehicle Event of Default and shall at the direction of the Required Lenders cause the Borrowers to terminate all “sweep”, “connectivity”, “automatic funding”, “zero balanced” account features and related transfer services in respect of automatic deposit accounts, and (B) the Administrative Agent and the New Vehicle Swing Line Lender, upon three (3) days prior notice to the Company before the first debit, may initiate automatic debits from all such accounts of the Company or such New Vehicle Borrower in order to pay sums due under any New Vehicle Floorplan Loans of the Company or such New Vehicle Borrower.  Notwithstanding the foregoing, the Lenders shall continue to make New Vehicle Floorplan Loans available to the Company and all New Vehicle Borrowers with respect to which no New Vehicle Event of Default has occurred unless otherwise provided in Section 8.04(c) below.

(b)Upon the occurrence and during the continuance of a New Vehicle Event of Default under Section 8.03(e) above, the Applicable Margin for all New Vehicle Floorplan Loans made to all New Vehicle Borrowers during the thirty (30) day period referred to therein shall increase by two percent (2%).

(c)Immediately upon the occurrence of a New Vehicle Event of Default under Section 8.03(e) or (f), or thirty (30) days after the occurrence of any New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) that is continuing and immediately upon the occurrence of a second, concurrent New Vehicle Event of Default under Section 8.03(a), (b), (c), (d), (g), (h), (i), (j), (k) or (l) (unless otherwise permitted by the New Vehicle Swing Line Lender pursuant to Section 2.04) no further New Vehicle Floorplan Loans shall be made to any New Vehicle Borrower and the Administrative Agent may, and at the request of the Required Lenders shall, by written or facsimile notice to the Company, take any of the following actions at the same or different times: (u) declare the commitment of each Lender to make New Vehicle Floorplan Loans to be terminated, whereupon such commitments and obligation shall be terminated and any such termination shall automatically terminate the New Vehicle Floorplan Swing Line, (v) declare the unpaid principal amount of all outstanding New Vehicle Floorplan Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, (w) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, (x) the New Vehicle Swing Line Lender in its sole discretion may suspend and terminate all Payment Commitments and Payoff Letter Commitments, (y) to the extent the New Vehicle Swing Line Lender determines that such suspension and termination is permitted by the terms of such Payment Commitments and Payoff Letter Commitments) the New Vehicle Swing Line Lender shall, at the request of the Required Lenders, suspend and terminate any or all of the Payment Commitments and Payoff Letter Commitments, and (z) the Administrative Agent shall have all remedies available to it at law or in equity or as contained in any of the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each New Vehicle Lender to make New Vehicle Floorplan Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender; and

provided further, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any New Vehicle Borrower under the Bankruptcy Code of the United States, the obligation of each New Vehicle Floorplan Lender to make New Vehicle Floorplan Loans to such New Vehicle Borrower shall automatically terminate, the unpaid principal amount of all outstanding New Vehicle Floorplan Loans made to such New Vehicle Borrower and all interest and with respect thereto shall automatically become due and payable, in each case without further act of the Administrative Agent or any New Vehicle Floorplan Lender.

(d)In addition to the foregoing, if any Used Vehicle Event of Default, New Vehicle Event of Default or Revolving Event of Default occurs and is continuing, the Revolving Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders or the Required Revolving Lenders, take any or all of the following actions:

(i)foreclose upon, take possession of, or otherwise exercise any remedies available to it under any Security Instrument with respect to, any of the Collateral, or

(ii)take any action to perfect or preserve the rights of the Revolving Administrative Agent with respect to any Collateral, including filing any appropriate claim or document with respect to any Collateral in any proceeding under any Debtor Relief Law.

8.05Overdrawing of New Vehicle Floorplan Loans.  If at any time the aggregate outstanding principal amount of all (i) New Vehicle Floorplan Loans (including New Vehicle Floorplan Swing Line Loans and any outstanding New Vehicle Floorplan Overdraft), plus (ii) Requests for Borrowings of New Vehicle Floorplan Loans (including requests pursuant to Payment Commitments), exceeds (a) 110% of the Aggregate New Vehicle Floorplan Commitments and such condition exists for five (5) consecutive days or (b) the Aggregate New Vehicle Floorplan Commitments by any amount for fifteen (15) days out of any 30-day period, then, in such event, the New Vehicle Swing Line Lender acting in its sole discretion may, and upon election of the Required New Vehicle Floorplan Lenders shall, (y) take any and all actions reasonably necessary to suspend and/or terminate Payment Commitments and Payoff Letter Commitments and (z) elect by written notice to the Company to terminate the Aggregate New Vehicle Floorplan Commitments and to deem such occurrence as constituting a New Vehicle Event of Default.  Nothing contained in this Section 8.05 shall be deemed to reduce the obligation of the Company and the Borrowers to make the payments required pursuant to Section 2.11.

8.06Application of Funds.  After the exercise of remedies provided for in this Article VIII (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02 or Section 8.04), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.20 and 2.21 (and unless the Administrative Agent determines in good faith that any such amount should be delivered to another Person pursuant to the Master Intercreditor Agreement), be applied by the Administrative Agent in the following order:

First, to payment of (i) that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such and (ii) that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Revolving Administrative Agent) payable to the Revolving Administrative Agent in its capacity as collateral agent under the Loan Documents for the benefit of the Secured Parties;

Second, to payment of that portion of the Obligations constituting outstanding New Vehicle Floorplan Overdrafts plus any accrued and unpaid interest thereon ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting outstanding principal of the New Vehicle Floorplan Swing Line Loans due to the New Vehicle Swing Line Lender plus any accrued and unpaid interest therein;

Fourth, to payment of that portion of the Obligations constituting outstanding principal of the New Vehicle Floorplan Committed Loans plus any accrued and unpaid interest therein ratably among the New Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to payment of that portion of the Obligations constituting outstanding principal of the Used Vehicle Facility Swing Line Loans due to the Used Vehicle Swing Line Lender plus any accrued and unpaid interest therein;

Sixth, to payment of that portion of the Obligations constituting outstanding principal of the Used Vehicle Facility Committed Loans plus any accrued and unpaid interest therein ratably among the Used Vehicle Floorplan Lenders in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01Appointment and Authority.

(a)Each of the Lenders hereby irrevocably appoints (a) Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and (b) Bank of America (in its capacity as the Revolving Administrative Agent) to act on its behalf as the collateral agent hereunder and under the other Loan Documents, and authorizes the Administrative Agent and the Revolving Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Revolving Administrative Agent, respectively, by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Revolving Administrative Agent and the Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02Rights as a Lender.  The Person serving as the Administrative Agent or the collateral agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the collateral agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder and the Person serving as the collateral agent hereunder in their respective individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company, any other Borrower or any Subsidiary or other Affiliate of the Company or any other Borrower as if such Person were not the Administrative Agent or the collateral agent hereunder and without any duty to account therefor to the Lenders.

9.03Exculpatory Provisions.  Neither the Administrative Agent nor the Revolving Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, neither the Administrative Agent nor the Revolving Administrative Agent:

(a)shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Revolving Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Revolving Administrative Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Revolving Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the other Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the collateral agent or any of their respective Affiliates in any capacity;

(d)Neither the Administrative Agent nor the Revolving Administrative Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (under the circumstances described in Section 8.02(c) or 8.04(d)) either the Required Lenders or the Required Revolving Lenders) (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01, 8.02 and 8.04) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  Neither the Administrative Agent nor the Revolving Administrative Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender.  Notice to the Administrative Agent shall not by itself constitute notice to the Revolving Administrative Agent, and notice to the Revolving Administrative Agent shall not by itself constitute notice to the Administrative Agent; and

(e)Neither the Administrative Agent nor the Revolving Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Revolving Administrative Agent, as applicable.

9.04Reliance by Administrative Agent and Revolving Administrative Agent.  The Administrative Agent and the Revolving Administrative Agent shall each be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each of the Administrative Agent and the Revolving Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each of the Administrative Agent and the Revolving Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties.  Each of the Administrative Agent and the Revolving Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Revolving Administrative Agent, as applicable.  Each of the Administrative Agent and the Revolving Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Revolving Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Revolving Administrative Agent, as applicable.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06Resignation of Administrative Agent.  Each of the Administrative Agent and the Revolving Administrative Agent may at any time give notice of its resignation to the Lenders and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or collateral agent, as applicable, gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or collateral agent, as applicable, may (but shall not be obligated to) on behalf of the Lenders appoint a successor Administrative Agent or collateral agent, as applicable, meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(a)If the Person serving as Administrative Agent or Revolving Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent or collateral agent, as applicable, and, in consultation with the Company, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent or collateral agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or the Revolving Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent or collateral agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or collateral agent, as applicable, is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or collateral agent, as applicable, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or collateral agent, as applicable, shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent or collateral agent, as applicable, as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent or collateral agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent or collateral agent, as applicable, (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or collateral agent, as applicable, as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent or collateral agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s, or collateral agent’s, as applicable, resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions take in connection with transferring the agency to any successor Administrative Agent.

(c)Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender.  If Bank of America resigns as New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, it shall retain all the rights of the New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender provided for hereunder with respect to New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding New Vehicle Floorplan Swing Line Loans pursuant to Section 2.08(c).  Upon the appointment by the Company of a successor New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, respectively, and (b) the retiring New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

9.07Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunner, Arranger, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the collateral agent or a Lender hereunder.

9.09Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any

Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the Revolving Administrative Agent (in its capacity as collateral agent hereunder) (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and the Revolving Administrative Agent (in its capacity as collateral agent) and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent and the Revolving Administrative Agent (in its capacity as collateral agent) under Sections 2.13 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Revolving Administrative Agent (in its capacity as collateral agent) to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Revolving Administrative Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.13 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize each of the Administrative Agent and the Revolving Administrative Agent, as collateral agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or the Revolving Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) each of the Administrative Agent and the Revolving Administrative Agent, as collateral agent, shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent or the collateral agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10Collateral and Guaranty Matters.  Without limiting the provision of Section 9.09, each of the Lenders irrevocably authorize each of the Administrative Agent and the Revolving Administrative Agent (on behalf of the Secured Parties), at its option and in its discretion,

(a)to release any Lien on any property granted to or held by the Administrative Agent or the Revolving Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents;

(c)(i) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Revolving Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or to the interests of any lessor or purchaser of accounts receivable in assets that are owned by such Person and not by any

Loan Party, (ii) to enter into intercreditor arrangements with holders of Permitted Third Party Service Loaner Indebtedness as described in the definition thereof, (iii) to enter into intercreditor arrangements with holders of Permitted Real Estate Indebtedness or Permitted Third Party Service Loaner Indebtedness for the purpose of releasing or subordinating any Lien of the Administrative Agent on property that constitutes Permitted Real Estate Indebtedness Collateral or collateral permitted to secure such Permitted Third Party Service Loaner Indebtedness, and (iv) to enter into the Master Intercreditor Agreement (and execute, deliver and modify the exhibits described therein from time to time);

(d)to release or subordinate any Lien on any property granted to or held by the Revolving Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01, including without limitation, in connection with the termination of designation of a Subsidiary as a “New Vehicle Borrower” with respect to a Removed Franchise, as applicable, pursuant to Section 2.19(e);

(e)to release any Subsidiary Guarantor or New Vehicle Borrower from its obligations under the Subsidiary Guaranty or Credit Agreement, as applicable, (and to release any Lien on any property of such Subsidiary Guarantor or New Vehicle Borrower) if:

(i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, or

(ii)(A) such Person no longer operates any Vehicle dealership, (ii) no further New Vehicle Floorplan Loans will be made with respect to such Person, (iii) no assets of such Person will be included in the Used Vehicle Borrowing Base, (iv) all outstanding New Vehicle Floorplan Loans with respect to such Person have been repaid, and (v) such Person has delivered to the Administrative Agent a revised exhibit to the Master Intercreditor Agreement with respect to such Person; provided that, if, in the future, (x) such Person again operates any Vehicle dealership (unless it will be a Silo Subsidiary in accordance with Section 7.16), (y) the Company or such Person wishes for New Vehicle Floorplan Loans to be made available with respect to such Person, or (z) any of such Person’s assets will be included in the Used Vehicle Borrowing Base, then such Person shall join the facilities under the Credit Agreement and deliver any documents required by Section 6.14 as if such Person were a newly created Subsidiary; and

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Revolving Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent or Revolving Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11Collateral.  The Administrative Agent and the Lenders further acknowledge that the Revolving Administrative Agent has duties and obligations under the Revolving Credit Agreement and other Revolving Loan Documents, and that the Revolving Administrative Agent is serving as collateral agent hereunder solely as a convenience to the Administrative Agent, the Lenders and the Revolving Lenders in the handling and disposition of collateral.  Accordingly, the Administrative Agent and the Lender hereby consent to the performance by the Revolving Administrative Agent, in its discretion, of its duties, obligations and other actions under the Revolving Credit Agreement and other Revolving Loan Documents. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE X.
MISCELLANEOUS

10.01Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)extend or increase the New Vehicle Floorplan Commitment or the Used Vehicle Floorplan Commitment of any Lender (or reinstate any New Vehicle Floorplan Commitment terminated pursuant to Section 8.04 or Used Vehicle Floorplan Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the New Vehicle Floorplan Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate New Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each New Vehicle Floorplan Lender directly affected thereby; provided, however, that only the consent of the Required New Vehicle Floorplan Lenders shall be required to postpone any date fixed for any mandatory prepayment of principal of any New Vehicle Floorplan Loan required pursuant to Section 2.11(a)(iii)(A) or interest accrued on any such principal amount;

(d)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Used Vehicle Floorplan Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Used Vehicle Floorplan Commitments hereunder or under any other Loan Document without the written consent of each Used Vehicle Floorplan Lender directly affected thereby;

(e)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(f)change Section 8.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(g)change any provision of this Section or the definition of “Required Lenders”, “Required New Vehicle Floorplan Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h)release the Company from the Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender;

(i)release all or substantially all of the Collateral in any transaction or series of related transactions, except as specifically required by the Loan Documents, without the written consent of each Lender; or

(j)change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to  Lenders, or the assignment rights of such Lenders, holding Loans of any Applicable Facility differently than those holding Loans of any other Applicable Facility, without the written consent of Lenders holding at least 66-2/3% in interest of the outstanding Loans and unused Commitments of each affected Applicable Facility (in addition to any consent required under any other clause of this Section);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the New Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the New Vehicle Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Used Vehicle Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Used Vehicle Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Revolving Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Revolving Administrative Agent (in its capacity as collateral agent) under any Loan Document; (v) the Bank of America Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (vi) no amendment, waiver or consent shall modify Section 8.02(c) or 8.04(d) or any voting requirement under this clause (vi) or clause (vii) below, in a manner adverse to any Revolving Lender or the Revolving Administrative

Agent, unless in writing and signed by such Revolving Lender or Revolving Administrative Agent and, (vii) notwithstanding the foregoing, if the Security Agreement expressly states the signatures required for any amendment, consent or waiver thereto, then the terms of the Security Agreement shall govern the effectiveness of any such amendment, consent or waiver (subject to Section 10.01 of the Revolving Credit Agreement).  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of all Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Company and the other Loan Parties (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.18, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or in a subordinated position to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to be included in any required vote or action required to be approved by the Required Lenders or by any other number or percentage of the Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Company may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

10.02Notices; Effectiveness; Electronic Communication.

(a)Notices; Effectiveness; Electronic Communications.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Company, a Borrower, any other Loan Party, the Administrative Agent, the Revolving Administrative Agent, the New Vehicle Swing Line Lender, the

Used Vehicle Swing Line Lender or the New Vehicle Floorplan Operations Group to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Revolving Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY

OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s, or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc.  Each of the Company (for itself and on behalf of the other Borrowers), the Administrative Agent, the Revolving Administrative Agent, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender and the New Vehicle Operations Group may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender and the New Vehicle Floorplan Operations Group.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e)Reliance by Administrative Agent, Revolving Administrative Agent and Lenders.  The Administrative Agent, the Revolving Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Used Vehicle Floorplan Committed Loan Notices, Used Vehicle Swing Line Loan Notices, Notice of Loan Prepayment and Conversion Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company and each Borrower shall indemnify the Administrative Agent, the Revolving Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the Administrative Agent or the Revolving Administrative Agent (on behalf of the Secured Parties) to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 and 8.04 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Bank of America as the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender , as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and 8.04 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Company and each Borrower (jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by each of the Administrative Agent and the Revolving Administrative Agent and each of their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Revolving Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Revolving Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Revolving Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Revolving Administrative Agent or any Lender, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)Indemnification by the Company and the Borrowers.  The Company and each Borrower (jointly and severally) shall indemnify the Administrative Agent (and any sub-agent thereof), the Revolving Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company, any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and the Revolving Administrative Agent (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Company, any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Company, any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Company or any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent or the Revolving Administrative Agent (or any of their sub-agents), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or the Revolving Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Revolving Administrative Agent (or any such sub-agent), or the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent or the Revolving Administrative Agent (or any such sub-agent) or the New Vehicle Swing Line Lender, or the Used Vehicle Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Sections 2.16(d) and 2.16(e).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each of the Company and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.

(e)Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)Survival.  The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the resignation of the Revolving Administrative (as collateral agent), the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05Payments Set Aside.  To the extent that any payment by or on behalf of the Company or any Borrower is made to the Administrative Agent, the Revolving Administrative Agent (as collateral agent), the New Vehicle Swing Line Lender, the Used Vehicle Swing Line

Lender or any other Lender, or the Administrative Agent, the Revolving Administrative Agent (as collateral agent), the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender or any other Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Revolving Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the Revolving Administrative Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Revolving Administrative Agent, as applicable, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Revolving Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement, or its New Vehicle Floorplan Commitment and the New Vehicle Floorplan Loans (including for purposes of this Section 10.06(b), participations in New Vehicle Floorplan Swing Line Loans) at the time owing to it, or its Used Vehicle Floorplan Commitment and the Used Vehicle Floorplan Loans (including for purposes of this subsection (b), participations in Used Vehicle Floorplan Swing Line Loans) at the time owing to it (such Lender’s portion of Loans, Commitments and risk participations with respect to an Applicable Facility being referred to in this Section 10.06 as its “Applicable Share”); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under each Applicable Facility and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or under each Applicable Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Applicable Share (which for this purpose includes Loans outstanding thereunder) with respect to each Applicable Facility, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Applicable Facility and will be allocated pro rata between the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility;

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent and the New Vehicle Floorplan Operations Group within five (5) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)the consent of the New Vehicle Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the New Vehicle Floorplan Facility; and

(D)the consent of the Used Vehicle Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Used Vehicle Floorplan Facility.

(iv)Assignment and Assumption.  The parties to each permitted assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, provided however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made (A) to any Loan Party or any Affiliates or Subsidiaries of any Loan Party, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by each of the Borrowers at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender, the Administrative Agent or the New Vehicle Floorplan Operations Group, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in New Vehicle Floorplan Swing Line Loans and/or Used Vehicle Floorplan Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Each of the Company and each Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.05 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)[Omitted Intentionally].

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under any of its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(h)Resignation as New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company, resign as New Vehicle Swing Line Lender and/or (ii) upon 30 days’ notice to the Company, resign as Used Vehicle Swing Line Lender.  In the event of any such resignation as New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as the case may be.  If Bank of America resigns as New Vehicle Swing Line Lender, it shall retain all the rights of the New Vehicle Swing Line Lender provided for hereunder with respect to New Vehicle Floorplan Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the New Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding New Vehicle Floorplan Swing Line Loans pursuant to Section 2.03(e).  If Bank of America resigns as Used Vehicle Swing Line Lender, it shall retain all the rights of the Used Vehicle Swing Line Lender provided for hereunder with respect to Used Vehicle Floorplan Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Used Vehicle Floorplan Lenders to make Eurodollar Rate Committed Loans or fund risk participations in outstanding Used Vehicle Floorplan Swing Line Loans pursuant to Section 2.08(c).  Upon the appointment of a successor New Vehicle Swing Line Lender and/or Used Vehicle Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as the case may be.

10.07Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Revolving Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.18(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Revolving Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Revolving Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Revolving Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10Counterparts; Integration; Effectiveness.  This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Documents.

10.11Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent, the Revolving Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Revolving Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Revolving Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the New Vehicle Swing Line Lender or the Used Vehicle Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders.  If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.05, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and Section 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c)in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such amendment, waiver or consent;

(d)such assignment does not conflict with applicable Laws; and

(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14Governing Law; Jurisdiction; Etc.

(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

(b)SUBMISSION TO JURISDICTION.  THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE REVOLVING ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  THE COMPANY AND EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company and the Borrowers, which information includes the name and address of the Company and the Borrowers and other information that will allow such Lender, the Administrative Agent, or the Revolving Administrative Agent, as applicable, to identify the Company and each Borrower in accordance with the Act.  The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.17Designated Senior Indebtedness.  Each party acknowledges and agrees that the Indebtedness under the Loan Documents is “Designated Senior Indebtedness” (or any similar term) under, and as defined in, the Subordinated Indebtedness or any Additional Unsecured Indebtedness.

10.18No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Company or its Affiliates.  To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.19Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, New Vehicle Floorplan Committed Loan Notices, New Vehicle Floorplan Swing Line Loan Notices, Used Vehicle Floorplan Committed Loan Notices, Used Vehicle Floorplan Swing Line Loan Notices waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.20Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

SONIC AUTOMOTIVE, INC.

By:	/s/ Heath R. Byrd
Name:	Heath R. Byrd
Title:	Executive Vice President and Chief
Financial Officer

NEW VEHICLE BORROWERS:

ARNGAR, INC.

FAA CONCORD H, INC.

FAA LAS VEGAS H, INC.

FAA POWAY H, INC.

FAA SERRAMONTE H, INC.

FRANCISCAN MOTORS, INC.

KRAMER MOTORS INCORPORATED

PHILPOTT MOTORS, LTD.

SAI CHAMBLEE V, LLC

SAI CHATTANOOGA N, LLC

SAI CLEVELAND N, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS VWK, LLC

SAI FORT MYERS H, LLC

SAI IRONDALE IMPORTS, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE MOTORS, LLC

SAI ORLANDO CS, LLC

SAI ROARING FORK LR, INC.

SAI ROCKVILLE IMPORTS, LLC

SAI TYSONS CORNER H, LLC

SANTA CLARA IMPORTED CARS, INC.

SONIC – CADILLAC D, L.P.

By:	/s/ Heath R. Byrd
Name:	Heath R. Byrd
Title:	Vice President and Treasurer

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

NEW VEHICLE BORROWERS:

SONIC – LAS VEGAS C WEST, LLC

SONIC – LS CHEVROLET, L.P.

SONIC – LUTE RILEY, L.P.

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – SHOTTENKIRK, INC.

SONIC ADVANTAGE PA, L.P.

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE-9103 E. INDEPENDENCE, NC, LLC

SONIC HOUSTON JLR, LP

SONIC HOUSTON LR, L.P.

SONIC MOMENTUM JVP, L.P.

SONIC MOMENTUM VWA, L.P.

SONIC-2185 CHAPMAN RD., CHATTANOOGA, LLC

SONIC–BUENA PARK H, INC.

SONIC–CAPITOL IMPORTS, INC.

SONIC–HARBOR CITY H, INC.

SONIC–VOLVO LV, LLC

STEVENS CREEK CADILLAC, INC.

WINDWARD, INC.

By:	/s/ Heath R. Byrd
Name:	Heath R. Byrd
Title:	Vice President and Treasurer

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

BANK OF AMERICA, N.A.,

as Administrative Agent

By:	/s/ Reneé Marion
Name:	Reneé Marion
Title:	Assistant Vice President

BANK OF AMERICA, N.A.,

as Revolving Administrative Agent (in its capacity as collateral agent for the Secured Parties under the Loan Documents)

By:	/s/ Reneé Marion
Name:	Reneé Marion
Title:	Assistant Vice President

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender

By:	/s/ M. Patricia Kay
Name:	M. Patricia Kay
Title:	Senior Vice President

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:	/s/ Jeffrey G. Calder
Name:	Jeffrey G. Calder
Title:	Executive Director

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Katherine Taylor
Name:	Katherine Taylor
Title:	Vice President

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

MERCEDES-BENZ FINANCIAL SERVICES USA LLC,

as a Lender

By:	/s/ Michele Nowak
Name:	Michele Nowak
Title:	Credit Director, National Accounts

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Jeffrey E. Bullard
Name:	Jeffrey E. Bullard
Title:	Senior Vice President

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

COMERICA BANK,

as a Lender

By:	/s/ David M. Garbarz
Name:	David M. Garbarz
Title:	SVP

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

CAPITAL ONE, N.A.,

as a Lender

By:	/s/ Brian Farley
Name:	Brian Farley
Title:	SVP

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

AMERICAN HONDA FINANCE CORPORATION,

as a Lender

By:	/s/ Vijay Raman
Name:	Vijay Raman
Title:	AM DFS AHFC

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

MASSMUTUAL ASSET FINANCE LLC,

as a Lender

By:	/s/ Don Buttler
Name:	Don Buttler
Title:	SVP

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Benjamin C. Brown
Name:	Benjamin C. Brown
Title:	Assistant Vice President

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

TD BANK, N.A,

as a Lender

By:	/s/ Bruce Tuckey
Name:	Bruce Tuckey
Title:	Director of Credit Management

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

TOYOTA MOTOR CREDIT CORPORATION,

as a Lender

By:	/s/ Steven W. Gordon
Name:	Steven W. Gordon
Title:	National Accounts Manager

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

VW CREDIT, INC.,

as a Lender

By:	/s/ Donald Harding
Name:	Donald Harding
Title:	Senior Manager Commercial Credit

THIRD AMENDED AND RESTATED SYNDICATED

NEW AND USED VEHICLE FLOORPLAN CREDIT AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

SCHEDULE 1.01A

SILO SUBSIDIARIES

1.	Autobahn, Inc.
2.	FAA Beverly Hills, Inc.
3.	FAA Concord T, Inc.
4.	FAA San Bruno, Inc.
5.	FAA Serramonte L, Inc.
6.	Fort Mill Ford, Inc.
7.	Marcus David Corporation
8.	Ontario L, LLC
9.	SAI Atlanta B, LLC
10.	SAI Clearwater T, LLC
11.	SAI Columbus T, LLC
12.	SAI Denver B, Inc.
13.	SAI Denver M, Inc.
14.	SAI Fairfax B, LLC
15.	SAI Fort Myers B, LLC
16.	SAI Fort Myers M, LLC
17.	SAI Fort Myers VW, LLC
18.	SAI Irondale L, LLC
19.	SAI Long Beach B, Inc.
20.	SAI McKinney M, LLC
21.	SAI Monrovia B, Inc.
22.	SAI Montgomery B, LLC
23.	SAI Nashville M, LLC
24.	SAI Philpott T, LLC
25.	SAI Rockville L, LLC
26.	SAI Stone Mountain T, LLC
27.	SAI West Houston B, LLC
28.	Sonic-Clear Lake Volkswagen, L.P.
29.	Sonic - Denver T, Inc.
30.	Sonic - Fort Worth T, L.P.
31.	Sonic-Jersey Village Volkswagen, L.P.
32.	Sonic - Richardson F, L.P.
33.	Sonic - Stevens Creek B, Inc.
34.	Sonic Automotive - 4701 I-10 East, TX, L.P.
35.	Sonic Automotive 2752 Laurens Rd., Greenville, Inc.
36.	Sonic Automotive of Chattanooga, LLC
37.	Sonic Automotive of Nashville, LLC
38.	Sonic Automotive of Texas, L.P.
39.	Sonic Calabasas M, Inc.
40.	Sonic Momentum B, L.P.
41.	Sonic Santa Monica M, Inc.
42.	Sonic Walnut Creek M, Inc.
43.	Town and Country Ford, Incorporated

SCHEDULE 1.01B

DUAL SUBSIDIARIES

1.	Philpott Motors, Ltd.
2.	SAI Columbus VWK, LLC
3.	SAI Irondale Imports, LLC
4.	Sonic Momentum VWA, L.P.

SCHEDULE 1.01C

CERTAIN ERISA INFORMATION

Six dealership subsidiaries of Sonic Automotive, Inc. located in Northern California are contributing employers to the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001 (the “Plan”), pursuant to collective bargaining agreements with the International Association of Machinists and Aerospace Workers District Lodge 190 in Northern California (the “IAM Local 190”).  The Plan is a “Multiemployer Plan” (as defined in the Agreement) with numerous participating contributing employers primarily located in the State of California.

The federal Pension Protection Act of 2006 (the “Act”) requires multiemployer defined benefit pension plans to engage an actuary to annually evaluate the particular pension plan’s funding status, and to determine the extent to which the particular plan is projected to meet its obligations.  A determination by the actuary that the particular plan is in “critical status” pursuant to the Act triggers requirements for the particular plan to adopt a rehabilitation plan designed to improve the plan’s financial condition over time and improve the plan’s ability to meet pension obligations in the future.  In 2008, the Board of Trustees of the Plan formally notified participants, beneficiaries, participating employers and the IAM Local 190 that the Plan’s actuary certified the Plan to be in critical status pursuant to the Act.  The Board of Trustees of the Plan also adopted a Rehabilitation Plan to address such status pursuant to the requirements of the Act, including suspension or elimination of certain benefits that were previously available under the Plan and requirements to increase participating employer contributions for a seven-year period that began with the 2013 plan year.  The Form 5500 recently filed for the Plan for the 2015 plan year indicates that the Plan is in critical and declining status.

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	New Vehicle Floorplan Commitment	New Vehicle Applicable Percentage	Used Vehicle Floorplan Commitment	Used Vehicle Applicable Percentage	Total Floorplan Commitment
Bank of America, N.A.	$ 176,551,724.13	22.068965516%	$ 47,448,275.87	22.068965521%	$ 224,000,000.00
JPMorgan Chase Bank, N.A.	$ 122,167,487.68	15.270935960%	$ 32,832,512.32	15.270935963%	$ 155,000,000.00
U.S. Bank National Association	$ 81,970,443.35	10.246305419%	$ 22,029,556.65	10.246305419%	$ 104,000,000.00
Mercedes-Benz Financial Services USA LLC	$ 71,724,137.93	8.965517241%	$ 19,275,862.07	8.965517242%	$ 91,000,000.00
Wells Fargo Bank, National Association	$ 70,935,960.59	8.866995074%	$ 19,064,039.41	8.866995074%	$ 90,000,000.00
Comerica Bank	$ 42,561,576.35	5.320197044%	$ 11,438,423.65	5.320197047%	$ 54,000,000.00
Capital One, N.A.	$ 38,620,689.66	4.827586208%	$ 10,379,310.34	4.827586205%	$ 49,000,000.00
American Honda Finance Corporation.	$ 38,620,689.66	4.827586208%	$ 10,379,310.34	4.827586205%	$ 49,000,000.00
MassMutual Asset Finance LLC	$ 38,620,689.66	4.827586208%	$ 10,379,310.34	4.827586205%	$ 49,000,000.00
PNC Bank, National Association	$ 38,620,689.66	4.827586208%	$ 10,379,310.34	4.827586205%	$ 49,000,000.00
TD Bank, N.A.	$ 38,620,689.66	4.827586208%	$ 10,379,310.34	4.827586205%	$ 49,000,000.00
Toyota Motor Credit Corporation	$ 21,280,788.17	2.660098521%	$ 5,719,211.83	2.660098526%	$ 27,000,000.00
VW Credit, Inc.	$ 19,704,433.50	2.463054188%	$ 5,295,566.50	2.463054186%	$ 25,000,000.00
Total	$ 800,000,000.00	100.000000000%	$ 215,000,000.00	100.000000000%	$ 1,015,000,000.00

SCHEDULE 2A.03(a)

INFORMATION REGARDING COLLATERAL

See attached.

1

SCHEDULE 2A.03(a)

INFORMATION REGARDING COLLATERAL

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
1.Sonic Automotive, Inc.	Delaware Corporation 2714319	The chief executive office for all entities is 4401 Colwick Rd., Charlotte, NC		4401 Colwick Rd. Charlotte, NC In addition to the locations listed below, books and records for all entities are located at 4401 Colwick Rd., Charlotte, NC.
2.AM GA, LLC	Georgia Limited Liability Company 16063806		AutoMatch	8805 Abercorn Street Savannah GA 31406
3.AM Realty GA, LLC	Georgia Limited Liability Company 16063850		N/A
4.AnTrev, LLC	North Carolina Limited Liability Company 0659676			4401 Colwick Rd. Charlotte, NC

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
5.EchoPark NC, LLC	North Carolina Limited Liability Company 1436923		EchoPark	13231 Statesville Road Huntersville, NC 28078
6.EchoPark SC, LLC	South Carolina Limited Liability Company		EchoPark	107 Duvall Drive Greenville, SC 29067
7.EchoPark TX, LLC	Texas Limited Liability Company 802448793		EchoPark	N/A
8.EchoPark Realty TX, LLC	Texas Limited Liability Company 802302813			N/A
9.EP Realty NC, LLC	North Carolina Limited Liability Company 1436919			N/A
10.EP Realty SC, LLC	South Carolina Limited Liability Company			N/A

2

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
11.Arngar, Inc.	North Carolina Corporation 0005612		Cadillac of South Charlotte	10725 Pineville Rd. Pineville, NC	CAR SON MAS, L.P.	All Owners of Collateral Locations (if other than Grantor) are unrelated lessors, except where noted.

3

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
12.Autobahn, Inc.	California Corporation C1548941		Autobahn Motors Main Facility Airspace Lease Remnant Parcel Autobahn Motors-Service / Storage Autobahn Motors Vehicle Storage/Detailing Autobahn Motors – Lot Parking

700 Island Pkwy.

Belmont, CA

Beneath Island Pkwy. north of Ralston Ave.

Belmont, CA

East of Island Pkwy. and north of Ralston Ave.
Belmont, CA

500-510 Harbor Blvd.
Belmont, CA

1315 Elmer St.
Belmont, CA

Elmer Street Lot

Belmont, CA

SRE California – 3, LLC

City of Belmont, CA

SRE California – 3, LLC

David S. Lake Trust

George W. Williams III, Co-Trustee, George W. Williams III G.S. Trust

George W. Williams III and Borel Bank, Co-Trustees, Hortense Williams Trust

Lois Hortense Rosebrook Trust

Katherine B. Woodlard, Robert P. Berryman and  Mark A. Berryman

G.W. Williams Co.

SRE California – 3, LLC is an indirect subsidiary of Sonic Automotive, Inc.
13.FAA Beverly Hills, Inc.	California Corporation C2069519

Beverly Hills BMW

Sales

Service

Service & CPO Facility

8850 Wilshire Blvd. (BMW Beverly Hills – Storage and Service Overflow

8844 Wilshire Blvd. (BMW Beverly Hills Storage & Service Overflow)

Parking Lot

5050 – 5070 Wilshire Blvd.

Beverly Hills, CA

5151 Wilshire Blvd.

Beverly Hills, CA

8833 Wilshire Blvd.

Beverly Hills, CA

8850 Wilshire Blvd.

Beverly Hills, CA

8844 Wilshire Blvd.

Beverly Hills, CA

NE Corner Citrus Ave. & Carling Way

Beverly Hills, CA

Ehlers Enterprises, Ltd. Ehlers Investment Co. Duesenberg Investment Company 8850 Wilshire Partners, LLC Illoulian Properties DSG Wilshire LLC and JW Wilshire LLC

4

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
14.FAA Concord H, Inc.	California Corporation C2004304		Concord Honda Main Parking	1300 Concord Ave. Concord, CA 1461 Concord Ave. Concord, CA 2655 Stanwell Drive Concord, CA	Rosewood Village Associates SRE California – 6, LLC SVC Properties, LLC	SRE California – 6, LLC is an indirect subsidiary of Sonic Automotive, Inc.
15.FAA Concord T, Inc.	California Corporation C0613543		Concord Toyota Concord Scion Parking	1090 Concord Ave. Concord, CA Buchanan Field Airport, Area 7 West of Solano Way	1090 Concord Associates, LLC County of Contra Costa
16.FAA Holding Corp.	California Corporation C2174202			4401 Colwick Rd. Charlotte, NC
17.FAA Las Vegas H, Inc.	Nevada Corporation C13186-1999		Honda West	7615 W. Sahara Ave. Las Vegas, NV	CARS CNI-2 L.P.
18.FAA Poway H, Inc.	California Corporation C2006230		Poway Honda Parking	13747 Poway Rd. Poway, CA 13875 Kirkham Way Poway, CA	Bay Automotive Properties, LLC Poway Auto Dealers Association LLC

5

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
19.FAA San Bruno, Inc.	California Corporation C2004303		Melody Toyota Melody Scion (Main Facility) (Service and Parts Facility) (Parking Lot – New and Used) (Main Facility) (Used Car Facility) (Parking – Used Cars) (Used Cars) (Parking Lot)

750 El Camino Real

San Bruno, CA

222 E. San Bruno Ave.

San Bruno, CA

732 El Camino Real

San Bruno, CA

750 El Camino Real

San Bruno, CA

650 El Camino Real

San Bruno, CA

650 and 660 El Camino Real

San Bruno, CA

650 and 660 El Camino Real

San Bruno, CA

692 El Camino Real

San Bruno, CA

Bill & Sylvia Wilson

L & P Kaplan

Peter J. Mandell and Susan Gootnick

Chapman Hui California, LLC

Martha E. Bishop, Helen J.

Carey,  The Mary Colter McDonald Trust

Bill Malkason

Sonic Development, LLC

Tommie Carol Ann Mobley and Larry Malasoma

Sonic Development, LLC is a direct subsidiary of Sonic Automotive, Inc
20.FAA Serramonte H, Inc.	California Corporation C2069465		Honda of Serramonte	485 Serramonte Blvd. Colma, CA	Price Trust

6

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
21.FAA Serramonte L, Inc.	California Corporation C2004222		Lexus of Serramonte Lexus of Marin Main Used Car	700 Serramonte Blvd. Colma, CA 513 Francisco Blvd. E. San Rafael, CA 535 Francisco Blvd. E. San Rafael, CA	Price Trust CAR FAA II LLC Hendrickson Development, Inc.
22.FirstAmerica Automotive, Inc.	Delaware Corporation 2761294			4401 Colwick Rd. Charlotte, NC
23.Fort Mill Ford, Inc.	South Carolina Corporation		Fort Mill Ford	801 Gold Hill Rd. Fort Mill, SC	SRE South Carolina-1, LLC	SRE South Carolina-1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
24.Franciscan Motors, Inc.	California Corporation C1532758		Acura of Serramonte	465/475 Serramonte Blvd. Colma, CA	Price Trust

7

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
25.Kramer Motors Incorporated	California Corporation C0392185		Honda of Santa Monica Honda of Santa Monica Honda of Santa Monica (other) Honda of Santa Monica (storage) Honda of Santa Monica (Fleet) Parking

1720 – 1726 Santa Monica Blvd. Santa Monica, CA

1801 Santa Monica Blvd. and 1347 - 18th St.

Santa Monica CA

1411 - 17th St.

Santa Monica, CA

1819 Santa Monica Blvd.

Santa Monica, CA

1714 Santa Monica Blvd.

Santa Monica, CA

1718 Santa Monica Blvd.

Santa Monica, CA

1205 Colorado Ave.

Santa Monica, CA

Lone Eagle Partners, LLC Sully Three SM, LLC Sully Three SM, LLC Sully Three SM, LLC Adele Coury and Lucille Almir Alley Properties, LLC
26.L Dealership Group, Inc.	Texas Corporation 151278900			4401 Colwick Rd. Charlotte, NC

8

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
27.Marcus David Corporation	North Carolina Corporation 0272880		Town and Country Toyota Certified Used Cars Lot CPO and Truck Sales Town and Country Toyota-Scion Town and Country Toyota	9900 South Blvd. Charlotte, NC 1300 Cressida Dr. Charlotte, NC 9101 South Blvd. Charlotte, NC	Jessco Ltd. National Retail Properties, LP MMR Holdings, LLC
28.Ontario L, LLC	California Limited Liability Company 200330110050		Crown Lexus	1125 Kettering Dr. Ontario, CA	M.F. Salta Co., Inc.
29.Philpott Motors, Ltd.	Texas Limited Partnership 12223010		Philpott Motors Hyundai (Hangar Lease) Philpott Ford Philpott Toyota Philpott Ford-Toyota (Fleet/Body Shop)	1900 U.S. Hwy. 69 Nederland, TX 4605 Third St. Airport Beaumont, TX 1400 U.S. Hwy. 69 Nederland, TX 2727 Nall St. Port Neches, TX	Rustin B. Penland Jefferson County, Texas Philpott Properties, Ltd. Philpott Properties, Ltd.
30.SAI AL HC1, Inc.	Alabama Corporation D/C 206-272			4401 Colwick Rd. Charlotte, NC

9

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
31.SAI AL HC2, Inc.	Alabama Corporation D/C 199-217		Tom Williams Collision Center	1874 Grants Mill Rd. Irondale, AL	SRE Alabama–2, LLC	SRE Alabama–2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
32.SAI AM Florida, LLC	Florida Limited Liability Company L16000202910111		AutoMatch

AutoMatch Jacksonville MAIN BUILDING:

9012 Beach Boulevard

Jacksonville, FL 32216

PARKING LOT:

9020 Beach Boulevard

Jacksonville, FL  32216

AutoMatch Fort Myer    8900 Colonial Center Drive

Fort Meyers, FL  33905

AutoMatch Ocala             MAIN BUILDING:

3550 S. Pine Avenue

Ocala, FL  34471

PARKING LOT:

3620 S. Pine Avenue

Ocala, FL  34471

10

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
33.SAI Atlanta B, LLC	Georgia Limited Liability Company 08083814		Global Imports BMW Global Imports MINI Parking (BMW) Collision Center (MINI)	500 Interstate North Pkwy. SE Atlanta, GA 2100-2120 Powers Ferry Rd Atlanta, GA 5925 Peachtree Industrial Blvd. Atlanta, GA	MMR Holdings, LLC c/o Capital Automotive REIT McLean, VA 22102 Attn: Portfolio Manager Shadowood Office Park, LLC SRE Georgia 4, LLC	SRE Georgia 4, LLC is an indirect subsidiary of Sonic Automotive, Inc.
34.SAI Chattanooga N, LLC	Tennessee Limited Liability Company 000767923		Nissan of Chattanooga East	2121 Chapman Road Chattanooga TN 37421
35.SAI Chamblee V, LLC	Georgia Limited Liability Company K734665		Dyer and Dyer Volvo (Chamblee location)	5260 Peacthree Industrial Blvd., Chamblee, GA	D & R Investments 200 Branch Hill Lane Columbia, SC 29223
36.SAI Clearwater T, LLC	Florida Limited Liability Company L08000116713		Clearwater Toyota Clearwater Scion	21799 U.S. Hwy. 19 N. Clearwater, FL

11

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
37.SAI Cleveland N, LLC	Tennessee Limited Liability Company 000770235		Nissan of Cleveland	131 Pleasant Grove Road McDonald, TN 37353
38.SAI Columbus Motors, LLC	Ohio Limited Liability Company CP13127		Hatfield Subaru Hatfield Hyundai	1400 Auto Mall Dr. Columbus, OH 1395 Auto Mall Dr. Columbus, OH	SRE Ohio – 2, LLC	SRE Ohio - 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
39.SAI Columbus T, LLC	Ohio Limited Liability Company CP13128		Toyota West Scion West Hatfield Automall	1500 Auto Mall Dr. Columbus, OH	SRE Ohio - 1, LLC	SRE Ohio - 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
40.SAI Columbus VWK, LLC	Ohio Limited Liability Company CP13130		Hatfield Kia Hatfield Volkswagen	1455 Auto Mall Drive Columbus, OH 1495 Auto Mall Drive Columbus, OH	SRE Ohio -2, LLC CARS CNI-2, LLC	SRE Ohio – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

12

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
41.SAI Denver B, Inc.	Colorado Corporation 20131294528		Murray BMW of Denver Bodyworks Murray Motorworks Sales - Used Parking	900 S. Colorado Blvd. Denver, CO 2201 S. Wabash St. Denver, CO 4300 E. Kentucky Ave. Denver, CO 7750 E. Cherry Creek South Dr. Denver, CO 4677 S. Broadway Denver, CO 4651 S. Broadway Denver, CO	SRE Colorado – 2, LLC SRE Colorado – 2, LLC SRE Colorado – 2, LLC SRE Colorado – 2, LLC Moreland Properties, LLC William J. Markel	SRE Colorado – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
42.SAI Denver M, Inc.	Colorado Corporation 20131291339		Mercedes-Benz of Denver CPO & Service Sales	4300 E. Kentucky Ave. 4677 S. Broadway 940 S. Colorado Blvd. 4677 S. Broadway	SRE Colorado 2, LLC SRE Colorado 2, LLC	SRE Colorado – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

13

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
43.SAI Fairfax B, LLC	Virginia Limited Liability Company S4346344		BMW of Fairfax Main Body Shop Service Parking Parking Body Shop	8427 Lee Hwy. Fairfax, VA 2730 Dorr Avenue Fairfax, VA 2805 Old Lee Hwy. Fairfax, VA 8431 Lee Hwy. Fairfax, VA 8111 Gatehouse Rd. Falls Church, VA 8504 Lee Hwy. Fairfax, VA	MMR Holdings, LLC Craven, LLC Holman @ Merrifield, LLC 8431 Lee Highway, LLC 8111 Gatehouse Road Investors, LLC Euridiki and Nicholas Myseros
44.SAI FL HC2, Inc.	Florida Corporation P98000016038			4401 Colwick Rd. Charlotte, NC
45.SAI FL HC3, Inc.	Florida Corporation P98000064012			4401 Colwick Rd. Charlotte, NC
46.SAI FL HC4, Inc.	Florida Corporation P98000064009			4401 Colwick Rd. Charlotte, NC

14

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
47.SAI FL HC7, Inc.	Florida Corporation F86660			4401 Colwick Rd. Charlotte, NC
48.SAI Fort Myers B, LLC	Florida Limited Liability Company L08000116712		BMW of Fort Myers MINI of Fort Myers	15421 S. Tamiami Tr. Fort Myers, FL 13880 S. Tamiami Tr. Fort Myers, FL	SRE Florida – 1, LLC CARS (SON-064)	SRE Florida – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc..
49.SAI Fort Myers H, LLC	Florida Limited Liability Company L08000116710		Honda of Fort Myers	14020 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC (also tenant for VW of Fort Myers)
50.SAI Fort Myers M, LLC	Florida Limited Liability Company L98000002089		Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr. Fort Myers, FL	SRE Florida – 1, LLC	SRE Florida – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
51.SAI Fort Myers VW, LLC	Florida Limited Liability Company L08000116709		Volkswagen of Fort Myers	14060 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC
52.SAI GA HC1, LLC	Georgia Limited Partnership 0224680			4401 Colwick Rd. Charlotte, NC

15

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
53.SAI Irondale Imports, LLC	Alabama Limited Liability Company 428-744		Tom Williams Imports (BMW) Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham Jaguar Birmingham

1000 Tom Williams Way

Irondale, AL

3001 Tom Williams Way

Irondale, AL

3000 Tom Williams Way

Irondale, AL

2001 Tom Williams Way

Irondale, AL

1001 Tom Williams Way

Irondale, AL

1314 Grants Mill Way

Irondale, AL

					SRE Alabama–2, LLC SRE Alabama–2, LLC SRE Alabama–2, LLC SRE Alabama–2, LLC	SRE Alabama–2, LLC is an indirect subsidiary of Sonic Automotive, Inc..
54.SAI Irondale L, LLC	Alabama Corporation DLL 662-073		Tom Williams Lexus	1001 Tom Williams Way Irondale, AL	SRE Alabama–2, LLC
55.SAI Long Beach B, Inc.	California Corporation C2998588		Long Beach BMW Long Beach MINI	2998 Cherry Ave. Signal Hill, CA 90755 1660 E. Spring Street Signal Hill, CA 90756	Velma M. Robinett, Trustee of the Alda C. Jones Trust c/o Signal Hill Redevelopment Agency 2175 Cherry Ave. Signal Hill, CA 90806

16

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
56.SAI McKinney M, LLC	Texas Limited Liability Company		Mercedes-Benz of McKinney	2080 North Central Expressway McKinney, TX 75069
57.SAI MD HC1, Inc.	Maryland Corporation D05310776			4401 Colwick Rd. Charlotte, NC
58.SAI Monrovia B, Inc.	California Corporation C2979304		BMW of Monrovia MINI of Monrovia Parking	1425-1451 South Mountain Ave. Monrovia, CA 550 E. Huntington Drive Monrovia, CA	DMSA, LLC c/o Dennis D. and Charyl A. Assael, Trustees 222 Heliotrope Ave. Corona del Mar, CA 92625 Foothill Technology Center, LLC
59.SAI Montgomery B, LLC	Alabama Limited Liability Company 428-746		BMW of Montgomery	731 Eastern Blvd. Montgomery, AL	CARS – DB5, LP
60.SAI Montgomery BCH, LLC	Alabama Limited Liability Company 428-745		Classic Buick GMC Cadillac	833 Eastern Blvd. Montgomery, AL	Rouse Bricken, LLC

17

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
61.SAI Montgomery CH, LLC	Alabama Limited Liability Company 428-747		Capitol Chevrolet Capitol Hyundai	711 Eastern Blvd. Montgomery, AL 2820 Eastern Blvd. Montgomery, AL	CARS-DB5, LP CAR BSC L.L.C.
62.SAI Nashville CSH, LLC	Tennessee Limited Liability Company 0336183		Crest Cadillac Crest Saab	2121 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.
63.SAI Nashville H, LLC	Tennessee Limited Liability Company 0336180		Crest Honda	2215 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.
64.SAI Nashville M, LLC	Tennessee Limited Liability Company 0336182		Mercedes-Benz of Nashville smart center of Nashville	630 Bakers Bridge Ave. Franklin, TN	BKB Properties LLC

18

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
65.SAI Nashville Motors, LLC	Tennessee Limited Liability Company 0566970		Audi Nashville Porsche of Nashville	1576 Mallory Lane Brentwood, TN 1580 Mallory Lane Brentwood, TN	SRE Tennessee – 1, LLC SRE Tennessee – 2, LLC	SRE Tennessee – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc. SRE Tennessee – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
66.SAI OK HC1, Inc.	Oklahoma Corporation 1900632183			4401 Colwick Rd. Charlotte, NC

19

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
67.SAI Orlando CS, LLC	Florida Limited Liability Company L08000116711		Massey Cadillac [North] Massey Saab of Orlando Massey Cadillac South (Vehicle storage)	4241 N. John Young Pkwy. Orlando, FL 8819 S. Orange Blossom Tr. Orlando, FL 1851 Landstreet Rd. Orlando, FL	CAR SON MAS, L.P. CAR SON MAS, L.P. Sonic Development, LLC	Sonic Development, LLC is a direct subsidiary of Sonic Automotive, Inc.
68.SAI Peachtree, LLC	Georgia Limited Liability Company 12101436			4401 Colwick Rd. Charlotte, NC
69.SAI Pensacola A, LLC	Florida Limited Liability Company L15000038068		Audi Pensacola	6303 Pensacola Blvd. Penscaola FL
70.SAI Philpott T, LLC	Texas Limited Liability Company 802278062		Philpott Toyota Philpott Scion	2229 Highway 69 Nederland TX 77627

20

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
71.SAI Rockville Imports, LLC	Maryland Limited Liability Company W12791083		Rockville Audi Rockville Porsche-Audi Porsche of Rockville (Parking Lot) Vehicle Storage	1125 Rockville Pike Rockville, MD 1542 & 1550 Rockville Pike Rockville, MD 1190 Rockville Pike Rockville, MD	SRE-Virginia 1, LLC 1500 Rockville Pike, LLC Everett A. Hellmuth, III	SRE-Virginia 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
72.SAI Roaring Fork LR, Inc.	Colorado Corporation 2014156978		Land Rover Roaring Fork	52876 Two Rivers Plaza Road Glenwood Springs CO
73.SAI Rockville L, LLC	Maryland Limited Liability Company W12796074		Lexus of Rockville	15501 & 15515 Frederick Rd. Rockville, MD 15814-A and B Paramount Dr. Rockville, MD	Royco, Inc. 8121 Georgia Ave. Suite 500 Silver Spring, MD 20910 Beltway Cable Services Inc. 15815 Paramount Dr. Rockville, MD 20855
74.SAI Stone Mountain T, LLC	Georgia Limited Liability Company 0342795		Stone Mountain Toyota Stone Mountain Scion	4400 Stone Mountain Hwy Stone Mountain, GA	National Retail Properties, LP

21

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
75.SAI S. Atlanta JLR, LLC	Georgia Limited Liability Company 16070312
76.SAI TN HC1, LLC	Tennessee Limited Liability Company 0336184			4401 Colwick Rd. Charlotte, NC
77.SAI TN HC2, LLC	Tennessee Limited Liability Company 0336185			4401 Colwick Rd. Charlotte, NC
78.SAI TN HC3, LLC	Tennessee Limited Liability Company 0336181			4401 Colwick Rd. Charlotte, NC

22

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
79.SAI Tysons Corner H, LLC	Virginia Limited Liability Company S4346369		Honda of Tysons Corner (Body Shop) (Storage Lot) (Storage Lot) (Parking) (Parking)

1580 Spring Hill Rd.

Vienna, VA

1548 Spring Hill Rd.

Vienna, VA

1596 Spring Hill Rd. - Two acres adjacent to 1592 Spring Hill Rd.

Vienna, VA

8521 Leesburg Pike

Vienna, VA

8401-8405 Greensboro Dr.

McLean, VA

1593-1595 Spring Hill Rd.

Vienna, VA

CARS-DB1, LLC CARS-DB1, LLC CARS-DB1, LLC Brandywine Realty Trust Greensboro Center Limited Partnership California State Teachers’ Retirement System
80.SAI VA HC1, Inc.	Virginia Corporation 07019870			4401 Colwick Rd. Charlotte, NC
81.SAI West Houston B, LLC	Texas Limited Liability Company 802152114		BMW of West Houston	20822 Katy Freeway Katy TX

23

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
82.Santa Clara Imported Cars, Inc.	California Corporation C0587296		Honda of Stevens Creek Stevens Creek Honda – Offsite Vehicle Storage	4590 Stevens Creek Blvd. San Jose, CA 1507 South 10th St. San Jose, CA	SRE California – 8 SCH, LLC 10th Street Land Management	SRE California – 8 SCH, LLC is an indirect subsidiary of Sonic Automotive, Inc.
83.Sonic – 2185 Chapman Rd., Chattanooga, LLC	Tennessee Limited Liability Company 0366281		Economy Honda Superstore	2135 Chapman Rd. Chattanooga, TN	Standefer Investment Company
84.Sonic Advantage PA, L.P.	Texas Limited Partnership 800235623		Porsche of West Houston Audi West Houston Momentum Luxury Cars	11890 Katy Fwy. Houston, TX 11850 Katy Fwy., Houston, TX 15865 Katy Fwy. Houston, TX	SRE Texas – 2, L.P. SRE Texas – 2, L.P.	SRE Texas – 2, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

24

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
85.Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina Corporation		Century BMW Century MINI (Parking Lot) Century BMW Mini	2750 Laurens Rd. Greenville, SC 17 Duvall and 2758 Laurens Rd. Greenville, SC 2930-2934 Laurens Rd. Greenville, SC	MMR Holdings, LLC Brockman Real Estate, LLC SRE South Carolina – 2, LLC	SRE South Carolina-2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
86.Sonic Automotive – 3401 N. Main, TX, L.P.	Texas Limited Partnership 11376510		Ron Craft Chevrolet Cadillac Baytown Auto Collision Center	4114 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.
87.Sonic Automotive – 4701 I-10 East, TX, L.P.	Texas Limited Partnership 11345010		Baytown Ford	4110 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.
88.Sonic Automotive – 9103 E. Independence, NC, LLC	North Carolina Limited Liability Company 0470751		Infiniti of Charlotte Infiniti of Charlotte Parking Lot	9103 E. Independence Blvd. Matthews, NC 9009 E. Independence Blvd. Matthews, NC	MMR Holdings, LLC CAR SON CHAR L.L.C.

25

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
89.Sonic Automotive Aviation, LLC	North Carolina Limited Liability Company 1320781			4401 Colwick Rd. Charlotte, NC
90.Sonic Automotive F&I, LLC	Nevada Limited Liability Company LLC8620-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
91.Sonic Automotive of Chattanooga, LLC	Tennessee Limited Liability Company 0336188		BMW of Chattanooga	6806 E. Brainerd Rd. Chattanooga, TN	75 Pointe Centre Partners, LLC
92.Sonic Automotive of Nashville, LLC	Tennessee Limited Liability Company 0336186		BMW of Nashville MINI of Nashville Parking	4040 Armory Oaks Dr. Nashville, TN 4010 Armory Oaks Dr. Nashville, TN 1572 Mallory Lane Brentwood, TN 37027	H.G. Hill Realty Company, LLC H.G. Hill Realty Company, LLC
93.Sonic Automotive of Nevada, Inc.	Nevada Corporation C18014-1997			4401 Colwick Rd. Charlotte, NC

26

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
94.Sonic Automotive of Texas, L.P.	Texas Limited Partnership 11324210		Lone Star Ford	8477 North Fwy. Houston, TX	MMR Viking Investment Associates, LP
95.Sonic Automotive Support, LLC	Nevada Limited Liability Company LLC19412-2003			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
96.Sonic Automotive West, LLC	Nevada Limited Liability Company LLC9139-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
97.Sonic-Buena Park H, Inc.	California Corporation C2356456		Buena Park Honda - Employee Parking Buena Park Honda – Main Parking Vehicle Storage	7697 Beach Blvd. Buena Park, CA 6411 Beach Blvd. Buena Park, CA 6841 Western Avenue Buena Park, CA 6291 Auto Center Drive Buena Park, CA	Abbott Investments Saltalamacchia Land Company Buena Park Masonic Temple Board Orange County Transportation Authority

27

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
98.Sonic – Integrity Dodge LV, LLC	Nevada Limited Liability Company LLC4879-1999		N/A	N/A	N/A
99.Sonic – Cadillac D, L.P.	Texas Limited Partnership 800061917		Massey Cadillac	11675 LBJ Fwy. Dallas, TX	CAR SON MAS GAR, L.P.
100.Sonic Calabasas M, Inc.	California Corporation C2975101		Mercedes-Benz of Calabasas Parking	24181 Calabasas Rd. Calabasas, CA 91302 Parking lot north of and abutting above address containing 20,036 square feet, more or less 21800 Oxnard Street Woodland Hills, CA

Arthur D’Egidio and Assunta D’Egidio, as Trustees of the D’Egidio Trust dated May 13, 1985 and Maria A. D’Egidio, as Trustee of the D’Egidio Trust dated April 29, 1985

17401 Gresham St.

Northridge, CA 91325

City of Calabasas, California

26135 Mureau Rd.

Calabasas, CA 91302

Attn: City Manager

Ampco System Parking

101.Sonic-Capitol Imports, Inc.	South Carolina Corporation		Capitol Imports Capitol Hyundai	101 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

28

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
102.Sonic-Clear Lake Volkswagen, L.P.	Texas Limited Partnership 800207889		Momentum Volkswagen of Clear Lake	15100 Gulf Fwy. Houston, TX	CARS-DB4, LP
103.Sonic – Denver T, Inc.	Colorado Corporation 20021350687		Mountain States Toyota and Scion Mountain States Toyota	201 W. 70th Ave. Denver, CO	SRE Colorado – 1, LLC	SRE Colorado – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
104.Sonic Development, LLC	North Carolina Limited Liability Company 0483658			4401 Colwick Rd. Charlotte, NC
105.Sonic Divisional Operations, LLC	Nevada Limited Liability Company LLC26157-2004			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV	Nevada Speedway, LLC

29

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
106.Sonic - Fort Worth T, L.P.	Texas Limited Partnership 13920710		Toyota of Fort Worth Scion of Fort Worth Main Used Car	9001 Camp Bowie W. Fort Worth, TX 8901 US Hwy 80 West Fort Worth, TX	SON MCKNY II, L.P. SON MCKNY II, L.P.
107.Sonic - Harbor City H, Inc.	California Corporation C2356454		Carson Honda	1435 E. 223rd St. Carson, CA	ENRI 2, LLC
108.Sonic Houston JLR, LP	Texas Limited Partnership 800735509		Jaguar Houston North Land Rover Houston North	18205 Interstate 45 N Houston, TX	SRE Texas – 1, L.P.	SRE Texas – 1, L.P. is an indirect subsidiary of Sonic Automotive, Inc.
109.Sonic Houston LR, L.P.	Texas Limited Partnership 800236309		Land Rover Houston Central Jaguar Houston Central	7019 Old Katy Rd. Houston, TX 7025 Old Katy Rd. Houston, TX	Capital Automotive, LP SRE Texas – 7, L.P.	SRE Texas – 7, L.P. is an indirect subsidiary of Sonic Automotive, Inc.
110.Sonic - Houston V, L.P.	Texas Limited Partnership 15286810		Volvo of Houston (Body Shop)	11950 Old Katy Rd. Houston, TX 1321 Sherwood Forest Dr. Houston, TX	Mark Miller, Trustee Mark Miller, Trustee

30

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
111.Sonic-Jersey Village Volkswagen, L.P.	Texas Limited Partnership 800207902		Momentum Volkswagen of Jersey Village Parking	19550 Northwest Fwy. Houston, TX 11411 FM 1960 Road West Houston, TX	CAR 2 MOM, LP Cyfair Developments, LP
112.Sonic - Las Vegas C West, LLC	Nevada Limited Liability Company LLC7434-2000		Cadillac of Las Vegas Cadillac of Las Vegas - West	5185 W. Sahara Ave. Las Vegas, NV	SRE Nevada – 2, LLC	SRE Nevada – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
113.Sonic - LS Chevrolet, L.P.	Texas Limited Partnership 11958210		Lone Star Chevrolet Lone Star Chevrolet Parking Lot	18800 & 18900 North Fwy. and 9110 N. Eldridge Parkway, Houston, TX 18990 Northwest Fwy. Houston, TX	CARS-DB4, L.P. CAR SON STAR, L.P.
114.Sonic - LS, LLC	Delaware Limited Liability Company 3440418			4401 Colwick Rd. Charlotte, NC

31

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
115.Sonic - Lute Riley, L.P.	Texas Limited Partnership 11869810		Lute Riley Honda (Body Shop) Storage Storage Service/Car Wash	1331 N. Central Expy. Richardson, TX 13561 Goldmark Dr. Richardson, TX 331 Melrose Drive Richardson, TX 816 S. Sherman Street Richardson, TX 820 S. Sherman Street Richardson, TX	MMR Viking Investment Associates, LP CARS (SON-105) CCI-Melrose 1, L.P. HLN Enterprises, Inc. A. Kenneth Moore
116.Sonic Momentum B, L.P.	Texas Limited Partnership 800235477		Momentum BMW Momentum MINI (Momentum BMW/MINI Body Shop) Momentum BMW (West) Momentum BMW West - Parking Momentum Collision Center	10000 Southwest Fwy. Houston, TX 10002 Southwest Fwy. Houston, TX 9911 Centre Pkwy. Houston, TX 15865 Katy Fwy. Houston, TX 11777 Katy Fwy. Houston, TX	CARS CNI-2, LP CARS CNI-2, L.P. RMC AutoSonic BMWN, L.P. Kirkwood Partners, LP

32

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
117.Sonic Momentum JVP, L.P.	Texas Limited Partnership 800235475		Jaguar Southwest Houston Land Rover Southwest Houston Momentum Volvo Momentum Porsche	10150 Southwest Fwy. Houston, TX 10155 Southwest Fwy. Houston, TX	CARS CNI-2, LP SRE Texas – 3, L.P.	SRE Texas – 3, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

33

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
118.Sonic Momentum VWA, L.P.	Texas Limited Partnership 800207910		Momentum Volkswagen Audi Central Houston Certified Pre-Owned Sales Momentum Audi Momentum Audi Back Lot (Storage) Momentum Audi – Parking Momentum Audi – Garage Parking Momentum Audi - Parking

2405 Richmond Ave.

Houston, TX

2309 Richmond Ave.

Houston, TX

2315 Richmond Ave.

Houston, TX

3717-3725 Revere St.

Houston, TX

2401 Portsmouth

Houston, TX

2211 Norfolk Street

Houston, TX

2600 Southwest Fwy.

Houston, TX

2120 Southwest Fwy.

Houston, TX

RMC Auto Sonic VWA, LP RMC Auto Sonic VWA, LP CAR 2 MOM, LP La Mesa Properties Limited La Mesa Properties Limited The Realty Associates Fund IX, LP Yarico, Inc.
119.Sonic - Newsome Chevrolet World, Inc.	South Carolina Corporation		Capitol Chevrolet	111 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

34

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
120.Sonic of Texas, Inc.	Texas Corporation 150782300			4401 Colwick Rd. Charlotte, NC
121.Sonic Resources, Inc.	Nevada Corporation C24652-2001			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
122.Sonic - Richardson F, L.P.	Texas Limited Partnership 14037410		North Central Ford	1819 N. Central Expy. Richardson, TX	SRE Texas 10, LLC	SRE Texas 10, LLC is an indirect subsidiary of Sonic Automotive, Inc.

35

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
123.Sonic Santa Monica M, Inc.	California Corporation C2727452		W.I. Simonson (Service) (Parking) Parking Office Parts/Service

1626 Wilshire Blvd.

Santa Monica, CA

1330 Colorado Ave.

Santa Monica, CA

1215 – 17th St.

Santa Monica, CA

1415 Euclid & 1308 Santa Monica Blvd.

Santa Monica, CA

11766 Wilshire Blvd.

Santa Monica, CA

1301 Santa Monica Blvd.

Santa Monica, CA

1337 Euclid Street

Santa Monica, CA

17th & Wilshire Partnership

Investment Co. of Santa Monica

7R Apartments

Frances M. Rehwald, Trustee, Frances M. Rehwald Family Trust

Judith A. Richards, Trustee, Judity a. Richards Separate Property Trust

William J.S. Rehwald, Trustee, William J.S. Rehwald Separate Property Trust

Frances M. Rehwald, Judith a. Richards, William J.S. Rehwald, Trustees, Mary F. Rehwald Separate Property Trust

Ampco System Parking

Sully Three SM, LLC

Sully Three SM, LLC

124.Sonic - Shottenkirk, Inc.	Florida Corporation P99000043291		Pensacola Honda	5600 Pensacola Blvd. Pensacola, FL	MMR Holdings, LLC
125.Sonic - Stevens Creek B, Inc.	California Corporation C0723787		Stevens Creek BMW	4343 Stevens Creek Blvd. San Jose, CA 4333 Stevens Creek Blvd. San Jose, CA	SRE California – 7 SCB, LLC SRE California – 7 SCB, LLC	SRE California – 7 SCB, LLC is an indirect subsidiary of Sonic Automotive, Inc.

36

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
126.Sonic-Volvo LV, LLC	Nevada Limited Liability Company LLC6829-1999		Volvo of Las Vegas	7705 W. Sahara Ave. Las Vegas, NV	Berberian Properties, LLC
127.Sonic Walnut Creek M, Inc.	California Corporation C2508517		Mercedes-Benz of Walnut Creek (Jensen Lease - Service) (Parking Lot) Parking Parking	1301 Parkside Dr. Walnut Creek, CA 1360 Pine St. Walnut Creek, CA 1300 Pine St. Walnut Creek, CA 2650 Cloverdale Avenue Concord, CA 2198 N. Main Street Walnut Creek, CA

Stead Leasing, Inc.

Peter C. Jensen, Trustee of the Peter Cole Jensen and Sharon A. Jensen Living Trust dated December 23, 1986

Testamentary Trust of Paul W. Muller

Robert M. Sherman

2002 Frederick D. Wertheim Revocable Trust

128.SRE Alabama - 2, LLC	Alabama Limited Liability Company 670-275		N/A	N/A	N/A	N/A

37

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
129.SRE Alabama-5, LLC	Alabama Limited Liability Company DLL 691-622		N/A	N/A	N/A	N/A
130.SRE California - 1, LLC	California Limited Liability Company 200202910110		N/A	N/A	N/A	N/A
131.SRE California – 2, LLC	California Limited Liability Company		N/A	N/A	N/A	N/A
132.SRE California – 3, LLC	California Limited Liability Company 200202810141		N/A	N/A	N/A	N/A
133.SRE California – 5, LLC	California Limited Liability Company 200203110006		N/A	N/A	N/A	N/A

38

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
134.SRE California – 6, LLC	California Limited Liability Company 200203110007		N/A	N/A	N/A	N/A
135.SRE California -7 SCB, LLC	California Limited Liability Company 201033410181		N/A	N/A	N/A	N/A
136.SRE California – 8 SCH, LLC	California Limited Liability Company 201033510021		N/A	N/A	N/A	N/A
137.SRE California – 9 BHB, LLC	California Limited Liability Company 201126410082		N/A	N/A	N/A	N/A
138.SRE California 10 LBB, LLC	California Limited Liability Company 201413910313		N/A	N/A	N/A	N/A

39

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
139.SRE Colorado - 1, LLC	Colorado Limited Liability Company 20021330518		N/A	N/A	N/A	N/A
140.SRE Colorado – 2, LLC	Colorado Limited Liability Company 20021330523		N/A	N/A	N/A	N/A
141.SRE Colorado – 3, LLC	Colorado Limited Liability Company 20021330530		N/A	N/A	N/A	N/A
142.SRE Colorado – 4 RF, LLC	Colorado Limited Liability Company 20141516951		N/A	N/A	N/A	N/A

40

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
143.SRE Colorado – 5 CC, LLC	Colorado Limited Liability Company 2014154868552876 Two Rivers Plaza Road Glenwood Springs CO		N/A	N/A	N/A	N/A
144.SRE Florida - 1, LLC	Florida Limited Liability Company L00000006050		N/A	N/A	N/A	N/A
145.SRE Georgia – 4, LLC	Georgia Limited Liability Company 11091238		N/A	N/A	N/A	N/A
146.SRE Holding, LLC	North Carolina Limited Liability Company 0551475		N/A	N/A	N/A	N/A

41

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
147.SRE Maryland – 1, LLC	Maryland Limited Liability Company 200162227		N/A	N/A	N/A	N/A
148.SRE Nevada – 2, LLC	Nevada Limited Liability Company LLC5021-2000		N/A	N/A	N/A	N/A
149.SRE North Carolina – 2, LLC	North Carolina Limited Liability Company 0682830		N/A	N/A	N/A	N/A
150.SRE North Carolina – 3, LLC	North Carolina Limited Liability Company 0682833		N/A	N/A	N/A	N/A
151.SRE Ohio 1, LLC	Ohio Limited Liability Company 2146293		N/A	N/A	N/A	N/A

42

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
152.SRE Ohio 2, LLC	Ohio Limited Liability Company 2146292		N/A	N/A	N/A	N/A
153.SRE Oklahoma -2, LLC	Oklahoma Limited Liability Company 3500697105		N/A	N/A	N/A	N/A
154.SRE South Carolina – 2, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A
155.SRE South Carolina-3, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A
156.SRE South Carolina – 4, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

43

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
157.SRE Tennessee – 1, LLC	Tennessee Limited Liability Company 000390360		N/A	N/A	N/A	N/A
158.SRE Tennessee – 2, LLC	Tennessee Limited Liability Company 000390358		N/A	N/A	N/A	N/A
159.SRE Tennessee – 3, LLC	Tennessee Limited Liability Company 000390359		N/A	N/A	N/A	N/A
160.SRE Tennessee-4, LLC	Tennessee Limited Liability Company 0450279		N/A	N/A	N/A	N/A
161.SRE Tennessee – 5, LLC	Tennessee Limited Liability Company 000450278		N/A	N/A	N/A	N/A

44

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
162.SRE Tennessee – 6, LLC	Tennessee Limited Liability Company 000797947		N/A	N/A	N/A	N/A
163.SRE Texas – 1, L.P.	Texas Limited Partnership 00135233-10		N/A	N/A	N/A	N/A
164.SRE Texas – 2, L.P.	Texas Limited Partnership 00135234-10		N/A	N/A	N/A	N/A
165.SRE Texas – 3, L.P.	Texas Limited Partnership 00135235-10		N/A	N/A	N/A	N/A
166.SRE Texas – 4, L.P.	Texas Limited Partnership 800048705		N/A	N/A	N/A	N/A
167.SRE Texas – 5, L.P.	Texas Limited Partnership 800048740		N/A	N/A	N/A	N/A
168.SRE Texas – 6, L.P.	Texas Limited Partnership 800048741		N/A	N/A	N/A	N/A

45

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
169.SRE Texas – 7, L.P.	Texas Limited Partnership 800048742		N/A	N/A	N/A	N/A
170.SRE Texas – 8, L.P.	Texas Limited Partnership 800048743		N/A	N/A	N/A	N/A
171.SRE Texas 9, LLC	Texas Limited Liability Company 801419276		N/A	N/A	N/A	N/A
172.SRE Texas 10, LLC	Texas Limited Liability Company 801675082		N/A	N/A	N/A	N/A
173.SRE Texas 11, LLC	Texas Limited Liability Company 801723757		N/A	N/A	N/A	N/A
174.SRE Texas 12, LLC	Texas Limited Liability Company 801807250		N/A	N/A	N/A	N/A

46

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
175.SRE Texas 13, LLC	Texas Limited Liability Company 13-802180003		N/A	N/A	N/A	N/A
176.SRE Texas 14, LLC	Texas Limited Liability Company 14-802402987		N/A	N/A	N/A	N/A
177.SRE Texas 15, LLC	Texas Limited Liability Company 15-802570108		N/A	N/A	N/A	N/A
178.SRE Virginia – 1, LLC	Virginia Limited Liability Company 5050246-0		N/A	N/A	N/A	N/A
179.SRE Virginia – 2, LLC	Virginia Limited Liability Company S1012154		N/A	N/A	N/A	N/A

47

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
180.Stevens Creek Cadillac, Inc.	California Corporation C1293380		St. Claire Cadillac	3737 Stevens Creek Blvd. Santa Jose, CA	SRE California – 5, LLC	SRE California – 5, LLC is an indirect subsidiary of Sonic Automotive, Inc.
181.Town and Country Ford, Incorporated	North Carolina Corporation 0148959		Town and County Ford	5401 E. Independence Blvd. Charlotte, NC	SRE North Carolina - 2, LLC	SRE North Carolina - 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
182.EchoPark Automotive, Inc.	Delaware Corporation 5387434			4401 Colwick Rd. Charlotte, NC

48

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
183.TT Denver, LLC	Colorado Limited Liability Company 20131462193

500 E. 104th Ave

Thornton, CO

10330 Grant Ave

Thornton, CO  80229

10401 E. Arapahoe Rd Centennial, CO

1500 E. County Line Rd Highlands Ranch, CO

13412 West Coal Mine Ave.

Littleton, CO  80127

9575 E. 40th Ave.

Denver, CO  80230

					TTRE CO 1, LLC TTRE CO 1, LLC TTRE CO 1, LLC TTRE CO 1, LLC	TTRE CO 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
184.TTRE CO 1, LLC	Colorado Limited Liability Company 20131504490		N/A	N/A	N/A	N/A

49

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
185.Windward, Inc.	Hawaii Corporation 41788D1		Honda of Hayward (Service) Ground Lease (Sales) (Vehicle Display) (Vehicle Storage) Ground Lease (Sales)	24895 Mission Blvd. Hayward, CA 24947-24975 Mission Blvd. Hayward, CA 24919 Mission Blvd. Hayward, CA 900 Fletcher Ln. Hayward, CA 24933 Mission Blvd. Hayward, CA	SRE California – 2, LLC Barbara Harrison and Marie Hinton, Trustee of the Marie Hinton Revocable Trust SRE California – 2, LLC SRE California – 2, LLC Paul Y. Fong	SRE California – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

50

SCHEDULE 4.01

GOOD STANDING JURISDICTIONS

AND FOREIGN QUALIFICATIONS

Name of Entity	Formed in:	Qualified in	Trade Names
1.SAI AL HC1, Inc.	AL
2.SAI AL HC2, Inc.	AL
3.SAI Irondale Imports, LLC	AL		Tom Williams Imports Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham Jaguar Birmingham
4.SAI Irondale L, LLC	AL		Tom Williams Lexus
5.SAI Montgomery B, LLC	AL		BMW of Montgomery
6.SAI Montgomery BCH, LLC	AL		Classic Buick GMC Cadillac Classic Cadillac Classic Cadillac Buick Classic Hummer
7.SAI Montgomery CH, LLC	AL		Capitol Chevrolet Capitol Hyundai
8.SRE Alabama-2, LLC	AL
9.SRE Alabama-5, LLC	AL
10.Autobahn, Inc.	CA		Autobahn Motors
11.FAA Beverly Hills, Inc.	CA		Beverly Hills BMW
12.FAA Concord H, Inc.	CA		Concord Honda
13.FAA Concord T, Inc.	CA		Concord Toyota Concord Scion
14.FAA Holding Corp.	CA

Name of Entity	Formed in:	Qualified in	Trade Names
15.FAA Poway H, Inc.	CA		Poway Honda
16.FAA San Bruno, Inc.	CA		Melody Toyota Melody Scion
17.FAA Serramonte H, Inc.	CA		Honda of Serramonte
18.FAA Serramonte L, Inc.	CA		Lexus of Serramonte Lexus of Marin
19.Franciscan Motors, Inc.	CA		Acura of Serramonte
20.Kramer Motors Incorporated	CA		Honda of Santa Monica
21.Ontario L, LLC	CA		Crown Lexus
22.SAI Long Beach B, Inc.	CA		Long Beach BMW Long Beach MINI
23.SAI Monrovia B, Inc.	CA		BMW of Monrovia MINI of Monrovia
24.Santa Clara Imported Cars, Inc.	CA		Honda of Stevens Creek
25.Sonic-Buena Park H, Inc.	CA		Buena Park Honda
26.Sonic - Harbor City H, Inc.	CA		Carson Honda
27.Sonic - Stevens Creek B, Inc.	CA		Stevens Creek BMW
28.Sonic Calabasas M, Inc.	CA		Mercedes-Benz of Calabasas
29.Sonic Santa Monica M, Inc.	CA		W.I. Simonson
30.Sonic Walnut Creek M, Inc.	CA		Mercedes-Benz of Walnut Creek

Name of Entity	Formed in:	Qualified in	Trade Names
31.SRE California – 1, LLC	CA
32.SRE California-2, LLC	CA
33.SRE California – 3, LLC	CA
34.SRE California – 5, LLC	CA
35.SRE California – 6, LLC	CA
36.SRE California – 7 SCB, LLC	CA
37.SRE California – 8 SCH, LLC	CA
38.SRE California – 9 BHB, LLC	CA
39.SRE California 10 LBB, LLC	CA
40.Stevens Creek Cadillac, Inc.	CA		St. Claire Cadillac
41.SAI Denver B, Inc.	CO		Murray MW of Denver Bodyworks Murray Motorworks
42.SAI Denver M, Inc.	CO		Mercedes-Benz of Denver
43.SAI Roaring Fork LR, Inc.	CO		Land Rover Roaring Fork
44.Sonic - Denver T, Inc.	CO		Mountain States Toyota Mountain States Toyota and Scion
45.SRE Colorado – 1, LLC	CO
46.SRE Colorado – 2, LLC	CO
47.SRE Colorado – 3, LLC	CO

Name of Entity	Formed in:	Qualified in	Trade Names
48.SRE Colorado – 4 RF, LLC	CO
49.SRE Colorado – 5 CC, LLC	CO
50.TT Denver, LLC	CO
51.TTRE CO 1, LLC	CO
52.FirstAmerica Automotive, Inc.	DE	CA
53.Sonic - LS, LLC	DE	TX
54.Sonic Automotive, Inc.	DE	NC
55.EchoPark Automotive, Inc. f/k/a Tree Trunk, Inc.	DE	CO FL NC
56.SAI AM Florida, LLC	FL		AutoMatch Fort Myers AutoMatch Jacksonville AutoMatch Ocala
57.SAI Clearwater T, LLC	FL		Clearwater Toyota Clearwater Scion
58.SAI FL HC2, Inc.	FL
59.SAI FL HC3, Inc.	FL
60.SAI FL HC4, Inc.	FL
61.SAI FL HC7, Inc.	FL
62.SAI Fort Myers B, LLC	FL		BMW of Fort Myers MINI of Fort Myers
63.SAI Fort Myers H, LLC	FL		Honda of Fort Myers
64.SAI Fort Myers M, LLC	FL		Mercedes-Benz of Fort Myers
65.SAI Fort Myers VW, LLC	FL		Volkswagen of Fort Myers

Name of Entity	Formed in:	Qualified in	Trade Names
66.SAI Orlando CS, LLC	FL		Massey Cadillac [North] Massey Saab of Orlando
67.SAI Pensacola A, LLC	FL		Audi Pensacola
68.Sonic - Shottenkirk, Inc.	FL		Pensacola Honda
69.SRE Florida - 1, LLC	FL
70.AM GA, LLC	GA
71.AM Realty GA, LLC	GA
72.SAI Atlanta B, LLC	GA		Global Imports BMW Global Imports MINI
73.SAI Chamblee V, LLC	GA		Dyer and Dyer Volvo (Chamblee location)
74.SAI GA HC1, LLC	GA
75.SAI Peachtree, LLC	GA
76.SAI S. Atlanta JLR, LLC	GA		Jaguar South Atlanta Land Rover South Atlanta
77.SAI Stone Mountain T, LLC	GA		Stone Mountain Toyota Stone Mountain Scion
78.SRE Georgia 4, LLC
79.Windward, Inc.	HI	CA	Honda of Hayward
80.SAI MD HC1, Inc.	MD
81.SAI Rockville Imports, LLC	MD		Rockville Audi Porsche of Rockville Rockville Porsche-Audi

Name of Entity	Formed in:	Qualified in	Trade Names
82.SAI Rockville L, LLC	MD		Lexus of Rockville
83.SRE Maryland – 1, LLC	MD
84.AnTrev, LLC	NC
85.Arngar, Inc.	NC		Cadillac of South Charlotte
86.EchoPark NC, LLC	NC
87.EP Realty NC, LLC	NC
88.Marcus David Corporation	NC		Town and Country Toyota Town and Country Toyota Certified Used Cars Town and Country Toyota-Scion
89.Sonic Automotive-9103 E. Independence, NC, LLC	NC		Infiniti of Charlotte
90.Sonic Automotive Aviation, LLC	NC
91.Sonic Development, LLC	NC	AL CA CO FL GA MD MI NV OH OK SC TN TX VA
92.SRE Holding, LLC	NC	TX CO AZ AL
93.SRE North Carolina – 2, LLC	NC

Name of Entity	Formed in:	Qualified in	Trade Names
94.SRE North Carolina – 3, LLC	NC
95.Town and Country Ford, Incorporated	NC
96.FAA Las Vegas H, Inc.	NV		Honda West
97.Sonic - Las Vegas C West, LLC	NV		Cadillac of Las Vegas – West Cadillac of Las Vegas
98.Sonic Automotive F&I, LLC	NV
99.Sonic Automotive of Nevada, Inc.	NV
100.Sonic Automotive Support, LLC	NV
101.Sonic Automotive West, LLC	NV
102.Sonic Divisional Operations, LLC	NV	AL AZ CA CO FL GA MD MI NC OH OK SC TN TX VA WI
103.Sonic Resources, Inc.	NV
104.Sonic-Volvo LV, LLC	NV		Volvo of Las Vegas
105.SRE Nevada-2, LLC	NV
106.SAI Columbus Motors, LLC	OH		Hatfield Hyundai Hatfield Subaru

Name of Entity	Formed in:	Qualified in	Trade Names
107.SAI Columbus T, LLC	OH		Toyota West Hatfield Automall Scion West
108.SAI Columbus VWK, LLC	OH		Hatfield Kia Hatfield Volkswagen
109.SRE Ohio 1, LLC	OH
110.SRE Ohio 2, LLC	OH
111.SAI OK HC1, Inc.	OK
112.SRE Oklahoma-2, LLC	OK
113.EchoPark SC, LLC	SC
114.EP Realty SC, LLC	SC
115.Fort Mill Ford, Inc.	SC
116.Sonic-Capitol Imports, Inc.	SC		Capitol Imports Capitol Hyundai
117.Sonic - Newsome Chevrolet World, Inc.	SC		Capitol Chevrolet
118.Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	SC		Century BMW Century MINI
119.SRE South Carolina- 2, LLC	SC
120.SRE South Carolina - 3, LLC	SC
121.SRE South Carolina - 4, LLC	SC
122.SAI Chattanooga N, LLC	TN		Nissan of Chattanooga East
123.SAI Cleveland N, LLC	TN		Nissan of Cleveland

Name of Entity	Formed in:	Qualified in	Trade Names
124.SAI Nashville CSH, LLC	TN		Crest Saab Crest Cadillac Crest Hummer
125.SAI Nashville H, LLC	TN		Crest Honda
126.SAI Nashville M, LLC	TN		Mercedes-Benz of Nashville smart center of Nashville
127.SAI Nashville Motors, LLC	TN		Audi Nashville Jaguar Nashville Porsche of Nashville
128.SAI TN HC1, LLC	TN
129.SAI TN HC2, LLC	TN
130.SAI TN HC3, LLC	TN
131.Sonic-2185 Chapman Rd., Chattanooga, LLC	TN		Economy Honda Superstore
132.Sonic Automotive of Chattanooga, LLC	TN		BMW of Chattanooga
133.Sonic Automotive of Nashville, LLC	TN		BMW of Nashville MINI of Nashville
134.SRE Tennessee-4, LLC	TN
135.SRE Tennessee-1, LLC	TN
136.SRE Tennessee-2, LLC	TN
137.SRE Tennessee-3, LLC	TN
138.SRE Tennessee-5, LLC	TN
139.SRE Tennessee-6, LLC	TN
140.EchoPark TX, LLC	TX
141.EchoPark Realty TX, LLC	TX

Name of Entity	Formed in:	Qualified in	Trade Names
142.L Dealership Group, Inc.	TX	CA
143.Philpott Motors, Ltd.	TX		Philpott Ford Philpott Motors Hyundai
144.SAI McKinney M, LLC	TX		Mercedes-Benz of McKinney
145.SAI Philpott T, LLC	TX		Philpott Toyota Philpott Scion
146.SAI West Houston B, LLC	TX		BMW of West Houston
147.Sonic - Cadillac D, L.P.	TX		Massey Cadillac
148.Sonic-Clear Lake Volkswagen, L.P.	TX		Clear Lake Volkswagen Momentum Volkswagen of Clear Lake
149.Sonic - Fort Worth T, L.P.	TX		Toyota of Fort Worth Scion of Fort Worth
150.Sonic - Houston V, L.P.	TX		Volvo of Houston
151.Sonic-Jersey Village Volkswagen, L.P.	TX		Momentum Volkswagen of Jersey Village
152.Sonic - LS Chevrolet, L.P.	TX		Lone Star Chevrolet
153.Sonic - Lute Riley, L.P.	TX		Lute Riley Honda
154.Sonic - Richardson F, L.P.	TX		North Central Ford
155.Sonic Advantage PA, L.P.	TX		Audi West Houston Porsche of West Houston Momentum Luxury Cars
156.Sonic Automotive - 3401 N. Main, TX, L.P.	TX		Ron Craft Chevrolet Cadillac Baytown Auto Collision Center

Name of Entity	Formed in:	Qualified in	Trade Names
157.Sonic Automotive - 4701 I-10 East, TX, L.P..	TX		Baytown Ford
158.Sonic Automotive of Texas, L.P.	TX		Lone Star Ford
159.Sonic Houston JLR, L.P.	TX		Jaguar Houston North Land Rover Houston North
160.Sonic Houston LR, L.P.	TX		Land Rover Houston Central Jaguar Houston Central
161.Sonic – Integrity Dodge LV, LLC	NV
162.Sonic Momentum B, L.P.	TX		Momentum BMW Momentum MINI Momentum Collision Center
163.Sonic Momentum JVP, L.P.	TX		Land Rover Southwest Houston Jaguar Southwest Houston Momentum Volvo Momentum Porsche
164.Sonic Momentum VWA, L.P.	TX		Momentum Volkswagen Momentum Audi Audi Central Houston
165.Sonic of Texas, Inc.	TX
166.SRE Texas - 1, L.P.	TX
167.SRE Texas - 2, L.P.	TX
168.SRE Texas - 3, L.P.	TX
169.SRE Texas - 4, L.P.	TX
170.SRE Texas – 5, L.P.	TX
171.SRE Texas – 6, L.P.	TX
172.SRE Texas – 7, L.P.	TX

Name of Entity	Formed in:	Qualified in	Trade Names
173.SRE Texas – 8, L.P.	TX
174.SRE Texas 10, LLC	TX
175.SRE Texas 9, LLC	TX
176.SRE Texas 11, LLC	TX
177.SRE Texas 12, LLC	TX
178.SRE Texas 13, LLC	TX
179.SRE Texas 14, LLC	TX
180.SRE Texas 15, LLC	TX
181.SAI Fairfax B, LLC	VA		BMW of Fairfax
182.SAI Tysons Corner H, LLC	VA		Honda of Tysons Corner
183.SAI VA HC1, Inc.	VA
184.SRE Virginia - 1, LLC	VA	MD
185.SRE Virginia – 2, LLC	VA

SCHEDULE 5.05

MATERIAL INDEBTEDNESS AND OTHER LIABILITIES

None.

SCHEDULE 5.06

LITIGATION

CALIFORNIA

Hall v. Sonic Automotive, Inc., et al.

Lawsuit filed by a consumer and then a former employee alleging that one of Sonic’s California dealerships improperly recorded telephone conversations with customers and employees without providing advance warnings or notice required by applicable law.  The lawsuit purports to be a class action on behalf of allegedly similarly affected consumers and employees against all of Sonic’s California dealerships.  On April 23, 2012, the trial court granted our Motion for Summary Judgment and dismissed Plaintiffs’ case.  Plaintiff has filed an appeal of the Order granting Summary Judgment.

In February 2014, the California Court of Appeals issued its opinion which affirmed the summary judgment order for Sonic against plaintiff Hall, but reversed the summary judgment as to one of the claims for plaintiff Bornstein.  The case was remanded to the trial court and it may proceed as a claim by the former employee Bornstein as to whether his consent was required to a recording, or if Sonic’s consent was all that was needed.  Plaintiff has filed his Motion and Brief for Class Certification in February 2016.  Plaintiffs Motion for Class Certification was denied and the Order denying it was signed on June 30, 2016.  Plaintiff Bornstein filed an appeal of the denial of the Class Certification Motion.  Defendants filed a Motion to Dismiss the Appeal on September 7, 2016.

Esqueda, et al v. Buena Park Honda

Lawsuit filed in state court in California and the Second Amended Complaint was filed January 27, 2015.  Plaintiff, a salespersons sought a class action for misclassification of salespersons as exempt, failure to permit meal and rest periods, failure to reimburse for employee expenses (cell phones, etc.), and itemized wage statement violations.  He attempted to pursue those claims on behalf of all employees for some claims, and salespersons for the exemption issues.  We moved to Compel Arbitration of Plaintiff’s individual claims and to defeat the class claims.  Plaintiff filed an Amended Complaint which deleted all class claims and sought to pursue a Private Attorney General Act (PAGA) claim on behalf of all California employees of Sonic Automotive, alleging wage and hour violations along the same lines as the first claims.  Because diversity exists between Plaintiff and Sonic, we removed the action to federal court and filed a petition to compel arbitration of the PAGA claims.  Plaintiff moved to remand the case to state court.

This case has been dismissed without leave to amend following Sonic’s Motion for Judgment on the Pleadings.  Plaintiffs have filed an appeal.  Plaintiffs also filed a nearly similar matter on September 28, 2016, asserting the same claims.

Two similar cases were very recently filed in CA state court: Delgado v. Poway Honda and Chan v. BMW of Monrovia.  Plaintiffs in both actions assert PAGA claims for meal and rest periods and potentially failure to pay overtime.  The Sonic dealerships have filed Petitions to Compel Arbitration in both Delgado and Chan.

Ferrari & Keynejad, et al v. MBUSA, Autobahn, Inc., David Ahlheim & Sonic Automotive

Putative class action filed September 24, 2015 in Federal Court in the Northern District of CA.  Claims include: Violation of RICO, Misleading Advertising, Fraud – Intentional Misrepresentation, Fraud – Concealment, Negligent Misrepresentation, Unfair Competition and Negligence.  This putative class action lawsuit is related to other existing legal actions between Autobahn and an independent collision center (Eurotech) with which Autobahn ceased doing business in 2010.  One of the named plaintiffs in this case (Keynejad) is the owner of Eurotech.

Plaintiffs claim Autobahn falsely advertises that it only uses OEM parts, while actually using non-OEM parts to save money.  Autobahn denies the accusations.  A Second Amended Complaint was filed by Plaintiffs on May 31, 2016.  A Motion to Dismiss the Second Amended Complaint was filed and briefed.  The Judge cancelled the oral argument scheduled for August 30, 2016 and will issue a ruling.

SCHEDULE 5.13

SUBSIDIARIES;
OTHER EQUITY INVESTMENTS

See attached.

SCHEDULE 5.13

SUBSIDIARIES;
OTHER EQUITY INVESTMENTS

Part (a).Subsidiaries.

Name of Entity	Ownership
Sonic Automotive, Inc.
AM GA, LLC	Member: EchoPark Automotive, Inc. - 100%
AM Realty GA, LLC	Member: EchoPark Automotive, Inc. - 100%
AnTrev, LLC	Member: SRE Holding, LLC - 100%
Arngar, Inc.	Sonic Automotive, Inc. - 100%, 1,333 shares
Autobahn, Inc.	L Dealership Group, Inc. – 100%, 400,000 shares
Avalon Ford, Inc.	Sonic Automotive, Inc. – 100% - 4,164 shares
Cornerstone Acceptance Corporation	Sonic Automotive, Inc. – 100% - 100 shares
EchoPark NC, LLC	Member: EchoPark Automotive, Inc. - 100%
EchoPark SC, LLC	Member: EchoPark Automotive, Inc. - 100%
EchoPark TX, LLC	Member: EchoPark Automotive, Inc. - 100%
EchoPark Realty TX, LLC	Member: EchoPark Automotive, Inc. - 100%
EP Realty NC, LLC	Member: EchoPark Automotive, Inc. - 100%
EP Realty SC, LLC	Member: EchoPark Automotive, Inc. - 100%
FAA Beverly Hills, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Capitol N, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Concord H, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Concord T, Inc.	FirstAmerica Automotive, Inc. – 100%, 1,000 shares
FAA Dublin N, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Dublin VWD, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares

Schedule 5.13 – Page 1

Name of Entity	Ownership
FAA Holding Corp.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Las Vegas H, Inc.	FAA Holding Corp. – 100%, 10,000 shares
FAA Poway H, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Poway T, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA San Bruno, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Santa Monica V, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Serramonte H, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Serramonte L, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Serramonte, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Stevens Creek, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FAA Torrance CPJ, Inc.	FirstAmerica Automotive, Inc. – 100%, 10,000 shares
FirstAmerica Automotive, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Fort Mill Ford, Inc.	Sonic Automotive, Inc. – 100%, 2,700 shares
Franciscan Motors, Inc.	L Dealership Group, Inc. – 100%, 700,000 shares
Frontier Oldsmobile Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 200 shares
Kramer Motors Incorporated	FAA Holding Corp. – 100%, 250 shares
L Dealership Group, Inc.	FAA Holding Corp. – 100%, 1,000 shares
Marcus David Corporation	Sonic Automotive, Inc. – 100%, 579,000 shares
Massey Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Mountain States Motors Co., Inc.	Sonic Automotive, Inc. – 100%, 30,000 shares
Ontario L, LLC	Member: Sonic Automotive, Inc. 100%
Philpott Motors, Ltd.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
SAI AL HC1, Inc.	Sonic Automotive, Inc. – 100%, 100 shares

Schedule 5.13 – Page 2

Name of Entity	Ownership
SAI AL HC2, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI AM Florida, LLC	EchoPark Automotive, Inc. - 100%
SAI Ann Arbor Imports, LLC	Member: Sonic Automotive, Inc. – 100%
SAI Atlanta B, LLC	Member: SAI OK HC1, Inc. 100%
SAI Broken Arrow, LLC	Member: SAI OK HC1, Inc. 100%
SAI Chamblee V, LLC	Member: SAI Peachtree, LLC 100%
SAI Charlotte M, LLC	Member: Sonic Automotive, Inc. - 100%
SAI Chattanooga N, LLC	Member: SAI TN HC1, LLC - 100%
SAI Clearwater T, LLC	Member: SAI FL HC2, Inc. 100%
SAI Cleveland N, LLC	Member: SAI TN HC1, LLC - 100%
SAI Columbus Motors, LLC	Member: Sonic Automotive, Inc. 100%
SAI Columbus T, LLC	Member: Sonic Automotive, Inc. 100%
SAI Columbus VWK, LLC	Member: Sonic Automotive, Inc. 100%
SAI Denver B, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI Denver M, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI Fairfax B, LLC	Member: SAI VA HC1, Inc. 100%
SAI FL HC1, Inc	Sonic Automotive, Inc. 100% - 100 shares
SAI FL HC2, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI FL HC3, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI FL HC4, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI FL HC7, Inc.	Sonic Automotive, Inc. – 100%, 500 shares
SAI Fort Myers B, LLC	Member: SAI FL HC2, Inc. 100%
SAI Fort Myers H, LLC	Member: SAI FL HC4, Inc. 100%
SAI Fort Myers M, LLC	Member: SAI FL HC7, Inc. 100%
Schedule 5.13 – Page 3

Name of Entity	Ownership
SAI Fort Myers VW, LLC	Member: SAI FL HC4, Inc. 100%
SAI GA HC1, LLC	Member: Sonic Automotive of Nevada, Inc. 100%
SAI Irondale Imports, LLC	Member: SAI AL HC2, Inc. 100%
SAI Irondale L, LLC	Member: SAI AL HC2, Inc. 100%
SAI Long Beach B, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI McKinney M, LLC	Member: Sonic Automotive, Inc. – 100%
SAI MD HC1, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI Monrovia B, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
SAI Montgomery B, LLC	Member: SAI AL HC1, Inc. 100%
SAI Montgomery BCH, LLC	Member: SAI AL HC1, Inc. 100%
SAI Montgomery CH, LLC	Member: SAI AL HC1, Inc. 100%
SAI Nashville CSH, LLC	Member: SAI TN HC1, LLC 100%
SAI Nashville H, LLC	Member: SAI TN HC3, LLC 100%
SAI Nashville M, LLC	Member: SAI TN HC1, LLC 100%
SAI Nashville Motors, LLC	Member: SAI TN HC2, LLC 100%
SAI OK HC1, Inc.	Sonic Automotive, Inc. – 25%, 100 shares Sonic Automotive of Nevada, Inc. – 75%, 300 shares
SAI Oklahoma City C, LLC	Member: SAI OK HC1, Inc. – 100%
SAI Oklahoma City H, LLC	Member: SAI OK HC1, Inc. – 100%
SAI Oklahoma City T, LLC	Member: SAI OK HC1, Inc. – 100%
SAI Orlando CS, LLC	Member: SAI FL HC3, Inc. 100%
SAI Peachtree, LLC	Member: SAI GA HC1, LLC 100%
SAI Pensacola A, LLC	Member: SAI FL HC2, Inc. - 100%
SAI Riverside C, LLC	Member: SAI OK HC1, Inc. – 100%

Schedule 5.13 – Page 4

Name of Entity	Ownership
SAI Philpott T, LLC	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
SAI Roaring Fork LR, Inc.	Sonic Automotive, Inc.- 100% - shares
SAI Rockville Imports, LLC	Member: SAI MD HC1, Inc. 100%
SAI Rockville L, LLC	Member: SAI MD HC1, Inc. - 100%
SAI Santa Clara K, Inc..	Sonic Automotive, Inc.- 100% - shares
SAI S. Atlanta JLR, LLC	Member: SAI GA HC1, LLC - 100%
SAI Stone Mountain T, LLC	Member: SAI GA HC1, LLC 100%
SAI TN HC1, LLC	Member: Sonic Automotive of Nevada, Inc. 100%
SAI TN HC2, LLC	Member: Sonic Automotive of Nevada, Inc. 100%
SAI TN HC3, LLC	Member: Sonic Automotive of Nevada, Inc. 100%
SAI Tulsa N, LLC	Member: SAI OK HC1, Inc. 100%
SAI Tulsa T, LLC	Member: SAI OK HC1, Inc. 100%
SAI Tysons Corner H, LLC	Member: SAI VA HC1, Inc. 100%
SAI Tysons Corner I, LLC	Member: SAI VA HC1, Inc. 100%
SAI VA HC1, Inc.	Sonic Automotive, Inc.- 100%, 100 shares
SAI West Houston B, LLC	Member: Sonic Momentum B, L.P. - 100%
Santa Clara Imported Cars, Inc.	L Dealership Group, Inc. – 100%, 1,082 shares
Sonic–2185 Chapman Rd., Chattanooga, LLC	Members: Sonic Automotive of Nevada, Inc. 1 Class A Unit Sonic Automotive of Nevada, Inc. 99 Class B Units
Sonic – Cadillac D, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., partner 99%
Sonic Calabasas M, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Calabasas V, Inc.	Sonic Automotive, Inc. – 100%, 100 shares

Schedule 5.13 – Page 5

Name of Entity	Ownership
Sonic – Camp Ford, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Carrollton V, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Carson F, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – Denver T, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – Downey Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – Fort Mill Chrysler Jeep, Inc.	Sonic Automotive, Inc. – 100%, 1,000 shares
Sonic – Fort Mill Dodge, Inc.	Sonic Automotive, Inc. – 100%, 1,000 shares
Sonic – Fort Worth T, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Frank Parra Autoplex, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Harbor City H, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – Houston V, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic - Integrity Dodge LV, LLC	Member: Sonic Automotive, Inc. – 100%
Sonic – Lake Norman Chrysler Jeep, LLC	Member: Sonic Automotive, Inc. – 100%
Sonic - Las Vegas C West, LLC	Member: Sonic Automotive, Inc.100%
Sonic – Lloyd Nissan, Inc.	Sonic Automotive, Inc. - 100% - 100 shares
Sonic – Lloyd Pontiac - Cadillac, Inc.	Sonic Automotive, Inc. - 100% - 100 shares
Sonic – Lone Tree Cadillac, Inc.	Sonic Automotive, Inc. - 100% - 100 shares
Sonic – LS Chevrolet, L.P.	Partners: Sonic – LS, LLC, general partner .1% Sonic Automotive West, LLC, limited partner 99.9%

Schedule 5.13 – Page 6

Name of Entity	Ownership
Sonic – LS, LLC	Member: Sonic of Texas, Inc. 100%
Sonic - Lute Riley, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Massey Cadillac, L.P	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Massey Chevrolet, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – Mesquite Hyundai, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic - Newsome Chevrolet World, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic - Newsome of Florence, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – North Charleston Dodge, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – North Charleston, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic – Richardson F, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic – Sanford Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic - Shottenkirk, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic - Stevens Creek B, Inc.	L Dealership Group, Inc. – 100%, 300,000 shares
Sonic – Williams Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Advantage PA, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Automotive – 1720 Mason Ave, DB, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Automotive – 1720 Mason Ave, DB, LLC	Member: Sonic Automotive – 1720 Mason Ave, DB, Inc. – 100%
Sonic Automotive – 2490 South Lee Highway, LLC	Members: Sonic Automotive of Nevada, Inc. – 1 Class A Unit Sonic Automotive of Nevada, Inc. – 99 Class B Units

Schedule 5.13 – Page 7

Name of Entity	Ownership
Sonic Automotive - 3401 N. Main, TX, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Automotive - 4701 I-10 East, TX, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.	Sonic Automotive, Inc. 100% - 100 shares
Sonic Automotive-9103 E. Independence, NC, LLC	Member: Sonic Automotive, Inc. 100%
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	Sonic Automotive, Inc. 100% - 100 shares
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Automotive Aviation, LLC	Member: Sonic Automotive, Inc. 100%
Sonic Automotive F&I, LLC	Member: Sonic Automotive, Inc. 100%
Sonic Automotive of Chattanooga, LLC	Member: Sonic Automotive of Nevada, Inc. 100%
Sonic Automotive of Nashville, LLC	Member: Sonic Automotive of Nevada, Inc. 100%
Sonic Automotive of Nevada, Inc.	Sonic Automotive, Inc. – 100%, 1,000 shares
Sonic Automotive of Texas, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Automotive Support, LLC	Member: Sonic Automotive, Inc. 100%
Sonic Automotive West, LLC	Member: Sonic Automotive, Inc. 100%
Sonic Automotive 1495 Automall Drive, Columbus, Inc.	Sonic Automotive, Inc. 100% - shares
Sonic Clear Lake N, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Development, LLC	Member: Sonic Automotive, Inc. 100%
Sonic Divisional Operations, LLC	Member: Sonic Automotive, Inc. 100%
Sonic eStore, Inc.	Sonic Automotive, Inc. – 100%, 100 shares

Schedule 5.13 – Page 8

Name of Entity	Ownership
Sonic FFC 1, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic FFC 2, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic FFC 3, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Fremont, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Houston JLR, LP	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Houston LR, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Momentum B, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Momentum JVP, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic Momentum VWA, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic of Texas, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Resources, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Santa Monica M, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Santa Monica S, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Walnut Creek M, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic Wilshire Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic-Buena Park H, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic-Calabasas A, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic-Capitol Cadillac, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic-Carson LM, Inc.	Sonic Automotive, Inc. – 100%, 100 shares

Schedule 5.13 – Page 9

Name of Entity	Ownership
Sonic-Capitol Imports, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
Sonic-Clear Lake Volkswagen, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic-Jersey Village Volkswagen, L.P.	Partners: Sonic of Texas, Inc., general partner1% Sonic Automotive of Nevada, Inc., limited partner 99%
Sonic-Plymouth Cadillac, Inc.	Sonic Automotive, Inc. 100% - 100 shares
Sonic-Volvo LV, LLC	Member: Sonic Automotive, Inc. 100%
Sonic-West Covina T, Inc.	Sonic Automotive, Inc. 100% - 100 shares
SRE Alabama–2, LLC	Member: SRE Holding, LLC 100%
SRE Alabama-5, LLC	Member: SRE Holding, LLC 100%
SRE California – 1, LLC	Member: SRE Holding LLC 100%
SRE California–2, LLC	Member: SRE Holding LLC 100%
SRE California – 3, LLC	Member: SRE Holding LLC 100%
SRE California – 4, LLC	Member: SRE Holding LLC 100%
SRE California – 5, LLC	Member: SRE Holding LLC 100%
SRE California – 6, LLC	Member: SRE Holding LLC 100%
SRE California – 7 SCB, LLC	Member: SRE Holding LLC 100%
SRE California – 8, SCH, LLC	Member: SRE Holding LLC 100%
SRE California – 9 BHB, LLC	Member: SRE Holding LLC 100%
SRE California 10 LBB, LLC	Member: SRE Holding LLC 100%
SRE Colorado – 1, LLC	Member: SRE Holding LLC 100%
SRE Colorado – 2, LLC	Member: SRE Holding LLC 100%
SRE Colorado – 3, LLC	Member: SRE Holding LLC 100%
SRE Colorado – 4 RF, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 – Page 10

Name of Entity	Ownership
SRE Colorado – 5 CC, LLC	Member: SRE Holding LLC 100%
SRE Florida – 1, LLC	Member: SRE Holding LLC 100%
SRE Florida – 2, LLC	Member: SRE Holding LLC 100%
SRE Georgia 4, LLC	Member: SRE Holding LLC 100%
SRE Holding, LLC	Member: Sonic Automotive, Inc. 100%
SRE Maryland – 1, LLC	Member: SRE Holding LLC 100%
SRE Nevada–2, LLC	Member: SRE Holding LLC 100%
SRE North Carolina – 2, LLC	Member: SRE Holding LLC 100%
SRE North Carolina – 3, LLC	Member: SRE Holding LLC 100%
SRE Ohio 1, LLC	Member: SRE Holding LLC 100%
SRE Ohio 2, LLC	Member: SRE Holding LLC 100%
SRE Oklahoma-1, LLC	Member: SRE Holding LLC 100%
SRE Oklahoma-2, LLC	Member: SRE Holding LLC 100%
SRE Oklahoma–5, LLC	Member: SRE Holding LLC 100%
SRE South Carolina–2, LLC	Member: SRE Holding LLC 100%
SRE South Carolina – 3, LLC	Member: SRE Holding LLC 100%
SRE South Carolina – 4, LLC	Member: SRE Holding LLC 100%
SRE Tennessee – 1, LLC	Member: SRE Holding LLC 100%
SRE Tennessee – 2, LLC	Member: SRE Holding LLC 100%
SRE Tennessee – 3, LLC	Member: SRE Holding LLC 100%
SRE Tennessee-4, LLC	Member: SRE Holding LLC 100%
SRE Tennessee-5, LLC	Member: SRE Holding LLC 100%
SRE Tennessee 6, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 – Page 11

Name of Entity	Ownership
SRE Texas – 1, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 2, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 3, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 4, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 5, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 6, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 7, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas – 8, L.P.	Partners: Sonic of Texas, Inc., general partner 1% Sonic Automotive of Nevada, Inc., limited partner 99%
SRE Texas 9, LLC	Member: SRE Holdings LLC 100%
SRE Texas 10, LLC	Member: SRE Holdings LLC 100%
SRE Texas 11, LLC	Member: SRE Holdings LLC 100%
SRE Texas 12, LLC	Member: SRE Holdings LLC 100%
SRE Texas 13, LLC	Member: SRE Holding LLC 100%
SRE Texas 14, LLC	Member: SRE Holding LLC 100%
SRE Texas 15, LLC	Member: SRE Holding LLC 100%
SRE Virginia – 1, LLC	Member: SRE Holdings LLC 100%
SRE Virginia – 2, LLC	Member: SRE Holding LLC 100%

Schedule 5.13 – Page 12

Name of Entity	Ownership
SRM Assurance, Ltd.	Sonic Automotive, Inc. – 100%, 5,000 shares
Stevens Creek Cadillac, Inc.	L Dealership Group, Inc. – 100%, 230,000 shares
Town and Country Ford, Incorporated	Sonic Automotive, Inc. – 100%, 471.25 shares
EchoPark Automotive, Inc.	Sonic Automotive, Inc. – 100%, 100 shares
TT Denver, LLC	Member: Tree Trunk, Inc. 100%
TTRE CO 1, LLC	Member: Tree Trunk, Inc. 100%
Windward, Inc.	L Dealership Group, Inc. – 100%, 140,500 shares

Schedule 5.13 – Page 13

Part (b).Other Equity Investments.

North Point Imports, LLC	Members: SAI Peachtree, LLC – 50% Chris Auto Group, LLC 50%

Schedule 5.13 – Page 14

SCHEDULE 5.19

FRANCHISE AND FRAMEWORK AGREEMENT MATTERS

None.

SCHEDULE 6.13

LOCATION OF COLLATERAL

See attached.

SCHEDULE 6.13

INFORMATION REGARDING COLLATERAL

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
1.Sonic Automotive, Inc.		4401 Colwick Rd. Charlotte, NC In addition to the locations listed below, books and records for all entities are located at 4401 Colwick Rd., Charlotte, NC.
2.AM GA, LLC	AutoMatch	8805 Abercorn Street Savannah GA 31406
3.AM Realty GA, LLC	N/A
4.AnTrev, LLC		4401 Colwick Rd. Charlotte, NC
5.EchoPark NC, LLC	EchoPark	13231 Statesville Road Huntersville, NC 28078
6.EchoPark SC, LLC	EchoPark	107 Duvall Drive Greenville, SC 29067
7.EchoPark TX, LLC	EchoPark	N/A
8.EchoPark Realty TX, LLC		N/A
9.EP Realty NC, LLC		N/A
10.EP Realty SC, LLC		N/A
11.Arngar, Inc.	Cadillac of South Charlotte	10725 Pineville Rd. Pineville, NC

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
12.Autobahn, Inc.	Autobahn Motors Main Facility Airspace Lease Remnant Parcel Autobahn Motors-Service / Storage Autobahn Motors Vehicle Storage/Detailing Autobahn Motors – Lot Parking

700 Island Pkwy.

Belmont, CA

Beneath Island Pkwy. north of Ralston Ave.

Belmont, CA

East of Island Pkwy. and north of Ralston Ave.
Belmont, CA

500-510 Harbor Blvd.
Belmont, CA

1315 Elmer St.
Belmont, CA

Elmer Street Lot

Belmont, CA

13.FAA Beverly Hills, Inc.

Beverly Hills BMW

Sales

Service

Service & CPO Facility

8850 Wilshire Blvd. (BMW Beverly Hills – Storage and Service Overflow

8844 Wilshire Blvd. (BMW Beverly Hills Storage & Service Overflow)

Parking Lot

5050 – 5070 Wilshire Blvd.

Beverly Hills, CA

5151 Wilshire Blvd.

Beverly Hills, CA

8833 Wilshire Blvd.

Beverly Hills, CA

8850 Wilshire Blvd.

Beverly Hills, CA

8844 Wilshire Blvd.

Beverly Hills, CA

NE Corner Citrus Ave. & Carling Way

Beverly Hills, CA

2

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
14.FAA Concord H, Inc.	Concord Honda Main Parking	1300 Concord Ave. Concord, CA 1461 Concord Ave. Concord, CA 2655 Stanwell Drive Concord, CA
15.FAA Concord T, Inc.	Concord Toyota Concord Scion Parking	1090 Concord Ave. Concord, CA Buchanan Field Airport, Area 7 West of Solano Way
16.FAA Holding Corp.		4401 Colwick Rd. Charlotte, NC
17.FAA Las Vegas H, Inc.	Honda West	7615 W. Sahara Ave. Las Vegas, NV
18.FAA Poway H, Inc.	Poway Honda Parking	13747 Poway Rd. Poway, CA 13875 Kirkham Way Poway, CA

3

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
19.FAA San Bruno, Inc.	Melody Toyota Melody Scion (Main Facility) (Service and Parts Facility) (Parking Lot – New and Used) (Main Facility) (Used Car Facility) (Parking – Used Cars) (Used Cars) (Parking Lot)

750 El Camino Real

San Bruno, CA

222 E. San Bruno Ave.

San Bruno, CA

732 El Camino Real

San Bruno, CA

750 El Camino Real

San Bruno, CA

650 El Camino Real

San Bruno, CA

650 and 660 El Camino Real

San Bruno, CA

650 and 660 El Camino Real

San Bruno, CA

692 El Camino Real

San Bruno, CA

20.FAA Serramonte H, Inc.	Honda of Serramonte	485 Serramonte Blvd. Colma, CA
21.FAA Serramonte L, Inc.	Lexus of Serramonte Lexus of Marin Main Used Car	700 Serramonte Blvd. Colma, CA 513 Francisco Blvd. E. San Rafael, CA 535 Francisco Blvd. E. San Rafael, CA
22.FirstAmerica Automotive, Inc.		4401 Colwick Rd. Charlotte, NC
23.Fort Mill Ford, Inc.	Fort Mill Ford	801 Gold Hill Rd. Fort Mill, SC
24.Franciscan Motors, Inc.	Acura of Serramonte	465/475 Serramonte Blvd. Colma, CA

4

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
25.Kramer Motors Incorporated	Honda of Santa Monica Honda of Santa Monica Honda of Santa Monica (other) Honda of Santa Monica (storage) Honda of Santa Monica (Fleet) Parking

1720 – 1726 Santa Monica Blvd. Santa Monica, CA

1801 Santa Monica Blvd. and 1347 - 18th St.

Santa Monica CA

1411 - 17th St.

Santa Monica, CA

1819 Santa Monica Blvd.

Santa Monica, CA

1714 Santa Monica Blvd.

Santa Monica, CA

1718 Santa Monica Blvd.

Santa Monica, CA

1205 Colorado Ave.

Santa Monica, CA

26.L Dealership Group, Inc.		4401 Colwick Rd. Charlotte, NC
27.Marcus David Corporation	Town and Country Toyota Certified Used Cars Lot CPO and Truck Sales Town and Country Toyota-Scion Town and Country Toyota	9900 South Blvd. Charlotte, NC 1300 Cressida Dr. Charlotte, NC 9101 South Blvd. Charlotte, NC
28.Ontario L, LLC	Crown Lexus	1125 Kettering Dr. Ontario, CA

5

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
29.Philpott Motors, Ltd.	Philpott Motors Hyundai (Hangar Lease) Philpott Ford Philpott Toyota Philpott Ford-Toyota (Fleet/Body Shop)	1900 U.S. Hwy. 69 Nederland, TX 4605 Third St. Airport Beaumont, TX 1400 U.S. Hwy. 69 Nederland, TX 2727 Nall St. Port Neches, TX
30.SAI AL HC1, Inc.		4401 Colwick Rd. Charlotte, NC
31.SAI AL HC2, Inc.	Tom Williams Collision Center	1874 Grants Mill Rd. Irondale, AL
32.SAI AM Florida, LLC	AutoMatch

AutoMatch Jacksonville MAIN BUILDING:

9012 Beach Boulevard

Jacksonville, FL 32216

PARKING LOT:

9020 Beach Boulevard

Jacksonville, FL  32216

AutoMatch Fort Myer    8900 Colonial Center Drive

Fort Meyers, FL  33905

AutoMatch Ocala             MAIN BUILDING:

3550 S. Pine Avenue

Ocala, FL  34471

PARKING LOT:

3620 S. Pine Avenue

Ocala, FL  34471

6

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
33.SAI Atlanta B, LLC	Global Imports BMW Global Imports MINI Parking (BMW) Collision Center (MINI)	500 Interstate North Pkwy. SE Atlanta, GA 2100-2120 Powers Ferry Rd Atlanta, GA 5925 Peachtree Industrial Blvd. Atlanta, GA
34.SAI Chattanooga N, LLC	Nissan of Chattanooga East	2121 Chapman Road Chattanooga TN 37421
35.SAI Chamblee V, LLC	Dyer and Dyer Volvo (Chamblee location)	5260 Peacthree Industrial Blvd., Chamblee, GA
36.SAI Clearwater T, LLC	Clearwater Toyota Clearwater Scion	21799 U.S. Hwy. 19 N. Clearwater, FL
37.SAI Cleveland N, LLC	Nissan of Cleveland	131 Pleasant Grove Road McDonald, TN 37353
38.SAI Columbus Motors, LLC	Hatfield Subaru Hatfield Hyundai	1400 Auto Mall Dr. Columbus, OH 1395 Auto Mall Dr. Columbus, OH
39.SAI Columbus T, LLC	Toyota West Scion West Hatfield Automall	1500 Auto Mall Dr. Columbus, OH
40.SAI Columbus VWK, LLC	Hatfield Kia Hatfield Volkswagen	1455 Auto Mall Drive Columbus, OH 1495 Auto Mall Drive Columbus, OH

7

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
41.SAI Denver B, Inc.	Murray BMW of Denver Bodyworks Murray Motorworks Sales - Used Parking	900 S. Colorado Blvd. Denver, CO 2201 S. Wabash St. Denver, CO 4300 E. Kentucky Ave. Denver, CO 7750 E. Cherry Creek South Dr. Denver, CO 4677 S. Broadway Denver, CO 4651 S. Broadway Denver, CO
42.SAI Denver M, Inc.	Mercedes-Benz of Denver CPO & Service Sales	4300 E. Kentucky Ave. 4677 S. Broadway 940 S. Colorado Blvd. 4677 S. Broadway
43.SAI Fairfax B, LLC	BMW of Fairfax Main Body Shop Service Parking Parking Body Shop	8427 Lee Hwy. Fairfax, VA 2730 Dorr Avenue Fairfax, VA 2805 Old Lee Hwy. Fairfax, VA 8431 Lee Hwy. Fairfax, VA 8111 Gatehouse Rd. Falls Church, VA 8504 Lee Hwy. Fairfax, VA

8

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
44.SAI FL HC2, Inc.		4401 Colwick Rd. Charlotte, NC
45.SAI FL HC3, Inc.		4401 Colwick Rd. Charlotte, NC
46.SAI FL HC4, Inc.		4401 Colwick Rd. Charlotte, NC
47.SAI FL HC7, Inc.		4401 Colwick Rd. Charlotte, NC
48.SAI Fort Myers B, LLC	BMW of Fort Myers MINI of Fort Myers	15421 S. Tamiami Tr. Fort Myers, FL 13880 S. Tamiami Tr. Fort Myers, FL
49.SAI Fort Myers H, LLC	Honda of Fort Myers	14020 S. Tamiami Tr. Fort Myers, FL
50.SAI Fort Myers M, LLC	Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr. Fort Myers, FL
51.SAI Fort Myers VW, LLC	Volkswagen of Fort Myers	14060 S. Tamiami Tr. Fort Myers, FL
52.SAI GA HC1, LLC		4401 Colwick Rd. Charlotte, NC

9

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
53.SAI Irondale Imports, LLC	Tom Williams Imports (BMW) Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham Jaguar Birmingham

1000 Tom Williams Way

Irondale, AL

3001 Tom Williams Way

Irondale, AL

3000 Tom Williams Way

Irondale, AL

2001 Tom Williams Way

Irondale, AL

1001 Tom Williams Way

Irondale, AL

1314 Grants Mill Way

Irondale, AL

54.SAI Irondale L, LLC	Tom Williams Lexus	1001 Tom Williams Way Irondale, AL
55.SAI Long Beach B, Inc.	Long Beach BMW Long Beach MINI	2998 Cherry Ave. Signal Hill, CA 90755 1660 E. Spring Street Signal Hill, CA 90756
56.SAI McKinney M, LLC	Mercedes-Benz of McKinney	2080 North Central Expressway McKinney, TX 75069
57.SAI MD HC1, Inc.		4401 Colwick Rd. Charlotte, NC
58.SAI Monrovia B, Inc.	BMW of Monrovia MINI of Monrovia Parking	1425-1451 South Mountain Ave. Monrovia, CA 550 E. Huntington Drive Monrovia, CA
59.SAI Montgomery B, LLC	BMW of Montgomery	731 Eastern Blvd. Montgomery, AL

10

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
60.SAI Montgomery BCH, LLC	Classic Buick GMC Cadillac	833 Eastern Blvd. Montgomery, AL
61.SAI Montgomery CH, LLC	Capitol Chevrolet Capitol Hyundai	711 Eastern Blvd. Montgomery, AL 2820 Eastern Blvd. Montgomery, AL
62.SAI Nashville CSH, LLC	Crest Cadillac Crest Saab	2121 Rosa L. Parks Blvd. Nashville, TN
63.SAI Nashville H, LLC	Crest Honda	2215 Rosa L. Parks Blvd. Nashville, TN
64.SAI Nashville M, LLC	Mercedes-Benz of Nashville smart center of Nashville	630 Bakers Bridge Ave. Franklin, TN
65.SAI Nashville Motors, LLC	Audi Nashville Porsche of Nashville	1576 Mallory Lane Brentwood, TN 1580 Mallory Lane Brentwood, TN
66.SAI OK HC1, Inc.		4401 Colwick Rd. Charlotte, NC
67.SAI Orlando CS, LLC	Massey Cadillac [North] Massey Saab of Orlando Massey Cadillac South (Vehicle storage)	4241 N. John Young Pkwy. Orlando, FL 8819 S. Orange Blossom Tr. Orlando, FL 1851 Landstreet Rd. Orlando, FL
68.SAI Peachtree, LLC		4401 Colwick Rd. Charlotte, NC
69.SAI Pensacola A, LLC	Audi Pensacola	6303 Pensacola Blvd. Penscaola FL

11

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
70.SAI Philpott T, LLC	Philpott Toyota Philpott Scion	2229 Highway 69 Nederland TX 77627
71.SAI Rockville Imports, LLC	Rockville Audi Rockville Porsche-Audi Porsche of Rockville (Parking Lot) Vehicle Storage	1125 Rockville Pike Rockville, MD 1542 & 1550 Rockville Pike Rockville, MD 1190 Rockville Pike Rockville, MD
72.SAI Roaring Fork LR, Inc.	Land Rover Roaring Fork	52876 Two Rivers Plaza Road Glenwood Springs CO
73.SAI Rockville L, LLC	Lexus of Rockville	15501 & 15515 Frederick Rd. Rockville, MD 15814-A and B Paramount Dr. Rockville, MD
74.SAI Stone Mountain T, LLC	Stone Mountain Toyota Stone Mountain Scion	4400 Stone Mountain Hwy Stone Mountain, GA
75.SAI S. Atlanta JLR, LLC
76.SAI TN HC1, LLC		4401 Colwick Rd. Charlotte, NC
77.SAI TN HC2, LLC		4401 Colwick Rd. Charlotte, NC
78.SAI TN HC3, LLC		4401 Colwick Rd. Charlotte, NC

12

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
79.SAI Tysons Corner H, LLC	Honda of Tysons Corner (Body Shop) (Storage Lot) (Storage Lot) (Parking) (Parking)

1580 Spring Hill Rd.

Vienna, VA

1548 Spring Hill Rd.

Vienna, VA

1596 Spring Hill Rd. - Two acres adjacent to 1592 Spring Hill Rd.

Vienna, VA

8521 Leesburg Pike

Vienna, VA

8401-8405 Greensboro Dr.

McLean, VA

1593-1595 Spring Hill Rd.

Vienna, VA

80.SAI VA HC1, Inc.		4401 Colwick Rd. Charlotte, NC
81.SAI West Houston B, LLC	BMW of West Houston	20822 Katy Freeway Katy TX
82.Santa Clara Imported Cars, Inc.	Honda of Stevens Creek Stevens Creek Honda – Offsite Vehicle Storage	4590 Stevens Creek Blvd. San Jose, CA 1507 South 10th St. San Jose, CA
83.Sonic – 2185 Chapman Rd., Chattanooga, LLC	Economy Honda Superstore	2135 Chapman Rd. Chattanooga, TN
84.Sonic Advantage PA, L.P.	Porsche of West Houston Audi West Houston Momentum Luxury Cars	11890 Katy Fwy. Houston, TX 11850 Katy Fwy., Houston, TX 15865 Katy Fwy. Houston, TX

13

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
85.Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	Century BMW Century MINI (Parking Lot) Century BMW Mini	2750 Laurens Rd. Greenville, SC 17 Duvall and 2758 Laurens Rd. Greenville, SC 2930-2934 Laurens Rd. Greenville, SC
86.Sonic Automotive – 3401 N. Main, TX, L.P.	Ron Craft Chevrolet Cadillac Baytown Auto Collision Center	4114 Hwy. 10 E. Baytown, TX
87.Sonic Automotive – 4701 I-10 East, TX, L.P.	Baytown Ford	4110 Hwy. 10 E. Baytown, TX
88.Sonic Automotive – 9103 E. Independence, NC, LLC	Infiniti of Charlotte Infiniti of Charlotte Parking Lot	9103 E. Independence Blvd. Matthews, NC 9009 E. Independence Blvd. Matthews, NC
89.Sonic Automotive Aviation, LLC		4401 Colwick Rd. Charlotte, NC
90.Sonic Automotive F&I, LLC		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
91.Sonic Automotive of Chattanooga, LLC	BMW of Chattanooga	6806 E. Brainerd Rd. Chattanooga, TN
92.Sonic Automotive of Nashville, LLC	BMW of Nashville MINI of Nashville Parking	4040 Armory Oaks Dr. Nashville, TN 4010 Armory Oaks Dr. Nashville, TN 1572 Mallory Lane Brentwood, TN 37027
93.Sonic Automotive of Nevada, Inc.		4401 Colwick Rd. Charlotte, NC

14

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
94.Sonic Automotive of Texas, L.P.	Lone Star Ford	8477 North Fwy. Houston, TX
95.Sonic Automotive Support, LLC		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
96.Sonic Automotive West, LLC		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
97.Sonic-Buena Park H, Inc.	Buena Park Honda - Employee Parking Buena Park Honda – Main Parking Vehicle Storage	7697 Beach Blvd. Buena Park, CA 6411 Beach Blvd. Buena Park, CA 6841 Western Avenue Buena Park, CA 6291 Auto Center Drive Buena Park, CA
98.Sonic – Integrity Dodge LV, LLC	N/A	N/A
99.Sonic – Cadillac D, L.P.	Massey Cadillac	11675 LBJ Fwy. Dallas, TX
100.Sonic Calabasas M, Inc.	Mercedes-Benz of Calabasas Parking	24181 Calabasas Rd. Calabasas, CA 91302 Parking lot north of and abutting above address containing 20,036 square feet, more or less 21800 Oxnard Street Woodland Hills, CA

15

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
101.Sonic-Capitol Imports, Inc.	Capitol Imports Capitol Hyundai	101 Newland Rd. Columbia, SC
102.Sonic-Clear Lake Volkswagen, L.P.	Momentum Volkswagen of Clear Lake	15100 Gulf Fwy. Houston, TX
103.Sonic – Denver T, Inc.	Mountain States Toyota and Scion Mountain States Toyota	201 W. 70th Ave. Denver, CO
104.Sonic Development, LLC		4401 Colwick Rd. Charlotte, NC
105.Sonic Divisional Operations, LLC		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
106.Sonic - Fort Worth T, L.P.	Toyota of Fort Worth Scion of Fort Worth Main Used Car	9001 Camp Bowie W. Fort Worth, TX 8901 US Hwy 80 West Fort Worth, TX
107.Sonic - Harbor City H, Inc.	Carson Honda	1435 E. 223rd St. Carson, CA
108.Sonic Houston JLR, LP	Jaguar Houston North Land Rover Houston North	18205 Interstate 45 N Houston, TX
109.Sonic Houston LR, L.P.	Land Rover Houston Central Jaguar Houston Central	7019 Old Katy Rd. Houston, TX 7025 Old Katy Rd. Houston, TX
110.Sonic - Houston V, L.P.	Volvo of Houston (Body Shop)	11950 Old Katy Rd. Houston, TX 1321 Sherwood Forest Dr. Houston, TX

16

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
111.Sonic-Jersey Village Volkswagen, L.P.	Momentum Volkswagen of Jersey Village Parking	19550 Northwest Fwy. Houston, TX 11411 FM 1960 Road West Houston, TX
112.Sonic - Las Vegas C West, LLC	Cadillac of Las Vegas Cadillac of Las Vegas - West	5185 W. Sahara Ave. Las Vegas, NV
113.Sonic - LS Chevrolet, L.P.	Lone Star Chevrolet Lone Star Chevrolet Parking Lot	18800 & 18900 North Fwy. and 9110 N. Eldridge Parkway, Houston, TX 18990 Northwest Fwy. Houston, TX
114.Sonic - LS, LLC		4401 Colwick Rd. Charlotte, NC
115.Sonic - Lute Riley, L.P.	Lute Riley Honda (Body Shop) Storage Storage Service/Car Wash	1331 N. Central Expy. Richardson, TX 13561 Goldmark Dr. Richardson, TX 331 Melrose Drive Richardson, TX 816 S. Sherman Street Richardson, TX 820 S. Sherman Street Richardson, TX

17

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
116.Sonic Momentum B, L.P.	Momentum BMW Momentum MINI (Momentum BMW/MINI Body Shop) Momentum BMW (West) Momentum BMW West - Parking Momentum Collision Center	10000 Southwest Fwy. Houston, TX 10002 Southwest Fwy. Houston, TX 9911 Centre Pkwy. Houston, TX 15865 Katy Fwy. Houston, TX 11777 Katy Fwy. Houston, TX
117.Sonic Momentum JVP, L.P.	Jaguar Southwest Houston Land Rover Southwest Houston Momentum Volvo Momentum Porsche	10150 Southwest Fwy. Houston, TX 10155 Southwest Fwy. Houston, TX

18

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
118.Sonic Momentum VWA, L.P.	Momentum Volkswagen Audi Central Houston Certified Pre-Owned Sales Momentum Audi Momentum Audi Back Lot (Storage) Momentum Audi – Parking Momentum Audi – Garage Parking Momentum Audi - Parking

2405 Richmond Ave.

Houston, TX

2309 Richmond Ave.

Houston, TX

2315 Richmond Ave.

Houston, TX

3717-3725 Revere St.

Houston, TX

2401 Portsmouth

Houston, TX

2211 Norfolk Street

Houston, TX

2600 Southwest Fwy.

Houston, TX

2120 Southwest Fwy.

Houston, TX

119.Sonic - Newsome Chevrolet World, Inc.	Capitol Chevrolet	111 Newland Rd. Columbia, SC
120.Sonic of Texas, Inc.		4401 Colwick Rd. Charlotte, NC
121.Sonic Resources, Inc.		7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
122.Sonic - Richardson F, L.P.	North Central Ford	1819 N. Central Expy. Richardson, TX

19

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
123.Sonic Santa Monica M, Inc.	W.I. Simonson (Service) (Parking) Parking Office Parts/Service

1626 Wilshire Blvd.

Santa Monica, CA

1330 Colorado Ave.

Santa Monica, CA

1215 – 17th St.

Santa Monica, CA

1415 Euclid & 1308 Santa Monica Blvd.

Santa Monica, CA

11766 Wilshire Blvd.

Santa Monica, CA

1301 Santa Monica Blvd.

Santa Monica, CA

1337 Euclid Street

Santa Monica, CA

124.Sonic - Shottenkirk, Inc.	Pensacola Honda	5600 Pensacola Blvd. Pensacola, FL
125.Sonic - Stevens Creek B, Inc.	Stevens Creek BMW	4343 Stevens Creek Blvd. San Jose, CA 4333 Stevens Creek Blvd. San Jose, CA
126.Sonic-Volvo LV, LLC	Volvo of Las Vegas	7705 W. Sahara Ave. Las Vegas, NV

20

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
127.Sonic Walnut Creek M, Inc.	Mercedes-Benz of Walnut Creek (Jensen Lease - Service) (Parking Lot) Parking Parking	1301 Parkside Dr. Walnut Creek, CA 1360 Pine St. Walnut Creek, CA 1300 Pine St. Walnut Creek, CA 2650 Cloverdale Avenue Concord, CA 2198 N. Main Street Walnut Creek, CA
128.SRE Alabama - 2, LLC	N/A	N/A
129.SRE Alabama-5, LLC	N/A	N/A
130.SRE California - 1, LLC	N/A	N/A
131.SRE California – 2, LLC	N/A	N/A
132.SRE California – 3, LLC	N/A	N/A
133.SRE California – 5, LLC	N/A	N/A
134.SRE California – 6, LLC	N/A	N/A
135.SRE California -7 SCB, LLC	N/A	N/A
136.SRE California – 8 SCH, LLC	N/A	N/A
137.SRE California – 9 BHB, LLC	N/A	N/A
138.SRE California 10 LBB, LLC	N/A	N/A
139.SRE Colorado - 1, LLC	N/A	N/A

21

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
140.SRE Colorado – 2, LLC	N/A	N/A
141.SRE Colorado – 3, LLC	N/A	N/A
142.SRE Colorado – 4 RF, LLC	N/A	N/A
143.SRE Colorado – 5 CC, LLC	N/A	N/A
144.SRE Florida - 1, LLC	N/A	N/A
145.SRE Georgia – 4, LLC	N/A	N/A
146.SRE Holding, LLC	N/A	N/A
147.SRE Maryland – 1, LLC	N/A	N/A
148.SRE Nevada – 2, LLC	N/A	N/A
149.SRE North Carolina – 2, LLC	N/A	N/A
150.SRE North Carolina – 3, LLC	N/A	N/A
151.SRE Ohio 1, LLC	N/A	N/A
152.SRE Ohio 2, LLC	N/A	N/A
153.SRE Oklahoma -2, LLC	N/A	N/A
154.SRE South Carolina – 2, LLC	N/A	N/A
155.SRE South Carolina-3, LLC	N/A	N/A
156.SRE South Carolina – 4, LLC	N/A	N/A
157.SRE Tennessee – 1, LLC	N/A	N/A

22

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
158.SRE Tennessee – 2, LLC	N/A	N/A
159.SRE Tennessee – 3, LLC	N/A	N/A
160.SRE Tennessee-4, LLC	N/A	N/A
161.SRE Tennessee – 5, LLC	N/A	N/A
162.SRE Tennessee – 6, LLC	N/A	N/A
163.SRE Texas – 1, L.P.	N/A	N/A
164.SRE Texas – 2, L.P.	N/A	N/A
165.SRE Texas – 3, L.P.	N/A	N/A
166.SRE Texas – 4, L.P.	N/A	N/A
167.SRE Texas – 5, L.P.	N/A	N/A
168.SRE Texas – 6, L.P.	N/A	N/A
169.SRE Texas – 7, L.P.	N/A	N/A
170.SRE Texas – 8, L.P.	N/A	N/A
171.SRE Texas 9, LLC	N/A	N/A
172.SRE Texas 10, LLC	N/A	N/A
173.SRE Texas 11, LLC	N/A	N/A
174.SRE Texas 12, LLC	N/A	N/A
175.SRE Texas 13, LLC	N/A	N/A
176.SRE Texas 14, LLC	N/A	N/A
177.SRE Texas 15, LLC	N/A	N/A
178.SRE Virginia – 1, LLC	N/A	N/A

23

I. Name	II. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	III. Collateral Locations
179.SRE Virginia – 2, LLC	N/A	N/A
180.Stevens Creek Cadillac, Inc.	St. Claire Cadillac	3737 Stevens Creek Blvd. Santa Jose, CA
181.Town and Country Ford, Incorporated	Town and County Ford	5401 E. Independence Blvd. Charlotte, NC
182.EchoPark Automotive, Inc.		4401 Colwick Rd. Charlotte, NC
183.TT Denver, LLC

500 E. 104th Ave

Thornton, CO

10330 Grant Ave

Thornton, CO  80229

10401 E. Arapahoe Rd Centennial, CO

1500 E. County Line Rd Highlands Ranch, CO

13412 West Coal Mine Ave.

Littleton, CO  80127

9575 E. 40th Ave.

Denver, CO  80230

184.TTRE CO 1, LLC	N/A	N/A
185.Windward, Inc.	Honda of Hayward (Service) Ground Lease (Sales) (Vehicle Display) (Vehicle Storage) Ground Lease (Sales)	24895 Mission Blvd. Hayward, CA 24947-24975 Mission Blvd. Hayward, CA 24919 Mission Blvd. Hayward, CA 900 Fletcher Ln. Hayward, CA 24933 Mission Blvd. Hayward, CA

24

SCHEDULE 7.01

EXISTING LIENS

See attached.

SCHEDULE 7.01

EXISTING LIENS

Secured Party	File Date	File Number	Collateral
Sonic Automotive, Inc. Delaware Secretary of State
Dell Financial Services L.L.C. Amendment: Continuation Amendment: Change S/P from Dell Financial Services L.P.	05/19/2006 04/20/2011 04/18/2012	61708031 20111474157 20121493073	Leased equipment
Dell Financial Services L.L.C. Amendment: Continuation Amendment: Change S/P from Dell Financial Services L.P.	05/19/2006 04/20/2011 04/18/2012	61708049 20111474140 20121493081	Leased equipment
Autobahn, Inc., d/b/a Autobahn Motors California Secretary of State

Mercedes-Benz of North America, LLC

Amendment: Continuation

Amendment: Change Debtor address

Amendment: Change S/P name from Inc. to LLC

Amendment: Continuation

Amendment: Continuation

Amendment: Continuation

	12/10/1991 08/21/1996 01/21/1997 09/27/2000 10/30/2001 10/10/2006 08/22/2011	91261652 96234C0412 97021C0292 00273C0058 01304C0008 06-70880947 11-72818029	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz North America, Inc. in accordance with the provisions of the Mercedes-Benz Dealer Agreement

Schedule 7.01 - Page 1

Secured Party	File Date	File Number	Collateral
FAA Beverly Hills, Inc., d/b/a Beverly Hills BMW California Secretary of State

BMW of North America, LLC

Amendment: Continuation

Amendment: Change S/P name from Inc. to LLC

Amendment: Restate collateral to delete Inc. and add LLC

Amendment: Delete Debtor d/b/a

Amendment:  Change Debtor information

Amendment:  Change Debtor information

Amendment:  Change Debtor information

Amendment:  Change Debtor information

Amendment:  Continuation

Amendment: Change Debtor information

Amendment: Change Debtor information

Amendment: Continuation

	10/27/1999 08/20/2004 05/10/2005 05/10/2005 05/10/2005 10/30/2007 10/30/2007 10/30/2007 12/04/2007 08/04/2009 02/10/2011 12/13/2011 05/07/2014	9930660594 04-10021858 05-70262321 05-70262327 05-70262328 07-71348214 07-71348217 07-71348201 07-71389993 09-72045370 11-72603191 11-72939269 14-74109558

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, Inc. and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Schedule 7.01 - Page 2

Secured Party	File Date	File Number	Collateral
FAA Serramonte, Inc., d/b/a Serramonte Auto Plaza, Serramonte Mitsubishi, Serramonte Nissan California Secretary of State
Nissan Motor Acceptance Corporation Amendment: Change S/P address Amendment: Change S/P address Amendment: Continuation	05/05/2005 11/06/2006 02/25/2008 12/04/2009	05-7025737733 06-70909112 08-71483201 09-72160741	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations
FAA Stevens Creek, Inc., d/b/a Stevens Creek Nissan California Secretary of State
Nissan Motor Acceptance Corporation Amendment: Continuation	08/21/2007 03/07/2012	07-7126162527 12-73037533	Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations.
SAI Atlanta B, LLC, d/b/a Global Imports BMW, Global Imports MINI Georgia Central Filing
BMW of North America, LLC Amendment: Change Debtor name Amendment: Change Debtor information Amendment: Continuation	09/04/2007 03/02/2009 10/21/2011 05/25/2012	0602007-10773 0602009-01822 0602011-09110 0602012-04691

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

Schedule 7.01 - Page 3

Secured Party	File Date	File Number	Collateral
Manheim Remarketing, Inc. for itself and as agent	04/25/2013	67-2013-002712

All motor vehicle inventory now or hereafter acquired by Debtor from S/P including the proceeds and produces therefrom and all increase, substitutions, replacements, additions and accessions thereto, as well as proceeds from insurance policies insuring any of the foregoing.

SAI Chattanooga N, LLC Tennessee Secretary of State
Nissan Motor Acceptance Corporation	10/28/2014	422324079	Signs together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations.
SAI Columbus T, LLC Ohio Secretary of State
Vesco Oil Corporation	04/20/2016	OH00200012613	Equipment on loan: 1 – M94850 Refurb Machine Trans s/adapter; 1 – RM94350 Refurb machine coolant; 1 – RM98250 Refurb Machine Brake Fluid Exc.
Vesco Oil Corporation	02/29/2015	OH00198246441	Equipment on loan: 1 – M98250 Machine Brake Fluid Exc.
SAI Columbus VWK, LLC d/b/a Volkswagen West, Hatfield Kia, Hatfield Volkswagen Ohio Secretary of State
Vesco Oil Corporation (Under Debtor name Hatfield Volkswagen)	04/11/2013	OH00166230197	Equipment on loan: 1 RM94000 Refurb Machine Collant w/Adapter, 1 M75006 tool Foaming Intake Audi/VW
SAI Denver B, LLC Colorado Secretary of State

Schedule 7.01 - Page 4

Secured Party	File Date	File Number	Collateral
BMW of North America, LLC Amendment: Add Debtor address Amendment: Add Debtor address Amendment: Add Debtor address Amendment: Add Debtor address	08/09/2013 09/03/2013 09/03/2013 01/06/2014 01/07/2014	20132070604 20132077140 20132077141 2014001400 20142001812

A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to all unpaid BMW automobiles, Sport Activity Vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, lifestyle products and gift articles that are manufactured or sold by Bayerische Moteren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds and a security interest in and right of setoff with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of Debtor and as to all of the foregoing whether now owned or hereafter acquired.

SAI Denver M, LLC Colorado Secretary of State
Mercedes-Benz USA, LLC	08/30/2013	20132076420

In accordance with the terms and conditions of the Mercedes-Benz Passenger Car and Light Truck Dealer Agreement and, where applicable, the Maybach Dealer Agreement, Commercial Vehicle Dealer Agreement and smart Passenger Car Dealer Agreement, the Debtor has granted to MBUSA a purchase money security interest in all new Mercedes-Benz automobiles, light trucks, Maybach automobiles, commercial vehicles and smart automobiles and Mercedes-Benz, Maybach, commercial vehicle and smart parts, accessories and special tools sold by MBUSA to Debtor for which MBUSA has not received payment.

SAI Fort Myers B, LLC Florida Secretary of State

BMW of North America, LLC

Amendment: Continuation

Amendment:  Change Debtor information

Amendment:  Change Debtor name

Amendment: Add collateral

Amendment: Change Debtor information

Amendment: Continuation

	04/05/2002 01/29/2007 03/10/2008 02/27/2009 06/01/2010 08/26/2010 01/26/2012	200200808778 200704690533 200807835615 200900101049 201002611537 201003111295 201206072162

A purchase money security interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired.

SAI Fort Myers M, LLC, d/b/a Mercedes-Benz of Fort Myers Florida Secretary of State

Schedule 7.01 - Page 5

Secured Party	File Date	File Number	Collateral
Mercedes-Benz USA, LLC Amendment: Change S/P name from Inc. to LLC Amendment: Continuation Amendment: Change Debtor information Amendment: Change Debtor name Amendment: Continuation	02/29/2000 02/16/2001 11/19/2004 12/21/2006 02/11/2009 01/20/2010	200000050147-6 200100036392-5 20040835754X 200604417827 200900014006 20100187531X

In accordance with the terms and conditions of the Mercedes-Benz Passenger Car and Light Truck Dealer Agreement and, where applicable, the Maybach Dealer Agreement, Commercial Vehicle Dealer Agreement and smart Passenger Car Dealer Agreement, Debtor has granted to MBUSA a PMSI in all new Mercedes-Benz automobiles, light trucks, Maybach automobiles, Commercial Vehicles and smart automobiles and parts, accessories and special tools sold by MBUSA related to the above for which MBUSA has not received payment

SAI Irondale Imports, LLC, d/b/a Tom Williams Imports, Audi, BMW, Porsche, Land Rover Alabama Secretary of State

BMW of North America, LLC

Amendment: Change Debtor address

Amendment: Change Debtor name to delete d/b/a

Amendment: Change S/P name from BMW of North America, Inc.

Amendment: Continuation

Amendment: Restate collateral

Amendment:  Change Debtor name

Amendment:  Change Debtor address

Amendment:  Continuation

	02/17/2000 03/23/2004 02/01/2005 02/01/2005 02/01/2005 01/17/2006 04/02/2009 10/01/2009 12/10/2009	B2000-07123 FS B2000-07123AM B2000-07123AM B2000-07123AM B2000-07123 CS B2000-07123 AM B2000-07123AM B2000-07123AM B2000-07123CS

A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired.

SAI Long Beach B, Inc., d/b/a Long Beach BMW, Long Beach MINI California Secretary of State

Schedule 7.01 - Page 6

Secured Party		File Date	File Number	Collateral
BMW of North America, LLC Amendment: Continuation	08/13/2007 06/25/2012	07-7125294239 12-73181533

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired .

SAI McKinney M, LLC
Mercedes-Benz USA, LLC		09/26/2016	16-0031744713

In accordance with the terms and conditions of the Mercedes-Benz Passenger Car and Light Truck Dealer Agreement and, where applicable, the Maybach Dealer Agreement, Commercial Vehicle Dealer Agreement and smart Passenger Car Dealer Agreement, the Debtor has granted to MBUSA a purchase money security interest in all new Mercedes-Benz automobiles, light trucks, Maybach automobiles, commercial vehicles and smart automobiles and Mercedes-Benz, Maybach, commercial vehicle and smart parts, accessories and special tools sold by MBUSA to Debtor for which MBUSA has not received payment.

SAI Monrovia B, Inc., d/b/a BMW of Monrovia, MINI of Monrovia California Secretary of State
BMW of North America, LLC Amendment: Change Debtor information	12/05/2013 01/30/2014	13-7389419136 14-73972817

A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to all unpaid BMW automobiles, Sport Activity Vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, lifestyle products and gift articles that are manufactured or sold by Bayerische Moteren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds and a security interest in and right of setoff with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of Debtor and as to all of the foregoing whether now owned or hereafter acquired.

Schedule 7.01 - Page 7

Secured Party	File Date	File Number	Collateral
Internal Revenue Service	12/1/2013	14-7394160904	940 Tax Lien for period ending 12/31/2007 totaling $25,509.49
State of California – Employment Development Department	07/29/2016	16-7539183750	Tax lien totaling $118.37 in penalty and interest for 4th quarter 2015
SAI Montgomery B, LLC, d/b/a BMW of Montgomery Alabama Secretary of State
BMW of North America, LLC Amendment: Change Debtor name Amendment: Continuation Amendment: Change Debtor information	06/27/2005 04/02/2009 03/10/2010 10/10/2013	B05-0489290 FS B05-0489290AM B05-0489290CS B05-0489290AM

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired.

SAI Montgomery CH, LLC, d/b/a Capitol Chevrolet, Capitol Hyundai Alabama Secretary of State
SLP Performance Parts Inc.	01/24/2013	B13-7021877FS	All products purchased from SLP Performance Parts, vehicles modified with SLP Performance Parts products, and all proceeds therefrom.
SAI Nashville M, LLC, d/b/a Mercedes-Benz of Nashville, smart Center of Nashville Tennessee Secretary of State

Schedule 7.01 - Page 8

Secured Party	File Date	File Number	Collateral
Mercedes-Benz USA, LLC Amendment: Change Debtor name Amendment: Continuation Amendment: Restate collateral	04/07/2005 02/12/2009 01/21/2010 05/15/2013	305-020582 209-007725 210-008425 313-503573

Motor vehicles, parts, and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Dealer Agreements

In accordance with the terms and conditions of the Mercedes-Benz Passenger Car and Light Truck Dealer Agreement and, where applicable,

the Maybach Dealer Agreement, Commercial Vehicle Dealer Agreement and smart Passenger Car Dealer Agreement, the Debtor has granted to MBUSA a purchase money security interest in all new Mercedes-Benz automobiles, light trucks, Maybach automobiles, commercial vehicles and smart automobiles and Mercedes-Benz, Maybach, commercial vehicle and smart parts, accessories and special tools sold by MBUSA to Debtor for which MBUSA has not received payment.

Daimler Vehicle Innovations USA LLC	05/07/2012	212-023435

(a)In accordance with the terms and conditions of the Daimler Vehicle Innovations USA LLC smart Passenger Car Vehicle Dealer Agreement Debtor has granted to DVIUSA a purchase money security interest in all new smart Passenger Car Vehicles, smart Passenger Car Vehicle parts, accessories and special tools sole by DVIUSA to Debtor for which DVIUSA has not received payment.

Sonic Automotive-9103 E. Independence, NC, LLC, d/b/a Infiniti of Charlotte North Carolina Secretary of State

Nissan Motor Acceptance Corporation

Amendment: Change Debtor information

Amendment: Change S/P from Infiniti Financial Services, a division of Nissan Motor Acceptance Corporation

Amendment: Continuation

	12/04/2007 07/06/2012 07/09/2012 07/09/2012	20070113213A 20120063687G 20120063905K 20120063998A

Leased Equipment:  Signs, together with all related materials, tools, parts, fittings, supports, fixings, attachments, illumination, electrical cables, connections and equipment, and concrete foundations.

Sonic Automotive Aviation, LLC North Carolina Secretary of State

Schedule 7.01 - Page 9

Secured Party	File Date	File Number	Collateral
Millrock Aviation Financial, L.L.C.	07/29/2013	20130073295C

Leased Equipment: Dassault Aviation model Falcon 2000EX aircraft s/n 200 and U.S. Reg. Nos. N501RR; and 2 – Pratt & Whitney Canada model PW308C aircraft engines s/n’s PCE-CF0431 and PCE-CF0435; together with all other property essential and appropriate to the operation of the Aircraft, including all instruments, avionics, auxiliary power units, engines, equipment and accessories attached to and connected with the Aircraft,; all log books, manuals and other documents issued for, or reflecting use or maintenance of the Aircraft together with all other attachments, accessories, accessions, additions, replacements, exchanges and substitutions now or hereafter attached thereto and made a part thereof, and all insurance or other proceeds.

SAI West Houston B, LLC Texas Secretary of State
BMW of North America, LLC	01/19/2016	16-0001946603

All unpaid BMW motor vehicles, including BMW automobiles, motorcycles and scooters, warranty advances, holdbacks, incentives, warranty credits, parts and accessories that are manufactured or sold by Bayerische Moteren Werks AG (BMW) and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions, thereto and all proceeds thereof.

BMW of North America, LLC	01/19/2016	16-0001948625

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired .

Millrock Aviation Financial, L.L.C.	07/29/2013	20130073295C

Leased Equipment: Dassault Aviation model Falcon 2000EX aircraft s/n 200 and U.S. Reg. Nos. N501RR; and 2 – Pratt & Whitney Canada model PW308C aircraft engines s/n’s PCE-CF0431 and PCE-CF0435; together with all other property essential and appropriate to the operation of the Aircraft, including all instruments, avionics, auxiliary power units, engines, equipment and accessories attached to and connected with the Aircraft,; all log books, manuals and other documents issued for, or reflecting use or maintenance of the Aircraft together with all other attachments, accessories, accessions, additions, replacements, exchanges and substitutions now or hereafter attached thereto and made a part thereof, and all insurance or other proceeds.

Schedule 7.01 - Page 10

Secured Party	File Date	File Number	Collateral
Sonic Automotive of Chattanooga, LLC, d/b/a BMW of Chattanooga Tennessee Secretary of State
BMW of North America, LLC Amendment: Change Debtor information Amendment: Continuation Amendment: Continuation	10/28/2002 11/21/2006 07/24/2007 09/26/2012	302-060389 206-073733 107-039829 212-060018

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired .

Sonic Automotive of Nashville, LLC, d/b/a BMW of Nashville, MINI of Nashville, Sonic Automotive Body Shop Tennessee Secretary of State
BMW of North America, Inc. Amendment: Add Debtor information	11/29/2012 01/16/2014	312-344637 U0030.3049

A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to all unpaid BMW automobiles, Sport Activity Vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, lifestyle products and gift articles that are manufactured or sold by Bayerische Moteren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds and a security interest in and right of setoff with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of Debtor and as to all of the foregoing whether now owned or hereafter acquired.

Sonic Automotive of Texas, L.P., d/b/a Lone Star Ford Texas Secretary of State
Ford Motor Company (Debtor name of Lone Star Ford, Inc.)	04/03/2012	12-0010279870	Industrial equipment – Rotunda general service equipment tools and fixtures including but not limited to equipment now in possession or hereafter acquired by Debtor and all proceeds

Schedule 7.01 - Page 11

Secured Party	File Date	File Number	Collateral
Sonic-2185 Chapman Rd., Chattanooga, LLC, d/b/a Economy Honda Cars, Economy Honda Superstore Tennessee Secretary of State
Ally Financial Amendment: Change S/P from GMAC Amendment: Continuation	02/22/2008 09/26/2012 09/10/2012	308-015486 312-340110 212-054476	Motor vehicles purchased by Debtor through the Smart Auction or UsedVehicleAuction.com (SM) web site service and all proceeds thereof.
Sonic-Calabasas A, Inc. California Secretary of State
State of California, Employment Development Department	12/04/2015	15-7499045822	State tax lien totaling $84.32 for penalties and interest for 4th quarter 2015
Sonic-Calabasas M, Inc., d/b/a Mercedes-Benz of Calabasas California Secretary of State
Mercedes-Benz USA, LLC Amendment: Continuation	07/31/2007 05/04/2012	07-7124004691 12-73117907	New motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements
SAI Fairfax B, LLC, f/k/a Sonic-Manhattan Fairfax, Inc., d/b/a BMW of Fairfax Virginia Secretary of State

Schedule 7.01 - Page 12

Secured Party	File Date	File Number	Collateral

BMW of North America, LLC

Amendment: Continuation

Amendment: Change S/P name from Inc. to LLC

Amendment: Delete d/b/a as additional debtor

Amendment: Restate collateral

Amendment:  Change Debtor information

Amendment:  Change Debtor information

Amendment:  Continuation

Amendment: Change Debtor name

Amendment: Continuation

	09/27/1999 07/09/2004 07/14/2005 07/14/2005 12/28/2005 01/25/2007 09/22/2008 06/08/2009 10/26/2012 04/01/2014	990927-7803 040709-7310-4 050714-7028-8 050714-7026-4 051228-7173-5 070125-7270-6 080922-7434-6 090608-7346-5 121026-3977-2 14-01-01-6331-1

All unpaid BMW Motor Vehicles, including BMW automobiles and motorcycles, warranty advances, holdbacks, incentives, warranty credits, parts and accessories that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, Inc. and or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing whether now owned or hereafter acquired

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired.

Sonic Momentum B, L.P., d/b/a Momentum BMW, Momentum MINI, Momentum Collision Center Texas Secretary of State
BMW of North America, LLC Amendment: Continuation Amendment: Change Debtor information Amendment: Continuation	09/24/2004 04/20/2009 10/17/2011 05/19/2014	04-0082933655 09-00112142 11-00303846 14-00158173

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired.

Sonic Santa Monica M, Inc., d/b/a W.I. Simonson California Secretary of State
Mercedes-Benz USA, LLC Amendment: Continuation	06/02/2005 04/16/2010	05-7029278010 1072291571	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA, LLC in accordance with the provisions of the Mercedes-Benz Dealer Agreement.
Manheim Remarketing, Inc. for itself and as agent	05/09/2013	13-7359741474

All motor vehicle inventory now or hereafter acquired by Debtor from S/P including the proceeds and produces therefrom and all increase, substitutions, replacements, additions and accessions thereto, as well as proceeds from insurance policies insuring any of the foregoing.

Sonic-Stevens Creek B, Inc., d/b/a Stevens Creek BMW California Secretary of State

Schedule 7.01 - Page 13

Secured Party	File Date	File Number	Collateral

BMW of North America, Inc.

Amendment: Change Debtor address

Amendment: Continuation

Amendment: Change Debtor name from f/k/a

Amendment: Change Debtor address

Amendment: Change S/P address

Amendment:  Restate collateral

Amendment: Delete Debtor d/b/a

Amendment:  Change Debtor information

Amendment:  Continuation

	01/31/2000 01/30/2001 11/23/2004 11/23/2004 03/07/2005 05/10/2005 05/10/2005 12/01/2005 02/26/2009 12/22/2009	0003360313 01031C0242 04-70065566 04-70065565 05-70182663 05-70282350 05-70262352 05-70503928 09-71889092 09-72177363

A purchase money security interest in all unpaid BMW motor vehicles, including BMW automobiles, sports activity vehicles/light trucks, motorcycles, MINI vehicles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America, LLC and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right of setoff with respect to all credits and right to payment (e.g. holdbacks, bonuses, incentives, warranty credits and the like) held by BMW, its subsidiaries and affiliates for the account of debtor, and as to the foregoing whether now owned or hereafter acquired

A Purchase Money Security Interest in all unpaid BMW motor vehicles, including but not limited to BMW automobiles, sports activity vehicles/light trucks, motorcycles, tools, special tools, equipment, signage, warranty advances, holdbacks, incentives, warranty credits, parts and accessories, Lifestyle products and gift articles that are manufactured or sold by Bayerische Motoren Werks AG and/or BMW of North America LLC (collectively “BMW”) and/or bear trademarks of BMW, all accessions and additions thereto and all proceeds of any of the foregoing, including insurance proceeds, and a security interest in and right to set off with respect to all credits and rights to payments held by BMW, its subsidiaries and affiliates for the account of debtor, and as to all of the foregoing whether now owned or hereafter acquired

SAI Tysons Corner I, LLC, f/k/a Sonic Tysons Corner Infiniti, Inc., d/b/a Infiniti of Tysons Corner Virginia State Corporation Commission
Nissan Motor Acceptance Corporation Amendment: Change S/P name from Infiniti Financial Services, a division of Nissan Motor Acceptance Corporation Amendment: Continuation Amendment: Change Debtor name	05/20/2008 01/14/2013 02/01/2013 03/05/2013	080520-7396-2 130114-3896-8 130201-3900-4 130305-3887-4	Signs, together with all related materials, tools, parts, fittings, supports, footings, attachments, documentation, electrical cables, connections and equipment, and concrete foundations

Schedule 7.01 - Page 14

Secured Party	File Date	File Number	Collateral
Sonic Walnut Creek M, Inc., d/b/a Mercedes-Benz of Walnut Creek California Secretary of State
Mercedes-Benz USA, LLC Amendment: Continuation	03/16/2006 01/18/2011	06-7062844976 11-72579286	Motor vehicles, parts and accessories for which payment has not been received by Mercedes-Benz USA LLC, in accordance with the provisions of the Mercedes-Benz Dealer Agreements
Town and Country Ford, Incorporated North Carolina Secretary of State
Ford Motor Company	10/30/2013	2013010781G	Industrial equipment – Rotunda general service equipment tools and fixtures including equipment now in possession or hereafter acquired by Debtor and all proceeds.
Town and Country Ford Incorporated
Ford Motor Company	10/31/2014	20140101824E
Ford Motor Company	05/10/2016	20160047176F

Industrial equipment – Rotunda general service equipment tools and fixtures including but not limited to equipment now in possession or hereafter acquired by the Debtor and all proceeds from any disposition thereof.

Schedule 7.01 - Page 15

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Description	Creditor	Original Principal Balance	Principal Balance as of 5/31/14	Maturity Date
Advantage Lease Holdings*	iStar Financial	$8,213,445	$3,404,950	09/01/2016
Richmond Lease Holdings*	iStar Financial	$5,622,157	$1,169,838	11/01/2015
Momentum Lease Holdings*	iStar Financial	$12,735,033	$2,770,623	12/01/2015
Capital Lease – Concord Toyota Facility	1090 Concord Associates, LLC	$6,514,841	$5,004,519	12/01/2025

*Indicates indebtedness constituting “Falcon Indebtedness”

SCHEDULE 7.25

POST-CLOSING DELIVERIES

The Borrower shall, within sixty (60) days of the Closing Date (or such later date as reasonably determined by the Administrative Agent), deliver:

(1)	good standing certificate for SAI TN HC2, LLC from the Tennessee Secretary of State

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Sonic Automotive, Inc.

4401 Colwick Road

Charlotte, North Carolina 28211

Attention:  Stephen K. Coss and Heath R. Byrd

Telephone:704-566-2420 and 704-566-2482

Facsimile:  704-927-3412 and 704-973-0798

Electronic Mail: steve.coss@sonicautomotive.com and heath.byrd@sonicautomotive.com

Website Address:  www.sonicautomotive.com

U.S. Taxpayer ID Number:  56-2010790

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.

Credit Services

101 N. Tryon Street

Mailcode:  NC1-001-04-39

Charlotte, NC 28255

Attention:     Kimberly Foster

Telephone:  980-386-2881

Telecopier:  704-208-2140

Email: kfoster2@baml.com

Wire Instructions for New Vehicle Floorplan:

Bank of America, N. A.

New York, New York

ABA Number:  026009593

Account Number:4426359962

Attention:   Floorplan Operations

Reference:   Sonic Automotive, Inc.

Administrative Agent’s Office – New Vehicle Floorplan Facility

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Attention: Gregory Eatrides

Telecopier:  212-843-0882

Email:  gregory.eatrides@baml.com

Attention: Jevera Perdue

Telephone:  336-854-7526

Email:  Jevera.K.Perdue@baml.com

Other Notices as Administrative Agent
(financial reporting requirements and bank group communications, at all times):

Bank of America, N.A.

Agency Management

135 South LaSalle Street

Mailcode: IL4-135-09-61

Chicago, Illinois  60603

Attention: Renee’ Marion, Agency Officer

Telephone:  312-828-3972

Telecopier:  877-206-8433

Email:  renee.marion@baml.com

L/C ISSUER:

Bank of America, N.A. - Trade Finance

1 Fleet Way

Mailcode:  CA9-705-07-05

Scranton, Pennsylvania 18507

Attention: Al Malave, Trade Operations Officer

Telephone:  570-330-4212

Telecopier:  570-330-4186

Email:  alfonso.malave@baml.com

SWING LINE LENDER:

Bank of America, N.A.

Credit Services

101 N. Tryon Street

Mailcode:  NC1-001-04-39

Charlotte, NC 28255

Attention:     Kimberly Foster

Telephone:  980-386-2881

Telecopier:  704-208-2140

Email: kfoster2@baml.com

EXHIBIT A-1

FORM OF NEW VEHICLE FLOORPLAN

COMMITTED LOAN NOTICE

Date:  ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

The undersigned hereby requests (select one):

☐  A Borrowing of New Vehicle Floorplan Committed Loans

☐  A conversion of New Vehicle Floorplan Committed Loans

1.For ________________________, the applicable New Vehicle Borrower.

2.On _________________________ (a Business Day).

3.In the amount of $_______________.

4.Comprised of _________________________________________________.

[Type of New Vehicle Floorplan Committed Loan requested]

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:Name:

Title:

EXHIBIT A-2

FORM OF USED VEHICLE FLOORPLAN

COMMITTED LOAN NOTICE

Date:  ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

The undersigned hereby requests (select one):

☐  A Used Vehicle Floorplan Committed Borrowing

☐  A conversion of Used Vehicle Floorplan Committed Loans

1.On _________________________ (a Business Day).

2.In the amount of $_______________.

3.Comprised of _________________________________________________.

[Type of Used Vehicle Floorplan Committed Loan requested]

The Used Vehicle Floorplan Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.06 of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:Name:

Title:

EXHIBIT B-1(a)

FORM OF NEW VEHICLE FLOORPLAN SWING LINE LOAN NOTICE  (BORROWING)

LOW DOC ADVANCE FORM – NEW CARS

To: Bank of America, N.A., as New Vehicle Swing Line LenderFax Page #____of____

Floor Plan Operations

Fax: (800) 766-8238

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

Dealership Name:Dealer #:

#	Class#	➊ Franchise#	Vehicle ID #	Year	Make/Model	Stock #	Floorplan Amount
1
2
3
4
5
6
7
8
9
10
Total:

Class #001-New; Franchise #

One checking account credit will be processed for the total dollar amount indicated.

Dealership Authorized Signature: ___________________________________________________________ Date: ______________________

Contact Name: ________________________________________ Phone#: ___________________________ Fax#:______________________

EXHIBIT B-1(b)

FORM OF NEW VEHICLE FLOORPLAN

SWING LINE LOAN NOTICE  (CONVERSION)

Date:  ___________, _____

To:Bank of America, N.A., as New Vehicle Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

The undersigned hereby requests (select one):

☐  A conversion of New Vehicle Floorplan Swing Line Loans

1.For ________________________, the applicable New Vehicle Borrower.

2.On _________________________ (a Business Day).

3.In the amount of $_______________.

4.Comprised of _________________________________________________.

[Type of New Vehicle Floorplan Swing Line Loan requested]

SONIC AUTOMOTIVE, INC.

By:Name:

Title:

EXHIBIT B-2

FORM OF USED VEHICLE FLOORPLAN

SWING LINE LOAN NOTICE

Date:  ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

The undersigned hereby requests (select one):

☐  A Used Vehicle Floorplan Committed Borrowing

☐  A conversion of Used Vehicle Floorplan Committed Loans

1.On _________________________ (a Business Day).

2.In the amount of $_______________.

3.Comprised of _________________________________________________.

[Type of Used Vehicle Floorplan Committed Loan requested]

The Used Vehicle Floorplan Swing Line Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.08(a) of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By:Name:

Title:

EXHIBIT C

FORM OF NOTE

_______________, 20__

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and collectively the “Borrowers”) hereby promises, jointly and severally, to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each New Vehicle Floorplan Loan from time to time made by the Lender to Sonic Automotive, Inc. (the “Company”) or any New Vehicle Borrower under the Credit Agreement and the principal amount of each Used Vehicle Floorplan Loan from time to time made by the Lender to the Company under that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

Each Borrower promises, jointly and severally, to pay interest on the unpaid principal amount of each Loan from the date of such New Vehicle Floorplan Loan or Used Vehicle Floorplan Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  Except as otherwise provided in Section 2.03(h) with respect to New Vehicle Floorplan Swing Line Loans, and Section 2.08(f) with respect to Used Vehicle Floorplan Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral.  [This Note is issued in replacement of a Note dated July 23, 2014, issued to the Lender pursuant to the Credit Agreement (the “Existing Note”), and does not effect any refinancing or extinguishment of the indebtedness and obligations of such Existing Note and is not a novation but is a replacement of such Existing Note.]  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall (if required by the Credit Agreement) become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its New Vehicle Floorplan Loans and Used Vehicle Floorplan Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

SONIC AUTOMOTIVE, INC.

By:Name:

Title:

[EACH NEW VEHICLE BORROWER]

By:Name:

Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]2  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation the New Vehicle Floorplan Swing Line Loans or the Used Vehicle Floorplan Swing Line Loans, as applicable, included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:______________________________

______________________________

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

2.	Assignee[s]:______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers:Sonic Automotive, Inc. and certain of its Subsidiaries
4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement
5.

Credit Agreement:Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016, among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

6.	Assigned Interest:

Assignor[s][3]	Assignee[s][4]	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment [6]	CUSIP Number
		$________	$________	________%
		$________	$________	________%
		$________	$________	________%

[7.	Trade Date:__________________] [7]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[3]	List each Assignor, as appropriate.
[4]	List each Assignee, as appropriate.
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By: __________________________________
       Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By: __________________________________
       Title:

[Consented to and] 8 Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent [, New Vehicle

Swing Line Lender and

Used Vehicle Swing Line Lender]

By: _________________________________
      Title:

[Consented to:] 9

SONIC AUTOMOTIVE, INC.

By: _________________________________
      Title:

[7]	To be added only if the consent of the Administrative Agent, New Vehicle Swing Line Lender or Used Vehicle Swing Line Lender, as applicable, is required by the terms of the Credit Agreement.
[8]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of North Carolina.

EXHIBIT E

FORM OF THIRD AMENDED AND RESTATED

COMPANY GUARANTY

See attached.

THIRD AMENDED AND RESTATED

COMPANY GUARANTY AGREEMENT

THIS THIRD AMENDED AND RESTATED COMPANY GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of November 30, 2016, is made by SONIC AUTOMOTIVE, INC. (the “Guarantor” or the “Company”) to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) now or hereafter party to the Floorplan Credit Agreement defined below (collectively with the Administrative Agent and the Revolving Administrative Agent (as defined below), in its capacity as collateral agent under the Floorplan Credit Agreement, the “Floorplan Secured Parties”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Floorplan Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company, certain Subsidiaries of the Company party thereto (each an “Existing New Vehicle Borrower”), the lenders party thereto (the “Existing Lenders”) and the Administrative Agent entered into that certain Second Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated July 23, 2014 (as amended prior to (but excluding) the date hereof, the “Existing Credit Agreement”), pursuant to which certain of the Existing Lenders agreed to make available (a) to the Existing New Vehicle Borrowers a revolving new vehicle floorplan facility, including a new vehicle swingline subfacility and (b) to the Company a revolving used vehicle floorplan facility, including a used vehicle swingline subfacility; and

WHEREAS, the Company (the “Existing Guarantor”) entered into a Second Amended and Restated Company Guaranty Agreement dated as of July 23, 2014 (the “Existing Guaranty Agreement”) pursuant to which the Existing Guarantor has guaranteed the payment and performance of the obligations of the Existing New Vehicle Borrowers under the Existing Credit Agreement and other loan documents related thereto; and

WHEREAS, the Company and the Existing New Vehicle Borrowers have requested that the Existing Credit Agreement be amended and restated in order to, among other things, (a) extend the maturity date of the floorplan credit facility provided therein, (b) increase the maximum aggregate amount of the revolving new vehicle floorplan facility and the revolving used vehicle floorplan facility provided therein and (c) make certain other amendments to the Existing Credit Agreement on the terms and conditions set forth in that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Floorplan Credit Agreement”) among the Company, certain Subsidiaries of the Company (each a “New Vehicle Borrower” and together with the Company, the “Borrowers” and each individually a “Borrower”), the Lenders and the Administrative Agent; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have agreed to enter into the Floorplan Credit Agreement, subject to, among other things, a condition that the parties amend and restate the Existing Guaranty Agreement as provided herein; and

WHEREAS, each New Vehicle Borrower is a Subsidiary of the Guarantor and the Guarantor will materially benefit from the New Vehicle Floorplan Loans made and to be made under the Floorplan Credit Agreement; and

WHEREAS, the Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Floorplan Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Floorplan Credit Agreement by the Floorplan Secured Parties was the obligation of the Guarantor to enter into this Guaranty Agreement, and the Floorplan Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantor enters into this Guaranty Agreement;

NOW, THEREFORE, in order to induce (i) the Lenders to amend and restate the Existing Credit Agreement and (ii) induce the Floorplan Secured Parties to make the credit facilities provided for in the Floorplan Credit Agreement available to the New Vehicle Borrowers, the parties hereto agree that the Existing Guaranty Agreement is hereby amended and restated in this Guaranty Agreement as follows:

1.Guaranty.  The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Floorplan Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means:  (a) each New Vehicle Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Floorplan Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from such New Vehicle Borrower to any one or more of the Floorplan Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and reasonable fees, charges and disbursements of counsel (“Attorney Costs”)); and (b) each New Vehicle Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such New Vehicle Borrower under the Floorplan Credit Agreement, the Notes and all other Loan Documents.  The Guarantor’s obligations to the Floorplan Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantor’s Obligations”.

The Guarantor agrees that it is directly and primarily liable for the Guaranteed Liabilities.

The Guarantor’s Obligations are secured by various Security Instruments referred to in the Floorplan Credit Agreement, including without limitation, the Security Agreement.

2.Payment.If any New Vehicle Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee

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(including, but not limited to, loan fees and Attorney Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Floorplan Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Floorplan Credit Agreement, then the Guarantor will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Floorplan Secured Parties, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing. For purposes of this Section 2, the Guarantor acknowledges and agrees that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees) which would have been accelerated in accordance with Section 8.02 of the Floorplan Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

3.Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantor’s Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of, and the Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a)any lack of legality, validity or enforceability of the Floorplan Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to the Guarantor’s Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)any acceleration of the maturity of any of the Guaranteed Liabilities or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)any dissolution of any Borrower, the Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of any New Vehicle Borrower, the Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity, or any transfer or disposition of any assets of any New Vehicle Borrower, the Guarantor, any other Loan Party or any other party to a Related Agreement;

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(f)any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Floorplan Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation obligations arising under any other Guaranty now or hereafter in effect);

(h)any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Floorplan Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any New Vehicle Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantor’s Obligations, whether arising under North Carolina General Statutes Sections 26-7 and 26-9 or otherwise.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantor’s Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

4.Currency and Funds of Payment.  All Guarantor’s Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Floorplan Secured Party with respect thereto as against any Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower of any or all of the Guaranteed Liabilities.

5.Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantor’s Obligations shall immediately be and become due and payable.

6.Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, the Guarantor hereby unconditionally subordinates all present and future

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debts, liabilities or obligations now or hereafter owing to the Guarantor (i) of any New Vehicle Borrower, to the payment in full of the Guaranteed Liabilities and (ii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Floorplan Secured Party and arising under the Loan Documents.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Floorplan Secured Parties on account of the Guaranteed Liabilities, the Guarantor’s Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by the Guarantor as agent and bailee of the Floorplan Secured Parties separate and apart from all other funds, property and accounts of the Guarantor.

7.Suits.  The Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Floorplan Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to the Guarantor, the Guarantor’s Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against the Guarantor.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against the Guarantor, whether or not suit has been commenced against any New Vehicle Borrower, any Loan Party or any other Person and whether or not the Floorplan Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.Set-Off and Waiver.  The Guarantor waives any right to assert against any Floorplan Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against any New Vehicle Borrower or any or all of the Floorplan Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor.  The Guarantor agrees that each Floorplan Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Floorplan Secured Party or otherwise in the possession or control of such Floorplan Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of the Guarantor, including any balance of any deposit account or of any credit of the Guarantor with the Floorplan Secured Party, whether now existing or hereafter established, and hereby authorizes each Floorplan Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Floorplan Secured Parties then due and in such amounts as provided for in the Floorplan Credit Agreement or otherwise as they may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Floorplan Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

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9.Waiver of Notice; Subrogation.

(a)The Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Floorplan Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  The Guarantor agrees that each Floorplan Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Floorplan Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from its Guarantor’s Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)The Guarantor hereby agrees that payment or performance by the Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Floorplan Secured Parties upon demand by the Administrative Agent to the Guarantor without the Administrative Agent being required, the Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Borrower or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE FLOORPLAN CREDIT AGREEMENT.

(c)The Guarantor further agrees with respect to this Guaranty Agreement that it shall not exercise any of its rights of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation,

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reimbursement, contribution or indemnity by the Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party.  If an amount shall be paid to the Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Floorplan Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Floorplan Secured Parties, to be credited and applied upon the Guarantor’s Obligations, whether matured or unmatured, in accordance with the terms of the Floorplan Credit Agreement or otherwise as the Floorplan Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantor’s Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 21 hereof, and occurrence of the Facility Termination Date.

10.Effectiveness; Enforceability.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof.  Any claim or claims that the Floorplan Secured Parties may at any time hereafter have against the Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Floorplan Secured Parties by written notice directed to the Guarantor in accordance with Section 23 hereof.

11.Representations and Warranties.  The Guarantor warrants and represents to the Administrative Agent, for the benefit of the Floorplan Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement, and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement has been duly executed and delivered on behalf of the Guarantor by its duly authorized representatives; that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that the Guarantor’s execution, delivery and performance of this Guaranty Agreement does not violate or constitute a breach of any of its Organizational Documents, any agreement or instrument to which the Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

12.Expenses.  The Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including Attorney Costs, incurred by any Floorplan Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13.Reinstatement.  The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Floorplan Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Floorplan Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

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14.Attorney-in-Fact.  To the extent permitted by law, the Guarantor hereby appoints the Administrative Agent, for the benefit of the Floorplan Secured Parties, as the Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.Reliance.  The Guarantor represents and warrants to the Administrative Agent, for the benefit of the Floorplan Secured Parties, that:  (a) the Guarantor has adequate means to obtain on a continuing basis (i) from any New Vehicle Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) the Guarantor is not relying on any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) the Guarantor has been furnished with and reviewed the terms of the Floorplan Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) the Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of each New Vehicle Borrower, each New Vehicle Borrower’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning any New Vehicle Borrower or any New Vehicle Borrower’s financial condition and affairs or any other matters material to the Guarantor’s decision to provide this Guaranty Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  The Guarantor agrees that no Floorplan Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning any New Vehicle Borrower or any New Vehicle Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if the Guarantor receives any such information from any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, the Guarantor will independently verify the information and will not rely on any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.Rules of Interpretation.  The rules of interpretation contained in Sections 1.03 and 1.06 of the Floorplan Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

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17.Entire Agreement.  This Guaranty Agreement, together with the Floorplan Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Section 21, neither this Guaranty Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Floorplan Credit Agreement.

18.Binding Agreement; Assignment.  This Guaranty Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that the Guarantor shall not be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein or therein except as expressly permitted herein or in the Floorplan Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Floorplan Credit Agreement (to the extent permitted by the Floorplan Credit Agreement); and to the extent of any such permitted assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Floorplan Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.Severability.  The provisions of this Guaranty Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20.Counterparts.  This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor.  Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.10 of the Floorplan Credit Agreement shall be applicable to this Guaranty Agreement.

21.Termination.  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement, and all of the Guarantor’s Obligations hereunder (excluding those Guarantor’s Obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

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22.Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Floorplan Secured Party provided by law or under the Floorplan Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Floorplan Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

23.Notices.  Any notice required or permitted hereunder shall be given, (a) with respect to the Guarantor, at its address indicated in Schedule 10.02 of the Floorplan Credit Agreement and (b) with respect to the Administrative Agent or any other Floorplan Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Floorplan Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Floorplan Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.Governing Law; Venue; Waiver of Jury Trial.

(a)THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b)THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN MECKLENBURG COUNTY, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT, THE GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO THE GUARANTOR IN EFFECT PURSUANT TO SECTION 24 HEREOF, OR BY

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ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

(d)NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE GUARANTOR OR ANY OF THE GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e)IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE FLOORPLAN SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

25.Amendment and Restatement.  The parties hereto agree that the Existing Guaranty Agreement is hereby amended and restated in this Guaranty Agreement, and this Guaranty Agreement shall constitute neither a release nor novation of any obligation or liability arising under the Existing Guaranty Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Credit Agreement or related documents, but rather the obligations and liabilities in effect under the Existing Guaranty Agreement shall continue in effect on the terms hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTOR:

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

THIRD AMENDED AND RESTATED COMPANY GUARANTY AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative

Agent

By:

Name:

Title:

THIRD AMENDED AND RESTATED COMPANY GUARANTY AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

EXHIBIT F

FORM OF THIRD AMENDED AND RESTATED

SUBSIDIARY GUARANTY

See attached.

THIRD AMENDED AND RESTATED

SUBSIDIARY GUARANTY AGREEMENT

THIS THIRD AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of November 30, 2016, is made by EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT WHICH IDENTIFIES SUCH PERSON THEREIN AS A “FLOORPLAN SUBSIDIARY GUARANTOR” (each a “Guarantor” and collectively the “Guarantors”) to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) now or hereafter party to the Floorplan Credit Agreement defined below (collectively with the Administrative Agent and the Revolving Administrative Agent (as defined below), in its capacity as collateral agent under the Floorplan Credit Agreement, the “Floorplan Secured Parties”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Floorplan Credit Agreement.

W I T N E S S E T H:

WHEREAS, Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto (each an “Existing New Vehicle Borrower”), the lenders party thereto (the “Existing Lenders”) and the Administrative Agent entered into that certain Second Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated July 23, 2014 (as amended prior to (but excluding) the date hereof, the “Existing Credit Agreement”), pursuant to which certain of the Existing Lenders agreed to make available (a) to the Existing New Vehicle Borrowers a revolving new vehicle floorplan facility, including a new vehicle swingline subfacility and (b) to the Company a revolving used vehicle floorplan facility, including a used vehicle swingline subfacility; and

WHEREAS, certain Subsidiaries of the Company (the “Existing Guarantors”) entered into a Second Amended and Restated Subsidiary Guaranty Agreement dated as of July 23, 2014 (the “Existing Guaranty Agreement”) pursuant to which the Existing Guarantors have guaranteed the payment and performance of the obligations of the Company under the Existing Credit Agreement and other loan documents related thereto; and

WHEREAS, the Company and the Existing New Vehicle Borrowers have requested that the Existing Credit Agreement be amended and restated in order to, among other things, (a) extend the maturity date of the floorplan credit facility provided therein, (b) increase the maximum aggregate amount of the revolving new vehicle floorplan facility and the revolving used vehicle floorplan facility provided therein and (c) make certain other amendments to the Existing Credit Agreement on the terms and conditions set forth in that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Floorplan Credit Agreement”) among the Company, certain Subsidiaries of the Company (each a “New Vehicle Borrower” and together with the Company, the “Borrowers” and each individually a “Borrower”), the Lenders and the Administrative Agent; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders have agreed to enter into the Floorplan Credit Agreement, subject to, among other things, a condition that the parties amend and restate the Existing Guaranty Agreement as provided herein; and

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Company; and

WHEREAS, each Guarantor will materially benefit from the Loans to be made under the Floorplan Credit Agreement; and

WHEREAS, each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Floorplan Credit Agreement; and

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Floorplan Credit Agreement by the Floorplan Secured Parties was the obligation of the Company to cause each Guarantor to enter into this Guaranty Agreement, and the Floorplan Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantors enter into this Guaranty Agreement;

NOW, THEREFORE, in order to induce (i) the Lenders to amend and restate the Existing Credit Agreement and (ii) induce the Floorplan Secured Parties to make the credit facilities provided for in the Floorplan Credit Agreement available to the New Vehicle Borrowers, the parties hereto agree that the Existing Guaranty Agreement is hereby amended and restated in this Guaranty Agreement as follows:

1.Guaranty.  Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Floorplan Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means:  (a) each Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Floorplan Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from any Borrower to any one or more of the Floorplan Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and reasonable fees, charges and disbursements of counsel (“Attorney Costs”)); and (b) each Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Borrower under the Floorplan Credit Agreement, the Notes and all other Loan Documents.  The Guarantors’ obligations to the Floorplan Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”.  Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

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Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

The Guarantors’ Obligations are secured by various Security Instruments referred to in the Floorplan Credit Agreement, including without limitation, the Security Agreement.

2.Payment.If any Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and Attorney Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Floorplan Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Floorplan Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Floorplan Secured Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing. For purposes of this Section 2, the Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium, fees) which would have been accelerated in accordance with Section 8.02 of the Floorplan Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

3.Absolute Rights and Obligations.  This is a guaranty of payment and not of collection.  The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a)any lack of legality, validity or enforceability of the Floorplan Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed

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Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)any dissolution of any Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of any Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower or any Guarantor or any other party to a Related Agreement;

(f)any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Floorplan Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guaranty now or hereafter in effect);

(h)any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Floorplan Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantors’ Obligations, whether arising under North Carolina General Statutes Sections 26-7 and 26-9 or otherwise.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

4.Currency and Funds of Payment.  All Guarantors’ Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Floorplan Secured Party with respect thereto as against any Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower of any or all of the Guaranteed Liabilities.

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5.Events of Default.  Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantors’ Obligations shall immediately be and become due and payable.

6.Subordination.  Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of any Borrower, to the payment in full of the Guaranteed Liabilities, (ii) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Floorplan Secured Party and arising under the Loan Documents.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Floorplan Secured Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Floorplan Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

7.Suits.  Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Floorplan Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against any Borrower, any other Guarantor, or any other Person and whether or not the Floorplan Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8.Set-Off and Waiver. Each Guarantor waives any right to assert against any Floorplan Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against any Borrower or any or all of the Floorplan Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.  Each Guarantor agrees that each Floorplan Secured Party shall have a lien for all the Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Floorplan Secured Party or otherwise in the possession or control of such Floorplan Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit

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account or of any credit of such Guarantor with the Floorplan Secured Party, whether now existing or hereafter established, and hereby authorizes each Floorplan Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor’s Obligations to the Floorplan Secured Parties then due and in such amounts as provided for in the Floorplan Credit Agreement or otherwise as they may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Floorplan Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9.Waiver of Notice; Subrogation.

(a)Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Floorplan Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof.  Each Guarantor agrees that each Floorplan Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Floorplan Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Floorplan Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE FLOORPLAN CREDIT AGREEMENT.

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(c)Each Guarantor further agrees with respect to this Guaranty Agreement that it shall not exercise any of its rights of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party.  If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Floorplan Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Floorplan Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Floorplan Credit Agreement or otherwise as the Floorplan Secured Parties may elect.  The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 21 hereof, and occurrence of the Facility Termination Date.

10.Effectiveness; Enforceability.  This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof.  Any claim or claims that the Floorplan Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Floorplan Secured Parties by written notice directed to such Guarantor in accordance with Section 23 hereof.

11.Representations and Warranties.  Each Guarantor warrants and represents to the Administrative Agent, for the benefit of the Floorplan Secured Parties, that it is duly authorized to execute and deliver this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement (and any Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and that such Guarantor’s execution, delivery and performance of this Guaranty Agreement (and any Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of any of its Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

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12.Expenses.  Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including Attorney Costs, incurred by any Floorplan Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13.Reinstatement.  Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Floorplan Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Floorplan Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14.Attorney-in-Fact.  To the extent permitted by law, each Guarantor hereby appoints the Administrative Agent, for the benefit of the Floorplan Secured Parties, as such Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15.Reliance.  Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Floorplan Secured Parties, that:  (a) such Guarantor has adequate means to obtain on a continuing basis (i) from any Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement and any Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Floorplan Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of each Loan Party, each Loan Party’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning any Loan Party or any Loan Party’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  Each Guarantor agrees that no Floorplan Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning any Loan Party or any Loan Party’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor

8

receives any such information from any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Floorplan Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16.Rules of Interpretation.  The rules of interpretation contained in Sections 1.03 and 1.06 of the Floorplan Credit Agreement shall be applicable to this Guaranty Agreement and each Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17.Entire Agreement.  This Guaranty Agreement and each Joinder Agreement, together with the Floorplan Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  Except as provided in Section 21, neither this Guaranty Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Floorplan Credit Agreement.

18.Binding Agreement; Assignment.  This Guaranty Agreement, each Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Joinder Agreement or any other interest herein or therein except as expressly permitted herein or in the Floorplan Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Floorplan Credit Agreement (to the extent permitted by the Floorplan Credit Agreement); and to the extent of any such permitted assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Floorplan Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations.  All references herein to the Administrative Agent shall include any successor thereof.

19.Severability.  The provisions of this Guaranty Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

9

20.Counterparts.  This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantors against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 20, the provisions of Section 10.10 of the Floorplan Credit Agreement shall be applicable to this Guaranty Agreement.

21.Termination.  Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

22.Remedies Cumulative; Late Payments.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Floorplan Secured Party provided by law or under the Floorplan Credit Agreement, the other Loan Documents or other applicable agreements or instruments.  The making of the Loans and other credit extensions pursuant to the Floorplan Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof.  Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

23.Notices.  Any notice required or permitted hereunder or under any Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Company indicated in Schedule 10.02 of the Floorplan Credit Agreement and (b) with respect to the Administrative Agent or any other Floorplan Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Floorplan Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Floorplan Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24.Joinder.  Each Person who shall at any time execute and deliver to the Administrative Agent a Joinder Agreement and who is identified therein as a “Guarantor” shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

25.Governing Law; Venue; Waiver of Jury Trial.

(a)THIS GUARANTY AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

10

(b)EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING MECKLENBURG COUNTY, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT OR A JOINDER AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 23 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

(d)NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e)IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE

11

FLOORPLAN SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

26.Amendment and Restatement.  The parties hereto agree that the Existing Guaranty Agreement is hereby amended and restated in this Guaranty Agreement, and this Guaranty Agreement shall constitute neither a release nor novation of any obligation or liability arising under the Existing Guaranty Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Credit Agreement or related documents, but rather the obligations and liabilities in effect under the Existing Guaranty Agreement shall continue in effect on the terms hereof.

[Signature page follows.]

12

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTORS:

AM GA, LLC

ARNGAR, INC.

ECHOPARK NC, LLC

ECHOPARK SC, LLC

ECHOPARK TX, LLC

FAA CONCORD H, INC.

FAA LAS VEGAS H, INC.

FAA POWAY H, INC.

FAA SERRAMONTE H, INC.

FRANCISCAN MOTORS, INC.

KRAMER MOTORS INCORPORATED

PHILPOTT MOTORS, LTD.

SAI AM FLORIDA, LLC

SAI CHAMBLEE V, LLC

SAI CHATTANOOGA N, LLC

SAI CLEVELAND N, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS VWK, LLC

SAI FORT MYERS H, LLC

SAI IRONDALE IMPORTS, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE MOTORS, LLC

SAI ORLANDO CS, LLC

SAI ROARING FORK LR, INC.

SAI ROCKVILLE IMPORTS, LLC

SAI TYSONS CORNER H, LLC

SANTA CLARA IMPORTED CARS, INC.

SONIC – CADILLAC D, L.P.

SONIC – LAS VEGAS C WEST, LLC

SONIC – LS CHEVROLET, L.P.

SONIC – LUTE RILEY, L.P.

By:

Name:

Title:

THIRD AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

GUARANTORS:

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – SHOTTENKIRK, INC.

SONIC ADVANTAGE PA, L.P.

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE-9103 E. INDEPENDENCE, NC, LLC

SONIC HOUSTON JLR, LP

SONIC HOUSTON LR, L.P.

SONIC MOMENTUM JVP, L.P.

SONIC MOMENTUM VWA, L.P.

SONIC-2185 CHAPMAN RD., CHATTANOOGA, LLC

SONIC–BUENA PARK H, INC.

SONIC–CAPITOL IMPORTS, INC.

SONIC–HARBOR CITY H, INC.

SONIC–VOLVO LV, LLC

STEVENS CREEK CADILLAC, INC.

TT DENVER, LLC

WINDWARD, INC.

By:

Name:

Title:

THIRD AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative

Agent

By:

Name:

Title:

THIRD AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

(Sonic Automotive, Inc. – Floorplan Facility)

Signature Page

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to (i) that certain Fourth Amended and Restated Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Revolving Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Revolving Credit Agreement), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender and an L/C Issuer and Wells Fargo Bank, National Association, as an L/C Issuer and (ii) that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Floorplan Credit Agreement”; and collectively with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, certain Subsidiaries of the Company from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (in such capacity, the “Floorplan Administrative Agent”, and collectively with the Revolving Administrative Agent, the “Administrative Agents”), New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties (as defined in the Floorplan Credit Agreement).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agents on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of each Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of each Credit Agreement for the fiscal quarter of the Company ended as of the above date.  Such quarterly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 1 for fiscal month-end financial statements, if required]

1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c) of each Credit Agreement for the fiscal month of the Company ended as of the above date.  Such monthly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of each Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

3.A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents, and

[to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents (each defined term used in this Section 4 shall have the meanings set forth for such term in the Floorplan Credit Agreement), and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

5.The representations and warranties of the Company and each Loan Party contained in Article V of the Revolving Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Revolving Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Revolving Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

6.The representations and warranties of the Company and each Loan Party contained in Article V of the Floorplan Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Floorplan Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Floorplan Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered (each defined term used in this Section 6 shall have the meanings set forth for such term in the Floorplan Credit Agreement).

7.The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, _____.

SONIC AUTOMOTIVE, INC.

By:Name:

Title:

SCHEDULE 1
to the Compliance Certificate

Financial Statements

For the Month/Year ended ___________________ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Liquidity Ratio.
A.	Consolidated Current Assets at Statement Date:
1.	Current assets at Statement Date:$
2.	All long-term assets of discontinued operations held for sale and included in current assets at Statement Date:$______________
3.

Long-term assets of discontinued operations held for sale which are subject to a non-cancelable purchase and sale agreement  which are to be Disposed of within 60 days of such date of Statement Date:$______________

4.	Investments made in connection with the Company’s supplemental executive retirement plan at Statement Date[10]:$______________
5.	Temporary Excess Cash at Statement Date:$______________
6.	Consolidated Current Assets Numerator at Statement Date (Lines I.A.1 – 2 + 3 – 4– 5):$______________
B.	Revolving Facility Liquidity Amount at Statement Date:
1.	Revolving Advance Limit:
(a) Aggregate Commitments at Statement Date:$______________
(b) The Revolving Borrowing Base at Statement Date:$______________
(c) Revolving Advance Limit: ((Lesser of Lines I.B.1(a) and I.B.1(b)):$
2.	Total Outstandings at Statement Date:$______________
3.	Lines I.B.1(c) – I.B.2:$______________
4.

The largest principal amount of Loans that may be borrowed under the Credit Agreement without resulting in an Event of Default under Section 7.11(c) (on a pro forma basis as of the Statement Date) after giving pro forma effect to such Loans:$______________

[9]	Not to exceed (A) $5,000,000 in any given calendar year or (B) $15,000,000 in the aggregate.

5.	Revolving Facility Liquidity Amount at Statement Date (Lesser of Lines I.B.3 and I.B.4):$______________
C.	Consolidated Current Liabilities at Statement Date:$______________
D.

Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full at Statement Date:$

E.	Consolidated Current Liabilities listed in Line I.D. which are due within ninety (90) days following Statement Date:$______________
F.	Temporary Indebtedness at Statement Date:$______________
G.	Without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements at Statement Date:$______________
H.	Consolidated Liquidity Ratio ((Lines I.A.6. + I.B.5) ÷ (Lines I.C. – I.D. + I.E. – I.F. + I.G.):___________ to 1
Minimum Required: 1.05:1.00
II.	Section 7.11 (b) – Consolidated Fixed Charge Coverage Ratio.
A.	Consolidated EBITDAR for four consecutive fiscal quarters ending on above date (“Subject Period”):
1.	Consolidated Net Income for Subject Period:$
2.	Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash) for Subject Period*:$
3.	Charges against income for foreign, Federal, state and local income taxes for Subject Period*:$
4.	Depreciation expenses for Subject Period*:$
5.	Amortization expenses (including, without limitation, amortization of other intangible assets and transaction costs) for Subject Period*:$
6.	Non-cash charges for Subject Period*:$
7.	Extraordinary losses for Subject Period*:$
8.

Legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition) during Subject Period*:$

* To the extent deducted in computing Consolidated Net Income in Line II.A.1. above.

9.	Consolidated Rental Expense*:$
10.	Non-cash lease termination charges, net of amortization*:$
11.	Extraordinary gains during Subject Period**:$
12.	Gains on repurchases for long-term Indebtedness during Subject Period**:$
13.	Consolidated EBITDAR for Subject Period
(Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 − 11 −12): $
B.	Assumed maintenance and capital expenditures during Subject Period:
1.	$100,000
2.	Average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during the Subject Period = _____
3	Line II.B.1 multiplied by Line II.B.2:$
C.	Numerator (Line II.A.13 – II.B.3): $
D.	Consolidated Fixed Charges for Subject Period:
1.	Consolidated Interest Expense with respect to non-floorplan Indebtedness for Subject Period:$
2.	Interest expense not payable in cash included in Line D.1. which is not payable as a result of any default for Subject Period:$
3.	Consolidated Principal Payments for Subject Period:$
4.	Consolidated Rental Expenses for Subject Period:$
5.	Federal, state, local and foreign income taxes paid on a consolidated basis during Subject Period:$
6.	Dividends and distributions made in cash on a consolidated basis made during Subject Period:$
7.	Cash refunds of income taxes during the Subject Period:$
8.	Consolidated Fixed Charges for Subject Period (Lines II.D.1 − 2 + 3 + 4 + 5 + 6 − 7):$

** To the extent included in computing Consolidated Net Income in Line II.A.1. above.

E.	Consolidated Fixed Charge Coverage Ratio ((Line II.C.) ÷ Line II.D.8): to 1
Minimum Required: 1.20:1.00
III.	Section 7.11 (c) – Consolidated Total Lease Adjusted Leverage Ratio.
A.	Consolidated Total Outstanding Indebtedness at Statement Date:
1.	Aggregate outstanding principal amount of Consolidated Funded Indebtedness at Statement Date: $
2.	Indebtedness under New Vehicle Floorplan Facility at Statement Date*:$
3.	Permitted Silo Indebtedness for New Vehicle or Used Vehicle inventory at Statement Date*:$
4.	Indebtedness under the Used Vehicle Floorplan Facility at Statement Date:$
5.	Temporary Indebtedness$
6.	Permitted Third Party Service Loaner Indebtedness$
7.	Consolidated Total Outstanding Indebtedness at Statement Date (Lines III.A. 1 − 2 − 3 − 4 – 5 – 6):$
B.	Aggregate amount of unrestricted domestic cash at Statement Date held in:
1.

Accounts on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such person is a party and such cash is not subject to any Lien: $

2.

Offset accounts established with Silo Lenders, if any, as an applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof is not prohibited or restricted by law or any contract to which any such Person is a party and is not subject to any Lien:$

3.	Aggregate amount of unrestricted cash at Statement Date (Lines III.B. 1 + 2):$

* To the extent such amounts were included in Consolidated Funded Indebtedness in Line III.A.1. above.
* To the extent such amounts were included in Consolidated Funded Indebtedness in Line III.A.1. above.

4.	Lesser of Lines I.B.3 and $50,000,000:$
C.	Consolidated Rental Expense at Statement Date:$
D.	Consolidated Rental Expense related to any real property acquired during the Subject Period:$
E.

To the extent not included in Line B. above, the Rental payments for any real property Disposed of and leased back during the Subject Period as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of the Subject Period:$

F.	Eight (8) times Consolidated Rental Expense (8 x (Line III.C. − III.D. + III.E)):$
G.	Consolidated Total Lease Adjusted Indebtedness at Statement Date (Line III.A.7 – III.B.4 + III.F):$
H.	Consolidated EBITDAR for Subject Period (Line II.A.13):$
I.	Consolidated Total Lease Adjusted Leverage Ratio (Line III.G ÷ Line III.H): to 1

Maximum permitted:5.75 to 1.00

Applicable Rate – Revolving Credit Agreement

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Commitment Fee	Eurodollar Rate Loans	Letter of Credit Fee	Base Rate Loans
1	Less than 3.50:1.00	0.25%	1.50%	1.375%	0.50%
2	Less than 4.00:1.00 but greater than or equal to 3.50:1.00	0.30%	1.75%	1.625%	0.75%
3	Less than 4.50:1.00 but greater than or equal to 4.00:1.00	0.35%	2.00%	1.875%	1.00%
4	Less than 5.00:1.00 but greater than or equal to 4.50:1.00	0.40%	2.25%	2.125%	1.25%
5	Less than 5.50:1.00 but greater than or equal to 5.00:1.00	0.45%	2.50%	2.375%	1.50%
6	Greater than or equal to 5.50:1.00	0.50%	2.75%	2.625%	1.75%

Applicable Rate – Floorplan Credit Agreement

Commitment Fee on New Vehicle Floorplan Facility	Commitment Fee on Used Vehicle Floorplan Facility	Eurodollar Rate Loans + (for New Vehicle Floorplan Facility)	Base Rate Loans + (for New Vehicle Floorplan Facility)	Eurodollar Rate Loans + (for Used Vehicle Floorplan Facility)	Base Rate Loans + (for Used Vehicle Floorplan Facility)
0.15%	0.15%	1.25%	0.25%	1.50%	0.50%

V.Information Regarding Litigation Matters.16

Describe all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount:

VI.Information Regarding Disposition.17

Describe all asset purchase agreements entered into during Subject Period, intended closing dates of dispositions thereunder and amounts of discontinued operations and all new and used vehicle floorplan indebtedness associated therewith:

[10]	To be included with Compliance Certificates delivered for each March, June, September and December.
[11]

VI. to be completed if Line I.A.3. is included in the Consolidated Liquidity Ratio or if Consolidated Interest Expense, Consolidated Principal Payments or Consolidated Rental Expenses attributable to Permitted Dispositions are excluded from the Consolidated Fixed Charge calculation above

EXHIBIT H

FORM OF FLOORPLAN JOINDER AGREEMENT

THIS FLOORPLAN JOINDER AGREEMENT (the “Floorplan Joinder Agreement”), dated as of _____________, 20__ is made by _______________________________, a ________________ (the “Joining Subsidiary”), and delivered to BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Floorplan Credit Agreement”), dated as of November 30, 2016, by and among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company (together with the Company, and collectively with any other Person that becomes a Borrower (as defined in the Floorplan Credit Agreement) from time to time pursuant to Section 6.14 of the Floorplan Credit Agreement, the “Borrowers” and each individually a “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Floorplan Secured Parties referenced below) (in such capacity, the “Revolving Administrative Agent”).  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Floorplan Credit Agreement.

WHEREAS, certain Subsidiaries of the Company and the Administrative Agent have entered into a Third Amended and Restated Subsidiary Guaranty Agreement dated as of November 30, 2016 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Subsidiary Guaranty Agreement”);

WHEREAS, the Company, certain Subsidiaries of the Company, the Administrative Agent and the Revolving Administrative Agent have entered into a Fourth Amended and Restated Security Agreement dated as of November 30, 2016 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Security Agreement”);

WHEREAS, the Joining Subsidiary does engage in the business of selling [new][used][new and used] motor vehicles;

[WHEREAS, the Joining Subsidiary is a Dual Subsidiary;]

[WHEREAS, the Joining Subsidiary desires to become a “New Vehicle Borrower” under the Floorplan Credit Agreement and be joined as a party to the Floorplan Credit Agreement as a New Vehicle Borrower;]

WHEREAS, the Joining Subsidiary is required by the terms of the Floorplan Credit Agreement to become a “Guarantor” under the Subsidiary Guaranty Agreement and be joined as a party to the Subsidiary Guaranty Agreement as a Guarantor (as defined in the Subsidiary Guaranty Agreement);

WHEREAS, the Joining Subsidiary is required by the terms of the Floorplan Credit Agreement to become a “Floorplan Subsidiary Grantor” under the Security Agreement and be joined as a party to the Security Agreement as a Floorplan Subsidiary Grantor (as defined in the Security Agreement); and

WHEREAS, the Joining Subsidiary will materially benefit from the credit facilities made available and to be made available to the Borrowers by the Lenders under the Floorplan Credit Agreement;

NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Floorplan Secured Parties (as defined in the Subsidiary Guaranty Agreement and the Security Agreement):

1.Floorplan Credit Agreement.

a.Joinder.  The Joining Subsidiary hereby agrees that, by its execution of this Floorplan Joinder Agreement, the Joining Subsidiary hereby becomes a party to the Floorplan Credit Agreement and the Notes, and is and shall be for all purposes a “New Vehicle Borrower” and a “Borrower” (each term as used in this Section 1 having the respective meanings set forth in the Floorplan Credit Agreement) under the Loan Documents and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all the terms, conditions, obligations, liabilities and undertakings of, and joins in each grant, pledge and assignment of any interest by, a Borrower as if it had manually executed the Floorplan Credit Agreement, the Notes, and each other applicable Loan Document.  The Joining Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Floorplan Credit Agreement, the Notes, and each other applicable Loan Document.

b.Affirmations.  The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Borrower contained in the Floorplan Credit Agreement.

c.Obligations.  Without limiting the generality of the terms of Sections l(a) and (b) above or the terms of the Floorplan Credit Agreement, the Joining Subsidiary hereby jointly and severally, together with the other Borrowers, promises to each Lender and the Administrative Agent, the prompt payment and performance of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise) strictly in accordance with the terms thereof.  Notwithstanding the foregoing, the liability of the Joining Subsidiary with respect to its New Vehicle Borrowers’ Liabilities under the Floorplan Credit Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Floorplan Credit Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

d.Assignment.  Without limiting the generality of the terms of Sections l(a) and (b) above or the terms of Article II of the Floorplan Credit Agreement, the Joining Subsidiary hereby irrevocably designates, appoints, authorizes and directs the Company

(including each Responsible Officer of the Company) to act on behalf of the Joining Subsidiary for the purposes set forth in said Article II or any other provisions of the Floorplan Credit Agreement or any other Loan Document, including without limitation the purpose of giving Requests for Borrowing and otherwise giving and receiving such notices and notifications and taking all such other actions contemplated by Article II or any other provision of the Floorplan Credit Agreement or any other Loan Document.

2.Subsidiary Guaranty Agreement.

a.Joinder.  The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty Agreement as a “Guarantor” (such term as used in this Section 2 having the meaning set forth in the Subsidiary Guaranty Agreement) and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which any Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Floorplan Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Subsidiary Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Subsidiary Guaranty Agreement.

b.Affirmations.  The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Guarantor contained in the Subsidiary Guaranty Agreement.

3.Security Agreement.

a.Joinder.  The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a “Floorplan Subsidiary Grantor” (such term as used in this Section 3 having the meaning set forth in the Security Agreement) and bound by all the terms, conditions, obligations, liabilities and undertakings of each Floorplan Subsidiary Grantor or to which any Floorplan Subsidiary Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Revolving Administrative Agent for the benefit of the Floorplan Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of the Joining Subsidiary or in which the Joining Subsidiary has or may have or acquire an interest or the power to transfer rights therein as security for the payment and performance of the Floorplan Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Subsidiary were a signatory to the Security Agreement.

b.Grant of Security Interest.  Without limiting the generality of the terms of Section 3(a) above, the Joining Subsidiary hereby grants as collateral security for (i) the payment, performance and satisfaction of all of its Obligations (including all of its Guarantor’s Obligations (as defined in the Subsidiary Guaranty Agreement)) and (ii) the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under the Security Agreement or any of the Loan Documents to which it is now or hereafter becomes a party, a security interest in all of the Collateral (as defined in Section 2 of the Security Agreement) of the Joining Subsidiary or in which the Joining Subsidiary has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter acquired or arising and wherever located.

c.Affirmations.  The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Floorplan Subsidiary Grantor contained in the Security Agreement.

d.Supplemental Schedules.  Attached to this Floorplan Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement.  The Joining Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to the Joining Subsidiary and its properties and affairs is true, complete and accurate as of the date hereof.

4.Miscellaneous.

a.Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Floorplan Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Floorplan Credit Agreement.

b.Severability.  Whenever possible, each provision of this Floorplan Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Floorplan Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Floorplan Joinder Agreement.  This Floorplan Joinder Agreement is to be read, construed and applied together with the Floorplan Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Administrative Agent, the Revolving Administrative Agent (in its capacity as collateral agent for the Floorplan Secured Parties) and the Lenders and the Joining Subsidiary with respect to the matters referred to herein and therein.

c.Successors and Assigns.  This Floorplan Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Administrative Agent and the Revolving Administrative Agent, in each case for the benefit of the Floorplan Secured Parties, hereunder, inure to the benefit of the Administrative Agent and the Revolving Administrative

Agent and the Floorplan Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Liens granted to the Revolving Administrative Agent, for the benefit of the Floorplan Secured Parties, hereunder.  The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Floorplan Joinder Agreement.

d.Counterparts.  This Floorplan Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.  This Floorplan Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Administrative Agent, electronic means, all of which shall be equally valid.  Without limiting the foregoing provisions of this Section 4(d), the provisions of Section 10.10 of the Floorplan Credit Agreement shall be applicable to this Floorplan Joinder Agreement.

e.Section Titles.  The Section titles contained in this Floorplan Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

f.Delivery.  The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Floorplan Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Floorplan Joinder Agreement and the Joining Subsidiary’s joinder as a party to the Floorplan Credit Agreement, the Security Agreement and the Subsidiary Guaranty Agreement, as herein provided.

g.Governing Law; Venue; Waiver of Jury Trial.  The provisions of Sections 10.14 and 10.15 of the Floorplan Credit Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Floorplan Joinder Agreement as of the day and year first written above.

JOINING SUBSIDIARY:

[__________________________________________]

By:

Name:

Title:

SUPPLEMENTAL

SCHEDULE 7(f) TO SECURITY AGREEMENT

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/State I.D. Number/ Federal Tax I.D. Number	Address of Chief Executive Office	Trade Names, Trade Styles, Fictitious Names, “d/b/a” Names and brand	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Delivered pursuant to Floorplan Joinder Agreement of _______________________________.

Applicable Date:  __________, 20__

EXHIBIT I

FORM OF USED VEHICLE

BORROWING BASE CERTIFICATE

Date:  ___________, _____

To:Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).  Terms used herein not otherwise defined herein have the respective meanings given thereto in the Credit Agreement.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that at the close of business on [____________] (the “Calculation Date”) the Used Vehicle Borrowing Base18 was $__________, computed as set forth on the schedule attached hereto.

SONIC AUTOMOTIVE, INC.

By: Name:

Title:

[12]	See definition of Used Vehicle Borrowing Base in the Credit Agreement.

USED VEHICLE BORROWING BASE SCHEDULE

Eligible Used Vehicle Inventory

A.Net book value of Eligible Used Vehicle Inventory:

i. Cost of payoff of any Lien (including any consumer Lien) on such Used Vehicle Inventory (other than the Revolving Administrative Agent’s Lien):

ii. Reserves maintained in accordance with the Company’s internal accounting policies:

iii. Net Book Value of Used Vehicle Inventory (Lines A.i. – ii. – iii.)

$ $ $ $
B.Net Book Value of Inventory described in Line A subject to any Lien (other than the Revolving Administrative Agent’s Lien or those otherwise netted in Line A)[19]	$

C.Net Book Value of other Inventory described in Line A which does not otherwise meet the definition of “Eligible Used Vehicle Inventory” set forth in the Credit Agreement (including, without limitation, sub-parts (a), (b) and (c) of such definition)

$
D.Lines B + C	$
E.Lines A.iii. – D	$
Used Vehicle Borrowing Base: Line E x 85%		$

1.

Aggregate Used Vehicle Floorplan Commitments:	$

Used Vehicle Floorplan Balance at Calculation Date:	$

[13]	Revolving Administrative Agent’s Lien means a first priority, perfected Lien of the Revolving Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents.

EXHIBIT J

FORM OF FOURTH AMENDED AND RESTATED

SECURITY AGREEMENT

See attached.

FOURTH AMENDED AND RESTATED

SECURITY AGREEMENT

THIS FOURTH AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of November 30, 2016 by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY IDENTIFIED ON THE SIGNATURE PAGES HERETO AS A “REVOLVING SUBSIDIARY GRANTOR” AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A REVOLVING JOINDER AGREEMENT WHICH IDENTIFIES SUCH PERSON AS A “REVOLVING SUBSIDIARY GRANTOR” (each a “Revolving Subsidiary Guarantor” and a “Revolving Subsidiary Grantor”, and collectively with the Company, the “Revolving Grantors” and each a “Revolving Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY IDENTIFIED ON THE SIGNATURE PAGES HERETO AS A “FLOORPLAN SUBSIDIARY GRANTOR” AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A FLOORPLAN JOINDER AGREEMENT WHICH IDENTIFIES SUCH PERSON AS A “FLOORPLAN SUBSIDIARY GRANTOR” (each a “Floorplan Subsidiary Guarantor” and a “Floorplan Subsidiary Grantor” and collectively with the Revolving Grantors, the “Grantors”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (in such capacity, the “Revolving Administrative Agent”) for each of the lenders (the “Revolving Lenders”) now or hereafter party to the Revolving Credit Agreement defined below (the Revolving Lenders, the Revolving Administrative Agent, and certain other Persons parties to Related Swap Contracts and Secured Cash Management Arrangements as more particularly described in Section 21 hereof, being referred to collectively as the “Revolving Secured Parties”), and the Revolving Administrative Agent in its capacity as the collateral agent for each of the lenders (the “Floorplan Lenders”) now or hereafter party to the Floorplan Credit Agreement defined below.  (The Floorplan Lenders and the Floorplan Administrative Agent, defined below, are referred to collectively as the “Floorplan Secured Parties.”  The Floorplan Secured Parties and Revolving Secured Parties are referred to collectively as the “Secured Parties.”)  All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Revolving Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Company, the lenders party thereto (the “Existing Revolving Lenders”) and the Revolving Administrative Agent entered into that certain Third Amended and Restated Credit Agreement dated July 23, 2014, as amended prior to (but excluding) the date hereof (the “Existing Revolving Credit Agreement”), pursuant to which certain of the Existing Revolving Lenders agreed to make available to the Company a revolving credit facility, including a letter of credit subfacility and a swingline subfacility; and

WHEREAS, the Company, certain Subsidiaries of the Company party thereto (each an “Existing New Vehicle Borrower”), the lenders party thereto (the “Existing Floorplan Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Floorplan

Administrative Agent”) for the Existing Floorplan Lenders, entered into that certain Second Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated July 23, 2014, as amended prior to (but excluding) the date hereof, the “Existing Floorplan Credit Agreement” and together with the Existing Revolving Credit Agreement, the “Existing Credit Agreements”), pursuant to which certain of the Existing Floorplan Lenders agreed to make available (a) to the Existing New Vehicle Borrowers a revolving new vehicle floorplan facility, including a new vehicle swingline subfacility and (b) to the Company a revolving used vehicle floorplan facility, including a used vehicle swingline subfacility; and

WHEREAS, the Company and certain Subsidiaries of the Company (the “Existing Grantors”) entered into a Third Amended and Restated Security Agreement dated as of July 23, 2014 (as amended prior to (but excluding) the date hereof, the “Existing Security Agreement”), pursuant to which the Existing Grantors have secured their obligations arising under the Existing Credit Agreements; and

WHEREAS, the Company has requested that the Existing Revolving Credit Agreement be amended and restated in order to, among other things, (a) extend the maturity date of the revolving credit facility provided therein, (b) increase the maximum aggregate amount of the revolving credit facility provided therein and (c) make certain other amendments to the Existing Revolving Credit Agreement on the terms and conditions set forth in that certain Fourth Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among the Company, the Revolving Administrative Agent and the Revolving Lenders; and

WHEREAS, the Revolving Administrative Agent and the Revolving Lenders have agreed to enter into the Revolving Credit Agreement, subject to, among other things, a condition that the parties amend and restate the Existing Security Agreement as provided herein; and

WHEREAS, as collateral security for payment and performance of the Revolving Obligations, the Company and each Revolving Subsidiary Guarantor is willing to grant to the Revolving Administrative Agent for the benefit of the Revolving Secured Parties a security interest in certain of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, the Company and each Revolving Subsidiary Grantor will materially benefit from the Revolving Loans to be made, and the Letters of Credit to be issued, under the Revolving Credit Agreement; and

WHEREAS, each Revolving Subsidiary Guarantor is a party (as signatory or by joinder) to the Revolving Subsidiary Guaranty pursuant to which such Revolving Subsidiary Guarantor guarantees the Revolving Obligations of the other Revolving Loan Parties; and

WHEREAS, the Revolving Secured Parties are unwilling to enter into the Revolving Loan Documents unless the Company and the Revolving Subsidiary Guarantors enter into this Security Agreement; and

2

WHEREAS, the Company and the Existing New Vehicle Borrowers have requested that the Existing Floorplan Credit Agreement be amended and restated in order to, among other things, (a) extend the maturity date of the floorplan credit facility provided therein, (b) increase the maximum aggregate amount of the revolving new vehicle floorplan facility and the revolving used vehicle floorplan facility provided therein and (c) make certain other amendments to the Existing Floorplan Credit Agreement on the terms and conditions set forth in that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Floorplan Credit Agreement”) among the Company, certain Subsidiaries of the Company (each a “New Vehicle Borrower” and together with the Company, the “Floorplan Borrowers” and each individually a “Floorplan Borrower”), the Floorplan Lenders and the Floorplan Administrative Agent; and

WHEREAS, the Floorplan Administrative Agent and the Floorplan Lenders have agreed to enter into the Floorplan Credit Agreement, subject to, among other things, a condition that the parties amend and restate the Existing Security Agreement as provided herein; and

WHEREAS, as collateral security for payment and performance of the Floorplan Obligations, each Floorplan Borrower and each other Floorplan Subsidiary Guarantor is willing to grant to the Revolving Administrative Agent (as collateral agent for the benefit of the Floorplan Secured Parties) a security interest in certain of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, each Floorplan Borrower and each other Floorplan Subsidiary Grantor will materially benefit from the Floorplan Loans to be made under the Floorplan Credit Agreement; and

WHEREAS, each New Vehicle Borrower and each other Floorplan Subsidiary Guarantor is a party (as signatory or by joinder) to the Floorplan Subsidiary Guaranty pursuant to which such New Vehicle Borrower or such Floorplan Subsidiary Guarantor guarantees the Floorplan Obligations of the other Floorplan Loan Parties; and

WHEREAS, the Floorplan Secured Parties are unwilling to enter into the Floorplan Loan Documents unless each Floorplan Borrower and each other Floorplan Subsidiary Guarantor enters into this Security Agreement;

NOW, THEREFORE, in order to:

(i) induce the Revolving Lenders to amend and restate the Existing Revolving Credit Agreement;

(ii)  induce the Revolving Secured Parties to make available to the Company, or maintain, the credit facilities provided for in the Revolving Credit Agreement;

3

(iii) induce the Floorplan Lenders to amend and restate the Existing Floorplan Credit Agreement; and

(iv) induce the Floorplan Secured Parties to make available to the New Vehicle Borrowers, or maintain the credit facilities provided for in the Floorplan Credit Agreement;

the parties hereto agree as follows:

1.Certain Definitions.  Terms used in this Security Agreement, not otherwise expressly defined herein or in the Revolving Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of North Carolina (the “UCC”), shall have such meanings.  In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Collateral” has the meaning specified in Section 2(c).

“Credit Agreements” means collectively the Floorplan Credit Agreement and the Revolving Credit Agreement.

“Default” means a Revolving Default or a Floorplan Default.

“Event of Default” means a Revolving Event of Default or a Floorplan Event of Default.

“Facilities Termination Date” means the later of the Facility Termination Date (as defined in the Revolving Credit Agreement) and the Facility Termination Date (as defined in the Floorplan Credit Agreement).

“Floorplan Administrative Agent” has the meaning specified in the Recitals hereto.

“Floorplan Collateral” has the meaning specified in Section 2(c).

“Floorplan Credit Agreement” has the meaning specified in the Recitals hereto.

“Floorplan Default” has the meaning specified for the term “Default” in the Floorplan Credit Agreement.

“Floorplan Event of Default” has the meaning specified for the term “Event of Default” in the Floorplan Credit Agreement.

“Floorplan Joinder Agreement” has the meaning specified for the term “Joinder Agreement” in the Floorplan Credit Agreement.

“Floorplan Lenders” has the meaning set forth in the preamble hereto.

“Floorplan Loan” has the meaning specified for the term “Loan” in the Floorplan Credit Agreement.

4

“Floorplan Loan Documents” has the meaning specified for the term “Loan Documents” in the Floorplan Credit Agreement.

“Floorplan Loan Parties” has the meaning specified for the term “Loan Parties” in the Floorplan Credit Agreement.

“Floorplan Obligations” has the meaning specified for the term “Obligations” in the Floorplan Credit Agreement.

“Floorplan Secured Obligations” has the meaning specified in Section 2(b).

“Floorplan Secured Parties” has the meaning specified in the preamble hereto.

“Floorplan Security Instruments” has the meaning specified for the term “Security Instruments” in the Floorplan Credit Agreement.

“Floorplan Subsidiary Grantors” has the meaning specified in the preamble hereto.

“Floorplan Subsidiary Guarantors” has the meaning specified in the preamble hereto.

“Floorplan Subsidiary Guaranty” has the meaning specified for the term “Subsidiary Guaranty” in the Floorplan Credit Agreement.

“Joinder Agreements” means collectively the Revolving Joinder Agreements and the Floorplan Joinder Agreements.

“Lenders” means collectively the Revolving Lenders and the Floorplan Lenders.

“Loan Parties” means collectively the Revolving Loan Parties and the Floorplan Loan Parties.

“Qualifying Control Agreement” shall have the meaning set forth on Schedule 1 hereto.

“Revolving Administrative Agent” has the meaning specified in the preamble hereto.

“Revolving Collateral” has the meaning specified in Section 2(c).

“Revolving Credit Agreement” has the meaning specified in the Recitals hereto.

“Revolving Default” has the meaning specified for the term “Default” in the Revolving Credit Agreement.

“Revolving Event of Default” has the meaning specified for the term “Event of Default” in the Revolving Credit Agreement.

5

“Revolving Joinder Agreement” has the meaning specified for the term “Joinder Agreement” in the Revolving Credit Agreement.

“Revolving Lenders” has the meaning set forth in the preamble hereto.

“Revolving Loan” has the meaning specified for the term “Loan” in the Revolving Credit Agreement.

“Revolving Loan Documents” has the meaning specified for the term “Loan Documents” in the Revolving Credit Agreement.

“Revolving Loan Parties” has the meaning specified for the term “Loan Parties” in the Revolving Credit Agreement.

“Revolving Obligations” has the meaning specified for the term “Obligations” in the Revolving Credit Agreement.

“Revolving Secured Obligations” has the meaning specified in Section 2(a).

“Revolving Secured Parties” has the meaning specified in the preamble hereto.

“Revolving Security Instruments” has the meaning specified for the term “Security Instruments” in the Revolving Credit Agreement.

“Revolving Subsidiary Grantors” has the meaning specified in the preamble hereto.

“Revolving Subsidiary Guarantors” has the meaning specified in the preamble hereto.

“Revolving Subsidiary Guaranty” has the meaning specified for the term “Subsidiary Guaranty” in the Revolving Credit Agreement.

“Secured Obligations” means collectively the Floorplan Secured Obligations and the Revolving Secured Obligations.

“Secured Parties” has the meaning specified in the preamble hereto.

“Security Instruments” means the Revolving Security Instruments and the Floorplan Security Instruments.

“SRE” means any Revolving Subsidiary Grantor whose sole business activity is the ownership and leasing of real property and businesses substantially related or incidental thereto (each an “SRE”).

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2.Grant of Security Interest.

(a) The Company hereby grants as collateral security for the payment, performance and satisfaction of all of its Revolving Obligations and the obligations and liabilities of any Revolving Loan Party now existing or hereafter arising under Related Swap Contracts and Secured Cash Management Arrangements other than Excluded Swap Obligations, and each Revolving Subsidiary Grantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Guarantor’s Obligations (as defined in the Revolving Subsidiary Guaranty) and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Revolving Loan Documents to which it is now or hereafter becomes a party (such obligations and liabilities of the Company and the Revolving Subsidiary Grantors referred to collectively as the “Revolving Secured Obligations”), to the Revolving Administrative Agent for the benefit of the Revolving Secured Parties a continuing security interest in and to, and collaterally assigns to the Revolving Administrative Agent for the benefit of the Revolving Secured Parties, all of the personal property and trade fixtures of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the Collateral (as defined below).

(b) Each New Vehicle Borrower hereby grants as collateral security for the payment, performance and satisfaction of all of its Floorplan Obligations, and each other Floorplan Subsidiary Grantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Guarantor’s Obligations (as defined in the Floorplan Subsidiary Guaranty) and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Floorplan Loan Documents to which it is now or hereafter becomes a party (such obligations and liabilities of the New Vehicle Borrowers and the other Floorplan Subsidiary Grantors referred to collectively as the “Floorplan Secured Obligations”), to the Revolving Administrative Agent for the benefit of the Floorplan Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Revolving Administrative Agent for the benefit of the Floorplan Secured Parties, all of the personal property and trade fixtures of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the Collateral (as defined below).

(c)All of the property and interests in property described in subsections (i) through (xv) below are herein referred to as the “Collateral”:

(i)All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of, or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights to payment of money from any Secured Party

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under any Swap Contract to the extent permitted under any such Swap Contract and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(ii)All new and used vehicle inventory (including all inventory consisting of new or used automobiles or trucks with a gross vehicle weight of less than 16,000 pounds) in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (all of the foregoing, collectively referred to hereinafter as “Vehicle Inventory”);

(iii)All other inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account, (together with the Vehicle Inventory, collectively referred to hereinafter as “Inventory”);

(iv)All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, trade fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(v)Any right of such Grantor in (i) contracts in transit relating to any Vehicle Inventory (including any Vehicle Inventory that has been sold, leased or otherwise disposed of by such Grantor), (ii) any written or oral agreement of any finance company or other Person to provide financing for, or to pay all or any portion of the purchase price of any Vehicle Inventory (including any Vehicle Inventory that has been sold, leased or otherwise disposed of by such Grantor) or (iii) any amount to be received under such contracts or agreements (collectively referred to hereinafter as “Contracts In Transit”);

(vi)All other general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to

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purchase or sell goods (including the Vehicle Inventory) or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature, (together with the Contracts-In-Transit, collectively referred to hereinafter as “General Intangibles”);

(vii)All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);

(viii)All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(ix)All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, but excluding (A) Pledged Interests subject to any Pledge Agreement, (B) the Equity Interests of Sonic FFC 1, Inc., Sonic FFC 2, Inc. or Sonic FFC 3, Inc., so long as such Person has no operations other than serving as a special purpose entity for the repayment of Indebtedness identified on Schedule 7.03 of the Revolving Credit Agreement as of the Closing Date as “Falcon Indebtedness” with proceeds of rental payments received by such Person in the amount of such payments, and (C) the other property excluded by the last sentence of this Section 2 (collectively referred to hereinafter as “Investment Property”);

(x)All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(xi)All documents, including manufacturer statements of origin, certificates or origin, and certificates of title or ownership relating to any Vehicle Inventory, warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(xii)All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting

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obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(xiii)The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

(xiv)All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(xv)All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation, proceeds of insurance policies insuring any of the foregoing.

All of the Collateral granted as collateral security for the Revolving Secured Obligations is herein collectively referred to as the “Revolving Collateral”.  All of the Collateral granted as collateral security for the Floorplan Secured Obligations is herein referred to as the “Floorplan Collateral”.  Notwithstanding the foregoing, the grant of a security interest and collateral assignment under this Section 2 shall not extend to (A) any Franchise Agreement, Framework Agreement or similar manufacturer agreement to the extent that any such Franchise Agreement, Framework Agreement or similar manufacturer agreement is not assignable or capable of being encumbered as a matter of law or by the terms applicable thereto (unless any such restriction on assignment or encumbrance is ineffective under the UCC or other applicable law), without the consent of the applicable party thereto, (B) the “Restricted Equity Interests” as such term is defined in that certain Fourth Amended and Restated Escrow and Security Agreement dated as of even date among the Revolving Administrative Agent, the Company and the other Revolving Grantors from time to time party thereto to the extent that applicable law or terms of the applicable Franchise Agreement, Framework Agreement or similar manufacturer agreement would prohibit the pledge or encumbrance thereof (except, in the case of the Revolving Collateral, to the extent that any such restriction on assignment or encumbrance would be ineffective under the UCC or other applicable law), without the consent of the applicable party thereto, or (C) the interests of any SRE in any Permitted Real Estate Indebtedness Collateral.

3. Perfection.  As of the date of execution of this Security Agreement or a Revolving Joinder Agreement or Floorplan Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), or prior thereto, such Grantor shall have:

(a)furnished the Revolving Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Revolving Administrative Agent in order that upon the filing of the same the Revolving Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

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(b)to the extent the Revolving Administrative Agent may request, made commercially reasonable efforts to obtain and deliver to the Revolving Administrative Agent with properly executed Qualifying Control Agreements, issuer acknowledgments of the Revolving Administrative Agent’s interest in Letter-of-Credit Rights, and, to the extent expressly required by either Credit Agreement, evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and, to the extent expressly required by either Credit Agreement, taken appropriate action acceptable to the Revolving Administrative Agent sufficient to establish the Revolving Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Revolving Administrative Agent and sufficient under applicable law so that the Revolving Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c)to the extent the Revolving Administrative Agent may request, made commercially reasonable efforts to deliver to the Revolving Administrative Agent or, if the Revolving Administrative Agent shall specifically consent in each instance, an agent or bailee of the Revolving Administrative Agent who has acknowledged such status in a properly executed Qualifying Control Agreement possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Revolving Administrative Agent and sufficient under applicable law so that the Revolving Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Revolving Administrative Agent shall be and remain duly perfected and of first priority, subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of both Credit Agreements (“Permitted Liens”) and allowed to have priority under Section 7.01 of the applicable Credit Agreement or the Master Intercreditor Agreement. All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Revolving Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”.  The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may

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be necessary or advisable in the determination of the Revolving Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Revolving Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4.Maintenance of Security Interest; Further Assurances.

(a)Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Revolving Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Revolving Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Revolving Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Revolving Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Revolving Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Revolving Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents may describe the Collateral as or including all assets of the Grantor.  Each Grantor hereby irrevocably ratifies and acknowledges the Revolving Administrative Agent’s authority to have effected filings of Perfection Documents made by the Revolving Administrative Agent prior to its Applicable Date.

(b)With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Revolving Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens.  All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

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(c)Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Revolving Administrative Agent for the benefit of the Secured Parties.

(d)Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

5.Receipt of Payment.

(a) In the event a Revolving Event of Default shall occur and be continuing and a Revolving Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Revolving Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Revolving Grantor shall hold all such items of payment in trust for the Revolving Administrative Agent for the benefit of the Revolving Secured Parties, and as the property of the Revolving Administrative Agent for the benefit of the Revolving Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Revolving Administrative Agent, such Grantor shall cause such Revolving Collateral to be forwarded to the Revolving Administrative Agent for its custody, possession and disposition on behalf of the Revolving Secured Parties in accordance with the terms hereof and of the other Revolving Loan Documents.

(b)In the event a Floorplan Event of Default shall occur and be continuing and a Floorplan Subsidiary Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Floorplan Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Floorplan Subsidiary Grantor shall hold all such items of payment in trust for the Revolving Administrative Agent for the benefit of the Floorplan Secured Parties, and as the property of the Revolving Administrative Agent for the benefit of the Floorplan Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Revolving Administrative Agent, such Grantor shall cause such Floorplan Collateral to be forwarded to the Revolving Administrative Agent for its custody, possession and disposition on behalf of the Floorplan Secured Parties in accordance with the terms hereof and of the other Floorplan Loan Documents.

6.Preservation and Protection of Collateral.

(a)The Revolving Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise.  Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Revolving Administrative Agent have any responsibility for (i) any loss or

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damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted.  No Grantor shall permit any such items having an aggregate value in excess of $1,000,000 to become a fixture to real property (unless such Grantor has granted the Revolving Administrative Agent for the benefit of the Revolving Secured Parties a Lien on such real property having a priority acceptable to the Revolving Administrative Agent or the Grantor has excluded such fixtures from the Revolving Borrowing Base) or accessions to other personal property.

(c)Each Grantor agrees (i) to pay prior to delinquency all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements and evidenced to the satisfaction of the Revolving Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral.  Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Revolving Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Revolving Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest.  All sums so disbursed by the Revolving Administrative Agent, including fees, charges and disbursements of counsel (“Attorney Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Revolving Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7.Status of Grantors and Collateral Generally.  Each Grantor represents and warrants to, and covenants with, the Revolving Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by both Credit Agreements and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Revolving Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and

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any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under both Credit Agreements at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Revolving Administrative Agent may do so at its option but shall not have any obligation to do so.  All sums so disbursed by the Revolving Administrative Agent, including reasonable Attorney Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Revolving Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for Dispositions permitted under both Credit Agreements, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Revolving Administrative Agent for the benefit of the Secured Parties.

(c)It has full power, legal right and lawful authority to enter into this Security Agreement (and any Revolving Joinder Agreement or Floorplan Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Revolving Joinder Agreement or Floorplan Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Revolving Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Revolving Administrative Agent for the

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benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f)Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date.  No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Revolving Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Revolving Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Revolving Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g)No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor.

(h)No Grantor shall cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of such Collateral or the delivery of such Collateral to such Grantor or to customers, in each case in the ordinary course of business, and motor vehicle certificates of title) or (ii) to be in the possession, custody or control of any warehouseman or other bailee (except pursuant to Section 6.13 of both Credit Agreements) unless (x) such location and Person are set forth on Schedule 7(f) or the Revolving Administrative Agent shall have received not less than thirty (30) days’ prior written notice of each such transaction, (y) the Revolving Administrative Agent shall have received, upon its request, a duly executed Qualifying Control Agreement from such warehouseman or bailee, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be

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taken such other Perfection Action as the Revolving Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(i)No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person, unless (x) such location and lessor is set forth on Schedule 6.13 of both Credit Agreements (as such Schedule may be revised from time to time in accordance with the applicable Credit Agreement), (y) at the request of the Revolving Administrative Agent, such Grantor uses commercially reasonable efforts (and provides evidence of such efforts) to cause such lessor within 90 days of the Applicable Date to acknowledge the Lien in favor of the Revolving Administrative Agent for the benefit of the Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Revolving Administrative Agent and delivered in writing to the Revolving Administrative Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Revolving Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8.Inspection.  The Revolving Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral (including inspecting Vehicles and conducting random samples of the Net Book Value of the Used Vehicles), all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors.  Upon or after the occurrence and during the continuation of an Event of Default, the Revolving Administrative Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Revolving Administrative Agent who shall have full authority to do all acts necessary to protect the Revolving Administrative Agent’s (for the benefit of the Secured Parties) interest.  All expenses incurred by the Revolving Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

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9.Specific Collateral.

(a)Accounts.  With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

(i)Such Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time, at the Revolving Administrative Agent’s request, the Company shall provide the Revolving Administrative Agent with a schedule of Accounts in excess of $1,000,000 in form and substance acceptable to the Revolving Administrative Agent describing all Accounts created or acquired by all Grantors (“Schedule of Accounts”); provided, however, that the Company’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Revolving Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties.  If requested by the Revolving Administrative Agent, each Grantor shall furnish the Revolving Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Revolving Administrative Agent shall request.

(ii) All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an “Account Documents location,” or as to which the Grantor has complied with Section 7(f) hereof.

(iii)The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv)The Accounts cover bona fide sales and deliveries of Inventory or sales, leases, licenses or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

(v)The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Revolving Administrative Agent, are actually owing to the applicable Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $1,000,000 in the aggregate for all the Grantors, or greater than $250,000 per

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Account, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi)Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Revolving Administrative Agent with respect thereto.

(vii)The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Revolving Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(viii)In the event any amounts due and owing in excess of $1,000,000 in the aggregate, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Revolving Administrative Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(b)Inventory.  With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

(i)Such Grantor shall (A) keep accurate and complete records itemizing and describing (1) with respect to its Vehicle Inventory, each new and used vehicle, including the year, make, model, cost, price, location and Vehicle Identification Number, (2) with respect to all Inventory, the kind, type, location and quantity of such Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and (B) furnish to the Revolving Administrative Agent from time to time, at the Revolving Administrative Agent’s request, a current schedule of Inventory (including Vehicle Inventory) based upon its most recent physical inventory and its daily inventory records.  Each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Revolving Administrative Agent such other documents and reports thereof as the Revolving Administrative Agent shall reasonably request with respect to the Inventory.

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(ii) All Inventory (other than Vehicle Inventory) is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto, or at such other locations as to which such Grantor has complied with Section 7(f) hereof.  No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted Disposition, remove any Inventory from such locations.

(iii)All Vehicle Inventory is and shall (except as set forth in Section 6.13 of both Credit Agreements) at all times be located only at such Grantor’s locations as set forth on Schedule 6.13 of both Credit Agreements (as such Schedule may be revised from time to time in accordance with the terms of the applicable Credit Agreement).  No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted Disposition, or as set forth in Section 6.13 of both Credit Agreements, remove any Vehicle Inventory from such locations.

(iv)If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $1,000,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Revolving Administrative Agent in writing of the same as soon as practicable.

(c)Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

(i)Such Grantor, as soon as practicable following a request therefor by the Revolving Administrative Agent during the continuance of an Event of Default, shall deliver to the Revolving Administrative Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

(ii)Such Grantor shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Revolving Administrative Agent upon request during the continuance of an Event of Default with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter.

(iii)All Equipment is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof.  No Grantor shall, other than as expressly permitted under the Credit Agreements, sell, lease, transfer, dispose of or, other than for repairs in the ordinary course of such Grantor’s business, remove any Equipment from such locations.

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(d)Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

(i)Such Grantor shall (i) furnish to the Revolving Administrative Agent from time to time at the Revolving Administrative Agent’s request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $1,000,000, and (ii) upon the request of the Revolving Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Revolving Administrative Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Revolving Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(ii)With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $500,000, such Grantor shall, at the request of the Revolving Administrative Agent cause the issuer thereof to execute and deliver to the Revolving Administrative Agent a Qualifying Control Agreement.

(iii)With respect to each transferable letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $500,000, such Grantor shall, at the Revolving Administrative Agent’s request upon and during the continuance of any Default or Event of Default, deliver to the Revolving Administrative Agent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form.  Each Grantor hereby expressly authorizes the Revolving Administrative Agent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the Revolving Administrative Agent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

(e)Investment Property.  With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

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(i) Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor other than interests in Subsidiaries in which such Grantor has granted a Lien to the Revolving Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement; provided that, the Equity Interests in Unrestricted Subsidiaries are not required to be disclosed on Schedule 9(e).

(ii)Except with the express prior written consent of the Revolving Administrative Agent in each instance, all Investment Property other than interests in Subsidiaries in which such Grantor has granted a Lien to the Revolving Administrative Agent for the benefit of the Revolving Secured Parties pursuant to the Pledge Agreement shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Revolving Administrative Agent together with duly executed undated stock powers endorsed in blank pertaining thereto (provided that, with respect to Unrestricted Subsidiaries, such certificates and stock powers shall not be required to be so delivered unless requested by the Revolving Administrative Agent from time to time in its sole discretion) or (b) security entitlements credited to one or more securities accounts as to each of which the Revolving Administrative Agent has received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) upon the request of the Revolving Administrative Agent, a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Revolving Administrative Agent has not received any notice of termination.  Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving not less than thirty (30) days’ prior written notice to the Revolving Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Revolving Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Revolving Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii)All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder, provided, however, that cash dividends paid to a Grantor as record owner of the Investment Property may be disbursed to and retained by such Grantor so long as no Default or Event of Default shall have occurred and be continuing, free from any Lien hereunder.

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(iv)So long as no Default or Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

(v)Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Revolving Administrative Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Revolving Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Revolving Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Revolving Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facilities Termination Date, and each Grantor hereby agrees to provide such further proxies as the Revolving Administrative Agent may request; provided, however, that the Revolving Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(vi)Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Revolving Administrative Agent for the benefit of the Secured Parties, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Revolving Administrative Agent (together, if the Revolving Administrative Agent shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the option of the Revolving Administrative Agent, to be applied to the Secured Obligations.

(f)Deposit Accounts.  With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that, in the discretion and upon the request of the Revolving Administrative Agent, all Deposit Accounts in which collected balances or deposits in excess of $500,000 are or are reasonably expected by the Company at any time to be credited or maintained shall be maintained at all times with depositary institutions as to which the Revolving Administrative Agent for the benefit of the Revolving Secured

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Parties shall have received a Qualifying Control Agreement.  Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit in excess of $500,000 to be evidenced by a certificate of deposit, or (y) any Deposit Account opened after the Closing Date in which collected balances or deposits in excess of $500,000 are or are reasonably expected by the Company at any time to be credited or maintained to be opened or maintained, except in the case of each of clauses (x) and (y), (A) upon giving not less than thirty (30) days’ prior written notice to the Revolving Administrative Agent and (B) taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be requested by the Revolving Administrative Agent in its reasonable discretion for the benefit of the Revolving Secured Parties to perfect or protect, or maintain the perfection and priority of, the Lien of the Revolving Administrative Agent for the benefit of the Revolving Secured Parties in Collateral contemplated hereunder.  Without limiting the generality of the foregoing, in the case of a certificate of deposit described in clause (x) above, such Perfection Action may (in the reasonable discretion of, and upon request by, the Revolving Administrative Agent) include a requirement that such certificate of deposit be issued as or converted to a negotiable instrument and that such certificate be delivered to the Revolving Administrative Agent together with a duly executed undated assignment in blank affixed thereto.  Nothing contained herein shall be deemed to require the Revolving Administrative Agent to request any Perfection Action with respect to any Deposit Account or certificate of deposit.

(g)Chattel Paper.   With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that to the extent so expressly required by the Credit Agreements:

(i)Such Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Revolving Administrative Agent upon the occurrence and during the continuance of any Default or Event of Default, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Revolving Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii)At the request of the Revolving Administrative Agent or upon the occurrence and during the continuance of an Event of Default, such Grantor shall promptly and conspicuously legend all counterparts of all tangible Chattel Paper as follows: “A SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., FOR ITSELF AND AS REVOLVING ADMINISTRATIVE AGENT FOR CERTAIN SECURED PARTIES PURSUANT TO A FOURTH AMENDED AND RESTATED

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SECURITY AGREEMENT DATED AS OF NOVEMBER 30, 2016, AS AMENDED FROM TIME TO TIME.  NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID REVOLVING ADMINISTRATIVE AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT.”  Upon the occurrence or during the continuance of an Event of Default, such Grantor shall not create or acquire any electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Revolving Administrative Agent may require to perfect by control the security interest of the Revolving Administrative Agent for the benefit of the Secured Parties in such Collateral.

(iii)Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

(h)Instruments.  With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

(i)Such Grantor shall (A) maintain at all times, and, upon request of the Revolving Administrative Agent, furnish to the Revolving Administrative Agent a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $1,000,000 in the aggregate from any single Person, and (B) upon the request of the Revolving Administrative Agent from time to time, deliver to the Revolving Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Revolving Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(ii)Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.

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(i)Commercial Tort Claims.  With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Revolving Administrative Agent for the benefit of the Secured Parties that:

(i)Schedule 9(i) attached hereto contains a true and complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of its Applicable Date, and as to which the Grantor believes in good faith there exists the possibility of recovery (including by way of settlement) of monetary relief in excess of $1,000,000 (“Grantor Claims”).  Each Grantor shall furnish to the Revolving Administrative Agent from time to time upon its request a certificate of an officer of such Grantor referring to this Section 9(i) and (x) identifying all Grantor Claims that are not then described on Schedule 9(i) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(i) and shall constitute a Commercial Tort Claim, a Grantor Claim, and additional Collateral hereunder, and (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned.  With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Revolving Administrative Agent as provided above without further action, and (ii) the Revolving Administrative Agent is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem necessary or advisable, to perfect the Lien on such additional Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the request of the Revolving Administrative Agent, execute and deliver such Perfection Documents and take such other Perfection Action as the Revolving Administrative Agent may determine to be necessary or advisable to perfect or protect the Lien of the Revolving Administrative Agent for the benefit of the Secured Parties in such additional Grantor Claims conferred hereunder.

10.Casualty and Liability Insurance Required.

(a)Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

(i)property insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning, hail, wind, flooding and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located, in each case as are

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customarily maintained by Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor;

(ii)false pretense insurance in amounts as are customary for Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor;

(iii)garage liability and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Revolving Administrative Agent and the Lenders as additional insureds thereunder, in amounts as are customary for Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor;

(iv)liability insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in which such Collateral is located as are customarily maintained by Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor, but in no event less than the amount required by the states where such Collateral is located; and

(v)business interruption insurance in amounts as are customarily maintained by Persons engaged in the same or similar business, owning similar properties in locations where such Grantor operates and otherwise similarly situated to such Grantor.

(b)Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i)may be provided by blanket policies now or hereafter maintained by each or any Grantor or by the Company;

(ii)shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Revolving Administrative Agent;

(iii)shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Revolving Administrative Agent;

(iv)shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written

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notice to the Revolving Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Revolving Administrative Agent;

(v)without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Revolving Administrative Agent, for the benefit of the Secured Parties, as loss payee and the Revolving Administrative Agent and Lenders as parties insured thereunder in respect of any claim for payment.

(c)Prior to expiration of any such policy, such Grantor shall furnish the Revolving Administrative Agent with evidence satisfactory to the Revolving Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d)Each Grantor hereby makes, constitutes and appoints the Revolving Administrative Agent (and all officers, employees or agents designated by the Revolving Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e)In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Revolving Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Revolving Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Revolving Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f)Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Revolving Administrative Agent, for the benefit of the Secured Parties, to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Revolving Administrative Agent,

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for the benefit of the Secured Parties, under the provisions of Section 10(h) had such insurance been carried to the extent required.

(g)The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(h)The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows:  after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of thirty (30) days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace, or such repair or replacement cannot reasonably be completed in such thirty (30) day period, commence the repair or replacement and diligently prosecute the same to completion, the Collateral so damaged, (y) deliver such Net Proceeds to the Revolving Administrative Agent, for the benefit of the Secured Parties, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement.  If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage.  At all times during which an Event of Default shall have occurred and be continuing, the Revolving Administrative Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Revolving Administrative Agent may reasonably request to accomplish such payment.  Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Revolving Administrative Agent for the benefit of the Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds.

(i)“Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including Attorney Costs) incurred in the realization thereof.

(j)In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Revolving Administrative Agent.  Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding.  Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

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(k)The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

11.Rights and Remedies Upon Event of Default.  Upon the occurrence and during the continuance of a Revolving Event of Default or a Floorplan Event of Default, as the case may be, the Revolving Administrative Agent shall have the following rights and remedies on behalf of the Revolving Secured Parties or the Floorplan Secured Parties, as applicable, in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b)The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c)The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Revolving Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Revolving Administrative Agent or any agent of the Revolving Administrative Agent, for such time as the Revolving Administrative Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Revolving Administrative Agent at a place to be designated by the Revolving Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any

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action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Revolving Administrative Agent, on behalf of the applicable Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Revolving Administrative Agent, on behalf of the applicable Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Revolving Administrative Agent for the benefit of the Secured Parties and that Revolving Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Revolving Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Revolving Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Revolving Administrative Agent if requested to do so by the Revolving Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Revolving Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e)The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Revolving Administrative Agent, in its sole discretion, may deem advisable.  The Revolving Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Revolving Administrative Agent may see fit.  The Revolving Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that the Revolving Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.  The Revolving Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facilities Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the

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Collateral, in completing production of, advertising for sale and selling any Collateral.  If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Revolving Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Revolving Administrative Agent shall deem appropriate, but the Revolving Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Revolving Administrative Agent for the value that may have been added to such Collateral with such processing.  In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor.  All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Revolving Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.  Each Grantor recognizes that the Revolving Administrative Agent may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities (“Affected Collateral”), and that as a consequence of such prohibitions and restrictions the Revolving Administrative Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Revolving Administrative Agent has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law.  Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner.  Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

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The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Revolving Credit Agreement or Section 8.06 of the Floorplan Credit Agreement as applicable, or, if such application is contrary to the application specified in the Master Intercreditor Agreement, then such net cash proceeds shall be applied as required pursuant to the Master Intercreditor Agreement.  Each Grantor shall be liable to the Revolving Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Revolving Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

The Revolving Administrative Agent in its capacity as collateral agent for the Floorplan Secured Parties, shall have no liability or responsibility for the method or manner, or any failure, of application of funds to the Floorplan Secured Obligations by the Floorplan Administrative Agent under the Loan Documents, and the Revolving Administrative Agent shall be fully acquitted as to any net proceeds upon delivery of same to the Floorplan Administrative Agent.

12.Attorney-in-Fact.  Each Grantor hereby appoints the Revolving Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Revolving Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Revolving Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Revolving Administrative Agent shall have the right and power:

(a)to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Revolving Administrative Agent’s possession or the Revolving Administrative Agent’s control, and deposit the same to the account of the Revolving Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

(d)to file any claims or take any action or institute any proceedings that the Revolving Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Revolving Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

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(e)to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment  had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facilities Termination Date.

14.Certain Waivers by the Grantors.  Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Revolving Administrative Agent for the benefit of the Secured Parties.  Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Revolving Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Revolving Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15.Continued Powers.  Until the Facilities Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Revolving Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may, after the occurrence and during the continuance of an Event of Default, be exercised by the Revolving Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

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16.Other Rights.  The rights, powers and remedies given to the Revolving Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Revolving Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Revolving Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreements.

17.Anti-Marshaling Provisions.  The right is hereby given by each Grantor to the Revolving Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Revolving Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Revolving Administrative Agent, for the benefit of the Secured Parties, the Revolving Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement.  Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18.Entire Agreement.  This Security Agreement and each Joinder Agreement, together with each Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents.  The express terms hereof and of the Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof.  Neither this Security Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than in a writing that is (a) signed by the Grantors and the “Required Lenders” (as defined in the Revolving Credit Agreement), (b) acknowledged by the Revolving Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed) and (c) if such change, alteration, modification, supplement, discharge, cancellation, termination or amendment would be adverse in any way to any Floorplan Lender or the Floorplan Administrative Agent, signed by the “Required Lenders” (as defined in the Floorplan Credit Agreement) and acknowledged by the Floorplan Administrative Agent (such acknowledgement not to be unreasonably withheld or delayed).

19.Third Party Reliance.  Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or

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right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Joinder Agreements as conclusive evidence of the right of the Revolving Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.Binding Agreement; Assignment.  This Security Agreement and each Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the applicable Credit Agreement, in the Collateral or any part thereof or interest therein.  Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the applicable Credit Agreement (to the extent permitted by such Credit Agreement); and to the extent of any such permitted assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the applicable Credit Agreement, including Article IX thereof (concerning the Revolving Administrative Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Revolving Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21.Related Swap Contracts and Secured Cash Management Arrangements.  All obligations of each Revolving Grantor under or in respect of Related Swap Contracts and Secured Cash Management Arrangements other than Excluded Swap Obligations shall be deemed to be Revolving Secured Obligations secured hereby, and each Hedge Bank or Cash Management Bank party to any such Related Swap Contract or Secured Cash Management Arrangements shall be deemed to be a Revolving Secured Party hereunder with respect to such Revolving Secured Obligations; provided, however, that such obligations under or in respect of any Related Swap Contract shall cease to be Revolving Secured Obligations at such time, prior to the Facility Termination Date (as defined in the Revolving Credit Agreement), as the applicable Hedge Bank (or Affiliate of such Person) shall cease to be a “Hedge Bank” under the Revolving Credit Agreement.

No Person who obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Revolving Loan Document or otherwise in respect of the Revolving Collateral (including the release or impairment of any Revolving Collateral) other than in its capacity as a Revolving Lender and only to the extent expressly provided in the Revolving Loan Documents.  Notwithstanding any other provision of this Security Agreement to the contrary, the Revolving Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangements have been with respect to, the Revolving Secured Obligations arising under Related Swap Contracts or Secured Cash Management Arrangements

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to the extent the Revolving Administrative Agent has received written notice of such Revolving Secured Obligations together with such supportive documentation as it may request from the applicable Revolving Lender or Affiliate of a Revolving Lender.  The Administrative Agent shall not be required to verify the payment of, or that any other satisfactory arrangements have been made with respect to, obligations arising under Secured Cash Management Agreements and Related Swap Contracts in the case of a Facility Termination Date.  Each Revolving Secured Party not a party to the either Revolving Credit Agreement who obtains the benefit of this Security Agreement by virtue of the provisions of this Section shall be deemed to have acknowledged and accepted the appointment of the Revolving Administrative Agent pursuant to the terms of the Revolving Credit Agreement, and that with respect to the actions and omissions of the Revolving Administrative Agent hereunder or otherwise relating hereto that do or may affect such Revolving Secured Party, the Revolving Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Revolving Credit Agreement.

22.Severability.  The provisions of this Security Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

23.Counterparts.  This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of both Credit Agreements shall be applicable to this Security Agreement.

24.Termination.  Subject to the provisions of Section 13, this Security Agreement and each Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facilities Termination Date.  Upon such termination of this Security Agreement, the Revolving Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25.Notices.  Any notice required or permitted hereunder shall be given (a) with respect to any Grantor, at the address then in effect for the giving of notices to the Company under the Revolving Credit Agreement, and (c) with respect to the Revolving Administrative Agent or a Secured Party, at the Revolving Administrative Agent’s address indicated in Schedule 10.02 of the Revolving Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Schedule 10.02 of the Revolving Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

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26.Joinder.  Each Person who shall at any time execute and deliver to the Revolving Administrative Agent a Revolving Joinder Agreement and who is identified therein as a “Revolving Subsidiary Grantor” and each Person who shall at any time execute and deliver a Floorplan Joinder Agreement and who is identified therein as a “Floorplan Subsidiary Grantor” shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Revolving Administrative Agent for the benefit of the respective Secured Parties all respective Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder.  Each Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules attached to each Joinder Agreement.

27.Rules of Interpretation.  The rules of interpretation contained in Sections 1.03 and 1.06 of the Revolving Credit Agreement shall be applicable to this Security Agreement and each Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions (as defined in the “Revolving Credit Agreement) or Loans (as defined in the Floorplan Credit Agreement) as referred to herein or secured hereby.

28.Governing Law; Waivers.

(a)THIS SECURITY AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, (ii) EACH CONTROL AGREEMENT (INCLUDING EACH QUALIFYING CONTROL AGREEMENT) APPLICABLE TO ANY SECURITIES ACCOUNT OR DEPOSIT ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH CONTROL AGREEMENT, OR OTHERWISE BY THE LAWS OF THE JURISDICTION THAT GOVERN THE SECURITIES ACCOUNT OR DEPOSIT ACCOUNT TO WHICH SUCH CONTROL AGREEMENT RELATES, AND (iii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO

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THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

(b)EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN MECKLENBURG COUNTY, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT OR A JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 25 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

(d)NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE REVOLVING ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.  TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e)IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE

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FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f)EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

29.Amendment and Restatement.  The parties hereto agree that the Existing Security Agreement is hereby amended and restated in this Security Agreement, and this Security Agreement shall constitute neither a release nor novation of any lien or security interest arising under the Existing Security Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under either of the Existing Credit Agreements or related documents, but rather the liens and security interests in effect under the Existing Security Agreement shall continue in effect on the terms hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

COMPANY:

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

REVOLVING SUBSIDIARY GRANTORS:

AM GA, LLC

AM REALTY GA, LLC

ANTREV, LLC

ARNGAR, INC.

AUTOBAHN, INC.

ECHOPARK AUTOMOTIVE, INC.

ECHOPARK NC, LLC

ECHOPARK REALTY TX, LLC

ECHOPARK SC, LLC

ECHOPARK TX, LLC

EP REALTY NC, LLC

EP REALTY SC, LLC

FAA BEVERLY HILLS, INC.

FAA CONCORD H, INC.

FAA CONCORD T, INC.

FAA HOLDING CORP.

FAA LAS VEGAS H, INC.

FAA POWAY H, INC.,

FAA SAN BRUNO, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FIRSTAMERICA AUTOMOTIVE, INC.

FORT MILL FORD, INC.

FRANCISCAN MOTORS, INC.

KRAMER MOTORS INCORPORATED

L DEALERSHIP GROUP, INC.

MARCUS DAVID CORPORATION

ONTARIO L, LLC

PHILPOTT MOTORS, LTD.

SAI AL HC1, INC.

SAI AL HC2, INC.

SAI AM FLORIDA, LLC

SAI ATLANTA B, LLC

SAI CHAMBLEE V, LLC

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

REVOLVING SUBSIDIARY GRANTORS:

SAI CHATTANOOGA N, LLC

SAI CLEARWATER T, LLC

SAI CLEVELAND N, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS T, LLC

SAI COLUMBUS VWK, LLC

SAI DENVER B, INC.

SAI DENVER M, INC.

SAI FAIRFAX B, LLC

SAI FL HC2, INC.

SAI FL HC3, INC.

SAI FL HC4, INC.

SAI FL HC7, INC.

SAI FORT MYERS B, LLC

SAI FORT MYERS H, LLC

SAI FORT MYERS M, LLC

SAI FORT MYERS VW, LLC

SAI GA HC1, LLC

SAI IRONDALE IMPORTS, LLC

SAI IRONDALE L, LLC

SAI LONG BEACH B, INC.

SAI MCKINNEY M, LLC

SAI MD HC1, INC.

SAI MONROVIA B, INC.

SAI MONTGOMERY B, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE M, LLC

SAI NASHVILLE MOTORS, LLC

SAI OK HC1, INC.

SAI ORLANDO CS, LLC

SAI PEACHTREE, LLC

SAI PENSACOLA A, LLC

SAI PHILPOTT T, LLC

SAI ROARING FORK LR, INC.

SAI ROCKVILLE IMPORTS, LLC

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

REVOLVING SUBSIDIARY GRANTORS:

SAI ROCKVILLE L, LLC

SAI S. ATLANTA JLR, LLC

SAI STONE MOUNTAIN T, LLC

SAI TN HC1, LLC

SAI TN HC2, LLC

SAI TN HC3, LLC

SAI TYSONS CORNER H, LLC

SAI VA HC1, INC.

SAI WEST HOUSTON B, LLC

SANTA CLARA IMPORTED CARS, INC.

SONIC - 2185 CHAPMAN RD., CHATTANOOGA, LLC

SONIC – CADILLAC D, L.P.

SONIC – DENVER T, INC.

SONIC – FORT WORTH T, L.P.

SONIC – HOUSTON V, L.P.

SONIC - INTEGRITY DODGE LV, LLC

SONIC – LAS VEGAS C WEST, LLC

SONIC – LS CHEVROLET, L.P.

SONIC – LS, LLC

SONIC – LUTE RILEY, L.P.

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – RICHARDSON F, L.P.

SONIC – SHOTTENKIRK, INC.

SONIC – STEVENS CREEK B, INC.

SONIC ADVANTAGE PA, L.P.

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE AVIATION, LLC

SONIC AUTOMOTIVE F&I, LLC

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC

SONIC AUTOMOTIVE OF NASHVILLE, LLC

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

REVOLVING SUBSIDIARY GRANTORS:

SONIC AUTOMOTIVE OF NEVADA, INC.

SONIC AUTOMOTIVE OF TEXAS, L.P.

SONIC AUTOMOTIVE SUPPORT, LLC

SONIC AUTOMOTIVE WEST, LLC

SONIC AUTOMOTIVE-9103 E. INDEPENDENCE, NC, LLC

SONIC CALABASAS M, INC.

SONIC DEVELOPMENT, LLC

SONIC DIVISIONAL OPERATIONS, LLC

SONIC HOUSTON JLR, LP

SONIC HOUSTON LR, L.P.

SONIC MOMENTUM B, L.P.

SONIC MOMENTUM JVP, L.P.

SONIC MOMENTUM VWA, L.P.

SONIC OF TEXAS, INC.

SONIC RESOURCES, INC.

SONIC SANTA MONICA M, INC.

SONIC WALNUT CREEK M, INC.

SONIC-BUENA PARK H, INC.

SONIC-CAPITOL IMPORTS, INC.

SONIC-CLEAR LAKE VOLKSWAGEN, L.P.

SONIC - HARBOR CITY H, INC.

SONIC-JERSEY VILLAGE VOLKSWAGEN, L.P.

SONIC-VOLVO LV, LLC

SRE ALABAMA-2, LLC

SRE ALABAMA-5, LLC

SRE CALIFORNIA – 1, LLC

SRE CALIFORNIA–2, LLC

SRE CALIFORNIA – 3, LLC

SRE CALIFORNIA – 5, LLC

SRE CALIFORNIA – 6, LLC

SRE CALIFORNIA – 7 SCB, LLC

SRE CALIFORNIA – 8 SCH, LLC

SRE CALIFORNIA – 9 BHB, LLC

SRE CALIFORNIA 10 LBB, LLC

SRE COLORADO – 1, LLC

SRE COLORADO – 2, LLC

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

REVOLVING SUBSIDIARY GRANTORS:

SRE COLORADO – 3, LLC

SRE COLORADO – 4 RF, LLC

SRE COLORADO – 5 CC, LLC

SRE FLORIDA – 1, LLC

SRE GEORGIA 4, LLC

SRE HOLDING, LLC

SRE MARYLAND - 1, LLC

SRE NEVADA-2, LLC

SRE NORTH CAROLINA – 2, LLC

SRE NORTH CAROLINA – 3, LLC

SRE OHIO 1, LLC

SRE OHIO 2, LLC

SRE OKLAHOMA-2, LLC

SRE SOUTH CAROLINA-2, LLC

SRE SOUTH CAROLINA – 3, LLC

SRE SOUTH CAROLINA – 4, LLC

SRE TENNESSEE – 1, LLC

SRE TENNESSEE – 2, LLC

SRE TENNESSEE – 3, LLC

SRE TENNESSEE 6, LLC

SRE TENNESSEE-4, LLC

SRE TENNESSEE-5, LLC

SRE TEXAS – 1, L.P.

SRE TEXAS – 2, L.P.

SRE TEXAS – 3, L.P.

SRE TEXAS – 4, L.P.

SRE TEXAS – 5, L.P.

SRE TEXAS – 6, L.P.

SRE TEXAS – 7, L.P.

SRE TEXAS – 8, L.P.

SRE TEXAS 9, LLC

SRE TEXAS 10, LLC

SRE TEXAS 11, LLC

SRE TEXAS 12, LLC

SRE TEXAS 13, LLC

SRE TEXAS 14, LLC

SRE TEXAS 15, LLC

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

REVOLVING SUBSIDIARY GRANTORS:

SRE VIRGINIA – 1, LLC

SRE VIRGINIA – 2, LLC

STEVENS CREEK CADILLAC, INC.

TOWN AND COUNTRY FORD, INCORPORATED

TT DENVER, LLC

TTRE CO 1, LLC

WINDWARD, INC.

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

FLOORPLAN SUBSIDIARY GRANTORS:

AM GA, LLC

ARNGAR, INC.

ECHOPARK NC, LLC

ECHOPARK SC, LLC

ECHOPARK TX, LLC

FAA CONCORD H, INC.

FAA LAS VEGAS H, INC.

FAA POWAY H, INC.

FAA SERRAMONTE H, INC.

FRANCISCAN MOTORS, INC.

KRAMER MOTORS INCORPORATED

PHILPOTT MOTORS, LTD.

SAI AM FLORIDA, LLC

SAI CHAMBLEE V, LLC

SAI CHATTANOOGA N, LLC

SAI CLEVELAND N, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS VWK, LLC

SAI FORT MYERS H, LLC

SAI IRONDALE IMPORTS, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE MOTORS, LLC

SAI ORLANDO CS, LLC

SAI ROARING FORK LR, INC.

SAI ROCKVILLE IMPORTS, LLC

SAI TYSONS CORNER H, LLC

SANTA CLARA IMPORTED CARS, INC.

SONIC – CADILLAC D, L.P.

SONIC – LAS VEGAS C WEST, LLC

SONIC – LS CHEVROLET, L.P.

SONIC – LUTE RILEY, L.P.

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – SHOTTENKIRK, INC.

SONIC ADVANTAGE PA, L.P.

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

FLOORPLAN SUBSIDIARY GRANTORS:

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE-9103 E. INDEPENDENCE, NC, LLC

SONIC HOUSTON JLR, LP

SONIC HOUSTON LR, L.P.

SONIC MOMENTUM JVP, L.P.

SONIC MOMENTUM VWA, L.P.

SONIC-2185 CHAPMAN RD., CHATTANOOGA, LLC

SONIC–BUENA PARK H, INC.

SONIC–CAPITOL IMPORTS, INC.

SONIC–HARBOR CITY H, INC.

SONIC–VOLVO LV, LLC

STEVENS CREEK CADILLAC, INC.

TT DENVER, LLC

WINDWARD, INC.

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

FOURTH AMENDED AND RESTATED SECURITY AGREEMENT

(Sonic Automotive, Inc. – Senior Facility)

Signature Page

Schedule 1

For purposes of this Security Agreement, a “Qualifying Control Agreement” shall mean each of the following, as applicable to the respective items or types of property in which the Grantor now has or may hereafter acquire an interest:

(a)With respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary substantially in a form satisfactory to the Revolving Administrative Agent in its discretion;

(b)With respect to Deposit Accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee (each, a “Custodian”), as the case may be, and (as to Deposit Accounts) the applicable Grantor, in form and substance acceptable to the Revolving Administrative Agent and such Custodian;

(c)With respect to Letter-of-Credit Rights, an acknowledgment and agreement of the issuer or other applicable person nominated to accept drafts and or effect payment thereunder (the “Issuer”) of the related letter of credit in form and substance acceptable to the Revolving Administrative Agent and in which the Issuer (i) consents to and acknowledges the Lien in favor of the Revolving Administrative Agent conferred hereunder in proceeds of drawings under the related letter of credit, (ii) agrees that it will not acknowledge any Lien in favor of any other Person on Letter-of-Credit Rights until it receives notice from the Revolving Administrative Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, and (iii) to the extent not inconsistent with the express terms of the related letter of credit, agrees that upon receipt of notice from the Revolving Administrative Agent that an Event of Default has occurred and is continuing, it will make all payments of drawings honored by it under the related letter of credit to the Revolving Administrative Agent, notwithstanding any contrary instruction received from the Grantor; and

(d)With respect to any Investment Property in the form of uncertificated securities, an agreement of the issuer of such Investment Property in form and substance acceptable to the Revolving Administrative Agent and such issuer sufficient to confer control (within the meaning of Section 9-106 of the UCC) over such property and containing such other terms and provisions as the Revolving Administrative Agent may reasonably request.

Schedule 7(f)

GRANTOR INFORMATION

See attached.

GRANTOR INFORMATION

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
1.Sonic Automotive, Inc.	Delaware Corporation 2714319	The chief executive office for all entities is 4401 Colwick Rd., Charlotte, NC		4401 Colwick Rd. Charlotte, NC In addition to the locations listed below, books and records for all entities are located at 4401 Colwick Rd., Charlotte, NC.
2.AM GA, LLC	Georgia Limited Liability Company 16063806		AutoMatch	8805 Abercorn Street Savannah GA 31406
3.AM Realty GA, LLC	Georgia Limited Liability Company 16063850		N/A

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
4.AnTrev, LLC	North Carolina Limited Liability Company 0659676			4401 Colwick Rd. Charlotte, NC
5.EchoPark NC, LLC	North Carolina Limited Liability Company 1436923		EchoPark	13231 Statesville Road Huntersville, NC 28078
6.EchoPark SC, LLC	South Carolina Limited Liability Company		EchoPark	107 Duvall Drive Greenville, SC 29067
7.EchoPark TX, LLC	Texas Limited Liability Company 802448793		EchoPark	N/A
8.EchoPark Realty TX, LLC	Texas Limited Liability Company 802302813			N/A

2

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
9.EP Realty NC, LLC	North Carolina Limited Liability Company 1436919			N/A
10.EP Realty SC, LLC	South Carolina Limited Liability Company			N/A
11.Arngar, Inc.	North Carolina Corporation 0005612		Cadillac of South Charlotte	10725 Pineville Rd. Pineville, NC	CAR SON MAS, L.P.	All Owners of Collateral Locations (if other than Grantor) are unrelated lessors, except where noted.

3

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
12.Autobahn, Inc.	California Corporation C1548941		Autobahn Motors Main Facility Airspace Lease Remnant Parcel Autobahn Motors-Service / Storage Autobahn Motors Vehicle Storage/Detailing Autobahn Motors – Lot Parking

700 Island Pkwy.

Belmont, CA

Beneath Island Pkwy. north of Ralston Ave.

Belmont, CA

East of Island Pkwy. and north of Ralston Ave.
Belmont, CA

500-510 Harbor Blvd.
Belmont, CA

1315 Elmer St.
Belmont, CA

Elmer Street Lot

Belmont, CA

SRE California – 3, LLC

City of Belmont, CA

SRE California – 3, LLC

David S. Lake Trust

George W. Williams III, Co-Trustee, George W. Williams III G.S. Trust

George W. Williams III and Borel Bank, Co-Trustees, Hortense Williams Trust

Lois Hortense Rosebrook Trust

Katherine B. Woodlard, Robert P. Berryman and  Mark A. Berryman

G.W. Williams Co.

SRE California – 3, LLC is an indirect subsidiary of Sonic Automotive, Inc.

4

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
13.FAA Beverly Hills, Inc. FAA Beverly Hills, Inc. (continued)	California Corporation C2069519

Beverly Hills BMW

Sales

Service

Service & CPO Facility

8850 Wilshire Blvd. (BMW Beverly Hills – Storage and Service Overflow

8844 Wilshire Blvd. (BMW Beverly Hills Storage & Service Overflow)

Parking Lot

5050 – 5070 Wilshire Blvd.

Beverly Hills, CA

5151 Wilshire Blvd.

Beverly Hills, CA

8833 Wilshire Blvd.

Beverly Hills, CA

8850 Wilshire Blvd.

Beverly Hills, CA

8844 Wilshire Blvd.

Beverly Hills, CA

NE Corner Citrus Ave. & Carling Way

Beverly Hills, CA

Ehlers Enterprises, Ltd. Ehlers Investment Co. Duesenberg Investment Company 8850 Wilshire Partners, LLC Illoulian Properties DSG Wilshire LLC and JW Wilshire LLC
14.FAA Concord H, Inc.	California Corporation C2004304		Concord Honda Main Parking	1300 Concord Ave. Concord, CA 1461 Concord Ave. Concord, CA 2655 Stanwell Drive Concord, CA	Rosewood Village Associates SRE California – 6, LLC SVC Properties, LLC	SRE California – 6, LLC is an indirect subsidiary of Sonic Automotive, Inc.

5

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
15.FAA Concord T, Inc.	California Corporation C0613543		Concord Toyota Concord Scion Parking	1090 Concord Ave. Concord, CA Buchanan Field Airport, Area 7 West of Solano Way	1090 Concord Associates, LLC County of Contra Costa
16.FAA Holding Corp.	California Corporation C2174202			4401 Colwick Rd. Charlotte, NC
17.FAA Las Vegas H, Inc.	Nevada Corporation C13186-1999		Honda West	7615 W. Sahara Ave. Las Vegas, NV	CARS CNI-2 L.P.
18.FAA Poway H, Inc.	California Corporation C2006230		Poway Honda Parking	13747 Poway Rd. Poway, CA 13875 Kirkham Way Poway, CA	Bay Automotive Properties, LLC Poway Auto Dealers Association LLC
6

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
19.FAA San Bruno, Inc.	California Corporation C2004303		Melody Toyota Melody Scion (Main Facility) (Service and Parts Facility) (Parking Lot – New and Used) (Main Facility) (Used Car Facility) (Parking – Used Cars) (Used Cars) (Parking Lot)

750 El Camino Real

San Bruno, CA

222 E. San Bruno Ave.

San Bruno, CA

732 El Camino Real

San Bruno, CA

750 El Camino Real

San Bruno, CA

650 El Camino Real

San Bruno, CA

650 and 660 El Camino Real

San Bruno, CA

650 and 660 El Camino Real

San Bruno, CA

692 El Camino Real

San Bruno, CA

Bill & Sylvia Wilson

L & P Kaplan

Peter J. Mandell and Susan Gootnick

Chapman Hui California, LLC

Martha E. Bishop, Helen J.

Carey,  The Mary Colter McDonald Trust

Bill Malkason

Sonic Development, LLC

Tommie Carol Ann Mobley and Larry Malasoma

Sonic Development, LLC is a direct subsidiary of Sonic Automotive, Inc
20.FAA Serramonte H, Inc.	California Corporation C2069465		Honda of Serramonte	485 Serramonte Blvd. Colma, CA	Price Trust

7

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
21.FAA Serramonte L, Inc.	California Corporation C2004222		Lexus of Serramonte Lexus of Marin Main Used Car	700 Serramonte Blvd. Colma, CA 513 Francisco Blvd. E. San Rafael, CA 535 Francisco Blvd. E. San Rafael, CA	Price Trust CAR FAA II LLC Hendrickson Development, Inc.
22.FirstAmerica Automotive, Inc.	Delaware Corporation 2761294			4401 Colwick Rd. Charlotte, NC
23.Fort Mill Ford, Inc.	South Carolina Corporation		Fort Mill Ford	801 Gold Hill Rd. Fort Mill, SC	SRE South Carolina-1, LLC	SRE South Carolina-1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
24.Franciscan Motors, Inc.	California Corporation C1532758		Acura of Serramonte	465/475 Serramonte Blvd. Colma, CA	Price Trust

8

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
25.Kramer Motors Incorporated	California Corporation C0392185		Honda of Santa Monica Honda of Santa Monica Honda of Santa Monica (other) Honda of Santa Monica (storage) Honda of Santa Monica (Fleet) Parking

1720 – 1726 Santa Monica Blvd. Santa Monica, CA

1801 Santa Monica Blvd. and 1347 - 18th St.

Santa Monica CA

1411 - 17th St.

Santa Monica, CA

1819 Santa Monica Blvd.

Santa Monica, CA

1714 Santa Monica Blvd.

Santa Monica, CA

1718 Santa Monica Blvd.

Santa Monica, CA

1205 Colorado Ave.

Santa Monica, CA

Lone Eagle Partners, LLC Sully Three SM, LLC Sully Three SM, LLC Sully Three SM, LLC Adele Coury and Lucille Almir Alley Properties, LLC
26.L Dealership Group, Inc.	Texas Corporation 151278900			4401 Colwick Rd. Charlotte, NC

9

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
27.Marcus David Corporation	North Carolina Corporation 0272880		Town and Country Toyota Certified Used Cars Lot CPO and Truck Sales Town and Country Toyota-Scion Town and Country Toyota	9900 South Blvd. Charlotte, NC 1300 Cressida Dr. Charlotte, NC 9101 South Blvd. Charlotte, NC	Jessco Ltd. National Retail Properties, LP MMR Holdings, LLC
28.Ontario L, LLC	California Limited Liability Company 200330110050		Crown Lexus	1125 Kettering Dr. Ontario, CA	M.F. Salta Co., Inc.
29.Philpott Motors, Ltd.	Texas Limited Partnership 12223010		Philpott Motors Hyundai (Hangar Lease) Philpott Ford Philpott Toyota Philpott Ford-Toyota (Fleet/Body Shop)	1900 U.S. Hwy. 69 Nederland, TX 4605 Third St. Airport Beaumont, TX 1400 U.S. Hwy. 69 Nederland, TX 2727 Nall St. Port Neches, TX	Rustin B. Penland Jefferson County, Texas Philpott Properties, Ltd. Philpott Properties, Ltd.

10

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
30.SAI AL HC1, Inc.	Alabama Corporation D/C 206-272			4401 Colwick Rd. Charlotte, NC
31.SAI AL HC2, Inc.	Alabama Corporation D/C 199-217		Tom Williams Collision Center	1874 Grants Mill Rd. Irondale, AL	SRE Alabama–2, LLC	SRE Alabama–2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

11

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
32.SAI AM Florida, LLC	Florida Limited Liability Company L16000202910111		AutoMatch

AutoMatch Jacksonville MAIN BUILDING:

9012 Beach Boulevard

Jacksonville, FL 32216

PARKING LOT:

9020 Beach Boulevard

Jacksonville, FL  32216

AutoMatch Fort Myer    8900 Colonial Center Drive

Fort Meyers, FL  33905

AutoMatch Ocala             MAIN BUILDING:

3550 S. Pine Avenue

Ocala, FL  34471

PARKING LOT:

3620 S. Pine Avenue

Ocala, FL  34471

12

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
33.SAI Atlanta B, LLC	Georgia Limited Liability Company 08083814		Global Imports BMW Global Imports MINI Parking (BMW) Collision Center (MINI)	500 Interstate North Pkwy. SE Atlanta, GA 2100-2120 Powers Ferry Rd Atlanta, GA 5925 Peachtree Industrial Blvd. Atlanta, GA	MMR Holdings, LLC c/o Capital Automotive REIT McLean, VA 22102 Attn: Portfolio Manager Shadowood Office Park, LLC SRE Georgia 4, LLC	SRE Georgia 4, LLC is an indirect subsidiary of Sonic Automotive, Inc.
34.SAI Chattanooga N, LLC	Tennessee Limited Liability Company 000767923		Nissan of Chattanooga East	2121 Chapman Road Chattanooga TN 37421
35.SAI Chamblee V, LLC	Georgia Limited Liability Company K734665		Dyer and Dyer Volvo (Chamblee location)	5260 Peacthree Industrial Blvd., Chamblee, GA	D & R Investments 200 Branch Hill Lane Columbia, SC 29223

13

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
36.SAI Clearwater T, LLC	Florida Limited Liability Company L08000116713		Clearwater Toyota Clearwater Scion	21799 U.S. Hwy. 19 N. Clearwater, FL
37.SAI Cleveland N, LLC	Tennessee Limited Liability Company 000770235		Nissan of Cleveland	131 Pleasant Grove Road McDonald, TN 37353
38.SAI Columbus Motors, LLC	Ohio Limited Liability Company CP13127		Hatfield Subaru Hatfield Hyundai	1400 Auto Mall Dr. Columbus, OH 1395 Auto Mall Dr. Columbus, OH	SRE Ohio – 2, LLC	SRE Ohio - 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
39.SAI Columbus T, LLC	Ohio Limited Liability Company CP13128		Toyota West Scion West Hatfield Automall	1500 Auto Mall Dr. Columbus, OH	SRE Ohio - 1, LLC	SRE Ohio - 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
40.SAI Columbus VWK, LLC	Ohio Limited Liability Company CP13130		Hatfield Kia Hatfield Volkswagen	1455 Auto Mall Drive Columbus, OH 1495 Auto Mall Drive Columbus, OH	SRE Ohio -2, LLC CARS CNI-2, LLC	SRE Ohio – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

14

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
41.SAI Denver B, Inc.	Colorado Corporation 20131294528		Murray BMW of Denver Bodyworks Murray Motorworks Sales - Used Parking	900 S. Colorado Blvd. Denver, CO 2201 S. Wabash St. Denver, CO 4300 E. Kentucky Ave. Denver, CO 7750 E. Cherry Creek South Dr. Denver, CO 4677 S. Broadway Denver, CO 4651 S. Broadway Denver, CO	SRE Colorado – 2, LLC SRE Colorado – 2, LLC SRE Colorado – 2, LLC SRE Colorado – 2, LLC Moreland Properties, LLC William J. Markel	SRE Colorado – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
42.SAI Denver M, Inc.	Colorado Corporation 20131291339		Mercedes-Benz of Denver CPO & Service Sales	4300 E. Kentucky Ave. 4677 S. Broadway 940 S. Colorado Blvd. 4677 S. Broadway	SRE Colorado 2, LLC SRE Colorado 2, LLC	SRE Colorado – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

15

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
43.SAI Fairfax B, LLC	Virginia Limited Liability Company S4346344		BMW of Fairfax Main Body Shop Service Parking Parking Body Shop	8427 Lee Hwy. Fairfax, VA 2730 Dorr Avenue Fairfax, VA 2805 Old Lee Hwy. Fairfax, VA 8431 Lee Hwy. Fairfax, VA 8111 Gatehouse Rd. Falls Church, VA 8504 Lee Hwy. Fairfax, VA	MMR Holdings, LLC Craven, LLC Holman @ Merrifield, LLC 8431 Lee Highway, LLC 8111 Gatehouse Road Investors, LLC Euridiki and Nicholas Myseros
44.SAI FL HC2, Inc.	Florida Corporation P98000016038			4401 Colwick Rd. Charlotte, NC
45.SAI FL HC3, Inc.	Florida Corporation P98000064012			4401 Colwick Rd. Charlotte, NC

16

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
46.SAI FL HC4, Inc.	Florida Corporation P98000064009			4401 Colwick Rd. Charlotte, NC
47.SAI FL HC7, Inc.	Florida Corporation F86660			4401 Colwick Rd. Charlotte, NC
48.SAI Fort Myers B, LLC	Florida Limited Liability Company L08000116712		BMW of Fort Myers MINI of Fort Myers	15421 S. Tamiami Tr. Fort Myers, FL 13880 S. Tamiami Tr. Fort Myers, FL	SRE Florida – 1, LLC CARS (SON-064)	SRE Florida – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc..
49.SAI Fort Myers H, LLC	Florida Limited Liability Company L08000116710		Honda of Fort Myers	14020 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC (also tenant for VW of Fort Myers)
50.SAI Fort Myers M, LLC	Florida Limited Liability Company L98000002089		Mercedes-Benz of Fort Myers	15461 S. Tamiami Tr. Fort Myers, FL	SRE Florida – 1, LLC	SRE Florida – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
51.SAI Fort Myers VW, LLC	Florida Limited Liability Company L08000116709		Volkswagen of Fort Myers	14060 S. Tamiami Tr. Fort Myers, FL	CAR SONFREE, LLC

17

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
52.SAI GA HC1, LLC	Georgia Limited Partnership 0224680			4401 Colwick Rd. Charlotte, NC
53.SAI Irondale Imports, LLC	Alabama Limited Liability Company 428-744		Tom Williams Imports (BMW) Tom Williams Audi Tom Williams Porsche Land Rover Birmingham MINI of Birmingham Jaguar Birmingham

1000 Tom Williams Way

Irondale, AL

3001 Tom Williams Way

Irondale, AL

3000 Tom Williams Way

Irondale, AL

2001 Tom Williams Way

Irondale, AL

1001 Tom Williams Way

Irondale, AL

1314 Grants Mill Way

Irondale, AL

					SRE Alabama–2, LLC SRE Alabama–2, LLC SRE Alabama–2, LLC SRE Alabama–2, LLC	SRE Alabama–2, LLC is an indirect subsidiary of Sonic Automotive, Inc..
54.SAI Irondale L, LLC	Alabama Corporation DLL 662-073		Tom Williams Lexus	1001 Tom Williams Way Irondale, AL	SRE Alabama–2, LLC

18

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
55.SAI Long Beach B, Inc.	California Corporation C2998588		Long Beach BMW Long Beach MINI	2998 Cherry Ave. Signal Hill, CA 90755 1660 E. Spring Street Signal Hill, CA 90756	Velma M. Robinett, Trustee of the Alda C. Jones Trust c/o Signal Hill Redevelopment Agency 2175 Cherry Ave. Signal Hill, CA 90806
56.SAI McKinney M, LLC	Texas Limited Liability Company		Mercedes-Benz of McKinney	2080 North Central Expressway McKinney, TX 75069
57.SAI MD HC1, Inc.	Maryland Corporation D05310776			4401 Colwick Rd. Charlotte, NC
58.SAI Monrovia B, Inc.	California Corporation C2979304		BMW of Monrovia MINI of Monrovia Parking	1425-1451 South Mountain Ave. Monrovia, CA 550 E. Huntington Drive Monrovia, CA	DMSA, LLC c/o Dennis D. and Charyl A. Assael, Trustees 222 Heliotrope Ave. Corona del Mar, CA 92625 Foothill Technology Center, LLC

19

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
59.SAI Montgomery B, LLC	Alabama Limited Liability Company 428-746		BMW of Montgomery	731 Eastern Blvd. Montgomery, AL	CARS – DB5, LP
60.SAI Montgomery BCH, LLC	Alabama Limited Liability Company 428-745		Classic Buick GMC Cadillac	833 Eastern Blvd. Montgomery, AL	Rouse Bricken, LLC
61.SAI Montgomery CH, LLC	Alabama Limited Liability Company 428-747		Capitol Chevrolet Capitol Hyundai	711 Eastern Blvd. Montgomery, AL 2820 Eastern Blvd. Montgomery, AL	CARS-DB5, LP CAR BSC L.L.C.
62.SAI Nashville CSH, LLC	Tennessee Limited Liability Company 0336183		Crest Cadillac Crest Saab	2121 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.
63.SAI Nashville H, LLC	Tennessee Limited Liability Company 0336180		Crest Honda	2215 Rosa L. Parks Blvd. Nashville, TN	CAR SON MAS TN L.L.C.

20

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
64.SAI Nashville M, LLC	Tennessee Limited Liability Company 0336182		Mercedes-Benz of Nashville smart center of Nashville	630 Bakers Bridge Ave. Franklin, TN	BKB Properties LLC
65.SAI Nashville Motors, LLC	Tennessee Limited Liability Company 0566970		Audi Nashville Porsche of Nashville	1576 Mallory Lane Brentwood, TN 1580 Mallory Lane Brentwood, TN	SRE Tennessee – 1, LLC SRE Tennessee – 2, LLC	SRE Tennessee – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc. SRE Tennessee – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
66.SAI OK HC1, Inc.	Oklahoma Corporation 1900632183			4401 Colwick Rd. Charlotte, NC

21

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
67.SAI Orlando CS, LLC	Florida Limited Liability Company L08000116711		Massey Cadillac [North] Massey Saab of Orlando Massey Cadillac South (Vehicle storage)	4241 N. John Young Pkwy. Orlando, FL 8819 S. Orange Blossom Tr. Orlando, FL 1851 Landstreet Rd. Orlando, FL	CAR SON MAS, L.P. CAR SON MAS, L.P. Sonic Development, LLC	Sonic Development, LLC is a direct subsidiary of Sonic Automotive, Inc.
68.SAI Peachtree, LLC	Georgia Limited Liability Company 12101436			4401 Colwick Rd. Charlotte, NC
69.SAI Pensacola A, LLC	Florida Limited Liability Company L15000038068		Audi Pensacola	6303 Pensacola Blvd. Penscaola FL
70.SAI Philpott T, LLC	Texas Limited Liability Company 802278062		Philpott Toyota Philpott Scion	2229 Highway 69 Nederland TX 77627

22

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
71.SAI Rockville Imports, LLC	Maryland Limited Liability Company W12791083		Rockville Audi Rockville Porsche-Audi Porsche of Rockville (Parking Lot) Vehicle Storage	1125 Rockville Pike Rockville, MD 1542 & 1550 Rockville Pike Rockville, MD 1190 Rockville Pike Rockville, MD	SRE-Virginia 1, LLC 1500 Rockville Pike, LLC Everett A. Hellmuth, III	SRE-Virginia 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
72.SAI Roaring Fork LR, Inc.	Colorado Corporation 2014156978		Land Rover Roaring Fork	52876 Two Rivers Plaza Road Glenwood Springs CO
73.SAI Rockville L, LLC	Maryland Limited Liability Company W12796074		Lexus of Rockville	15501 & 15515 Frederick Rd. Rockville, MD 15814-A and B Paramount Dr. Rockville, MD	Royco, Inc. 8121 Georgia Ave. Suite 500 Silver Spring, MD 20910 Beltway Cable Services Inc. 15815 Paramount Dr. Rockville, MD 20855
74.SAI Stone Mountain T, LLC	Georgia Limited Liability Company 0342795		Stone Mountain Toyota Stone Mountain Scion	4400 Stone Mountain Hwy Stone Mountain, GA	National Retail Properties, LP

23

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
75.SAI S. Atlanta JLR, LLC	Georgia Limited Liability Company 16070312
76.SAI TN HC1, LLC	Tennessee Limited Liability Company 0336184			4401 Colwick Rd. Charlotte, NC
77.SAI TN HC2, LLC	Tennessee Limited Liability Company 0336185			4401 Colwick Rd. Charlotte, NC
78.SAI TN HC3, LLC	Tennessee Limited Liability Company 0336181			4401 Colwick Rd. Charlotte, NC

24

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
79.SAI Tysons Corner H, LLC	Virginia Limited Liability Company S4346369		Honda of Tysons Corner (Body Shop) (Storage Lot) (Storage Lot) (Parking) (Parking)

1580 Spring Hill Rd.

Vienna, VA

1548 Spring Hill Rd.

Vienna, VA

1596 Spring Hill Rd. - Two acres adjacent to 1592 Spring Hill Rd.

Vienna, VA

8521 Leesburg Pike

Vienna, VA

8401-8405 Greensboro Dr.

McLean, VA

1593-1595 Spring Hill Rd.

Vienna, VA

CARS-DB1, LLC CARS-DB1, LLC CARS-DB1, LLC Brandywine Realty Trust Greensboro Center Limited Partnership California State Teachers’ Retirement System
80.SAI VA HC1, Inc.	Virginia Corporation 07019870			4401 Colwick Rd. Charlotte, NC
81.SAI West Houston B, LLC	Texas Limited Liability Company 802152114		BMW of West Houston	20822 Katy Freeway Katy TX

25

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
82.Santa Clara Imported Cars, Inc.	California Corporation C0587296		Honda of Stevens Creek Stevens Creek Honda – Offsite Vehicle Storage	4590 Stevens Creek Blvd. San Jose, CA 1507 South 10th St. San Jose, CA	SRE California – 8 SCH, LLC 10th Street Land Management	SRE California – 8 SCH, LLC is an indirect subsidiary of Sonic Automotive, Inc.
83.Sonic – 2185 Chapman Rd., Chattanooga, LLC	Tennessee Limited Liability Company 0366281		Economy Honda Superstore	2135 Chapman Rd. Chattanooga, TN	Standefer Investment Company
84.Sonic Advantage PA, L.P.	Texas Limited Partnership 800235623		Porsche of West Houston Audi West Houston Momentum Luxury Cars	11890 Katy Fwy. Houston, TX 11850 Katy Fwy., Houston, TX 15865 Katy Fwy. Houston, TX	SRE Texas – 2, L.P. SRE Texas – 2, L.P.	SRE Texas – 2, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

26

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
85.Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina Corporation		Century BMW Century MINI (Parking Lot) Century BMW Mini	2750 Laurens Rd. Greenville, SC 17 Duvall and 2758 Laurens Rd. Greenville, SC 2930-2934 Laurens Rd. Greenville, SC	MMR Holdings, LLC Brockman Real Estate, LLC SRE South Carolina – 2, LLC	SRE South Carolina-2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
86.Sonic Automotive – 3401 N. Main, TX, L.P.	Texas Limited Partnership 11376510		Ron Craft Chevrolet Cadillac Baytown Auto Collision Center	4114 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.
87.Sonic Automotive – 4701 I-10 East, TX, L.P.	Texas Limited Partnership 11345010		Baytown Ford	4110 Hwy. 10 E. Baytown, TX	CAR SON BAY, L.P.
88.Sonic Automotive – 9103 E. Independence, NC, LLC	North Carolina Limited Liability Company 0470751		Infiniti of Charlotte Infiniti of Charlotte Parking Lot	9103 E. Independence Blvd. Matthews, NC 9009 E. Independence Blvd. Matthews, NC	MMR Holdings, LLC CAR SON CHAR L.L.C.

27

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
89.Sonic Automotive Aviation, LLC	North Carolina Limited Liability Company 1320781			4401 Colwick Rd. Charlotte, NC
90.Sonic Automotive F&I, LLC	Nevada Limited Liability Company LLC8620-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
91.Sonic Automotive of Chattanooga, LLC	Tennessee Limited Liability Company 0336188		BMW of Chattanooga	6806 E. Brainerd Rd. Chattanooga, TN	75 Pointe Centre Partners, LLC
92.Sonic Automotive of Nashville, LLC	Tennessee Limited Liability Company 0336186		BMW of Nashville MINI of Nashville Parking	4040 Armory Oaks Dr. Nashville, TN 4010 Armory Oaks Dr. Nashville, TN 1572 Mallory Lane Brentwood, TN 37027	H.G. Hill Realty Company, LLC H.G. Hill Realty Company, LLC
93.Sonic Automotive of Nevada, Inc.	Nevada Corporation C18014-1997			4401 Colwick Rd. Charlotte, NC

28

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
94.Sonic Automotive of Texas, L.P.	Texas Limited Partnership 11324210		Lone Star Ford	8477 North Fwy. Houston, TX	MMR Viking Investment Associates, LP
95.Sonic Automotive Support, LLC	Nevada Limited Liability Company LLC19412-2003			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
96.Sonic Automotive West, LLC	Nevada Limited Liability Company LLC9139-1999			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
97.Sonic-Buena Park H, Inc.	California Corporation C2356456		Buena Park Honda - Employee Parking Buena Park Honda – Main Parking Vehicle Storage	7697 Beach Blvd. Buena Park, CA 6411 Beach Blvd. Buena Park, CA 6841 Western Avenue Buena Park, CA 6291 Auto Center Drive Buena Park, CA	Abbott Investments Saltalamacchia Land Company Buena Park Masonic Temple Board Orange County Transportation Authority

29

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
98.Sonic – Integrity Dodge LV, LLC	Nevada Limited Liability Company LLC4879-1999		N/A	N/A	N/A
99.Sonic – Cadillac D, L.P.	Texas Limited Partnership 800061917		Massey Cadillac	11675 LBJ Fwy. Dallas, TX	CAR SON MAS GAR, L.P.
100.Sonic Calabasas M, Inc.	California Corporation C2975101		Mercedes-Benz of Calabasas Parking	24181 Calabasas Rd. Calabasas, CA 91302 Parking lot north of and abutting above address containing 20,036 square feet, more or less 21800 Oxnard Street Woodland Hills, CA

Arthur D’Egidio and Assunta D’Egidio, as Trustees of the D’Egidio Trust dated May 13, 1985 and Maria A. D’Egidio, as Trustee of the D’Egidio Trust dated April 29, 1985

17401 Gresham St.

Northridge, CA 91325

City of Calabasas, California

26135 Mureau Rd.

Calabasas, CA 91302

Attn: City Manager

Ampco System Parking

30

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
101.Sonic-Capitol Imports, Inc.	South Carolina Corporation		Capitol Imports Capitol Hyundai	101 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.
102.Sonic-Clear Lake Volkswagen, L.P.	Texas Limited Partnership 800207889		Momentum Volkswagen of Clear Lake	15100 Gulf Fwy. Houston, TX	CARS-DB4, LP
103.Sonic – Denver T, Inc.	Colorado Corporation 20021350687		Mountain States Toyota and Scion Mountain States Toyota	201 W. 70th Ave. Denver, CO	SRE Colorado – 1, LLC	SRE Colorado – 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
104.Sonic Development, LLC	North Carolina Limited Liability Company 0483658			4401 Colwick Rd. Charlotte, NC
105.Sonic Divisional Operations, LLC	Nevada Limited Liability Company LLC26157-2004			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV	Nevada Speedway, LLC

31

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
106.Sonic - Fort Worth T, L.P.	Texas Limited Partnership 13920710		Toyota of Fort Worth Scion of Fort Worth Main Used Car	9001 Camp Bowie W. Fort Worth, TX 8901 US Hwy 80 West Fort Worth, TX	SON MCKNY II, L.P. SON MCKNY II, L.P.
107.Sonic - Harbor City H, Inc.	California Corporation C2356454		Carson Honda	1435 E. 223rd St. Carson, CA	ENRI 2, LLC
108.Sonic Houston JLR, LP	Texas Limited Partnership 800735509		Jaguar Houston North Land Rover Houston North	18205 Interstate 45 N Houston, TX	SRE Texas – 1, L.P.	SRE Texas – 1, L.P. is an indirect subsidiary of Sonic Automotive, Inc.
109.Sonic Houston LR, L.P.	Texas Limited Partnership 800236309		Land Rover Houston Central Jaguar Houston Central	7019 Old Katy Rd. Houston, TX 7025 Old Katy Rd. Houston, TX	Capital Automotive, LP SRE Texas – 7, L.P.	SRE Texas – 7, L.P. is an indirect subsidiary of Sonic Automotive, Inc.
110.Sonic - Houston V, L.P.	Texas Limited Partnership 15286810		Volvo of Houston (Body Shop)	11950 Old Katy Rd. Houston, TX 1321 Sherwood Forest Dr. Houston, TX	Mark Miller, Trustee Mark Miller, Trustee

32

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
111.Sonic-Jersey Village Volkswagen, L.P.	Texas Limited Partnership 800207902		Momentum Volkswagen of Jersey Village Parking	19550 Northwest Fwy. Houston, TX 11411 FM 1960 Road West Houston, TX	CAR 2 MOM, LP Cyfair Developments, LP
112.Sonic - Las Vegas C West, LLC	Nevada Limited Liability Company LLC7434-2000		Cadillac of Las Vegas Cadillac of Las Vegas - West	5185 W. Sahara Ave. Las Vegas, NV	SRE Nevada – 2, LLC	SRE Nevada – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
113.Sonic - LS Chevrolet, L.P.	Texas Limited Partnership 11958210		Lone Star Chevrolet Lone Star Chevrolet Parking Lot	18800 & 18900 North Fwy. and 9110 N. Eldridge Parkway, Houston, TX 18990 Northwest Fwy. Houston, TX	CARS-DB4, L.P. CAR SON STAR, L.P.
114.Sonic - LS, LLC	Delaware Limited Liability Company 3440418			4401 Colwick Rd. Charlotte, NC

33

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
115.Sonic - Lute Riley, L.P.	Texas Limited Partnership 11869810		Lute Riley Honda (Body Shop) Storage Storage Service/Car Wash	1331 N. Central Expy. Richardson, TX 13561 Goldmark Dr. Richardson, TX 331 Melrose Drive Richardson, TX 816 S. Sherman Street Richardson, TX 820 S. Sherman Street Richardson, TX	MMR Viking Investment Associates, LP CARS (SON-105) CCI-Melrose 1, L.P. HLN Enterprises, Inc. A. Kenneth Moore

34

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
116.Sonic Momentum B, L.P.	Texas Limited Partnership 800235477		Momentum BMW Momentum MINI (Momentum BMW/MINI Body Shop) Momentum BMW (West) Momentum BMW West - Parking Momentum Collision Center	10000 Southwest Fwy. Houston, TX 10002 Southwest Fwy. Houston, TX 9911 Centre Pkwy. Houston, TX 15865 Katy Fwy. Houston, TX 11777 Katy Fwy. Houston, TX	CARS CNI-2, LP CARS CNI-2, L.P. RMC AutoSonic BMWN, L.P. Kirkwood Partners, LP
117.Sonic Momentum JVP, L.P.	Texas Limited Partnership 800235475		Jaguar Southwest Houston Land Rover Southwest Houston Momentum Volvo Momentum Porsche	10150 Southwest Fwy. Houston, TX 10155 Southwest Fwy. Houston, TX	CARS CNI-2, LP SRE Texas – 3, L.P.	SRE Texas – 3, L.P. is an indirect subsidiary of Sonic Automotive, Inc.

35

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
118.Sonic Momentum VWA, L.P.	Texas Limited Partnership 800207910		Momentum Volkswagen Audi Central Houston Certified Pre-Owned Sales Momentum Audi Momentum Audi Back Lot (Storage) Momentum Audi – Parking Momentum Audi – Garage Parking Momentum Audi - Parking

2405 Richmond Ave.

Houston, TX

2309 Richmond Ave.

Houston, TX

2315 Richmond Ave.

Houston, TX

3717-3725 Revere St.

Houston, TX

2401 Portsmouth

Houston, TX

2211 Norfolk Street

Houston, TX

2600 Southwest Fwy.

Houston, TX

2120 Southwest Fwy.

Houston, TX

RMC Auto Sonic VWA, LP RMC Auto Sonic VWA, LP CAR 2 MOM, LP La Mesa Properties Limited La Mesa Properties Limited The Realty Associates Fund IX, LP Yarico, Inc.
119.Sonic - Newsome Chevrolet World, Inc.	South Carolina Corporation		Capitol Chevrolet	111 Newland Rd. Columbia, SC	CAR SON NEWSOME II L.L.C.

36

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
120.Sonic of Texas, Inc.	Texas Corporation 150782300			4401 Colwick Rd. Charlotte, NC
121.Sonic Resources, Inc.	Nevada Corporation C24652-2001			7000 Las Vegas Blvd. N. Suite 200 Las Vegas, NV
122.Sonic - Richardson F, L.P.	Texas Limited Partnership 14037410		North Central Ford	1819 N. Central Expy. Richardson, TX	SRE Texas 10, LLC	SRE Texas 10, LLC is an indirect subsidiary of Sonic Automotive, Inc.

37

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
123.Sonic Santa Monica M, Inc.	California Corporation C2727452		W.I. Simonson (Service) (Parking) Parking Office Parts/Service

1626 Wilshire Blvd.

Santa Monica, CA

1330 Colorado Ave.

Santa Monica, CA

1215 – 17th St.

Santa Monica, CA

1415 Euclid & 1308 Santa Monica Blvd.

Santa Monica, CA

11766 Wilshire Blvd.

Santa Monica, CA

1301 Santa Monica Blvd.

Santa Monica, CA

1337 Euclid Street

Santa Monica, CA

17th & Wilshire Partnership

Investment Co. of Santa Monica

7R Apartments

Frances M. Rehwald, Trustee, Frances M. Rehwald Family Trust

Judith A. Richards, Trustee, Judity a. Richards Separate Property Trust

William J.S. Rehwald, Trustee, William J.S. Rehwald Separate Property Trust

Frances M. Rehwald, Judith a. Richards, William J.S. Rehwald, Trustees, Mary F. Rehwald Separate Property Trust

Ampco System Parking

Sully Three SM, LLC

Sully Three SM, LLC

124.Sonic - Shottenkirk, Inc.	Florida Corporation P99000043291		Pensacola Honda	5600 Pensacola Blvd. Pensacola, FL	MMR Holdings, LLC

38

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
125.Sonic - Stevens Creek B, Inc.	California Corporation C0723787		Stevens Creek BMW	4343 Stevens Creek Blvd. San Jose, CA 4333 Stevens Creek Blvd. San Jose, CA	SRE California – 7 SCB, LLC SRE California – 7 SCB, LLC	SRE California – 7 SCB, LLC is an indirect subsidiary of Sonic Automotive, Inc.
126.Sonic-Volvo LV, LLC	Nevada Limited Liability Company LLC6829-1999		Volvo of Las Vegas	7705 W. Sahara Ave. Las Vegas, NV	Berberian Properties, LLC
127.Sonic Walnut Creek M, Inc.	California Corporation C2508517		Mercedes-Benz of Walnut Creek (Jensen Lease - Service) (Parking Lot) Parking Parking	1301 Parkside Dr. Walnut Creek, CA 1360 Pine St. Walnut Creek, CA 1300 Pine St. Walnut Creek, CA 2650 Cloverdale Avenue Concord, CA 2198 N. Main Street Walnut Creek, CA

Stead Leasing, Inc.

Peter C. Jensen, Trustee of the Peter Cole Jensen and Sharon A. Jensen Living Trust dated December 23, 1986

Testamentary Trust of Paul W. Muller

Robert M. Sherman

2002 Frederick D. Wertheim Revocable Trust

39

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
128.SRE Alabama - 2, LLC	Alabama Limited Liability Company 670-275		N/A	N/A	N/A	N/A
129.SRE Alabama-5, LLC	Alabama Limited Liability Company DLL 691-622		N/A	N/A	N/A	N/A
130.SRE California - 1, LLC	California Limited Liability Company 200202910110		N/A	N/A	N/A	N/A
131.SRE California – 2, LLC	California Limited Liability Company		N/A	N/A	N/A	N/A
132.SRE California – 3, LLC	California Limited Liability Company 200202810141		N/A	N/A	N/A	N/A

40

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
133.SRE California – 5, LLC	California Limited Liability Company 200203110006		N/A	N/A	N/A	N/A
134.SRE California – 6, LLC	California Limited Liability Company 200203110007		N/A	N/A	N/A	N/A
135.SRE California -7 SCB, LLC	California Limited Liability Company 201033410181		N/A	N/A	N/A	N/A
136.SRE California – 8 SCH, LLC	California Limited Liability Company 201033510021		N/A	N/A	N/A	N/A
137.SRE California – 9 BHB, LLC	California Limited Liability Company 201126410082		N/A	N/A	N/A	N/A

41

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
138.SRE California 10 LBB, LLC	California Limited Liability Company 201413910313		N/A	N/A	N/A	N/A
139.SRE Colorado - 1, LLC	Colorado Limited Liability Company 20021330518		N/A	N/A	N/A	N/A
140.SRE Colorado – 2, LLC	Colorado Limited Liability Company 20021330523		N/A	N/A	N/A	N/A
141.SRE Colorado – 3, LLC	Colorado Limited Liability Company 20021330530		N/A	N/A	N/A	N/A

42

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
142.SRE Colorado – 4 RF, LLC	Colorado Limited Liability Company 20141516951		N/A	N/A	N/A	N/A
143.SRE Colorado – 5 CC, LLC	Colorado Limited Liability Company 2014154868552876 Two Rivers Plaza Road Glenwood Springs CO		N/A	N/A	N/A	N/A
144.SRE Florida - 1, LLC	Florida Limited Liability Company L00000006050		N/A	N/A	N/A	N/A
145.SRE Georgia – 4, LLC	Georgia Limited Liability Company 11091238		N/A	N/A	N/A	N/A

43

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
146.SRE Holding, LLC	North Carolina Limited Liability Company 0551475		N/A	N/A	N/A	N/A
147.SRE Maryland – 1, LLC	Maryland Limited Liability Company 200162227		N/A	N/A	N/A	N/A
148.SRE Nevada – 2, LLC	Nevada Limited Liability Company LLC5021-2000		N/A	N/A	N/A	N/A
149.SRE North Carolina – 2, LLC	North Carolina Limited Liability Company 0682830		N/A	N/A	N/A	N/A
150.SRE North Carolina – 3, LLC	North Carolina Limited Liability Company 0682833		N/A	N/A	N/A	N/A

44

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
151.SRE Ohio 1, LLC	Ohio Limited Liability Company 2146293		N/A	N/A	N/A	N/A
152.SRE Ohio 2, LLC	Ohio Limited Liability Company 2146292		N/A	N/A	N/A	N/A
153.SRE Oklahoma -2, LLC	Oklahoma Limited Liability Company 3500697105		N/A	N/A	N/A	N/A
154.SRE South Carolina – 2, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A
155.SRE South Carolina-3, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A

45

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
156.SRE South Carolina – 4, LLC	South Carolina Limited Liability Company N/A		N/A	N/A	N/A	N/A
157.SRE Tennessee – 1, LLC	Tennessee Limited Liability Company 000390360		N/A	N/A	N/A	N/A
158.SRE Tennessee – 2, LLC	Tennessee Limited Liability Company 000390358		N/A	N/A	N/A	N/A
159.SRE Tennessee – 3, LLC	Tennessee Limited Liability Company 000390359		N/A	N/A	N/A	N/A
160.SRE Tennessee-4, LLC	Tennessee Limited Liability Company 0450279		N/A	N/A	N/A	N/A

46

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
161.SRE Tennessee – 5, LLC	Tennessee Limited Liability Company 000450278		N/A	N/A	N/A	N/A
162.SRE Tennessee – 6, LLC	Tennessee Limited Liability Company 000797947		N/A	N/A	N/A	N/A
163.SRE Texas – 1, L.P.	Texas Limited Partnership 00135233-10		N/A	N/A	N/A	N/A
164.SRE Texas – 2, L.P.	Texas Limited Partnership 00135234-10		N/A	N/A	N/A	N/A
165.SRE Texas – 3, L.P.	Texas Limited Partnership 00135235-10		N/A	N/A	N/A	N/A
166.SRE Texas – 4, L.P.	Texas Limited Partnership 800048705		N/A	N/A	N/A	N/A

47

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
167.SRE Texas – 5, L.P.	Texas Limited Partnership 800048740		N/A	N/A	N/A	N/A
168.SRE Texas – 6, L.P.	Texas Limited Partnership 800048741		N/A	N/A	N/A	N/A
169.SRE Texas – 7, L.P.	Texas Limited Partnership 800048742		N/A	N/A	N/A	N/A
170.SRE Texas – 8, L.P.	Texas Limited Partnership 800048743		N/A	N/A	N/A	N/A
171.SRE Texas 9, LLC	Texas Limited Liability Company 801419276		N/A	N/A	N/A	N/A
172.SRE Texas 10, LLC	Texas Limited Liability Company 801675082		N/A	N/A	N/A	N/A

48

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
173.SRE Texas 11, LLC	Texas Limited Liability Company 801723757		N/A	N/A	N/A	N/A
174.SRE Texas 12, LLC	Texas Limited Liability Company 801807250		N/A	N/A	N/A	N/A
175.SRE Texas 13, LLC	Texas Limited Liability Company 13-802180003		N/A	N/A	N/A	N/A
176.SRE Texas 14, LLC	Texas Limited Liability Company 14-802402987		N/A	N/A	N/A	N/A
177.SRE Texas 15, LLC	Texas Limited Liability Company 15-802570108		N/A	N/A	N/A	N/A

49

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
178.SRE Virginia – 1, LLC	Virginia Limited Liability Company 5050246-0		N/A	N/A	N/A	N/A
179.SRE Virginia – 2, LLC	Virginia Limited Liability Company S1012154		N/A	N/A	N/A	N/A
180.Stevens Creek Cadillac, Inc.	California Corporation C1293380		St. Claire Cadillac	3737 Stevens Creek Blvd. Santa Jose, CA	SRE California – 5, LLC	SRE California – 5, LLC is an indirect subsidiary of Sonic Automotive, Inc.
181.Town and Country Ford, Incorporated	North Carolina Corporation 0148959		Town and County Ford	5401 E. Independence Blvd. Charlotte, NC	SRE North Carolina - 2, LLC	SRE North Carolina - 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.
182.EchoPark Automotive, Inc.	Delaware Corporation 5387434			4401 Colwick Rd. Charlotte, NC

50

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
183.TT Denver, LLC	Colorado Limited Liability Company 20131462193

500 E. 104th Ave

Thornton, CO

10330 Grant Ave

Thornton, CO  80229

10401 E. Arapahoe Rd Centennial, CO

1500 E. County Line Rd Highlands Ranch, CO

13412 West Coal Mine Ave.

Littleton, CO  80127

9575 E. 40th Ave.

Denver, CO  80230

					TTRE CO 1, LLC TTRE CO 1, LLC TTRE CO 1, LLC TTRE CO 1, LLC	TTRE CO 1, LLC is an indirect subsidiary of Sonic Automotive, Inc.
184.TTRE CO 1, LLC	Colorado Limited Liability Company 20131504490		N/A	N/A	N/A	N/A

51

I. Name	II. Jurisdiction of Formation/ Form of Equity/I.D. Number	III. Address of Chief Executive Office	IV. Trade Names, Trade Styles, Fictitious Names and “d/b/a” Names	V. Collateral Locations	VI. Name and address of Owner of Collateral Location (if other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
185.Windward, Inc.	Hawaii Corporation 41788D1		Honda of Hayward (Service) Ground Lease (Sales) (Vehicle Display) (Vehicle Storage) Ground Lease (Sales)	24895 Mission Blvd. Hayward, CA 24947-24975 Mission Blvd. Hayward, CA 24919 Mission Blvd. Hayward, CA 900 Fletcher Ln. Hayward, CA 24933 Mission Blvd. Hayward, CA	SRE California – 2, LLC Barbara Harrison and Marie Hinton, Trustee of the Marie Hinton Revocable Trust SRE California – 2, LLC SRE California – 2, LLC Paul Y. Fong	SRE California – 2, LLC is an indirect subsidiary of Sonic Automotive, Inc.

52

Schedule 9(e)

INVESTMENT PROPERTY

1.	North Point Imports, L.L.C. (50% noncontrolling joint venture interest with unrelated party)
2.	Restricted Equity Interests (as defined in the Escrow and Security Agreement)

Schedule 9(i)

COMMERCIAL TORT CLAIMS

None.

EXHIBIT K

FORM OF NEW VEHICLE BORROWER NOTICE

Date:  ___________, _____

To:Sonic Automotive, Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This New Vehicle Borrower Notice is made and delivered pursuant to Section 2.19(b) of that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this New Vehicle Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [_________________________] shall be a New Vehicle Borrower and may receive New Vehicle Swing Line Loans for its account on the terms and conditions set forth in the Credit Agreement.

This New Vehicle Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,

as Administrative Agent

By: Name:

Title:

EXHIBIT L

OPINION MATTERS

See attached.

EXHIBIT M

FORM OF MASTER

INTERCREDITOR AGREEMENT

See attached.

EXHIBIT N-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto pursuant to Section 2.19 thereof, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured parties referenced therein).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Company or any other Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[  ]

EXHIBIT N-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto pursuant to Section 2.19 thereof, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured parties referenced therein).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Company or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Company or any other Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[  ]

EXHIBIT N-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016  (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto pursuant to Section 2.19 thereof, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured parties referenced therein).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company or any other Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 20[  ]

EXHIBIT N-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016  (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto pursuant to Section 2.19 thereof, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured parties referenced therein).

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Company or any other Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company or any other Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 20[  ]

EXHIBIT O

FORM OF CONVERSION NOTICE

Date:  ___________, _____

To:Bank of America, N.A., as Administrative Agent, and

the New Vehicle Floorplan Operations Group

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “New Vehicle Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, New Vehicle Swing Line Lender, and Used Vehicle Swing Line Lender, and Bank of America, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties).

The undersigned hereby requests (select one):

☐  A conversion of Aggregate New Vehicle Floorplan Commitments to Aggregate Used Vehicle Floorplan Commitments

☐  A conversion of Aggregate Used Vehicle Floorplan Commitments to Aggregate New Vehicle Floorplan Commitments

☐  A reconversion of Aggregate New Vehicle Floorplan Commitments back to Aggregate Used Vehicle Floorplan Commitments

☐  A reconversion of Aggregate Used Vehicle Floorplan Commitments back to Aggregate New Vehicle Floorplan Commitments

In the amount of $_______________.

Effective as of __________________.

The conversion requested herein complies with the provisos of Section 2.10(b) of the Credit Agreement.

SONIC AUTOMOTIVE, INC.

By: Name:

Title:

EXHIBIT P

FORM OF

NOTICE OF LOAN PREPAYMENT

TO:	Bank of America, N.A., as Administrative Agent
RE:

Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (each a “New Vehicle Borrower”, and together with the Company, the “Borrowers” and each individually a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, New Vehicle Swing Line Lender and Used Vehicle Swing Line Lender, and BANK OF AMERICA, N.A., as Revolving Administrative Agent (in the capacity of collateral agent for the Secured Parties referenced below); capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement

DATE:	[Date]

The undersigned hereby notifies the Administrative Agent that on _____________20  pursuant to the terms of Section 2.09 (Prepayments) of the Credit Agreement, the Company intends to prepay/repay the following Loans as more specifically set forth below:

☐	Optional prepayment of New Vehicle Floorplan Committed Loans in the following amount(s):

☐  Eurodollar Rate Loans: $___________________21
Applicable Interest Period: ___________________

☐  Base Rate Loans:  $__________________22

Applicable New Vehicle Borrower:

[14]	Specify date of such prepayment.
[15]	Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[16]	Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s):

☐	Optional prepayment of New Vehicle Floorplan Swingline Loans in the following amounts:

☐  Eurodollar Rate Loans: $___________________
Applicable Interest Period: ___________________

☐  Base Rate Loans:  $__________________

Applicable New Vehicle Borrower:

New Vehicle(s) (including the make, model and vehicle identification number of such New Vehicle(s):

☐	Optional prepayment of Used Vehicle Floorplan Committed Loans in the following amount(s):

☐  Eurodollar Rate Loans: $___________________23
Applicable Interest Period: ___________________

☐  Base Rate Loans:  $__________________24

☐	Optional prepayment of Used Vehicle Floorplan Swingline Loans in the following amounts:[25]

☐  Eurodollar Rate Loans: $___________________
Applicable Interest Period: ___________________

☐  Base Rate Loans:  $__________________

[17]	Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[18]	Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[19]

Any prepayment of Used Vehicle Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

SONIC AUTOMOTIVE, INC.

By: Name:

Title: